    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY   , 1999
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM S-1

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                           --------------------------

                              DECRANE HOLDINGS CO.

             (Exact name of registrant as specified in its charter)

           DELAWARE                          3728                  13-4019703
 (State or Other Jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                   Classification Code No.)      Identification
Incorporation or Organization)                                        No.)

                   C/O DLJ MERCHANT BANKING PARTNERS II, L.P.
                                277 PARK AVENUE
                            NEW YORK, NEW YORK 10172
                                 (212) 892-3000

              (Address, including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                                 THOMPSON DEAN
                      CHAIRMAN OF THE BOARD AND PRESIDENT
                             DECRANE HOLDINGS, INC.
                                277 PARK AVENUE
                            NEW YORK, NEW YORK 10172
                                 (212) 892-3000

           (Name, Address, including Zip Code, and Telephone Number,
                   including Area Code, of Agent for Service)
                           --------------------------

                                   COPIES TO:

                           STEPHEN A. SILVERMAN, ESQ.
                            JAMES BRYCE CLARK, ESQ.
                             SPOLIN & SILVERMAN LLP
                       100 Wilshire Boulevard, Suite 940
                         Santa Monica, California 90401
                                 (310) 576-1221
                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                           --------------------------

    If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                            PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
                                          AMOUNT TO BE       OFFERING PRICE        AGGREGATE          REGISTRATION
TITLE OF SECURITIES TO BE REGISTERED       REGISTERED         PER SHARE(1)     OFFERING PRICE(1)         FEE(1)
Common Stock, par value $0.01........    155,000 Shares          $23.00            $3,565,000          $1,023.15
Warrants to purchase common stock....    155,000 Shares          $23.00            $3,565,000          $1,023.15

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8 OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8, MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS                         SUBJECT TO COMPLETION, DATED JANUARY   , 1999

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

   [LOGO]
           DeCrane Holdings Co.

                    COMMON STOCK, PAR VALUE $0.01 PER SHARE
                       WARRANTS TO PURCHASE COMMON STOCK

    This Prospectus relates to the resale of 155,000 warrants (the "warrants") to purchase shares of common stock, par value $0.01 per share of DeCrane Holdings Co., and the shares issued upon the exercise of warrants, held by certain holders named herein or in an accompanying supplement to this Prospectus. All of the offered securities are being sold by such persons or entities and we will not receive any proceeds received therefrom, other than upon exercise of warrants. The warrants were issued, and shares issued upon the exercise of warrants by persons other than exercising warrantholders have been or will be issued, pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). The offered securities are being registered by us pursuant to registration rights granted in connection with the issuance of the units in October, 1998 which included these warrants and senior subordinated notes of DeCrane Aircraft Holdings, Inc.

    The offered securities may be offered by the holders from time to time in transactions in the over-the-counter market, in privately negotiated transactions, in underwritten offerings or by a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The warrantholders may effect such transactions by selling the warrants to or through broker-dealers and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the holders or the purchasers of the offered securities for whom such broker-dealers may act as agent or to whom they sell as principal or both (which compensation to a particular broker-dealer might be in excess of customary commissions). If required, the names of any such broker-dealers and the applicable compensation, if any, will be set forth in an accompanying supplement to this Prospectus. See "Plan of Distribution."

    The holders and any broker-dealers or agents that participate with the holders in the distribution of the offered securities may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the offered securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

    The information in this Prospectus is not yet complete and may be amended. We have filed a registration statement regarding these securities with the Securities and Exchange Commission. You may not sell or accept offers to buy before the registration statement becomes effective. This prospectus is not an offer to sell, or the solicitation of an offer to buy. We will not participate in any sale of these securities in any state in which offer, solicitation or sale would be unlawful before registering or qualifying under the securities laws of that state.

    SEE "RISK FACTORS" BEGINNING ON PAGE 18 FOR A DISCUSSION OF CERTAIN RISK FACTORS THAT YOU SHOULD CONSIDER BEFORE INVESTING IN THE OFFERED SECURITIES.

                            ------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR PASSED UPON
            THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY
                  REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

                  The date of this Prospectus is       , 1999

                                EXPLANATORY NOTE

    This Prospectus relates to the resale of 155,000 warrants (the "Warrants") to purchase shares of common stock, par value $0.1 per share of DeCrane Holdings Co. by certain holders named herein or in an accompanying supplement to this Prospectus ("warrantholders"). All of the warrants are being sold by such persons or entities and we will not receive any of proceeds received therefrom, other than upon exercise of warrants. The warrants were issued, and shares issued upon the exercise of warrants by persons other than exercising warrantholders, have been or will be issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). The Offered Securities are being registered by us pursuant to registration rights granted in connection with the private placement of the Warrants in connection with the Mergers described herein.

    The Offered Securities may be offered by the warrantholders from time to time in transactions in the over-the-counter market, in privately negotiated transactions, in underwritten offerings or by a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The warrantholders may effect such transactions by selling the warrants to or through broker-dealers and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the warrantholders or the purchasers of the offered securities for whom such broker-dealers may act as agent or to whom they sell as principal or both (which compensation to a particular broker-dealer might be in excess of customary commissions). If required, the names of any such broker-dealers and the applicable compensation, if any, will be set forth in an accompanying supplement to this Prospectus. See "Plan of Distribution."

    The Warrantholders and Selling Stockholders and any broker-dealers or agents that participate with the Warrantholders and Selling Stockholders in the distribution of the Offered Securities may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the Offered Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

    The information in this Prospectus is not yet complete and may be amended. We have filed a registration statement regarding these securities with the Securities and Exchange Commission. You may not sell or accept offers to buy before the registration statement becomes effective. This prospectus is not an offer to sell, or the solicitation of an offer to buy. We will not participate in any sale of these securities in any state in which offer, solicitation or sale would be unlawful before registering or qualifying under the securities laws of that state.

                                    SUMMARY

    THE FOLLOWING SUMMARY CONTAINS BASIC INFORMATION ABOUT THIS OFFERING. IT LIKELY DOES NOT CONTAIN ALL THE INFORMATION THAT IS IMPORTANT TO YOU. TO FULLY UNDERSTAND THIS OFFERING, YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE FINANCIAL STATEMENTS AND THEIR RELATED NOTES.

    THE DEBT SECURITIES REGISTERED BY THIS PROSPECTUS ARE OBLIGATIONS ISSUED BY DECRANE AIRCRAFT HOLDINGS, INC. DECRANE AIRCRAFT'S PARENT COMPANY, DECRANE HOLDINGS CO., IS A HOLDING COMPANY AND DOES NOT HAVE ANY MATERIAL OPERATIONS OR ASSETS OTHER THAN ITS OWNERSHIP OF THE CAPITAL STOCK OF DECRANE AIRCRAFT. THIS PROSPECTUS USES THE PHRASES "DECRANE AIRCRAFT" AND "DECRANE HOLDINGS" WHEN WE REFER TO THOSE COMPANIES SEPARATELY.

    DECRANE AIRCRAFT REPORTS ITS FINANCIAL INFORMATION ON A CONSOLIDATED BASIS WITH ITS SUBSIDIARIES. REFERENCES IN THIS DOCUMENT TO "WE" AND "US" MEAN DECRANE AIRCRAFT AND ITS SUBSIDIARIES AS A GROUP. EXCEPT FOR HISTORICAL FINANCIAL INFORMATION, AND PLACES WHERE WE INDICATE OTHERWISE, THIS PROSPECTUS PRESENTS ALL INFORMATION ON A "PRO FORMA" BASIS, GIVING EFFECT TO ALL OF THE TRANSACTIONS REFERRED TO IN "UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA," INCLUDING THE DLJ ACQUISITION OF DECRANE AIRCRAFT, AND OUR ACQUISITIONS OF AUDIO INTERNATIONAL, INC., AVTECH CORPORATION AND DETTMERS INDUSTRIES, INC.

                                  OUR COMPANY

    We manufacture components for avionics and systems (such as aircraft navigation, communications and flight control systems) and related products, and provide systems integration services, for niche markets within the commercial, regional and high-end corporate aircraft industries. We believe that we are a leading provider of components within each niche market we serve. Since DeCrane Aircraft was founded in 1989, our strategy has been to combine complementary businesses with leading market positions. We generated revenues of $168.9 million for the twelve months ended September 30, 1998, and Adjusted EBITDA of $35.0 million for the same period, on a pro forma basis. (Adjusted EBITDA is defined in "Summary Pro Forma Consolidated Financial Data" herein.)

    We seek to maximize our sales by emphasizing the complementary nature of our products and services. We manufacture:

    - electrical contacts;

    - connectors (which often include our contacts);

    - wire harness assemblies (which often include our connectors);

    - structural supports for connectors and harnesses (often packaged with other products of ours and sold as "installation kits");

    - dichroic liquid crystal display ("LCD") devices, which are often used as part of display panels in flight deck avionics;

    - cockpit audio and communications, lighting, and power and control devices for commercial aircraft; and

    - stereo systems, video monitors, passenger switches, cabin lighting, seating and climate controls for the high-end corporate aircraft market.

    Our systems integration services include design and engineering of avionics systems, certifications on behalf of the Federal Aviation Administration, the assembly of installation kits for systems to be installed ("kitting"), and installation services. Smoke detection, fire suppression and in-flight entertainment systems for aircraft are among the systems for which we supply design, certification, assembly and/or installation services. We manufacture many of the components required to complete a systems integration project. We believe that our combination of strong component manufacturing and integration capabilities gives us a critical competitive advantage, which would be difficult for competitors to duplicate.

    By successfully combining and growing complementary businesses, we have achieved strong revenue growth. From 1993 to 1997, our revenues increased from $48.2 million to $108.9 million on a historical basis. That increase resulted in a compound annual growth rate of 22.6%. During the same period, DeCrane Aircraft's EBITDA increased from $6.0 million to $16.9 million on a historical basis, representing a combined annual growth rate of 29.5%. We have realized this growth primarily by:

    - obtaining new customers and additional business from existing customers;

    - selectively acquiring complementary avionics businesses, generally with high margins;

    - taking advantage of favorable trends in the aerospace industry (discussed below);

    - initiating cost reduction programs and productivity improvements; and

    - increasing the revenues of acquired businesses, by refocusing or diversifying their strategies and products.

    Since 1990, we have completed eleven acquisitions, most recently Avtech Corporation and Dettmers Industries, Inc. in June 1998.

    We believe that demand for our products and services continues to increase as a result of several favorable industry trends such as:

    - the general increase in new aircraft production;

    - the increasing demand for cabin and flight deck systems;

    - the increase in new safety requirements in the U.S. and the adoption by other countries of similar requirements;

    - the consolidation of approved suppliers and vendors; and

    - the increased outsourcing of products and services.

    We have established strong positions in several specialized niches within the commercial aircraft industry. We believe that we are:

    - the largest supplier of bulk contacts to commercial aircraft original equipment manufacturers (called "OEMs");

    - the largest supplier of dichroic LCD devices for use by commercial aircraft OEMs;

    - the largest provider of aircraft entertainment and cabin management products and systems for the high-end corporate aircraft market;

    - a major supplier of wire harness assemblies for use in in-flight entertainment systems; and

    - a leading supplier of cockpit audio controls.

    We believe that we are well-positioned to take advantage of the foregoing trends and expected growth, as a result of the following competitive strengths:

    - a diversified revenue base, spanning multiple markets which typically experience different production cycles;

    - complementary and strategically integrated business lines;

    - strong customer relationships;

    - low-cost, high-quality operations; and

    - authorization to perform key regulatory certifications.

    We intend to grow our businesses by:

    - capitalizing on growth in aircraft production and increased demand for cabin and flight deck systems;

    - emphasizing integrated product systems and complementary services;

    - expanding and diversifying systems integration services; and

    - completing additional strategic acquisitions.

                              RECENT DEVELOPMENTS

    Until August 1998, we were a publicly-held company. In August 1998, a holding company organized by DLJ Merchant Banking Partners II, L.P. and affiliated funds and entities completed a successful tender offer for all shares of our common stock. See "Recent Developments--The DLJ Acquisition." In December 1998, we signed an agreement with certain of the principal shareholders of PATS, Inc. to acquire 100% of its stock for a purchase price of approximately $41.5 million, subject to various adjustments and reserves, and contingent upon the resolution of various conditions. See "Recent Developments--PATS, Inc."

                                  RISK FACTORS

    Investing in the notes involves certain risks. See the section on "Risk Factors."

                            ------------------------

                       WHERE YOU CAN GET MORE INFORMATION

    Each registered purchaser of the old notes from the initial purchaser will receive a copy of this Prospectus and any related amendments or supplements. Any registered purchaser may request from us any information it wishes in order to verify the information in this Prospectus. Apart from this Prospectus and any responses we make to those requests, no-one is authorized to give information about this exchange offer or the notes on our behalf.

    We have filed with the Securities and Exchange Commission a registration statement on the SEC's Form S-1, to register the new notes. This Prospectus is a part of that registration statement. However, the registration statement has additional information which is not included here, in accordance with SEC rules. Our descriptions and statements about any contract or other document in this Prospectus are summaries. We are required to attach copies of most important contracts and documents as exhibits to the registration statement.

    Our fiscal year ends on December 31. We intend to become a reporting company as a result of the registration of the notes, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's reference room in Washington D.C. (Please call the SEC at (202) 942-8090 for further information on the operation of the reference rooms.) You can also request copies of these documents, upon payment of a duplicating fee, by writing to the SEC, or review our SEC filings on the SEC's EDGAR web site, which can be found at http\\www.sec.gov. If you want more information, write or call us at our corporate headquarters located at 2361 Rosecrans Avenue, Suite 180, El Segundo, California 90245. Our telephone number is (310) 725-9123.

                                  COMMON STOCK

COMMON STOCK.................  The holders of DeCrane Holdings common stock are entitled to one vote per share on all matters submitted for action by
                               the shareholders. There is no provision for cumulative
                               voting with respect to the election of directors. Holders of
                               DeCrane Holdings common stock are entitled to share equally, share for share, if dividends are declared on DeCrane
                               Holdings common stock, whether payable in cash, property or securities of DeCrane Holdings. In the event of any
                               voluntary or involuntary liquidation, dissolution or winding up of DeCrane Holdings, after payment has been made from the funds available therefore to the holders of Preferred Stock, if any, for the full amount to which they are entitled, the holders of the shares of DeCrane Holdings common stock are entitled to share equally, share for share, in the assets
                               available for distribution. See "Description of Capital
                               Stock of DeCrane Holdings."

                 SUMMARY PRO FORMA CONSOLIDATED FINANCIAL DATA

    The table below presents summary unaudited pro forma consolidated financial data for DeCrane Aircraft and DeCrane Holdings. The summary unaudited pro forma financial data were derived from historical financial data and give pro forma effect to the transactions described in the unaudited pro forma consolidated financial statements included elsewhere in this Prospectus. The pro forma financial data do not purport to represent what the actual results of operations or actual financial position would have been if such transactions had actually occurred on such dates or to project the future results of operations or financial position. The information in this table should be read in conjunction with "Recent Developments--The DLJ Acquisition," "The Initial Offering," "Selected Consolidated Financial Data," "Unaudited Pro Forma Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the DeCrane Aircraft and DeCrane Holdings financial statements and related notes included elsewhere in this Prospectus.

                                               DECRANE AIRCRAFT (1)                         DECRANE HOLDINGS (1)
                                    -------------------------------------------  -------------------------------------------
                                        YEAR        NINE MONTHS   TWELVE MONTHS      YEAR        NINE MONTHS   TWELVE MONTHS
                                        ENDED          ENDED          ENDED          ENDED          ENDED          ENDED
                                    DECEMBER 31,   SEPTEMBER 30,  SEPTEMBER 30,  DECEMBER 31,   SEPTEMBER 30,  SEPTEMBER 30,
                                        1997           1998           1998           1997           1998           1998
                                    -------------  -------------  -------------  -------------  -------------  -------------
                                                                     (DOLLARS IN THOUSANDS)
PRO FORMA STATEMENT OF OPERATIONS
  DATA:
Revenues..........................    $ 160,054      $ 128,953      $ 168,904      $ 160,054      $ 128,953      $ 168,904
Gross profit (2)..................       43,294         44,817         57,224         43,294         44,817         57,224
Operating income..................        8,050         16,182         19,913          7,950         16,107         19,813
Provision for income taxes
  (benefit).......................       (3,174)         1,623          1,560         (3,234)         1,577          1,500
Loss before extraordinary item....      (10,000)        (1,456)        (2,881)       (10,091)        (1,523)        (2,972)

OTHER PRO FORMA FINANCIAL DATA:
EBITDA (3)........................    $  26,678      $  26,676      $  33,905      $  26,578      $  26,601      $  33,805
EBITDA margin.....................         16.7%          20.7%          20.1%          16.6%          20.6%          20.0%
Adjusted EBITDA (4)...............    $  28,185      $  27,089      $  34,956      $  28,085      $  27,014      $  34,856
Adjusted EBITDA margin............         17.6%          21.0%          20.7%          17.5%          20.9%          20.6%
Depreciation and amortization
  (5).............................    $  13,992      $  10,494      $  13,992      $  13,992      $  10,494      $  13,992
Capital expenditures..............        7,251          3,201          4,237          7,251          3,201          4,237
Cash interest expense.............       19,886         14,761         19,717         19,886         14,761         19,717
Adjusted EBITDA to cash interest
  expense.........................          1.4x           1.8x           1.8x           1.4x           1.8x           1.8x

OTHER OPERATING DATA:
Bookings (6)......................    $ 169,038      $ 140,574      $ 181,899      $ 169,038      $ 140,574      $ 181,899
Backlog at end of period (7)......       75,477         84,607         84,607         75,477         84,607         84,607

                                                                                        AS OF SEPTEMBER 30, 1998
                                                                                                   (1)
                                                                                       ---------------------------
                                                                                          DECRANE       DECRANE
                                                                                         AIRCRAFT       HOLDINGS
                                                                                       -------------  ------------
                                                                                         (DOLLARS IN THOUSANDS)
PRO FORMA BALANCE SHEET DATA:
Cash and cash equivalents............................................................    $   4,267     $    4,267
Working capital......................................................................       47,615         47,105
Total assets.........................................................................      336,609        337,117
Total debt (8).......................................................................      189,867        189,867
Mandatorily redeemable preferred stock...............................................       --             34,436
Stockholder's equity.................................................................       97,629         63,191

    See accompanying notes to Summary Pro Forma Consolidated Financial Data.

NOTES TO SUMMARY PRO FORMA CONSOLIDATED FINANCIAL DATA

(1) Reflects the following as if each had occurred as of January 1, 1997: (i) the Audio International, Avtech and Dettmers acquisitions; (ii) the DLJ acquisition; and (iii) the Initial Offering. See "Recent Transactions--The DLJ Acquisition," "The Initial Offering" and "Unaudited Pro Forma Consolidated Financial Data."

(2) Net of $4.6 million of non-cash acquisition related charges for the year ended December 31, 1997 to reflect cost of sales based on the fair value of inventory acquired in connection with the DLJ acquisition.

(3) EBITDA equals operating income plus depreciation, amortization and non-cash acquisition related charges described in Note 2 above. EBITDA is not a measure of performance or financial condition under generally accepted accounting principles. EBITDA is not intended to represent cash flow from operations and should not be considered as an alternative to income from operations or net income computed in accordance with generally accepted accounting principles, as an indicator of DeCrane Aircraft's operating performance, as an alternative to cash flow from operating activities or as a measure of liquidity. DeCrane Aircraft believes that EBITDA is a standard measure of liquidity commonly reported and widely used by analysts, investors and other interested parties in the financial markets. However, not all companies calculate EBITDA using the same method and the EBITDA numbers set forth above may not be comparable to EBITDA reported by other companies.

(4) Adjusted EBITDA equals EBITDA plus the following nonrecurring charges:

                                              DECRANE AIRCRAFT                             DECRANE HOLDINGS
                                 -------------------------------------------  -------------------------------------------
                                     YEAR        NINE MONTHS   TWELVE MONTHS      YEAR        NINE MONTHS   TWELVE MONTHS
                                     ENDED          ENDED          ENDED          ENDED          ENDED          ENDED
                                 DECEMBER 31,   SEPTEMBER 30,  SEPTEMBER 30,  DECEMBER 31,   SEPTEMBER 30,  SEPTEMBER 30,
                                     1997           1998           1998           1997           1998           1998
                                 -------------  -------------  -------------  -------------  -------------  -------------
                                                                  (DOLLARS IN THOUSANDS)
EBITDA (See Note 3 above)......    $  26,678      $  26,676      $  33,905      $  26,578      $  26,601      $  33,805
Adjustment for nonrecurring
  charges:
  Reduction of corporate
    expenses...................          570            310            452            570            310            452
  Consolidation of
    facilities.................          222             --            109            222             --            109
  Non-cash stock option
    compensation expense.......          240             73            137            240             73            137
  Charge for adverse subleases
    on vacated manufacturing
    facilities.................          290             --            290            290             --            290
  Expiration of employment
    contract for a former
    shareholder of a previously
    acquired company...........          185             30             63            185             30             63
                                 -------------  -------------  -------------  -------------  -------------  -------------
    Total adjustments..........        1,507            413          1,051          1,507            413          1,051
                                 -------------  -------------  -------------  -------------  -------------  -------------
Adjusted EBITDA................    $  28,185      $  27,089      $  34,956      $  28,085      $  27,014      $  34,856
                                 -------------  -------------  -------------  -------------  -------------  -------------
                                 -------------  -------------  -------------  -------------  -------------  -------------

(5) Reflects depreciation of plant and equipment and amortization of goodwill and other intangible assets. Excludes amortization of deferred financing costs and debt discounts, which is classified as a component of interest expense.

(6) Bookings represent the total invoice value of purchase orders received during the period. See "Business--Backlog."

(7) Orders are generally subject to cancellation by the customer prior to shipment. The level of unfilled orders at any given date during the year will be materially affected by the timing of the Company's receipt of orders and the speed with which those orders are filled. See "Business-- Backlog."

(8) Total debt is defined as long-term debt, including current portion, and short-term borrowings.

                 SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA
                                DECRANE AIRCRAFT

    The table below presents summary historical consolidated financial data for DeCrane Aircraft. The summary historical financial data for the three years ended December 31, 1995, 1996 and 1997 were derived from audited financial statements of DeCrane Aircraft. The summary historical financial data as of and for the nine, eight and one month periods ended September 30, 1997, August 31, 1998 and September 30, 1998, respectively, were derived from the unaudited historical financial statements of DeCrane Aircraft for such periods, which, in the opinion of management of DeCrane Aircraft, reflect normal and recurring adjustments necessary to present fairly the financial position and results of operations for the periods presented. The results of operations for interim periods are not necessarily indicative of results of operations for the full year. The information in this table should be read in conjunction with "Selected Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and DeCrane Aircraft's consolidated financial statements and related notes included elsewhere in this Prospectus.

                                                    (PREDECESSOR)                        (SUCCESSOR)
                              ---------------------------------------------------------  -----------
                                                                               EIGHT
                                                               NINE MONTHS    MONTHS      ONE MONTH
                                  YEAR ENDED DECEMBER 31,         ENDED        ENDED        ENDED
                              -------------------------------   SEPTEMBER   AUGUST 31,    SEPTEMBER
                                1995      1996(1)    1997(2)   30, 1997(3)    1998(4)    30, 1998(4)
                              ---------  ---------  ---------  -----------  -----------  -----------
                                                      (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS
  DATA:
Revenues....................  $  55,839  $  65,099  $ 108,903   $  80,887    $  90,077    $  16,012
Gross profit(5).............     12,376     15,707     28,656      20,223       29,976        4,932
Operating income............      1,835      4,251     11,995       8,595        9,278          960
Interest expense............      3,821      4,248      3,154       2,598        2,350        1,765
Provision for income
  taxes(6)..................      1,078        712      3,344       2,191        2,892         (506)
Income (loss) before
  extraordinary item........     (3,446)      (817)     5,254       3,564        3,189         (480)
Extraordinary loss from debt
  refinancing(7)............         --         --     (2,078)     (2,078)          --         (296)
Net income (loss)...........     (3,446)      (817)     3,176       1,486        3,189         (776)

OTHER FINANCIAL DATA:
EBITDA(8)...................  $   5,471  $   7,602  $  16,915   $  12,022    $  13,636    $   3,285
EBITDA margin...............        9.8%      11.7%      15.5%       14.9%        15.1%        20.5%
Depreciation and
  amortization(9)...........  $   3,636  $   3,351  $   4,920   $   3,427    $   4,358    $   1,166
Capital expenditures(10)....      1,203      5,821      3,842       2,842        1,745          307

OTHER OPERATING DATA:
Bookings(11)................  $  50,785  $  81,914  $ 112,082   $  93,911    $  94,439    $  16,890
Backlog at end of
  period(12)................     19,761     44,433     49,005      44,791       89,184       84,607

                                                                                    AS OF
                                                                                SEPTEMBER 30,
BALANCE SHEET DATA:                                                               1998(13)
                                                                                -------------
Cash and cash equivalents.....................................................    $   4,267
Working capital...............................................................       46,683
Total assets..................................................................      333,300
Total debt(14)................................................................      184,893
Stockholders' equity..........................................................       98,362

   See accompanying notes to Summary Historical Consolidated Financial Data.

NOTES TO SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

(1) Includes the effect of the acquisition of the remaining 25% minority interest in Cory Components beginning February 20, 1996, the date on which the transaction occurred, and the results of Aerospace Display Systems and Elsinore Aerospace Services, Inc. and Elsinore Engineering, Inc. (collectively, "Elsinore") beginning September 18, 1996 and December 5, 1996, respectively, the dates on which they were acquired.

(2) Includes the effect of the acquisition of Audio International beginning November 14, 1997, the date on which it was acquired.

(3) Excludes the effect of the acquisition of Audio International, which was not acquired until November 14, 1997.

(4) The results of operations of Avtech and Dettmers, which were acquired on June 26, 1998 and June 30, 1998, respectively, have been included in DeCrane Aircraft's results of operations for the eight months ended August 31, 1998 (Predecessor) and one month ended September 30, 1998 (Successor). The results of operations for the one month ended September 30, 1998 also reflect the DLJ acquisition.

(5) Net of $1.2 million of non-cash charges for the one month ended September 30, 1998 to reflect cost of sales based on the fair value of inventory acquired in connection with the DLJ acquisition.

(6) Prior to the acquisition of the remaining 25% minority interest in Cory Components in 1996, DeCrane Aircraft did not consolidate the earnings of Cory Components for tax purposes. As such, despite a consolidated pre-tax loss in each of the years, DeCrane Aircraft recorded a provision for income taxes up to the date of the acquisition in February 1996 which primarily relates to Cory Components.

(7) Represents: (i) the write-off, net of an income tax benefit, of deferred financing costs, unamortized original issue discounts, a prepayment penalty and other related expenses incurred as a result of the repayment of debt by the Company with the net proceeds from its initial public offering in April 1997; and (ii) the write-off, net of income tax benefit, of deferred financing costs as a result of the repayment of DeCrane Aircraft's existing indebtedness in connection with the DLJ acquisition.

(8) EBITDA equals operating income plus depreciation, amortization and non-cash acquisition related charges described in Note 5 above. EBITDA is not a measure of performance or financial condition under generally accepted accounting principles. EBITDA is not intended to represent cash flow from operations and should not be considered as an alternative to income from operations or net income computed in accordance with generally accepted accounting principles, as an indicator of DeCrane Aircraft's operating performance, as an alternative to cash flow from operating activities or as a measure of liquidity. DeCrane Aircraft believes that EBITDA is a standard measure of liquidity commonly reported and widely used by analysts, investors and other interested parties in the financial markets. However, not all companies calculate EBITDA using the same method and the EBITDA numbers set forth above may not be comparable to EBITDA reported by other companies.

(9) Reflects depreciation and amortization of plant and equipment and goodwill and other intangible assets. Excludes amortization of deferred financing costs and debt discounts which is classified as a component of interest expense.

(10) Includes $4.4 million for the year ended December 31, 1996 related to the acquisition of a manufacturing facility. See "Business--Acquisition History."

(11) Bookings represent the total invoice value of purchase orders received during the period. See "Business--Backlog."

(12) Orders are generally subject to cancellation by the customer prior to shipment. The level of unfilled orders at any given date during the year will be materially affected by the timing of DeCrane Aircraft's receipt of orders and the speed with which those orders are filled. See
    "Business--Backlog."

(13) Reflects the DLJ acquisition.

(14) Total debt is defined as long-term debt, including current portion, and short-term borrowings.

                 SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA
                                DECRANE HOLDINGS

    DeCrane Holdings is a holding company formed in July 1998 prior to the DLJ acquisition. The selected historical financial data from inception to August 27, 1998 were derived from the audited financial statements of DeCrane Holdings. The selected historical financial data as of and for the period from inception to September 30, 1998 were derived from the unaudited historical financial statements of DeCrane Holdings, which, in the opinion of management of DeCrane Holdings reflect normal and recurring adjustments necessary to present fairly the financial position and results of operations. The summary results of operations for the interim period are not necessarily indicative of the results of operations for the full year. The information in this table should be read in conjunction with "Recent Developments--The DLJ Acquisition," "Selected Consolidated Financial Data" and the DeCrane Holdings financial statements and related notes included elsewhere in this Prospectus.

                                                                                                   INCEPTION TO
                                                                             INCEPTION TO         SEPTEMBER 30,
                                                                          AUGUST 27, 1998(1)         1998(2)
                                                                          -------------------  --------------------
                                                                                   (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenues................................................................       $  --                $   16,012
Gross profit(3).........................................................          --                     4,932
Operating income........................................................          --                       960
Interest expense........................................................          --                     1,769
Provision for income taxes..............................................          --                      (508)
Income (loss) before extraordinary item.................................          --                      (482)
Extraordinary loss from debt refinancing(4).............................          --                      (296)
Net income (loss).......................................................          --                      (778)

OTHER FINANCIAL DATA:
EBITDA(5)...............................................................       $  --                $    3,285
EBITDA margin...........................................................          --                      20.5%
Depreciation and amortization(6)........................................       $  --                $    1,166
Capital expenditures....................................................          --                       307

OTHER OPERATING DATA:
Bookings(7).............................................................       $  --                $   16,890
Backlog at end of period(8).............................................          --                    84,607

                                                                                                      AS OF
                                                                                                SEPTEMBER 30, 1998
                                                                                                ------------------
BALANCE SHEET DATA:
Cash and cash equivalents.....................................................................    $        4,267
Working capital...............................................................................            46,173
Total assets..................................................................................           333,808
Total debt(9).................................................................................           184,893
Mandatorily redeemable preferred stock........................................................            34,436
Stockholders equity...........................................................................            63,924

NOTES TO SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

(1) DeCrane Holdings is a newly incorporated entity formed in July 1998 with no operations or cash flows prior to the DLJ acquisition on August 28, 1998.

(2) On August 28, 1998 DeCrane Holdings and two other companies organized by DLJ Merchant Banking Partners II, L.P. and affiliated funds and entities completed a successful tender offer for all the shares of DeCrane Aircraft. At the completion of the tender offer, the two other companies merged with DeCrane Aircraft. As a result, DeCrane Aircraft became a wholly-owned subsidiary of DeCrane Holdings.

(3) Net of $1.2 million of non-cash charges to reflect cost of sales based on the fair value of inventory acquired in connection with the DLJ acquisition.

(4) Represents the write-off, net of an income tax benefit, of deferred financing costs as a result of the repayment of DeCrane Aircraft's existing indebtedness in connection with the DLJ acquisition.

(5) EBITDA equals operating income plus depreciation, amortization and non-cash acquisition related charges described in Note 3 above. EBITDA is not a measure of performance of financial condition under generally accepted accounting principals. EBITDA is not intended to represent cash flow from operations and should not be considered as an alternative to income from operations or net income computed in accordance with generally accepted accounting principles, as an indicator of DeCrane Holdings' operating performance, as an alternative to cash flow from operating activities or as a measure of liquidity. DeCrane Holdings believes that EBITDA is a standard measure of liquidity commonly reported and widely used by analysts, investors and other interested parties in the financial markets. However, not all companies calculate EBITDA using the same method and the EBITDA numbers set forth above may not be comparable to other companies.

(6) Reflects depreciation and amortization of plant and equipment and goodwill and other intangible assets. Excludes amortization of deferred financing costs and debt discounts, which is classified as a component of interest expense.

(7) Bookings represent the total invoice value of purchase orders received during the period. See "Business--Backlog."

(8) Orders are generally subject to cancellation by the customer prior to shipment. The level of unfilled orders at any given date during the year will be materially affected by the timing the subsidiaries receipt of orders and the length of time with which those orders are filled. See "Business--Backlog."

(9) Total debt is defined as long-term debt, including current portion, and short-term borrowings.

                        EARNINGS TO FIXED CHARGES RATIO

    The DeCrane Aircraft and DeCrane Holdings historical and pro forma earnings to fixed charges ratio for the periods indicated are presented in the tables below. For purposes of calculating the ratio, earnings represents net income before income taxes, minority interest in the income of majority-owned subsidiaries, extraordinary items and fixed charges. Fixed charges consist of:
(i) interest, whether expensed or capitalized; (ii) amortization of debt expense and discount relating to any indebtedness, whether expensed or capitalized; and
(iii) one-third of rental expense under operating leases which is deemed to be representative of the interest factor. For DeCrane Holdings, fixed charges also includes preferred stock dividends. The information in these tables should be read in conjunction with "Recent Developments--The DLJ Acquisition," the DeCrane Aircraft and DeCrane Holdings "Selected Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Unaudited Pro Forma Consolidated Financial Data" and the financial statements and related notes included elsewhere in this Prospectus.

                                DECRANE AIRCRAFT

                                                                         (PREDECESSOR)
                               -------------------------------------------------------------------------------------------------
                                                 YEAR ENDED DECEMBER 31,                    NINE MONTHS ENDED    EIGHT MONTHS
                               -----------------------------------------------------------    SEPTEMBER 30,    ENDED AUGUST 31,
                                  1993        1994       1995        1996         1997            1997               1998
                                  -----     ---------  ---------     -----        -----     -----------------  -----------------
                                                                    (DOLLARS IN THOUSANDS)
HISTORICAL:
Earnings to fixed charges
  ratio:
  Ratio......................          --          --         --         1.0x         3.3x            2.9x               3.2x
  Deficiency.................   $       3   $   1,808  $   2,283   $      --    $      --       $      --          $      --

                                  (SUCCESSOR)
                               -----------------
                                ONE MONTH ENDED
                                 SEPTEMBER 30,
                                     1998
                               -----------------
HISTORICAL:
Earnings to fixed charges
  ratio:
  Ratio......................             --
  Deficiency.................      $     980

                                                      YEAR ENDED    NINE MONTHS ENDED    TWELVE MONTHS
                                                     DECEMBER 31,     SEPTEMBER 30,     ENDED SEPTEMBER
                                                         1997             1998             30, 1998
                                                     -------------  -----------------  -----------------
                                                                   (DOLLARS IN THOUSANDS)
PRO FORMA:
Earnings to fixed charges ratio:
  Ratio............................................           --              1.0x                --
  Deficiency.......................................    $  13,062        $      --          $   1,236

                                DECRANE HOLDINGS

                                                                         INCEPTION TO      INCEPTION TO
                                                                          AUGUST 27,       SEPTEMBER 30,
                                                                            1998(1)            1998
                                                                        ---------------  -----------------
                                                                              (DOLLARS IN THOUSANDS)
HISTORICAL:
Earnings to fixed charges ratio:
  Ratio...............................................................            --                --
  Deficiency..........................................................     $      --         $     984

                                                      YEAR ENDED    NINE MONTHS ENDED    TWELVE MONTHS
                                                     DECEMBER 31,     SEPTEMBER 30,     ENDED SEPTEMBER
                                                         1997             1998             30, 1998
                                                     -------------  -----------------  -----------------
                                                                   (DOLLARS IN THOUSANDS)
PRO FORMA:
Earnings to fixed charges ratio:
  Ratio............................................           --              1.0x                --
  Deficiency.......................................    $  13,213        $      --          $   1,387

------------------------------

(1) DeCrane Holdings is a newly incorporated entity formed in July 1998 with no operations or cash flows prior to the DLJ acquisition on August 28, 1998.

                                  RISK FACTORS

    YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING INFORMATION AS PART OF YOUR EVALUATION OF OUR COMPANY AND ITS BUSINESS BEFORE MAKING AN INVESTMENT IN THE OFFERED SECURITIES.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    Some of the statements in this Prospectus discuss future expectations, beliefs or strategies, projections or other "forward-looking" information. These statements are subject to both known and unknown risks. Many factors could cause actual company results, performance or achievements, or industry results, to be materially different from the projections expressed or implied by this Prospectus. Some of those risks are specifically described below, but we are also vulnerable to a variety of elements which affect many businesses, such as:

- fuel prices and general economic conditions in our market areas, which affect demand for aircraft and air travel, which in turn affect demand for our products and services;

- changes in prevailing interest rates and the availability of financing to fund our plans for continued growth;

- inflation, and other general changes in costs of goods and services;

- liability and other claims asserted against us;

- labor disturbances; and

- changes in operating strategy, or our acquisition and capital expenditure plans.

We cannot predict any of the foregoing with certainty, so our forward-looking statements are not necessarily accurate predictions. Also, we are not obligated to update any of these statements, to reflect actual results or report later developments. You should not rely on our forward-looking statements as if they were certainties.

SUBSTANTIAL LEVERAGE

    We incurred significant debt as part of the DLJ acquisition transaction. As of September 30, 1998, on a pro forma basis, we would have had total consolidated indebtedness of approximately $189.9 million, and would have available $41.2 million of additional revolving borrowings under the DeCrane Aircraft bank credit facility. (In order to borrow those funds, we will have to satisfy funding conditions of the kind usually imposed in similar agreements.) The bank credit facility, and the Indenture under which the DeCrane Aircraft senior subordinated notes are issued, each also permit us to incur significant amounts of additional debt, and to secure that debt with some of our assets.

    The amount of debt we carry could have important consequences:

    - it may limit the cash flow available for general corporate purposes, and acquisitions, because a substantial portion of our cash flow must be dedicated to repay the debt;

    - it may limit our ability to obtain additional debt financing in the future for working capital, capital expenditures or acquisitions;

    - it may limit our flexibility in reacting to competitive and other changes in the industry and economic conditions generally; and

    - it may expose us to increased interest expenses, when interest rates fluctuate, because some of our borrowing may be at variable "floating" rates.

Our ability to satisfy all of our debt obligations will depend upon our future operating performance and the cash flow it generates. We anticipate that our operating cash flow, together with borrowings under our bank credit facility, will be sufficient to meet our anticipated future operating and capital expenditures and debt payments as they become due. However, if our cash flow is lower than we expect, we might be forced to reduce or delay acquisitions or capital expenditures, sell assets or reduce operating expenses, in order to make all required loan payments. For example, a reduction in our operating expenses might reduce important efforts such as selling and marketing programs, management information system upgrades and new product development. If we were unable to service the debt, we could attempt to restructure or refinance our indebtedness or seek additional equity capital. However, we cannot assure you that we will be able to accomplish any of the foregoing on satisfactory terms, or at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources."

RESTRICTIONS AND FINANCIAL COVENANTS IN OUR DEBT AGREEMENTS

    The Indenture for the notes and our bank credit facility each impose various contractual restrictions on our operations and businesses. Both restrict our ability to incur additional indebtedness, incur liens, pay dividends or make certain other restricted payments, enter into certain types of transactions with affiliates, limit the ability of certain of our subsidiaries to pay dividends or make certain payments to DeCrane Aircraft, merge or consolidate with any other person, or transfer, lease or otherwise dispose of substantially all of our assets. Our bank credit facility contains additional restrictions, and prohibits us from prepaying our other indebtedness (including the notes). See "Description of Bank Credit Facility" and "Description of Notes--Certain Covenants." Our bank credit facility requires that we maintain specified financial ratios and satisfy several tests of financial condition. Our ability to do so can be affected by events beyond our control, and we cannot assure you that we will meet those tests. Our failure to do so could result in a default under our bank credit facility or the notes.

HOLDING COMPANY STRUCTURE; RELIANCE ON CASH FLOW FROM SUBSIDIARIES

    We conduct all of our operations through subsidiaries. DeCrane Aircraft's ability to meet its debt service obligations will depend upon it receiving dividends from those operations. The Indenture may allow our subsidiaries to enter into future loan agreements which restrict or prohibit them from paying dividends to DeCrane Aircraft. See "Description of Notes--Certain Covenants." State law may also limit the amount of the dividends that our subsidiaries are permitted to pay to DeCrane Aircraft.

HISTORICAL NET LOSSES

    On a pro forma basis, taking into account the DLJ acquisition transactions, we would have had a $10.0 million loss before extraordinary items for the twelve months ended December 31, 1997. See "Unaudited Pro Forma Consolidated Financial Data." In the past, our acquisitions resulted in increased interest and amortization expenses. As a result we incurred historical net losses in each year from our inception through 1996, despite positive operating income. The first historical net profit we reported occurred in 1997, in part because of the repayment of a significant part of our outstanding debt with the net proceeds of our initial public offering. We cannot assure you that our future operations will generate sufficient earnings to pay our obligations. See "Selected Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

RISKS ASSOCIATED WITH ACQUISITIONS

    Our ability to grow by acquisition depends on the availability of suitable acquisition candidates and capital, and by restrictions contained in our bank credit facility and the Indenture. We are continually engaged in discussions with potential acquisition candidates. However, it is not certain that we will complete any potential acquisition. It is also not certain whether we will be able to identify suitable acquisition candidates, complete acquisitions or obtain satisfactory financing for them. Also, we may have difficulty integrating the operations and personnel of acquired companies, or amortizing acquired intangible assets. We may not always be able to retain the key employees of acquired companies. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business--Acquisition History" and "Business--Growth Strategy."

AIRCRAFT INDUSTRY RISKS

    Our principal customers include the world's OEMs in the commercial, regional, corporate and military aircraft markets.

        - COMMERCIAL AIRCRAFT. The principal market for OEMs of commercial aircraft (100 seats and over) is the commercial airline industry, which is cyclical and has been adversely affected by a number of factors, including increased fuel and labor costs and intense price competition. For example, new commercial aircraft deliveries declined from a peak of approximately 767 aircraft in 1991 to approximately 367 aircraft in 1995, according to AEROSPACE AND AIRTRANSPORT CURRENT ANALYSIS published by Standard and Poor's Industry Surveys (the "S&P Report"); and Boeing has also recently announced production line cutbacks for 1999 and 2000.

        - REGIONAL AIRCRAFT. The principal markets for regional OEMs are the commercial and commuter airline industry. Commuter airlines, like commercial airlines, operate in a cyclical industry subject to the adverse factors noted above. We cannot assure you that this market will continue to grow.

        - CORPORATE AIRCRAFT. The principal markets for such OEMs are corporations and wealthy individuals. The corporate aircraft market is also cyclical and has been adversely affected by a number of factors, including the general state of the U.S. economy, corporate profits, interest rates and commercial airline fares. A downturn in any of these factors could depress the demand for corporate aircraft.

        - MILITARY AIRCRAFT. The military aircraft industry is dependent upon the level of equipment expenditures by the armed forces of countries throughout the world, and especially those of the United States. In recent years, this industry has been adversely affected by a number of factors, including the reduction in military spending since the end of the Cold War. Further decreases in military spending could further depress demand for military aircraft.

A downturn in any of the foregoing markets could adversely affect our business. See "Business-- Industry Overview and Trends."

DEPENDENCE ON KEY CUSTOMERS

    Our two largest customers for the fiscal year ended December 31, 1997, were Boeing (including McDonnell Douglas) and Matsushita Avionics Systems ("Matsushita"). Boeing accounted for 22.1% of our consolidated revenues for that year, and Matsushita for 7.6%, on a pro forma basis. In addition, a significant part of our sales of components are sold to Boeing indirectly, through sales to suppliers of Boeing. Most of our sales contracts with Boeing allow Boeing to stop purchasing or terminate the contract at any time. In addition, under certain circumstances, those contracts may allow Boeing to enforce alternative economic terms, which would make the contracts less commercially favorable to us. During October 1997, Boeing announced that parts shortages adversely affected its production and delivery rates. Boeing shut down its 737 and 747 production lines for approximately one month and did not resume normal production rates until late November 1997. In late 1998, among other things, Boeing announced reductions in its previously scheduled production for the 747, 757, 767 and 777 programs in 1999 and 2000. (See "--Instability in Asian Markets," below.) Boeing might suffer further production schedule disruptions. We generally sell components and services to Matsushita pursuant to purchase orders. However, we do have a supply agreement for connectors through September 1999. On a pro forma basis, in the first nine months of 1998 as compared to the same period in 1997, our sales to Boeing increased $0.2 million while our sales to Matsushita declined by $2.3 million. A significant decline in business from any one of our key customers could have a material adverse effect on our business. See "Business--Customers" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

INSTABILITY IN ASIAN MARKETS

    The Asian markets are important for commercial aircraft and avionics OEMs. Boeing has a large backlog of aircraft sales to customers in Asia, and some deliveries have been deferred or cancelled. Among other things, in recent press releases, Boeing projects that its 747 production rates will be reduced by approximately 42% in late 1999 and by 71% in early 2000 if market conditions fail to improve. That situation could, if it continues or worsens, result in additional significant cancellations or deferrals of deliveries for new aircraft. Those events would adversely affect the OEMs, which could have a material adverse effect on our business.

PRODUCTS INSURANCE AND RISKS OF EXCESS LOSSES

    We currently carry aviation products insurance. However, we cannot assure you that our existing insurance coverage will be adequate to cover claims, or that such coverage can be renewed.

REGULATION BY THE FAA

    The Federal Aviation Administration prescribes standards and licensing requirements for aircraft components, licenses private repair stations and issues Designated Air Station approvals, which give the holder the right to certify certain aircraft design modifications on behalf of the FAA. Our ability to arrange for rapid government certification of systems integration services is important to our business. It depends on our continuing access to, or use of, these FAA certifications and approvals, and our employment of, or access to, FAA-certified individual engineering professionals. We cannot assure you that we will continue to have adequate access to those certifications, approvals and certified professionals. The FAA curtailed our subsidiary's use of a Designated Air Station certification for new projects for several months during 1997, until the facility was brought into compliance with the FAA's regulations governing FAA-certified repair stations. See "Business--Industry Regulation." The loss of a required license or certificate, or its unavailability, could adversely affect our operations. The FAA could also change its policies regarding the delegation of inspection and certification responsibilities to private companies, which could adversely affect our business. See "Business--Industry Regulation."

FLUCTUATIONS IN GOLD AND COPPER PRICES

    A significant portion of the cost of the materials used in our contacts is comprised of the cost of gold, and to a lesser extent, the cost of copper. Accordingly, a significant increase in the price of gold or copper could adversely affect our results of operations. We have not purchased commodities contracts for gold or copper and do not anticipate doing so. See "Business--Raw Materials and Component Parts."

LIMITED SUPPLY OF QUALIFIED ENGINEERING PERSONNEL

    Our ability to attract and retain a high-quality engineering staff is important to our business. Competition for qualified avionics engineers is intense. We cannot assure you that we will be able to retain our existing engineering staff or fill new positions or vacancies created by expansion or turnover. See "Business--Products and Services" and "Business--Employees."

ENVIRONMENTAL RISKS AND REGULATIONS

    We are subject to various local and foreign environmental laws and regulations. Certain laws, particularly the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), impose strict, retroactive and joint and several liability upon persons responsible for releases or potential releases of hazardous substances. We have sent waste to treatment, storage or disposal facilities that have been designated as National Priority List sites under CERCLA or equivalent listings under state laws. We have received CERCLA requests for information or allegations of potential responsibility from the Environmental Protection Agency regarding our use of certain such sites. Given the retroactive nature of CERCLA liability, it is possible that we will receive additional notices of potential liability relating to current or former activities. See "Business--Environmental Matters." We may incur costs in the future for prior waste disposal by us or former owners of our subsidiaries or our facilities. Some of our operations are located on properties which are contaminated to varying degrees. Some of our manufacturing processes create wastewater which requires chemical treatment, and one of our facilities has been cited for failure to adequately treat that water. See "Business--Legal Proceedings." We may incur costs in the future to address existing or future contamination.

EXPOSURE TO FOREIGN CURRENCY FLUCTUATIONS

    We have a manufacturing facility in Switzerland, and incur in Swiss Francs a significant percentage of the cost of the contact blanks we manufacture there. As a result our financial results are subject to fluctuations of the Swiss Franc in relation to the U.S. Dollar. From 1996 through 1998, in order to reduce the risks of currency fluctuations, we have entered into forward exchange contracts to purchase Swiss Francs. We expect to continue to hedge our foreign exchange risk as appropriate. We do not invest in foreign currency for speculative purposes. However, we cannot assure you that our hedging activities will prevent currency fluctuations from adversely affecting our results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

COMPLIANCE OF KEY SYSTEMS WITH YEAR 2000 PERFORMANCE STANDARDS

    We are dependent in part on computer- and date-controlled systems for some internal functions, particularly inventory control, purchasing, customer billing and payroll. Similarly, suppliers of components and services on which we rely, and our customers, may have Year 2000 compliance risks which would affect their operations and their transactions with us. Our review of these third-party compliance risks from our key vendors and customers is not yet complete. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Compliance of Key Systems With Year 2000 Performance Standards." Although we are not aware of any material customer- or vendor-related Year 2000 issues, we can not currently evaluate the magnitude of our exposure. Because of the complexity of these issues and the interdependence of many companies using computer- and date-controlled systems, our assessment of the risks may be incorrect. Additionally, in view of the mixed results achieved by software vendors in correcting these problems, we cannot assure you that new systems we obtain to replace noncompliant systems will themselves prove to be fully compliant.

    Based on current information, we expect that our costs to remediate and test our systems, and evaluate the risks of our key customers and vendors, will not be material. Our management does not anticipate encountering any significant failures of Year 2000 compliance in our systems, products or supply chain that would materially disrupt our operations. However, we may experience cost overruns and delays as we replace or modify our systems, or address our third-party exposures, which could have a material adverse effect on our consolidated financial position, results of operations or cash flow. We cannot assure you that our assessment of the foregoing risks from our own systems and products, or those of our customers or vendors, is or will be correct. We have not yet determined the extent of contingency planning that may be required if we have incorrectly assessed the foregoing Year 2000 risks. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Compliance of Key Systems With Year 2000 Performance Standards."

CONTROL OF DECRANE AIRCRAFT BY PRINCIPAL SHAREHOLDERS

    DeCrane Aircraft is wholly owned by DeCrane Holdings, and all of the outstanding shares of common stock of DeCrane Holdings are held by the DLJMB Funds. (The DLJMB Funds own approximately 94% of the common stock of DeCrane Holdings, on a fully diluted basis assuming exercise of all outstanding warrants.) As a result of their stock ownership, the DLJMB Funds control DeCrane Holdings and DeCrane Aircraft, and have (among other things) the power to elect all of their directors, appoint new management, approve sales of all or substantially all of the assets of the companies, issue additional capital stock, establish stock purchase programs and declare dividends.

    The general partners of each of the DLJMB Funds are affiliates or employees of Donaldson, Lufkin & Jenrette, Inc. ("DLJ, Inc."). DLJ Capital Funding, Inc., which is an agent and lender under our bank credit facility, DLJ Bridge Finance, Inc., which purchased the original bridge notes refinanced by the old notes, and Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC"), which was the initial purchaser of the old notes, are also affiliates of DLJ, Inc.

    The interests of those principal shareholders could conflict with your interests as a holder of the the warrants of common stock acquired thereunder. Those shareholders may also have an interest in pursuing transactions that they believe enhance the value of their equity investment in DeCrane Aircraft or DeCrane Holdings, even though the transactions involve risks to your equity investment.

                              RECENT DEVELOPMENTS

    THE DLJ ACQUISITION

    In August 1998, DeCrane Holdings and two other holding companies organized by DLJ Merchant Banking Partners II, L.P. ("DLJMB") and affiliated funds and entities (the "DLJMB Funds") completed a successful tender offer for all shares of our common stock (including options to purchase shares, net of the exercise proceeds) for $23.00 per share, resulting in a net price of approximately $182.0 million. At the completion of the tender offer, the two other holding companies merged with DeCrane Aircraft. All of our old outstanding shares were cancelled, non-tendering shareholders were paid out, and as a result DeCrane Aircraft became a wholly-owned subsidiary of DeCrane Holdings.

    Prior to the tender offer, one of the merging holding companies entered into a $130.0 million syndicated bank credit facility, with a group of lenders led by DLJ Capital Funding, Inc. That syndicated facility is now our bank credit facility. For its principal terms, see "Description of Bank Credit Facility." The initial borrowings from that facility totalled $80.0 million of term loans and $5.4 million of revolving loans, and were used to fund the purchase of shares in the tender offer, as well as to refinance existing debt of DeCrane Aircraft. That same merging company also issued $100.0 million of senior subordinated increasing rate notes to DLJ Bridge Finance, Inc., before merging into DeCrane Aircraft, making the bridge notes our obligation. The proceeds from those bridge notes were used to fund the tender offer purchases. The bridge notes were refinanced by our issuance of the old notes in October 1998 to the initial purchaser Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC"). See "The Initial Offering."

    DeCrane Holdings raised additional funds for the tender offer purchases, and expenses of the acquisition transactions, by selling all of the shares of its common stock for $65.0 million and all of the shares of its Senior Redeemable Exchangeable Preferred Stock due 2009 ("DeCrane Holdings Preferred") for $34.0 million. DeCrane Holdings also issued to the DLJMB Funds warrants to acquire an additional 5% of its common stock on a fully diluted basis (assuming exercise of all of the warrants).

    The following table sets forth the cash sources and uses of funds for the DLJ acquisition, including the Initial Offering (completed in October 1998) and related fees and expenses (dollars in thousands):

SOURCES
Cash from income tax refund (1)................................................   $   4,368
Proceeds from the exercise of stock options....................................       4,314
Bank credit facility:
  Revolving credit facility....................................................       5,400
  Term facility................................................................      80,000
Units sold in the Initial Offering.............................................     100,000
DLJMB equity investment........................................................      99,000
Estimated additional borrowings to fund transaction fees and expenses..........       2,528
                                                                                 -----------
      Total Sources............................................................   $ 295,610
                                                                                 -----------
                                                                                 -----------

USES
Purchase price for the shares..................................................   $ 173,116
Purchase of shares from the exercise of stock options..........................      13,194
Repayment of prior senior credit facility......................................      93,000
Estimated transaction fees and expenses........................................      16,300
                                                                                 -----------
      Total Uses...............................................................   $ 295,610
                                                                                 -----------
                                                                                 -----------

------------------------

(1) As of June 30, 1998, DeCrane Aircraft had approximately $4.4 million of income taxes refundable. Since that time, we have received $4.2 million of this amount and used the cash to reduce our indebtedness.

    PATS, INC.

    In December 1998, we signed an agreement with certain of the principal shareholders of PATS, Inc. to acquire 100% of its stock for a purchase price of approximately $41.5 million, subject to adjustments for changes to its net working capital, and reserves for certain environmental and other indemnities made by the shareholders. PATS is a designer, manufacturer and installer of auxiliary fuel tanks which significantly extend the flight range of commercial and corporate aircraft. Among other things, PATS is the principal supplier of auxiliary fuel tank systems to the Boeing Business Jet program. PATS also is a supplier of auxiliary power units which supply ground power to aircraft. However, our obligation to close this acquisition is conditional, and will depend on the resolution of various issues, including our obtaining financing on satisfactory terms, the completion of our ongoing diligence review of PATS' business and operations, the agreement to sell by 100% of PATS' shareholders, and the satisfactory completion of our review and analysis of PATS' major contracts. We may or may not be able to satisfactorily resolve each of these issues.

                                USE OF PROCEEDS

    We are conducting this exchange offer in order to satisfy our obligations under the Registration Rights Agreement entered into at the time of the initial offering of the DeCrane Aircraft Senior Subordinated Notes. All of the securities offered hereby are being sold by the holders of the relevant warrants or warrant shares. DeCrane Holdings will not receive any of the proceeds from the sale of the offered securities, other than upon the exercise of warrants by exercising warrantholders. DeCrane Holdings will pay certain expenses relating to the registration and sale of the offered securities.

                                 CAPITALIZATION

    The following table sets forth the historical cash and cash equivalents and consolidated capitalization of DeCrane Holdings and DeCrane Aircraft as of September 30, 1998 and on a pro forma basis. This table should be read in conjunction with the consolidated financial statements of the Company and the notes thereto included elsewhere herein, the "Unaudited Pro Forma Consolidated Financial Statements" and notes thereto included elsewhere herein, and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                                               AS OF SEPTEMBER 30, 1998
                                                                   ------------------------------------------------
                                                                      DECRANE AIRCRAFT         DECRANE HOLDINGS
                                                                   -----------------------  -----------------------
                                                                     ACTUAL     PRO FORMA     ACTUAL     PRO FORMA
                                                                   ----------  -----------  ----------  -----------
                                                                                (DOLLARS IN THOUSANDS)
Cash and cash equivalents........................................  $    4,267   $   4,267   $    4,267   $   4,267
                                                                   ----------  -----------  ----------  -----------
                                                                   ----------  -----------  ----------  -----------
Total debt:
  Bank credit facility
    Term facility................................................  $   80,000   $  80,000   $   80,000   $  80,000
    Revolving credit facility(1).................................       3,800       8,774        3,800       8,774
  Senior Subordinated Notes due 2008(2)..........................     100,000     100,000      100,000     100,000
  Other debt.....................................................       1,093       1,093        1,093       1,093
                                                                   ----------  -----------  ----------  -----------
Total debt.......................................................     184,893     189,867      184,893     189,867
Mandatorily redeemable preferred stock...........................      --          --           34,436      34,436
Stockholder's equity.............................................      98,362      97,629       63,924      63,191
                                                                   ----------  -----------  ----------  -----------
Total capitalization.............................................  $  283,255   $ 287,496   $  283,253   $ 287,494
                                                                   ----------  -----------  ----------  -----------
                                                                   ----------  -----------  ----------  -----------

------------------------

(1) Pro forma reflects the additional borrowing required to fund the transaction expenses of the Initial Offering and the accrued interest on the old notes. See Note 2 to the "Unaudited Pro Forma Consolidated Financial Data" on page 32.

(2) The bridge notes outstanding as of September 30, 1998 in the original principal amount of $100.0 million were refinanced on October 2, 1998 by the old notes which are the subject of this exchange offer.

                                DIVIDEND POLICY

    DeCrane Holdings has not paid dividends to date on our common stock and we do not anticipate paying any cash dividends on our common stock in the forseeable future. DeCrane Holdings is a holding company that is dependent on distributions from its subsidiaries to meet its cash requirements. The terms of the Indenture restrict the ability of DeCrane Aircraft to make distributions to DeCrane Holdings and, consequently, will restrict our ability to pay dividends on our stock. Holders of our warrants will not have the right to receive any dividends so long as their warrants are unexercised.

                UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

                             BASIS OF PRESENTATION

    The following unaudited pro forma consolidated financial data of DeCrane Aircraft and DeCrane Holdings are based on the historical financial statements of DeCrane Aircraft and DeCrane Holdings adjusted to reflect certain transactions that are aggregated into two categories: the "Acquisition Adjustments" and the "Offering Adjustments", each described below. Unaudited pro forma consolidated statements of operations of DeCrane Aircraft and DeCrane Holdings are presented for the year ended December 31, 1997, the nine months ended September 30, 1998 and the twelve months ended September 30, 1998. Those statements reflect the Acquisition Adjustments and the Offering Adjustments as if they had occurred as of January 1, 1997. The unaudited pro forma consolidated balance sheets of both DeCrane Aircraft and DeCrane Holdings reflect the Offering Adjustments as of September 30, 1998; all of the Acquisition Adjustment events had occurred by that date and are also reflected.

    The Acquisition Adjustments reflect the Audio International, Avtech and Dettmers acquisitions and the DLJ acquisition. For additional information on the Audio International, Avtech and Dettmers acquisitions, see the discussion in
Note 3 to DeCrane Aircraft's consolidated financial statements included elsewhere in this Prospectus. For additional information on the DLJ acquisition, see the discussion under Note 1 to DeCrane Aircraft's consolidated financial statements.

    The Offering Adjustments reflect the issuance and sale of units in the initial offering (comprised of the old notes and warrants for the common stock of DeCrane Holdings) and additional revolving credit facility borrowings and the use of the proceeds therefrom to repay the bridge notes, including accrued interest, and fees and expenses as described in the use of proceeds table in "Recent Developments--The DLJ Acquisition." For additional information on the units in the initial offering, see the discussion in Note 1 to DeCrane Aircraft's consolidated financial statements.

    The pro forma adjustments are based upon available information and certain assumptions management believes are reasonable under the circumstances. The unaudited pro forma consolidated financial data and accompanying notes should be read in conjunction with the historical consolidated financial statements of DeCrane Aircraft, Audio International and Avtech, including the notes thereto, included elsewhere in this Prospectus. The pro forma financial data do not purport to represent what DeCrane Aircraft's or DeCrane Holdings' actual results of operations or actual financial position would have been if the transactions described above in fact occurred on such dates or to project DeCrane Aircraft's or DeCrane Holdings' results of operations or financial position for any future period or date. For a discussion of the consequences of the incurrence of indebtedness in connection with the DLJ acquisition, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

                DECRANE AIRCRAFT HOLDINGS, INC. AND SUBSIDIARIES

                        UNAUDITED PRO FORMA CONSOLIDATED
                                 BALANCE SHEET

                               SEPTEMBER 30, 1998

                                                      DECRANE
                                                     AIRCRAFT
                                                    HISTORICAL       OFFERING
                                                    (SUCCESSOR)(1) ADJUSTMENTS(2)  PRO FORMA
                                                    -----------   --------------   ---------
                                                             (DOLLARS IN THOUSANDS)
ASSETS
Current assets
  Cash and cash equivalents.......................   $  4,267       $ --           $  4,267
  Accounts receivable, net........................     28,617         --             28,617
  Inventories.....................................     37,343         --             37,343
  Income taxes refundable.........................      3,000         --              3,000
  Prepaid expenses and other current assets.......      1,472         --              1,472
                                                    -----------   --------------   ---------
    Total current assets..........................     74,699         --             74,699
                                                    -----------   --------------   ---------

Property and equipment, net.......................     28,215         --             28,215
Other assets, principally intangibles, net........
  Goodwill and other intangibles..................    219,954         --            219,954
  Deferred financing costs........................      6,866           2,097(3)      8,963
  Deferred income taxes...........................      3,020           1,212(4)      4,232
  Other assets....................................        546         --                546
                                                    -----------   --------------   ---------
    Net other assets, principally intangibles.....    230,386           3,309       233,695
                                                    -----------   --------------   ---------
                                                     $333,300       $   3,309      $336,609
                                                    -----------   --------------   ---------
                                                    -----------   --------------   ---------
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities
  Short-term borrowings...........................   $     80       $ --           $     80
  Current portion of long-term obligations........      1,267         --              1,267
  Accounts payable................................      9,801         --              9,801
  Accrued expenses................................     15,258            (932)(5)    14,326
  Income taxes payable............................      1,610         --              1,610
                                                    -----------   --------------   ---------
    Total current liabilities.....................     28,016            (932)       27,084
                                                    -----------   --------------   ---------
Long-term liabilities
  Revolving credit facility.......................      3,800           4,974(6)      8,774
  Term facility...................................     79,550         --             79,550
  Bridge notes....................................    100,000        (100,000)(7)     --
  Senior subordinated notes.......................     --             100,000(8)    100,000
  Other long-term obligations.....................        196         --                196
  Deferred income taxes...........................     22,844         --             22,844
  Other long-term liabilities.....................        532         --                532
                                                    -----------   --------------   ---------
    Total long-term liabilities...................    206,922           4,974       211,896
                                                    -----------   --------------   ---------
Stockholder's equity..............................     98,362            (733)(9)    97,629
                                                    -----------   --------------   ---------
                                                     $333,300       $   3,309      $336,609
                                                    -----------   --------------   ---------
                                                    -----------   --------------   ---------

 See accompanying notes to the Unaudited Pro Forma Consolidated Financial Data.

                DECRANE AIRCRAFT HOLDINGS, INC. AND SUBSIDIARIES

                        UNAUDITED PRO FORMA CONSOLIDATED
                            STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1997

                                                           ACQUISITION ADJUSTMENTS
                                             ----------------------------------------------------
                                 DECRANE             COMPANIES ACQUIRED (10)
                                AIRCRAFT     ---------------------------------------
                               HISTORICAL        AUDIO
                                   (1)       INTERNATIONAL,    AVTECH      DETTMERS                     OFFERING
                              (PREDECESSOR)       INC.       CORPORATION  INDUSTRIES  ADJUSTMENTS      ADJUSTMENTS      PRO FORMA
                              -------------  --------------  -----------  ----------  -----------      -----------      ---------
                                                                    (DOLLARS IN THOUSANDS)
Revenues.....................   $108,903        $12,431        $34,689      $4,283     $   (252)(11)     $--            $160,054
Cost of sales................     80,247          7,345         22,396       2,917        3,855(12)       --             116,760
                              -------------     -------      -----------  ----------  -----------      -----------      ---------
Gross profit.................     28,656          5,086         12,293       1,366       (4,107)          --              43,294
Selling, general and
  administrative expenses....     15,756          3,983          7,036       1,029       (2,184)(13)      --              25,620
ESOP contribution............     --             --              1,200       --          (1,200)(16)      --               --
Amortization of intangible
  assets.....................        905         --             --           --           8,719(17)       --               9,624
                              -------------     -------      -----------  ----------  -----------      -----------      ---------
Operating income (loss)......     11,995          1,103          4,057         337       (9,442)          --               8,050
Interest expense (income)....      3,154              8           (305)         21       16,269(18)        1,890(21)      21,037
Other expenses (income)......        243              5            (59)         (2)      --               --                 187
                              -------------     -------      -----------  ----------  -----------      -----------      ---------
Income (loss) before
  provision for income taxes
  and extraordinary item.....      8,598          1,090          4,421         318      (25,711)          (1,890)        (13,174)
Provision for income taxes
  (benefit)..................      3,344            365          1,487       --          (7,611)(20)        (759)(22)     (3,174)
                              -------------     -------      -----------  ----------  -----------      -----------      ---------
Income (loss) before
  extraordinary item (23)....   $  5,254        $   725        $ 2,934      $  318     $(18,100)         $(1,131)       $(10,000)
                              -------------     -------      -----------  ----------  -----------      -----------      ---------
                              -------------     -------      -----------  ----------  -----------      -----------      ---------
OTHER FINANCIAL DATA:
EBITDA (24)..................   $ 16,915        $ 1,226        $ 4,602      $  373     $  3,562          $--            $ 26,678
Depreciation and amortization
  (25).......................      4,920            123            545          36        8,368           --              13,992
Capital expenditures.........      3,842            343          3,009          57       --               --               7,251
Cash interest expense........      2,716             41              6          21       15,369            1,733          19,886

 See accompanying notes to the Unaudited Pro Forma Consolidated Financial Data.

                DECRANE AIRCRAFT HOLDINGS, INC. AND SUBSIDIARIES

                        UNAUDITED PRO FORMA CONSOLIDATED
                            STATEMENT OF OPERATIONS

                      NINE MONTHS ENDED SEPTEMBER 30, 1998

                                                                 ACQUISITION ADJUSTMENTS
                                                           ------------------------------------
                                                           COMPANIES ACQUIRED (10)
                                    DECRANE AIRCRAFT
                                     HISTORICAL (1)        -----------------------
                               --------------------------    AVTECH      DETTMERS                     OFFERING
                               (PREDECESSOR)  (SUCCESSOR)  CORPORATION  INDUSTRIES  ADJUSTMENTS      ADJUSTMENTS      PRO FORMA
                               -------------  -----------  -----------  ----------  -----------      -----------      ---------
                                                                    (DOLLARS IN THOUSANDS)
Revenues......................    $90,077      $ 16,012      $20,984      $2,013     $   (133)(11)     $--            $128,953
Cost of sales.................     60,101        11,080       13,267       1,454       (1,766)(12)      --              84,136
                               -------------  -----------  -----------  ----------  -----------      -----------      ---------
Gross profit..................     29,976         4,932        7,717         559        1,633           --              44,817
Selling, general and
  administrative expenses.....     15,719         3,170        3,695         760       (1,927)(13)      --              21,417
Nonrecurring acquisition
  expenses....................      3,632        --            1,229       --          (4,861)(14)      --               --
Nonrecurring bonuses and
  employment contract
  termination expenses........     --            --            3,592       --          (3,592)(15)      --               --
ESOP contribution.............     --            --              300       --            (300)(16)      --               --
Amortization of intangible
  assets......................      1,347           802       --           --           5,069(17)       --               7,218
                               -------------  -----------  -----------  ----------  -----------      -----------      ---------
Operating income (loss).......      9,278           960       (1,099)       (201)       7,244           --              16,182
Interest expense (income).....      2,350         1,765          (60)         13       11,542(18)           12(21)      15,622
Other expenses (income).......        847           181          (35)      --            (600)(19)      --                 393
                               -------------  -----------  -----------  ----------  -----------      -----------      ---------
Income (loss) before provision
  for income taxes and
  extraordinary item..........      6,081          (986)      (1,004)       (214)      (3,698)             (12)            167
Provision for income taxes
  (benefit)...................      2,892          (506)        (322)      --            (436)(20)          (5)(22)      1,623
                               -------------  -----------  -----------  ----------  -----------      -----------      ---------
Income (loss) before
  extraordinary item (23).....    $ 3,189      $   (480)     $  (682)     $ (214)    $ (3,262)         $    (7)       $ (1,456)
                               -------------  -----------  -----------  ----------  -----------      -----------      ---------
                               -------------  -----------  -----------  ----------  -----------      -----------      ---------

OTHER FINANCIAL DATA:
EBITDA (24)...................    $13,636      $  3,285      $  (837)     $ (197)    $ 10,789          $--            $ 26,676
Depreciation and amortization
  (25)........................      4,358         1,166          262           4        4,704           --              10,494
Capital expenditures..........      1,745           307        1,145           4       --               --               3,201
Cash interest expense.........      2,378         1,641       --              13       10,835             (106)         14,761

 See accompanying notes to the Unaudited Pro Forma Consolidated Financial Data.

                DECRANE AIRCRAFT HOLDINGS, INC. AND SUBSIDIARIES

                        UNAUDITED PRO FORMA CONSOLIDATED
                            STATEMENT OF OPERATIONS

                     TWELVE MONTHS ENDED SEPTEMBER 30, 1998

                                                           ACQUISITION ADJUSTMENTS
                                             ----------------------------------------------------
                                                     COMPANIES ACQUIRED (10)
                                 DECRANE     ---------------------------------------
                                AIRCRAFT         AUDIO
                               HISTORICAL    INTERNATIONAL,    AVTECH      DETTMERS                     OFFERING
                                   (1)            INC.       CORPORATION  INDUSTRIES  ADJUSTMENTS      ADJUSTMENTS      PRO FORMA
                              -------------  --------------  -----------  ----------  -----------      -----------      ---------
                                                                    (DOLLARS IN THOUSANDS)
Revenues.....................   $134,105        $ 1,269        $30,634      $3,220     $   (324)(11)     $--            $168,904
Cost of sales................     90,764          1,165         19,761       2,274       (2,284)(12)      --             111,680
                              -------------     -------      -----------  ----------  -----------      -----------      ---------
Gross profit.................     43,341            104         10,873         946        1,960           --              57,224
Selling, general and
  administrative expenses....     23,633            753          5,523       1,053       (3,275)(13)      --              27,687
Nonrecurring acquisition
  expense....................      3,632         --              1,229       --          (4,861)(14)      --               --
Nonrecurring bonuses and
  employment contract
  termination expenses.......     --             --              3,592       --          (3,592)(15)      --               --
ESOP contribution............     --             --                600       --            (600)(16)      --               --
Amortization of intangible
  assets.....................      2,438         --             --           --           7,186(17)       --               9,624
                              -------------     -------      -----------  ----------  -----------      -----------      ---------
Operating income (loss)......     13,638           (649)           (71)       (107)       7,102                           19,913
Interest expense (income)....      4,671              7           (169)         19       16,072(18)          265(21)      20,865
Other expenses (income)......      1,029              4            (62)         (2)        (600)(19)      --                 369
                              -------------     -------      -----------  ----------  -----------      -----------      ---------
Income (loss) before
  provision for income taxes
  and extraordinary item.....      7,938           (660)           160        (124)      (8,370)            (265)         (1,321)
Provision for income taxes
  (benefit)..................      3,539           (259)            74       --          (1,687)(20)        (107)(22)      1,560
                              -------------     -------      -----------  ----------  -----------      -----------      ---------
Income (loss) before
  extraordinary item (23)....   $  4,399        $  (401)       $    86      $ (124)    $ (6,683)         $  (158)       $ (2,881)
                              -------------     -------      -----------  ----------  -----------      -----------      ---------
                              -------------     -------      -----------  ----------  -----------      -----------      ---------

OTHER FINANCIAL DATA:
EBITDA (24)..................   $ 21,814        $  (630)       $   334      $  (93)    $ 12,480          $--            $ 33,905
Depreciation and amortization
  (25).......................      7,017             19            405          14        6,537           --              13,992
Capital expenditures.........      3,052         --              1,167          18       --               --               4,237
Cash interest expense........      4,566              9         --              18       15,016              108          19,717

 See accompanying notes to the Unaudited Pro Forma Consolidated Financial Data.

                DECRANE AIRCRAFT HOLDINGS, INC. AND SUBSIDIARIES

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

(1) As of September 30, 1998, reflects DeCrane Aircraft's financial position subsequent to the DLJ acquisition. For the year ended December 31, 1997, reflects DeCrane Aircraft's historical results of operation prior to the DLJ acquisition (Predecessor). For the nine months ended September 30, 1998, reflects DeCrane Aircraft's historical results of operations for the following periods: (i) eight months ended August 31, 1998 prior to the DLJ acquisition (Predecessor); and (ii) one month ended September 30, 1998 subsequent to the DLJ acquisition (Successor). For the twelve months ended September 30, 1998, reflects DeCrane Aircraft's historical results of operations for the following periods: (i) eleven months ended August 31, 1998 prior to the DLJ acquisition (Predecessor); and (ii) one month ended September 30, 1998 subsequent to the DLJ acquisition (Successor).

(2) Sources and uses of cash for the initial offering as of September 30, 1998 are as follows (dollars in thousands):

  SOURCES:
  Proceeds from units sold in the initial offering................  $ 100,000
  Revolving credit facility borrowings............................      4,974
                                                                    ---------
    Total Sources.................................................  $ 104,974
                                                                    ---------
                                                                    ---------
  USES:
  Repayment of bridge notes.......................................  $ 100,000
  Estimated transaction fees and expenses.........................      4,042
  Payment of bridge notes accrued interest........................        932
                                                                    ---------
    Total Uses....................................................  $ 104,974
                                                                    ---------
                                                                    ---------

(3) Reflects: (i) $4.0 million of transaction fees and expenses attributable to the initial offering; (ii) the $1.2 million value ascribed to the warrants issued as part of the units in the Initial Offering and capitalized as deferred financing costs; and (iii) a $3.1 million write-off of deferred financing costs associated with the bridge notes.

(4) Reflects the income tax benefit (at 38.5%) of the $3.1 million write-off of bridge notes deferred financing costs.

(5) Reflects the payment of accrued interest on the bridge notes.

(6) Reflects revolving credit facility borrowings required to fund the transaction fees and expenses and bridge notes accrued interest paid in conjunction with the initial offering.

(7) Reflects repayment of the bridge notes with the proceeds from the initial offering.

(8) Reflects the $100.0 million of notes sold in the initial offering.

(9) Reflects the write-off of the bridge notes deferred financing costs, net of income tax benefit, offset by the $1.2 million value ascribed to the warrants and recorded as additional paid-in capital.

(10) Represents the results of operations for the companies acquired for the periods not included in the DeCrane Aircraft Historical columns. The results of operations for the acquired companies are for the periods from the beginning of the periods presented to: (i) November 13, 1997 for Audio International; (ii) June 25, 1998 for Avtech; and (iii) June 29, 1998 for Dettmers.

(11) Reflects the elimination of intercompany sales.

                DECRANE AIRCRAFT HOLDINGS, INC. AND SUBSIDIARIES

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

(12) Reflects the net change in cost of goods sales attributable to the following (dollars in thousands):

                                                      YEAR        NINE MONTHS   TWELVE MONTHS
                                                      ENDED          ENDED          ENDED
                                                  DECEMBER 31,   SEPTEMBER 30,  SEPTEMBER 30,
                                                      1997           1998            1998
                                                  -------------  -------------  --------------
Increase (decrease) in non-cash acquisition
  related charges (a)...........................    $   4,636      $  (1,159)     $   (1,159)
Decrease in depreciation expense (b)............         (431)          (414)           (695)
Elimination of intercompany sales...............         (252)          (133)           (324)
Work force reductions attributable to merging
  the companies acquired........................          (98)           (60)           (106)
                                                       ------    -------------       -------
Net increase (decrease) in cost of sales........    $   3,855      $  (1,766)     $   (2,284)
                                                       ------    -------------       -------
                                                       ------    -------------       -------

------------------------

    (a) To reflect cost of sales based on the fair value of inventory acquired in connection with the DLJ acquisition.

    (b) To reflect a decrease in depreciation expense resulting from the fair value and remaining economic useful lives of depreciable assets acquired in connection with the DLJ acquisition.

(13) Reflects the net decrease in selling, general and administrative expenses attributable to the following (dollars in thousands):

                                                      YEAR       NINE MONTHS   TWELVE MONTHS
                                                     ENDED          ENDED          ENDED
                                                  DECEMBER 31,  SEPTEMBER 30,  SEPTEMBER 30,
                                                      1997          1998            1998
                                                  ------------  -------------  --------------
Decrease in compensation expense (a)............   $   (1,852)    $  (1,775)     $   (2,915)
Decrease in investor relations expenses (b).....         (362)         (176)           (369)
Other, net (c)..................................           30            24               9
                                                  ------------  -------------       -------
Net decrease in selling, general and
  administrative expenses.......................   $   (2,184)    $  (1,927)     $   (3,275)
                                                  ------------  -------------       -------
                                                  ------------  -------------       -------

------------------------

    (a) To reflect the resignation of certain former employees and changes to employment agreements for certain remaining employees of the companies acquired.

    (b) To reflect the decrease in investor relations expenses associated with becoming a privately held company as a result of the DLJ acquisition.

    (c) To reflect an increase in depreciation expense resulting from the fair value and remaining economic useful lives of depreciable assets acquired in connection with the DLJ acquisition, net of cost savings attributable to employee benefit plans implemented at the companies acquired.

(14) Reflects a reduction for nonrecurring charges incurred: (i) by DeCrane Aircraft on behalf of its stockholders related to the DLJ acquisition; and
    (ii) by Avtech on behalf of its stockholders related to its acquisition by DeCrane Aircraft.

(15) Reflects a reduction in expense attributable to employment contract termination expenses and nonrecurring bonuses awarded prior to, and in anticipation of, the acquisition of Avtech.

                DECRANE AIRCRAFT HOLDINGS, INC. AND SUBSIDIARIES

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

(16) Reflects a reduction in expense attributable to the termination of the Employee Stock Ownership Plan in conjunction with the acquisition of Avtech.

(17) Reflects a net increase in amortization expense pertaining to the amortization of goodwill and other intangible assets related to the DLJ acquisition on a straight-line basis as follows (dollars in thousands):

                                                                      YEAR        NINE MONTHS   TWELVE MONTHS
                                                                      ENDED          ENDED          ENDED
                                                                  DECEMBER 31,   SEPTEMBER 30,  SEPTEMBER 30,
                                             AMOUNT      YEAR         1997           1998            1998
                                           ----------  ---------  -------------  -------------  --------------
  Elimination of Predecessor
    amortization.........................                           $    (905)     $  (1,347)     $   (1,636)
  Successor amortization:
    Goodwill.............................  $  170,744     30            5,691          3,794           5,216
    FAA certifications...................      30,391     15            2,026          1,351           1,857
    Engineering drawings.................       9,138     15              609            406             558
    Assembled workforce..................       6,580      7              940            627             862
    Tradenames, trademarks and patents...       3,903   5 to 12           358            238             329
                                                                       ------    -------------       -------
      Net increase in amortization.......                           $   8,719      $   5,069      $    7,186
                                                                       ------    -------------       -------
                                                                       ------    -------------       -------

                DECRANE AIRCRAFT HOLDINGS, INC. AND SUBSIDIARIES

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

(18) Reflects the net increase in interest expense, including deferred financing cost amortization and commitment fees, as a result of the following (dollars in thousands):

                                                                           YEAR        NINE MONTHS   TWELVE MONTHS
                                                                           ENDED          ENDED          ENDED
                                                                       DECEMBER 31,   SEPTEMBER 30,  SEPTEMBER 30,
                                          RATE OR TERM       AMOUNT        1997           1998            1998
                                      --------------------  ---------  -------------  -------------  --------------
  Elimination of Predecessor net
    interest expense:
    Pertaining to debt refinanced
      (a):
      Interest expense..............                                     $  (2,411)     $  (2,205)     $   (2,673)
      Deferred financing cost
        amortization................                                          (317)           (96)           (118)
      Commitment fees and
        expenses....................                                          (162)           (95)           (117)
    Interest income (b).............                                           357            145             268
  Successor interest expense:
    Interest expense:
      Revolving credit facility.....      LIBOR (c) +2.25%  $   7,378          567            383             525
      Term facility:
        Term A......................      LIBOR (c) +2.25%     35,000        2,692          1,744           2,417
        Term B......................      LIBOR (c) +2.50%     45,000        3,573          2,330           3,223
      Bridge notes..................      Prime + (d)         100,000       10,625          8,443          11,318
    Deferred financing cost
      amortization:
      Revolving credit facility.....      6 years (e)           1,232          205            137             188
      Term facility
        Term A......................      6 years (f)             862          193            126             174
        Term B......................      7 years (f)           1,109          172            112             155
      Bridge notes..................     7.5 years (e)          3,180          424            283             389
    Commitment fees and expenses....                                           351            235             323
                                                                       -------------  -------------       -------
      Net increase in interest
        expense.....................                                     $  16,269      $  11,542      $   16,072
                                                                       -------------  -------------       -------
                                                                       -------------  -------------       -------

--------------------------

    (a) See the notes to DeCrane Aircraft's consolidated financial statements included elsewhere in this Prospectus for a description of the debt refinanced.

    (b) Interest income earned from invested surplus cash balances prior to acquisition.

    (c) Calculations based on LIBOR at 5.44%.

    (d) Calculations based on Prime at 8.50%, the rate in effect during the period the bridge notes were issued and outstanding, plus: (i) 2.125% for the year ended December 31, 1997; (ii) 4.0% for the nine months ended September 30, 1998; and 3.75% for the twelve months ended September 30, 1998.

    (e) Deferred financing costs are amortized on a straight-line basis over the term of the agreement.

    (f) Deferred financing costs are amortized using the effective interest method.

(19) Reflects adjustment for nonrecurring charges associated with a terminated debt offering in June 1998. Such offering was terminated upon initiation of the DLJ acquisition.

(20) Represents a decrease in the provision for income taxes as a result of a corresponding change in pro forma taxable income. The effective tax rate differs from the U.S. federal statutory rate due to goodwill amortization related to the DLJ acquisition not deductible for income tax purposes.

                DECRANE AIRCRAFT HOLDINGS, INC. AND SUBSIDIARIES

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

(21) Reflects the net increase in interest expense, including deferred financing cost amortization and commitment fees, as a result of the initial offering as follows (dollars in thousands):

                                                                       YEAR       NINE MONTHS   TWELVE MONTHS
                                                                      ENDED          ENDED          ENDED
                                                                   DECEMBER 31,  SEPTEMBER 30,  SEPTEMBER 30,
                                     RATE OR TERM        AMOUNT        1997          1998            1998
                                 ---------------------  ---------  ------------  -------------  --------------
  Elimination of bridge notes
    interest expense:
    Interest expense...........       Prime + (a)       $ 100,000   $  (10,625)    $  (9,375)     $  (12,250)
    Deferred financing cost
      amortization.............      7.5 years (b)          3,180         (424)         (318)           (424)
  Senior subordinated notes due
    2008:
    Interest expense...........         12.00%            100,000       12,000         9,000          12,000
    Deferred financing cost
      amortization.............      10 years (c)           5,810          581           436             581
  Revolving credit facility:
    Interest expense...........    LIBOR (d) + 2.25%        4,974          383           288             383
    Commitment fees and
      expenses.................                                            (25)          (19)            (25)
                                                                   ------------  -------------  --------------
    Net increase in interest
      expense..................                                     $    1,890     $      12      $      265
                                                                   ------------  -------------  --------------
                                                                   ------------  -------------  --------------

--------------------------

    (a) Calculations based on Prime at 8.50%, the rate in effect during the period the bridge notes were issued and outstanding, plus: (i) 2.125% for the year ended December 31, 1997; (ii) 4.0% for the nine months ended September 30, 1998; and 3.75% for the twelve months ended September 30, 1998.

    (b) Deferred financing costs are amortized on a straight-line basis over the term of the agreement.

    (c) Deferred financing costs are amortized using the effective interest method.

    (d) Calculations based on LIBOR at 5.44%.

(22) Represents a decrease in the provision for income taxes as a result of a decrease in pro forma taxable income.

(23) In conjunction with DeCrane Aircraft's initial public offering in April 1997, deferred financing costs of $2.1 million, net of income tax benefit, were written off as an extraordinary charge as a result of a debt refinancing with net proceeds from the initial public offering. This amount has not been reflected in the unaudited pro forma consolidated statement of operations for the fiscal year ended December 31, 1997. In conjunction with the DLJ acquisition, deferred financing costs of $296,000, net of income tax benefit, were written off as an extraordinary charge as a result of the termination of DeCrane Aircraft's prior senior credit facility. In conjunction with the Initial Offering, deferred financing costs of $1.9 million, net of income tax benefit, will be written off as an extraordinary charge as a result of the termination of the bridge notes. These amounts have not been reflected in the unaudited pro forma consolidated statement of operations for the periods presented.

(24) EBITDA equals operating income plus depreciation, amortization and non-cash acquisition related charges described in Note 12 above. EBITDA is not a measure of performance or financial condition under generally accepted accounting principles. EBITDA is not intended to represent cash flow from operations and should not be considered as an alternative to income from operations or net income computed in accordance with generally accepted accounting principles, as an indicator of DeCrane Aircraft's operating performance, as an alternative to cash flow from operating activities or as a measure of liquidity. DeCrane Aircraft believes that EBITDA is a standard measure of liquidity commonly reported and widely used by analysts, investors and other interested parties in the financial markets. However, not all companies calculate EBITDA using the same method and the EBITDA numbers set forth above may not be comparable to EBITDA reported by other companies.

(25) Reflects depreciation and amortization of plant and equipment, goodwill and other intangible assets. Excludes amortization of deferred financing costs and debt discounts which is classified as a component of interest expense.

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

                        UNAUDITED PRO FORMA CONSOLIDATED
                                 BALANCE SHEET

                               SEPTEMBER 30, 1998

                                                DECRANE        DECRANE
                                                HOLDINGS       AIRCRAFT         OFFERING
                                               HISTORICAL   PRO FORMA (1)    ADJUSTMENTS (2)   ELIMINATIONS (3)   PRO FORMA
                                               ----------   --------------   ---------------   ----------------   ---------
                                                                          (DOLLARS IN THOUSANDS)
ASSETS
Current assets...............................
  Cash and cash equivalents..................   $ --           $  4,267          $--              $ --            $  4,267
  Accounts receivable, net...................     --             28,617          --                 --              28,617
  Inventories................................     --             37,343          --                 --              37,343
  Income taxes refundable....................     --              3,000          --                 --               3,000
  Prepaid expenses and other current
    assets...................................     --              1,472          --                 --               1,472
                                               ----------   --------------       ------        ----------------   ---------
    Total current assets.....................     --             74,699          --                 --              74,699
                                               ----------   --------------       ------        ----------------   ---------

Property and equipment, net..................     --             28,215          --                 --              28,215
Other assets, principally intangibles, net...
  Goodwill and other intangibles.............     --            219,954          --                 --             219,954
  Investment in DeCrane Aircraft Holdings,
    Inc......................................    99,000         --                1,200            (100,200)         --
  Deferred financing costs...................       506           8,963          --                 --               9,469
  Deferred income taxes......................         2           4,232          --                 --               4,234
  Other assets...............................     --                546          --                 --                 546
                                               ----------   --------------       ------        ----------------   ---------
    Net other assets, principally
      intangibles............................    99,508         233,695           1,200            (100,200)       234,203
                                               ----------   --------------       ------        ----------------   ---------
                                                $99,508        $336,609          $1,200           $(100,200)      $337,117
                                               ----------   --------------       ------        ----------------   ---------
                                               ----------   --------------       ------        ----------------   ---------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Short-term borrowings......................   $ --           $     80          $--              $ --            $     80
  Current portion of long-term obligations...     --              1,267          --                 --               1,267
  Accounts payable...........................     --              9,801          --                 --               9,801
  Accrued expenses...........................       510          14,326          --                 --              14,836
  Income taxes payable.......................     --              1,610          --                 --               1,610
                                               ----------   --------------       ------        ----------------   ---------
    Total current liabilities................       510          27,084          --                 --              27,594
                                               ----------   --------------       ------        ----------------   ---------
Long-term liabilities
  Revolving credit facility..................     --              8,774          --                 --               8,774
  Term facility..............................     --             79,550          --                 --              79,550
  Bridge notes...............................     --            --               --                 --               --
  Senior subordinated notes..................     --            100,000          --                 --             100,000
  Other long-term obligations................     --                196          --                 --                 196
  Deferred income taxes......................     --             22,844          --                 --              22,844
  Other long-term liabilities................     --                532          --                 --                 532
                                               ----------   --------------       ------        ----------------   ---------
    Total long-term liabilities..............     --            211,896          --                 --             211,896
                                               ----------   --------------       ------        ----------------   ---------
Mandatorily redeemable preferred stock.......    34,436         --               --                 --              34,436
Stockholders' equity.........................    64,562          97,629           1,200            (100,200)        63,191
                                               ----------   --------------       ------        ----------------   ---------
                                                $99,508        $336,609          $1,200           $(100,200)      $337,117
                                               ----------   --------------       ------        ----------------   ---------
                                               ----------   --------------       ------        ----------------   ---------

 See accompanying notes to the Unaudited Pro Forma Consolidated Financial Data.

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

                        UNAUDITED PRO FORMA CONSOLIDATED
                            STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1997

                                                  DECRANE                        DECRANE
                                                  HOLDINGS                       AIRCRAFT       OFFERING
                                               HISTORICAL (4)   ADJUSTMENTS   PRO FORMA (1)    ADJUSTMENTS   PRO FORMA
                                               --------------   -----------   --------------   -----------   ---------
                                                                       (DOLLARS IN THOUSANDS)
Revenues.....................................      $--             $--           $160,054        $--         $160,054
Cost of sales................................      --              --             116,760         --          116,760
                                                    -----            ---      --------------      -----      ---------
Gross profit.................................      --              --              43,294         --           43,294
Selling, general and administrative
  expenses...................................      --              --              25,620           100(7)     25,720
Amortization of intangible assets............      --              --               9,624         --            9,624
                                                    -----            ---      --------------      -----      ---------
Operating income (loss)......................      --              --               8,050          (100)        7,950
Interest expense (income)....................      --                 51(5)        21,037         --           21,088
Other expenses (income)......................      --              --                 187         --              187
                                                    -----            ---      --------------      -----      ---------
Loss before provision for income taxes and
  extraordinary item.........................      --                (51)         (13,174)         (100)      (13,325)
Provision for income taxes (benefit).........      --                (20)(6)       (3,174)          (40)(8)    (3,234)
                                                    -----            ---      --------------      -----      ---------
Loss before extraordinary item (9)...........      $--             $ (31)        $(10,000)       $  (60)     $(10,091)
                                                    -----            ---      --------------      -----      ---------
                                                    -----            ---      --------------      -----      ---------
OTHER FINANCIAL DATA:
EBITDA (10)..................................      $--             $--           $ 26,678        $ (100)     $ 26,578
Depreciation and amortization (11)...........      --              --              13,992         --           13,992
Capital expenditures.........................      --              --               7,251         --            7,251
Cash interest expense........................      --              --              19,886         --           19,886

 See accompanying notes to the Unaudited Pro Forma Consolidated Financial Data.

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

                        UNAUDITED PRO FORMA CONSOLIDATED
                            STATEMENT OF OPERATIONS

                      NINE MONTHS ENDED SEPTEMBER 30, 1998

                                                  DECRANE                        DECRANE
                                                  HOLDINGS                       AIRCRAFT       OFFERING
                                                 HISTORICAL     ADJUSTMENTS   PRO FORMA (1)    ADJUSTMENTS   PRO FORMA
                                               --------------   -----------   --------------   -----------   ---------
                                                                       (DOLLARS IN THOUSANDS)
Revenues.....................................      $--             $--           $128,953        $--         $128,953
Cost of sales................................      --              --              84,136         --           84,136
                                                    -----          -----      --------------   -----------   ---------
Gross profit.................................      --              --              44,817         --           44,817
Selling, general and administrative
  expenses...................................      --              --              21,417            75(7)     21,492
Amortization of intangible assets............      --              --               7,218         --            7,218
                                                    -----          -----      --------------   -----------   ---------
Operating income (loss)......................      --              --              16,182           (75)       16,107
Interest expense (income)....................           4             34(5)        15,622         --           15,660
Other expenses (income)......................      --              --                 393         --              393
                                                    -----          -----      --------------   -----------   ---------
Income (loss) before provision for income
  taxes and extraordinary item...............          (4)           (34)             167           (75)           54
Provision for income taxes (benefit).........          (2)           (14)(6)        1,623           (30)(8)     1,577
                                                    -----          -----      --------------   -----------   ---------
Loss before extraordinary item (9)...........      $   (2)         $ (20)        $ (1,456)       $  (45)     $ (1,523)
                                                    -----          -----      --------------   -----------   ---------
                                                    -----          -----      --------------   -----------   ---------
OTHER FINANCIAL DATA:
EBITDA (10)..................................      $--             $--           $ 26,676        $  (75)     $ 26,601
Depreciation and amortization (11)...........      --              --              10,494         --           10,494
Capital expenditures.........................      --              --               3,201         --            3,201
Cash interest expense........................      --              --              14,761         --           14,761

 See accompanying notes to the Unaudited Pro Forma Consolidated Financial Data.

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

                        UNAUDITED PRO FORMA CONSOLIDATED
                            STATEMENT OF OPERATIONS

                     TWELVE MONTHS ENDED SEPTEMBER 30, 1998

                                                  DECRANE                        DECRANE
                                                  HOLDINGS                       AIRCRAFT       OFFERING
                                                 HISTORICAL     ADJUSTMENTS   PRO FORMA (1)    ADJUSTMENTS   PRO FORMA
                                               --------------   -----------   --------------   -----------   ---------
                                                                       (DOLLARS IN THOUSANDS)
Revenues.....................................      $--             $--           $168,904        $--         $168,904
Cost of sales................................      --              --             111,680         --          111,680
                                                    -----            ---      --------------      -----      ---------
Gross profit.................................      --              --              57,224         --           57,224
Selling, general and administrative
  expenses...................................      --              --              27,687           100(7)     27,787
Amortization of intangible assets............      --              --               9,624         --            9,624
                                                    -----            ---      --------------      -----      ---------
Operating income (loss)......................      --              --              19,913          (100)       19,813
Interest expense (income)....................           4             47(5)        20,865         --           20,916
Other expenses (income)......................      --              --                 369         --              369
                                                    -----            ---      --------------      -----      ---------
Loss before provision for income taxes and
  extraordinary item.........................          (4)           (47)          (1,321)         (100)       (1,472)
Provision for income taxes (benefit).........          (2)           (18)(6)        1,560           (40)(8)     1,500
                                                    -----            ---      --------------      -----      ---------
Loss before extraordinary item (9)...........      $   (2)         $ (29)        $ (2,881)       $  (60)     $ (2,972)
                                                    -----            ---      --------------      -----      ---------
                                                    -----            ---      --------------      -----      ---------
OTHER FINANCIAL DATA:
EBITDA (10)..................................      $--             $--           $ 33,905        $ (100)     $ 33,805
Depreciation and amortization (11)...........      --              --              13,992         --           13,992
Capital expenditures.........................      --              --               4,237         --            4,237
Cash interest expense........................      --              --              19,717         --           19,717

 See accompanying notes to the Unaudited Pro Forma Consolidated Financial Data.

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

(1) Reflects the pro forma balance sheet and results of operations of DeCrane Aircraft as described starting on page 28.

(2) Reflects DeCrane Holdings' additional capital contribution to DeCrane Aircraft of the value ascribed to the warrants in the initial offering.

(3) Reflects elimination of DeCrane Holdings' investment in DeCrane Aircraft.

(4) DeCrane Holdings is a newly incorporated entity with no assets, liabilities or operations prior to August 1998.

(5) Reflects the amortization of fees and expenses associated with the issuance of the DeCrane Holdings preferred stock on a straight-line basis over ten years.

(6) Reflects the income tax benefit as a result of the pre-tax loss attributable to the adjustment described above.

(7) Reflects DeCrane Holdings incremental expenses associated with regulatory compliance as a result of the Initial Offering.

(8) Reflects the income tax benefit as a result of the pre-tax loss attributable to the adjustment described above.

(9) Reflects loss before the extraordinary item described in Note 23 on page 36 of the DeCrane Aircraft Notes to Unaudited Pro Forma Consolidated Financial Data.

(10) EBITDA equals operating income plus depreciation, amortization and non-cash acquisition related charges described in Note 12 for DeCrane Aircraft on page 33. EBITDA is not a measure of performance or financial condition under generally accepted accounting principles. EBITDA is not intended to represent cash flow from operations and should not be considered as an alternative to income from operations or net income computed in accordance with generally accepted accounting principles, as an indicator of DeCrane Holding's operating performance, as an alternative to cash flow from operating activities or as a measure of liquidity. DeCrane Holdings believes that EBITDA is a standard measure of liquidity commonly reported and widely used by analysts, investors and other interested parties in the financial markets. However, not all companies calculate EBITDA using the same method and the EBITDA numbers set forth above may not be comparable to EBITDA reported by other companies.

(11) Reflects depreciation and amortization of plant and equipment, goodwill and other intangible assets. Excludes amortization of deferred financing costs and debt discounts which is classified as a component of interest expense.

                      SELECTED CONSOLIDATED FINANCIAL DATA
                                DECRANE AIRCRAFT

    The following table presents historical consolidated financial data of DeCrane Aircraft as of and for each of the five years in the period ended December 31, 1997 and as of and for the nine months ended September 30, 1997, the eight months ended August 31, 1998 and the one month ended September 30, 1998. The selected historical financial data as of and for each of the five years in the period ended December 31, 1997 were derived from the audited financial statements of DeCrane Aircraft. The selected historical financial data as of and for the nine, eight and one month periods ended September 30, 1997, August 31, 1998 and September 30, 1998, respectively, were derived from the unaudited historical financial statements of DeCrane Aircraft for such periods, which, in the opinion of management of DeCrane Aircraft, reflect normal and recurring adjustments necessary to present fairly the financial position and results of operations for the periods presented. The results of operations for interim periods are not necessarily indicative of results of operations for the full year. The information in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and DeCrane Aircraft's consolidated financial statements and related notes included elsewhere in this Prospectus.

                                                                              (PREDECESSOR)
                                         ---------------------------------------------------------------------------------------
                                                                                                    NINE MONTHS    EIGHT MONTHS
                                                         YEAR ENDED DECEMBER 31,                       ENDED           ENDED
                                         -------------------------------------------------------   SEPTEMBER 30,    AUGUST 31,
                                           1993       1994       1995       1996(1)     1997(2)       1997(3)         1998(4)
                                         ---------  ---------  ---------  -----------  ---------  ---------------  -------------
                                                                         (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenues...............................  $  48,197  $  47,092  $  55,839   $  65,099   $ 108,903     $  80,887       $  90,077
Cost of sales(6).......................     36,258     36,407     43,463      49,392      80,247        60,664          60,101
                                         ---------  ---------  ---------  -----------  ---------       -------     -------------
Gross profit...........................     11,939     10,685     12,376      15,707      28,656        20,223          29,976
Selling, general and administrative
  expenses.............................      7,953      7,716      9,426      10,747      15,756        11,012          15,719
Nonrecurring charges(7)................         --         --         --          --          --            --           3,632
Amortization of intangible assets......      1,210      1,209      1,115         709         905           616           1,347
                                         ---------  ---------  ---------  -----------  ---------       -------     -------------
Operating income.......................      2,776      1,760      1,835       4,251      11,995         8,595           9,278
Interest expense.......................      2,940      3,244      3,821       4,248       3,154         2,598           2,350
Terminated debt offering expenses......         --         --         --          --          --            --             600
Other (income) expense, net............       (148)       332        382         108         243           242             247
                                         ---------  ---------  ---------  -----------  ---------       -------     -------------
Income (loss) before provision for
  income taxes, cumulative effect of
  accounting change and extraordinary
  item.................................        (16)    (1,816)    (2,368)       (105)      8,598         5,755           6,081
Provision for income taxes
  (benefit)(8).........................        620        613      1,078         712       3,344         2,191           2,892
                                         ---------  ---------  ---------  -----------  ---------       -------     -------------
Income (loss) before cumulative effect
  of accounting change and
  extraordinary item...................       (636)    (2,429)    (3,446)       (817)      5,254         3,564           3,189
Cumulative effect of accounting
  change(9)............................       (121)        --         --          --          --            --              --
Extraordinary loss from debt
  refinancing(10)......................         --       (264)        --          --      (2,078)       (2,078)             --
                                         ---------  ---------  ---------  -----------  ---------       -------     -------------
Net income (loss)......................  $    (757) $  (2,693) $  (3,446)  $    (817)  $   3,176     $   1,486       $   3,189
                                         ---------  ---------  ---------  -----------  ---------       -------     -------------
                                         ---------  ---------  ---------  -----------  ---------       -------     -------------

OTHER FINANCIAL DATA:
Cash flows from operating activities...  $   2,474  $  (2,322) $   1,457   $   2,958   $   4,641     $   3,950       $   3,014
Cash flows from investing activities...       (629)      (993)    (1,462)    (24,016)    (27,809)       (2,842)        (87,378)
Cash flows from financing activities...     (1,458)     3,028         41      21,051      22,957        (1,046)         89,871
EBITDA(11).............................      6,034      5,196      5,471       7,602      16,915        12,022          13,636
EBITDA margin..........................       12.5%      11.0%       9.8%       11.7%       15.5%         14.9%           15.1%
Depreciation and amortization(12)......  $   3,258  $   3,436  $   3,636   $   3,351   $   4,920     $   3,427       $   4,358
Capital expenditures(13)...............        666      1,016      1,203       5,821       3,842         2,842           1,745
Ratio of earnings to fixed
  charges(14)..........................         --         --         --        1.0x        3.3x          2.9x            3.2x

OTHER OPERATING DATA:
Bookings(15)...........................  $  46,830  $  47,896  $  50,785   $  81,914   $ 112,082     $  93,911       $  94,439
Backlog at end of period(16)...........     23,933     24,493     19,761      44,433      49,005        44,791          84,184

                                           (SUCCESSOR)
                                         ---------------
                                         ONE MONTH ENDED
                                          SEPTEMBER 30,
                                             1998(5)
                                         ---------------
STATEMENT OF OPERATIONS DATA:
Revenues...............................     $  16,012
Cost of sales(6).......................        11,080
                                              -------
Gross profit...........................         4,932
Selling, general and administrative
  expenses.............................         3,170
Nonrecurring charges(7)................            --
Amortization of intangible assets......           802
                                              -------
Operating income.......................           960
Interest expense.......................         1,765
Terminated debt offering expenses......            --
Other (income) expense, net............           181
                                              -------
Income (loss) before provision for
  income taxes, cumulative effect of
  accounting change and extraordinary
  item.................................          (986)
Provision for income taxes
  (benefit)(8).........................          (506)
                                              -------
Income (loss) before cumulative effect
  of accounting change and
  extraordinary item...................          (480)
Cumulative effect of accounting
  change(9)............................            --
Extraordinary loss from debt
  refinancing(10)......................          (296)
                                              -------
Net income (loss)......................     $    (776)
                                              -------
                                              -------
OTHER FINANCIAL DATA:
Cash flows from operating activities...     $  (1,506)
Cash flows from investing activities...          (307)
Cash flows from financing activities...           358
EBITDA(11).............................         3,285
EBITDA margin..........................          20.5%
Depreciation and amortization(12)......     $   1,166
Capital expenditures(13)...............           307
Ratio of earnings to fixed
  charges(14)..........................            --
OTHER OPERATING DATA:
Bookings(15)...........................     $  16,890
Backlog at end of period(16)...........        84,607

                                                        (PREDECESSOR)
                               ----------------------------------------------------------------
                                                AS OF DECEMBER 31,                               (SUCCESSOR)
                                                                                                 -----------
                                                                                       AS OF SEPTEMBER 30,
                               -----------------------------------------------------  ----------------------
                                 1993       1994       1995      1996(1)    1997(2)    1997(3)    1998(17)
                               ---------  ---------  ---------  ---------  ---------  ---------  -----------

                                                          (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents....  $     441  $     236  $     305  $     320  $     206  $     339   $   4,267
Working capital..............       (637)    11,459     12,583     10,486     24,772     22,329      46,683
Total assets.................     34,653     37,685     36,329     69,266     99,137     70,645     333,300
Total debt(18)...............     19,653     23,874     24,672     42,250     38,838     14,336     184,893
Mandatorily redeemable
  preferred stock and common
  stock warrants.............      5,818      2,329      1,633      6,879         --         --          --
Stockholders' equity
  (deficit)..................     (2,618)       766     (1,697)     1,236     39,527     37,789      98,362

------------------------

(1) Includes the effect of the acquisition of the remaining 25% minority interest in Cory Components beginning February 20, 1996, the date on which the transaction occurred, and the results of Aerospace Display Systems and Elsinore beginning September 18, 1996 and December 5, 1996, respectively, the dates on which they were acquired.

(2) Includes the effect of the acquisition of Audio International beginning November 14, 1997, the date on which it was acquired.

(3) Excludes the effect of the acquisition of Audio International, which was not acquired until November 14, 1997.

(4) Includes the results of operations of Avtech and Dettmers beginning June 26, 1998 and June 30, 1998, respectively, the dates on which they were acquired.

(5) Reflects the results of operations subsequent to the DLJ acquisition (Successor).

(6) Includes $1.2 million of non-cash charges for the one month ended September 30, 1998 to reflect cost of sales based on the fair value of inventory acquired in connection with the DLJ acquisition.

(7) Represents non-capitalizable transaction costs associated with the DLJ acquisition.

(8) Prior to the acquisition of the remaining 25% minority interest in Cory Components in 1996, DeCrane Aircraft did not consolidate the earnings of Cory Components for tax purposes. As such, despite a consolidated pre-tax loss in each of the years, DeCrane Aircraft recorded a provision for income taxes from 1993 up to the date of the acquisition in 1996 which primarily relates to Cory Components.

(9) Represents the adoption, as of January 1, 1993, of SFAS 109, "Accounting for Income Taxes."

(10) Represents: (i) the write-off of unamortized deferred financing costs, unamortized original issue discounts and a prepayment penalty incurred as a result of the refinancing by DeCrane Aircraft of a substantial portion of our debt in November 1994; (ii) the write-off, net of an income tax benefit, of deferred financing costs, unamortized original issue discounts, a prepayment penalty and other related expenses incurred as a result of the repayment of debt by DeCrane Aircraft with the net proceeds from its initial public offering in April 1997; and (iii) the write-off, net of an income tax benefit, of deferred financing costs as a result of the repayment of DeCrane Aircraft's existing indebtedness in connection with the DLJ acquisition.

(11) EBITDA equals operating income plus depreciation, amortization and non-cash acquisition related charges described in Note 6 above. EBITDA is not a measure of performance or financial condition under generally accepted accounting principles. EBITDA is not intended to represent cash flow from operations and should not be considered as an alternative to income from operations or net income computed in accordance with generally accepted accounting principles, as an indicator of DeCrane Aircraft's operating performance, as an alternative to cash flow from operating activities or as a measure of liquidity. DeCrane Aircraft believes that EBITDA is a standard measure of liquidity commonly reported and widely used by analysts, investors and other interested parties in the financial markets. However, not all companies calculate EBITDA using the same method and the EBITDA numbers set forth above may not be comparable to EBITDA reported by other companies.

(12) Reflects depreciation and amortization of plant and equipment and goodwill and other intangible assets. Excludes amortization of deferred financing costs and debt discounts which are classified as a component of interest expense.

(13) Includes $4.4 million for the year ended December 31, 1996 related to the acquisition of a manufacturing facility. See "Business--Acquisition History."

(14) For purposes of calculating the earnings to fixed charges ratio, earnings represent net income before income taxes, minority interests in the income of majority-owned subsidiaries, cumulative effect of an accounting change, extraordinary items and fixed charges. Fixed charges consist of: (i) interest, whether expensed or capitalized; (ii) amortization of debt expense and discount or premium relating to any indebtedness, whether expensed or capitalized; and (iii) one-third of rental expenses under operating leases considered to represent interest cost (such one-third portion is deemed by DeCrane Aircraft to be a reasonable approximation of the interest portion of such expense). There was a deficiency of earnings to cover fixed charges for the years ended December 31, 1994 and 1995 and the one month ended September 30, 1998 of $1.8 million, $2.3 million and $1.0 million, respectively. There was also a deficiency of earnings to cover fixed charges for the year ended December 31, 1993 of less than $.1 million.

(15) Bookings represent the total invoice value of purchase orders received during the period. See "Business--Backlog."

(16) Orders are generally subject to cancellation by the customer prior to shipment. The level of unfilled orders at any given date during the year will be materially affected by the timing of DeCrane Aircraft's receipt of orders and the speed with which those orders are filled. See "Business-- Backlog."

(17) Reflects the financial position of Avtech and Dettmers and the DLJ acquisition.

(18) Total debt is defined as long-term debt, including current portion, and short-term borrowings.

                      SELECTED CONSOLIDATED FINANCIAL DATA
                                DECRANE HOLDINGS

    DeCrane Holdings is a holding company formed in July 1998 prior to the DLJ acquisition. The selected historical financial data as of and for the period from inception to August 27, 1998 were derived from the audited financial statements of DeCrane Holdings. The selected historical financial data as of and for the period from inception to September 30, 1998 were derived from the unaudited historical financial statements of DeCrane Holdings, which, in the opinion of management of DeCrane Holdings reflect normal and recurring adjustments necessary to present fairly the financial position and results of operations. The summary results of operations for the interim period are not necessarily indicative of the results of operations for the full year. The information in this table should be read in conjunction with "Recent Developments--The DLJ Acquisition" and the DeCrane Holdings financial statements and related notes included elsewhere in this Prospectus.

                                                                                                     INCEPTION TO
                                                                               INCEPTION TO         SEPTEMBER 30,
                                                                            AUGUST 27, 1998(1)         1998(2)
                                                                            -------------------  --------------------
                                                                                     (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenues..................................................................       $      --            $   16,012
Cost of sales(3)..........................................................              --                11,080
                                                                                     -----               -------
Gross profit..............................................................              --                 4,932
Selling, general and administrative expenses..............................              --                 3,170
Amortization of intangible assets.........................................              --                   802
                                                                                     -----               -------
Operating income..........................................................              --                   960
Interest expense..........................................................              --                 1,769
Other (income) expense, net...............................................              --                   181
                                                                                     -----               -------
Income (loss) before provision for income taxes and extraordinary item....              --                  (990)
Provision for income taxes (benefit)......................................              --                  (508)
                                                                                     -----               -------
Income (loss) before effect of extraordinary item.........................              --                  (482)
Extraordinary loss from debt refinancing(4)...............................              --                  (296)
                                                                                     -----               -------
Net income (loss).........................................................       $      --            $     (778)
                                                                                     -----               -------
                                                                                     -----               -------

OTHER FINANCIAL DATA:
Cash flows from operating activities......................................       $      --            $   (1,506)
Cash flows from investing activities......................................              --                  (307)
Cash flows from financing activities......................................              --                   358
EBITDA(5).................................................................              --                 3,285
EBITDA margin.............................................................              --                  20.5%
Depreciation and amortization(6)..........................................       $      --            $    1,166
Capital expenditures......................................................              --                   307
Ratio of earnings to fixed charges(7).....................................              --                    --

OTHER OPERATING DATA
Bookings(8)...............................................................       $      --            $   16,890
Backlog at end of period(9)...............................................              --                84,607

                                                                                                        AS OF
                                                                                   AS OF            SEPTEMBER 30,
                                                                            AUGUST 27, 1998(1)         1998(2)
                                                                            -------------------  --------------------
                                                                                     (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA
Cash and cash equivalents.................................................       $  --                $    4,267
Working capital...........................................................          --                    46,173
Total assets..............................................................          --                   333,808
Total debt(10)............................................................          --                   184,893
Manditorily redeemable preferred stock....................................          --                    34,436
Stockholders' equity......................................................          --                    63,924

------------------------

(1) DeCrane Holdings is a newly incorporated entity formed in July 1998 with no operations or cash flows prior to the DLJ acquisition on August 28, 1998.

(2) On August 28, 1998 DeCrane Holdings and two other companies organized by DLJ Merchant Banking Partners II, L.P. and affiliated funds and entities completed a successful tender offer for all the shares of DeCrane Aircraft. At the completion of the tender offer, the two other companies merged with DeCrane Aircraft. As a result, DeCrane Aircraft became a wholly-owned subsidiary of DeCrane Holdings.

(3) Includes $1.2 million of non-cash charges to reflect cost of sales based on the fair value of inventory acquired in connection with the DLJ acquisition.

(4) Represents the write-off, net of an income tax benefit, of deferred financing costs as a result of the repayment of DeCrane Aircraft's existing indebtedness in connection with the DLJ acquisition.

(5) EBITDA equals operating income plus depreciation, amortization and non-cash acquisition related charges described in Note 3 above. EBITDA is not a measure of performance of financial condition under generally accepted accounting principals. EBITDA is not intended to represent cash flow from operations and should not be considered as an alternative to income from operations or net income computed in accordance with generally accepted accounting principals, as an indicator of DeCrane Holdings' operating performance, as an alternative to cash flow from operating activities or as a measure of liquidity. DeCrane Holdings believes that EBITDA is a standard measure of liquidity commonly reported and widely used by analysts, investors and other interested parties in the financial markets. However, not all companies calculate EBITDA using the same method and the EBITDA numbers set forth above may not be comparable to other companies.

(6) Reflects depreciation and amortization of plant and equipment and goodwill and other intangible assets. Excludes amortization of deferred financing costs and debt discounts, which are classified as a component of interest expense.

(7) For purposes of calculating the earnings to fixed charges ratio, earnings represent net income before income taxes, cumulative effect of an accounting change, extraordinary items and fixed charges. Fixed charges consist of: (i) interest, whether expensed or capitalized; (ii) amortization of debt expense and discount or premium relating to any indebtedness, whether expensed or capitalized; (iii) one-third of rental expenses under operating leases considered to represent interest costs (such one-third portion is deemed by DeCrane Holdings to be a reasonable approximation of the interest portion of such expense) and (iv) preferred stock dividends. DeCrane Holdings earnings were insufficient to cover the fixed charges for the one month ended September 30, 1998. The dollar amount of the deficiency was $1.0 million.

(8) Bookings represent the total invoice value of purchase orders received during the period. See "Business--Backlog."

(9) Orders are generally subject to cancellation by the customer prior to shipment. The level of unfilled orders at any given date during the year will be materially affected by the timing the subsidiaries receipt of orders and the length of time with which those orders are filled. See "Business-- Backlog."

(10) Total debt is defined as long-term debt, including current portion, and short-term borrowings.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

    THE FOLLOWING DISCUSSIONS SHOULD BE READ IN CONJUNCTION WITH CONSOLIDATED FINANCIAL STATEMENTS OF DECRANE HOLDINGS AND DECRANE AIRCRAFT AND THE RELATED NOTES INCLUDED ELSEWHERE IN THIS PROSPECTUS.

                                DECRANE HOLDINGS

    DeCrane Holdings is a holding company and does not have any material operations or assets other than its ownership of all of the capital stock of DeCrane Aircraft. See "--DeCrane Aircraft--The DLJ Acquisition and Financing."

                                DECRANE AIRCRAFT

OVERVIEW

    Our results of operations have been affected by our history of acquisitions. Since our formation in 1989, we have completed eleven acquisitions of businesses or assets, the most recent of which, Avtech and Dettmers, were closed in June 1998. As a result, our historical financial statements do not reflect the results of all of our current businesses.

    Our principal strategy is to establish and expand leading positions in high-margin niches within the commercial, regional, corporate and military markets, with a focus on the manufacturing of avionics components and the integration of avionics systems. We also seek to maintain a balance of revenues among the OEM market, the retrofit market and the aftermarket. We believe that such a strategy will reduce the cyclical risk in the aircraft industry.

    In April 1997, we completed our initial public offering of common stock and used the $28.9 million of net proceeds to refinance debt outstanding. In April 1998, we completed a follow-on common stock offering and used the $34.8 million of net proceeds to reduce borrowings outstanding under our credit facility, a majority of which we incurred to finance the Audio International acquisition.

THE DLJ ACQUISITION AND FINANCING

    In July 1998, DeCrane Holdings, an affiliate of DLJ Merchant Banking Partners II, L.P. formed a finance subsidiary and an acquisition subsidiary. The acquisition subsidiary conducted a successful tender for our shares and, when the tender offer was completed, merged with DeCrane Aircraft. To finance the purchase of shares in the tender offer and to refinance existing debt, the finance subsidiary entered into a $130.0 million syndicated bank credit facility with a group of lenders led by DLJ Capital Funding, Inc., issued $100.0 million of senior subordinated increasing rate bridge notes to DLJ Bridge Finance Inc. and received an equity contribution of approximately $99.0 million from the sale of preferred and common stock by DeCrane Holdings. The bank credit facility and the bridge notes became our obligations when the finance subsidiary was also merged into DeCrane Aircraft. When the two mergers were completed in August, 1998, DeCrane Aircraft became a wholly owned subsidiary of DeCrane Holdings. The bridge notes were refinanced by the sale of the old notes in October, 1998.

    The gross purchase price for DeCrane Aircraft's shares and options was $186.3 million. The excess of the purchase price over the historical value of the net assets acquired was $127.9 million and was allocated as follows: (i) $4.7 million to inventory; (ii) $3.0 million to fixed assets; (iii) $50.0 million to certain identifiable intangible assets; and (iv) $70.2 million to goodwill. The inventory step-up will be expensed completely during the remainder of 1998. The intangible assets, other than goodwill, will be amortized on a straight-line basis over periods between five and fifteen years. Goodwill will be amortized on a straight-line basis over a period of thirty years.

    The term loan facility under our bank credit facility consists of a $35.0 million amortizing loan maturing in six years (the "Term A loan") and a $45.0 million amortizing loan maturing in seven years (the "Term B loan"). Scheduled aggregate amortization is $112,500 in 1998 and $887,500 in 1999. The bank credit facility also includes a $25.0 million working capital revolving credit facility and a $25.0 million acquisition revolving credit facility, of which $5.4 million was drawn upon completion of the DLJ acquisition. Both revolving credit facilities will terminate after six years. See "Description of Bank Credit Facility."

    Borrowings under our bank credit facility generally bear interest based on a margin over, at DeCrane Aircraft's option, the base rate or the Euro-Dollar rate. The applicable margin is 1.00% for base rate borrowings and 2.25% for Euro-Dollar borrowings for the first six months (other than the Term B loan, which has a margin of 1.25% for base rate borrowings and 2.50% for Euro-Dollar borrowings) and thereafter will vary based upon DeCrane Aircraft's ratio of total debt to EBITDA (as defined). DeCrane Aircraft's obligations under the bank credit facility are guaranteed by DeCrane Holdings and all existing and future wholly-owned domestic subsidiaries of DeCrane Aircraft (the "subsidiary guarantors") and are secured by substantially all of the assets of DeCrane Aircraft and the subsidiary guarantors, including a pledge of the capital stock of all existing and future subsidiaries of DeCrane Aircraft (provided that no more than 65% of the voting stock of any foreign subsidiary shall be pledged) and a pledge by DeCrane Holdings of the stock of DeCrane Aircraft. The bank credit facility contains customary covenants and events of default.

    The notes (including the old notes, and the new notes to be exchanged for old notes in this exchange offer) will mature in 2008 and are guaranteed by DeCrane Aircraft's wholly-owned domestic subsidiaries. Interest on the notes is payable semiannually in cash. The notes contain customary covenants and events of default, including covenants that limit DeCrane Aircraft's ability to incur debt, pay dividends and make certain investments.

    In connection with the DLJ acquisition, DeCrane Holdings raised approximately $99.0 million through its sale of common stock and DeCrane Holdings Preferred Stock to the DLJMB Funds. The proceeds of those sales were contributed to DeCrane Aircraft. The DeCrane Holdings Preferred provides for cumulative dividends that do not require payment in cash through 2003, but will be payable in cash thereafter and will be mandatorily redeemable in 2009. The DeCrane Holdings Preferred is exchangeable into debentures that will contain customary covenants and events of default, including covenants that limit the ability of DeCrane Holdings and its subsidiaries to incur debt, pay dividends and make certain investments.

RESULTS OF OPERATIONS

    The following table sets forth the items in DeCrane Aircraft's consolidated statements of operations as percentages of its revenues for the periods indicated. The percentages for each of the years in the three year period ended December 31, 1997 and the nine months ended September 30, 1997 reflect the historical results of operations prior to the DLJ acquisition (Predecessor). The percentages for the nine months ended September 30, 1998 reflects the combined historical results of operations for the eight months ended August 31, 1998 prior to the DLJ acquisition (Predecessor) and the one month ended September 30, 1998 subsequent to the DLJ acquisition (Successor).

                                                                                                       NINE MONTHS ENDED
                                                                         YEAR ENDED DECEMBER 31,         SEPTEMBER 30,
                                                                     -------------------------------  --------------------
                                                                       1995       1996       1997       1997       1998
                                                                     ---------  ---------  ---------  ---------  ---------
Revenues...........................................................      100.0%     100.0%     100.0%     100.0%     100.0%
Cost of sales......................................................       77.8       75.9       73.7       75.0       67.1
                                                                     ---------  ---------  ---------  ---------  ---------
Gross profit.......................................................       22.2       24.1       26.3       25.0       32.9
Selling, general and administrative expenses.......................       16.9       16.5       14.5       13.6       21.2
Amortization of intangible assets..................................        2.0        1.1        0.8        0.8        2.0
                                                                     ---------  ---------  ---------  ---------  ---------
Operating income...................................................        3.3        6.5       11.0       10.6        9.7
Interest expense...................................................        6.8        6.5        2.9        3.2        3.9
Other expense, net.................................................        0.7        0.2        0.2        0.3        1.0
                                                                     ---------  ---------  ---------  ---------  ---------
Income (loss) before provision for income taxes,
  and extraordinary item...........................................       (4.2)      (0.2)       7.9        7.1        4.8
Provision for income taxes.........................................       (2.0)      (1.1)      (3.1)      (2.7)      (2.2)
                                                                     ---------  ---------  ---------  ---------  ---------
Income (loss) before extraordinary item............................       (6.2)      (1.3)       4.8        4.4        2.6
Extraordinary loss from debt refinancing...........................         --         --       (1.9)      (2.6)      (0.3)
                                                                     ---------  ---------  ---------  ---------  ---------
Net income (loss)..................................................       (6.2)%      (1.3)%       2.9%       1.8%       2.3%
                                                                     ---------  ---------  ---------  ---------  ---------
                                                                     ---------  ---------  ---------  ---------  ---------

NINE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30,
  1997

    REVENUES. Revenues increased $25.2 million, or 31.1%, to $106.1 million for the nine months ended September 30, 1998 from $80.9 million for the nine months ended September 30, 1997. Major contributing factors included the inclusion of $14.8 million of revenues from Audio International, which was acquired on November 14, 1997; the inclusion of $13.1 million of revenues from Avtech, which was acquired on June 26, 1998; and the inclusion of $1.2 million of revenues from Dettmers, which was acquired on June 30, 1998. Partially offsetting this increase was a decline in sales to Matsushita of $2.3 million.

    GROSS PROFIT. Gross profit increased $14.7 million, or 72.6%, to $34.9 million for the nine months ended September 30, 1998 from $20.2 million for the nine months ended September 30, 1997. Gross profit as a percent of revenues increased to 32.9% for the nine months ended September 30, 1998 from 25.0% for the nine months ended September 30, 1997. These improvements were attributable primarily to increased sales volume from acquired companies, which have generally higher gross margins.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative (referred to as SG&A herein) expenses increased $11.5 million, or 104.5%, to $22.5 million for the nine months ended September 30, 1998 from $11.0 million for the nine months ended September 30, 1997. SG&A expenses as a percent of revenues increased to 21.2% for the nine months ended September 30, 1998 from 13.6% for the nine months ended September 30, 1997. SG&A expenses increased primarily due to the inclusion of SG&A expenses from Audio International, Avtech and Dettmers, the non-capitalizable transaction costs associated with the DLJ acquisition, and the increase in research and development expenditures for new product introductions at Audio International and Dettmers.

    OPERATING INCOME. Operating income increased $1.6 million to $10.2 million for the nine months ended September 30, 1998 from $8.6 million for the nine months ended September 30, 1997. Operating income as a percent of revenues, however, decreased to 9.7% for the nine months ended September 30, 1998 from 10.6% for the nine months ended September 30, 1997. The increase in operating income resulted from the factors described above, but was offset by higher amortization and other expenses due to the acquisition of Avtech and the DLJ acquisition.

    INTEREST EXPENSE. Interest expense increased $1.5 million, or 58.4%, to $4.1 million for the nine months ended September 30, 1998 from $2.6 million for the nine months ended September 30, 1997. This increase resulted from the higher debt levels associated with the acquisition of Avtech and the DLJ acquisition.

    PROVISION FOR INCOME TAXES. During the nine months ended September 30, 1998, we increased our provision for income taxes by $0.2 million to $2.4 million from $2.2 million for the nine months ended September 30, 1997, as lower income before taxes was somewhat offset by an increase in non-deductible expenses.

    EXTRAORDINARY LOSS FROM DEBT REFINANCING. During the nine months ended September 30, 1997, we incurred a $2.1 million extraordinary charge, net of an estimated $1.4 million income tax benefit, as a result of a debt refinancing with the proceeds from our initial public offering.

    NET INCOME. Net income increased $0.9 million to $2.4 million for the nine months ended September 30, 1998 compared to $1.5 million for the same period in 1997 due to the factors described above.

    BOOKINGS AND BACKLOG. Bookings increased $28.9 million, or 35.1%, to $111.3 million for the nine months ended September 30, 1998 compared to $82.4 million for the same period in 1997. The increase in bookings for 1998 includes $14.7 million attributable to Audio International, $7.7 million attributable to Avtech and $1.4 million attributable to Dettmers. As of September 30, 1998, we had a sales order backlog of $84.6 million compared to $49.0 million as of December 31, 1997.

YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

    REVENUES. Revenues increased $43.8 million, or 67.3%, to $108.9 million for 1997 from $65.1 million for 1996. Revenues increased primarily due to the inclusion of $10.7 million of revenues from Aerospace Display Systems, growth in our private labeling programs of $6.4 million, growth in contact sales of $6.3 million driven by new aircraft production rate increases, an increase in sales of harness assemblies for in-flight entertainment systems of $5.1 million, an increase in sales of specialty connectors for cabin management and in-flight entertainment systems principally on Boeing's 777 aircraft of $4.9 million, an increase of sales to IFT of $3.3 million relating to a major systems integration program for Swissair, the inclusion of $3.0 million of revenue from Elsinore, new systems integration programs for navigational systems of $1.5 million, the inclusion of $1.3 million of revenue from Audio International, a new systems integration program for United Parcel Service of $0.9 million, and the overall growth in the commercial aircraft market. Partially offsetting this increase was a decline in sales to AT&T Wireless Services, Inc. of $3.8 million, reflecting the completion in late 1995 and early 1996 of a major systems integration program.

    GROSS PROFIT. Gross profit increased $12.9 million, or 82.4%, to $28.7 million for 1997 from $15.7 million for 1996. Gross profit as a percentage of revenues increased to 26.3% for 1997 from 24.1% for 1996. This increase in profit margin was attributable to an increased sales volume, favorable mix, savings from the rationalization of certain newly purchased manufacturing assets purchased from AMP, Inc. with our existing facilities in El Segundo, California and Lugano, Switzerland, sustained price increases and lower material costs.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. SG&A expenses increased $5.0 million, or 46.6%, to $15.8 million for 1997 from $10.7 million for 1996. SG&A expenses as a percentage of revenues decreased to 14.5% for 1997 from 16.5% for 1996. SG&A expenses increased primarily due to the addition of staff to pursue higher sales to OEMs and to develop capabilities for in-flight entertainment, navigation and satellite communication and safety systems integration services, the inclusion of SG&A expenses from Aerospace Display Systems, the AMP facility and Elsinore, all of which were acquired in late 1996, and the inclusion of SG&A expenses from Audio International, which was acquired in 1997.

    OPERATING INCOME. Operating income increased $7.7 million, or 182.2%, to $12.0 million for 1997 from $4.3 million for 1996. Operating income as a percentage of revenues increased to 11.0% for 1997 from 6.5% for 1996. The increase in operating income resulted from the factors described above.

    INTEREST EXPENSE. Interest expense decreased $1.1 million, or 25.8%, to $3.2 million for 1997 from $4.2 million for 1996. The decrease resulted from the completion of the initial public offering on April 16, 1997 and the repayment of a substantial portion of debt with the net proceeds.

    PROVISION FOR INCOME TAXES. During 1997, we reduced our deferred tax asset valuation allowance by $0.5 million to reflect the book benefit of federal and state net operating loss carry forwards not previously recognized. We have approximately $2.5 million of net operating loss carry forwards available at December 31, 1997 for federal income tax purposes.

    EXTRAORDINARY LOSS FROM DEBT REFINANCING. During 1997, we incurred a $2.1 million extraordinary charge, net of an estimated $1.4 million income tax benefit, as a result of refinancing debt with the net proceeds from the initial public offering.

    NET INCOME (LOSS). Net income increased $4.0 million to $3.2 million for 1997 from a net loss of $0.8 million for 1996. The increase is a result of the factors described above.

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

    REVENUES. Revenues increased $9.3 million, or 16.6%, to $65.1 million for 1996 from $55.8 million for 1995. Revenues increased primarily due to growth in contact sales driven by new aircraft production rate increases and growth in our private labeling programs of $6.4 million, an increase of sales to IFT of $3.0 million in 1996 relating to a major systems integration program for Swissair, the inclusion of $2.8 million of revenues from Aerospace Display Systems which was acquired on September 18, 1996, an increase in sales of specialty connectors for cabin management and in-flight entertainment systems on Boeing's 777 aircraft of $2.4 million, and an increase in sales of harness assemblies for in-flight entertainment systems of $2.4 million. Partially offsetting this increase was a decline in sales to AT&T Wireless of $9.2 million, reflecting the completion in 1995 of a major systems integration program primarily for American Airlines.

    GROSS PROFIT. Gross profit increased $3.3 million, or 26.9%, to $15.7 million for 1996 from $12.4 million for 1995. Gross profit as a percentage of revenues increased to 24.1% for 1996 from 22.2% for 1995. This increase was attributable to an improvement in gross profit as a percentage of revenues from the sale of contacts for 1996, partially offset by a decline in higher margin sales to AT&T Wireless. This improvement resulted from sustained price increases, increased sales volume, lower wage-related expenses and lower material costs.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. SG&A expenses increased $1.3 million, or 14.0%, to $10.7 million for 1996 from $9.4 million for 1995. SG&A expenses as a percentage of revenues decreased to 16.5% for 1996 from 16.9% for 1995. SG&A expenses increased primarily due to the addition of staff to pursue higher sales to OEMs and to develop capabilities for in-flight entertainment, navigation and satellite communication and safety systems integration services, and the inclusion of SG&A expenses from Aerospace Display Systems and Elsinore, which were acquired in 1996. This increase in SG&A expenses was offset partially by the elimination of $0.7 million of expenses related to our acquisition in 1996 of the remaining 25% minority interest in Cory Components in February 1996.

    OPERATING INCOME. Operating income increased $2.4 million, or 131.7%, to $4.3 million for 1996 from $1.8 million for 1995. The increase in operating income resulted from the factors described above and a decline of $0.4 million in amortization of intangible assets as a result of the termination of certain non-compete agreements.

    INTEREST EXPENSE. Interest expense increased $0.4 million, or 11.2%, to $4.2 million for 1996 from $3.8 million for 1995. This increase resulted from higher outstanding indebtedness attributed to the funding of the acquisitions of Aerospace Display Systems and Elsinore and the purchase of the AMP manufacturing facility.

    NET LOSS. Net loss decreased $2.6 million, or 76.3%, to $0.8 million for 1996 from a net loss of $3.4 million for 1995. The decrease in net loss resulted from the factors described above and a lower tax provision resulting from the acquisition of the remaining 25% minority interest in Cory Components.

LIQUIDITY AND CAPITAL RESOURCES

    We have required cash primarily to fund acquisitions and, to a lesser extent, to fund capital expenditures and for working capital. Our principal sources of liquidity have been cash flow from operations and third party borrowings.

    For the nine months ended September 30, 1998, we generated cash from operating activities of $1.5 million. We used $4.5 million in cash for working capital. Our accounts receivable consist of trade receivables and unbilled receivables, which are recognized pursuant to the percentage of completion method of accounting for long-term contracts. Accounts receivable increased $4.6 million for the nine months ended September 30, 1998 from the inclusion of Avtech and Dettmers as well as higher overall sales. Unbilled receivables accounted for $2.0 million of this increase. Inventories increased only $0.5 million for the nine months ended September 30, 1998, due to improved inventory management at several subsidiaries. Accounts payable increased by $0.3 million for the nine months ended September 30, 1998. The inclusion of additional entities was offset by an agreement with a new gold supplier for significantly lower prices in exchange for shorter payment terms.

    In 1997 and 1996, we generated cash from operating activities of $4.6 million and $3.0 million, respectively. We used $5.4 million in 1997 and $0.8 million in 1996 in cash for working capital. Trade receivables increased $3.0 million in 1997 and $2.7 million in 1996 due to higher sales. Unbilled receivables increased $0.2 million in 1997 as a result of the systems integration program for Swissair (through IFT) that began in mid-1996. Inventories increased by $5.0 million in 1997 and $2.7 million in 1996 in support of sales growth. Accounts payable decreased by $0.4 million in 1997 and increased by $1.9 million in 1996.

    Net cash used in investing activities was $87.7 million during the nine months ended September 30, 1998. Of this amount, $83.6 million was used for the Avtech acquisition and $2.1 million for the Dettmers acquisition (both net of cash acquired). The total purchase price for the Dettmers acquisition also included additional contingent consideration with a maximum of $2.0 million payable between 1999 and 2002. We spent $2.1 million on capital expenditures during the nine months ended September 30, 1998. We anticipate spending approximately $4.5 million on capital expenditures in 1998. The bank credit facility contains certain restrictions on our ability to make capital expenditures; however, we believe the permitted capital expenditures will be sufficient to complete our investment program and maintain our facilities.

    Net cash used in investing activities was $27.8 million for 1997 and $24.0 million for 1996. Of the $27.8 million used in 1997, $23.6 million related to the acquisition of Audio International in November 1997. The total purchase price for the Audio International acquisition also included contingent consideration with a maximum of $6.0 million payable in 1999 and 2000. Of the $24.0 million used in

1996, $22.6 million related to the acquisition of the remaining 25% minority interest in Cory Components in February 1996, the acquisition of Aerospace Display Systems in September 1996, the acquisition of Elsinore and the purchase of the AMP manufacturing facility in December 1996. We made capital expenditures of $3.8 million in 1997 and $1.5 million in 1996. Capital expenditures were incurred in 1997 to increase manufacturing capacity in support of revenue growth, improve plating controls and capacity and construct three additional selective plating machines.

    Net cash provided by financing activities was $90.2 million for the nine months ended September 30, 1998. In connection with the DLJ acquisition, we entered into a new credit facility that provides for term loan borrowings in the aggregate principal amount of $80.0 million and revolving loan borrowings up to an aggregate principal amount of $50.0 million, including $25 million for working capital purposes which expires in 2004 (See Note 1 to the DeCrane Aircraft consolidated financial statements included elsewhere in this Prospectus). In 1998, prior to the DLJ acquisition, we also completed a follow-on common stock offering, using the $34.8 million of net proceeds to reduce amounts outstanding under our then existing senior credit facility, and borrowed $85.8 million under that credit facility to finance the Avtech and Dettmers acquisitions.

    Net cash provided by financing activities in 1997 was $23.0 million. Our initial public offering raised $28.9 million in net proceeds in April 1997. The net proceeds from the offering were used to repay debt outstanding. In November 1997, the acquisition of Audio International (including the related fees and expenses) was financed with senior credit facility borrowings.

    Net cash provided by financing activities in 1996, was $21.1 million. Specifically, we financed the acquisition of the remaining 25% minority interest in Cory Components (including the related fees and expenses) in February 1996 for $6.5 million, the acquisition of Aerospace Display Systems (including the related fees and expenses) in September 1996 for $11.4 million, and the acquisition of Elsinore and the initial cash portion of the AMP manufacturing facility acquisition in December 1996 for an aggregate of $8.0 million. The foregoing acquisitions were financed by various combinations of convertible preferred stock, warrants for common stock and convertible notes (all of which were subsequently converted to common stock), debt notes, and a total of $2.1 million in senior credit facility borrowings.

    Cash increased $4.1 million for the nine months ended September 30, 1998, decreased $0.1 million in 1997 and remained unchanged in 1996 due to the factors described above.

    The DLJ acquisition created substantial debt for us, resulting in significant debt service obligations. Although we cannot be certain, we anticipate that operating cash flow, together with borrowings under the bank credit facility, will be sufficient to meet our future operating expenses, working capital, capital expenditures and debt service obligations. However, our ability to pay principal or interest, to refinance our debt and to satisfy our other debt obligations will depend on our future operating performance. We will be affected by economic, financial, competitive, legislative, regulatory, business and other factors beyond our control. In addition, we are continually considering acquisitions that complement or expand our existing businesses or that may enable us to expand into new markets. Future acquisitions may require additional debt, equity financing or both. We may not be able to obtain any additional financing on acceptable terms.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

    In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." This statement establishes standards for reporting financial and descriptive information about operating segments. Under SFAS No. 131, information pertaining to the Company's operating segments will be reported on the basis that is used internally for evaluating segment performance and making resource allocation determinations. Management is currently studying the potential effects of adoption of this statement, which is required for the fiscal year ending December 31, 1998.

    In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair value. It also requires that gains or losses resulting from changes in the values of those derivatives be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. Adoption of SFAS No. 133 is required for the fiscal year beginning January 1, 2000. Management believes the adoption of SFAS No. 133 will not have a material impact on our consolidated financial position or results of operations.

SWISS FRANC FORWARD EXCHANGE CONTRACTS

    Certain of the contact blanks we use in the production of our contacts are manufactured at our Swiss facility and shipped to our El Segundo, California facility for plating and assembly. In 1996, 1997 and 1998, solely in an effort to mitigate the effects of currency fluctuations between the U.S. Dollar and the Swiss Franc, we entered into forward exchange contracts at fixed rates. We plan to continue efforts to mitigate this risk in the future. We do not engage in any currency exchange transactions for trading or speculative purposes. Realized and unrealized gains and losses on foreign exchange contracts are recognized currently in the consolidated statements of operations.

COMPLIANCE OF KEY SYSTEMS WITH YEAR 2000 PERFORMANCE STANDARDS

    We are dependent in part on computer- and date-controlled systems for some internal functions, particularly inventory control, purchasing, customer billing and payroll. In 1996, we performed an evaluation of all of our information systems to determine if the existing hardware and software would meet our long-term requirements. Because of numerous acquisitions made over the past several years, we operate several stand-alone systems using different, and in some cases internally customized, software. We concluded that some of our existing software should be upgraded to newer, off-the-shelf, integrated manufacturing and business application software which is also Year 2000 compliant. We believe the migration to the new integrated software will be completed prior to 2000.

    Similarly, suppliers of components and services on which we rely, and our customers, may have Year 2000 compliance risks which would affect their operations and their transactions with us. We are developing plans for mitigating the impact of the Year 2000 problem from key vendors and customers. A comprehensive effort in this area began in the fourth quarter of 1998. Although we are not aware of any material customer or vendor related Year 2000 issues, we cannot currently evaluate the magnitude of our exposure. Our review of these third-party compliance risks from our key vendors and customers is not yet complete. Because of the complexity of these issues and the interdependence of many companies using computer- and date-controlled systems, our assessment of the risks may be incorrect. Additionally, in view of the mixed results achieved by software vendors in correcting these problems, we cannot assure you that new systems we obtain to replace noncompliant systems will themselves prove to be fully compliant.

    We believe that the majority of our computer-controlled systems were put into service during the last five years and that these systems are Year 2000 compliant. We believe the number of products manufactured and sold by us which are dependent upon computer-controlled systems is not significant. We intend to review our Year 2000 exposure from internal computer-controlled systems and manufactured products again prior to the third quarter of 1999.

    Based on current information, we expect that our costs to remediate and test our systems, and evaluate the risks of our key customers and vendors, will not be material. Costs incurred to date in addressing the Year 2000 issue have not been significant and are being funded through operating cash flows. Our management does not anticipate encountering any significant failures of Year 2000 compliance in our systems, products or supply chain that would materially disrupt our operations. However, we may experience cost overruns and delays as we replace or modify our systems, or address our third-party exposures, which could have a material adverse effect on our consolidated financial position, results of operations or cash flow. We cannot assure you that our assessment of the foregoing risks from our own systems and products, or those of our customers or vendors, is or will be correct. We have not yet determined the extent of contingency planning that may be required if we have incorrectly assessed the foregoing Year 2000 risks.

COMMON EUROPEAN CURRENCY

    The Treaty on European Economic and Monetary Union (the "Maastricht Treaty") provides for the introduction of a single European currency, the Euro, in substitution for the national currencies of the member states of the European Union that adopt the Euro. In May 1998, the European Council determined the 11 member states that met the requirement for the Monetary Union and the currency exchange rates among the currencies for the member states joining the Monetary Union. The transitory period for the Monetary Union starts on January 1, 1999. According to Council Resolution of July 7, 1997, the introduction of the Euro will be made in three steps: (i) a transitory period from January 1, 1999 to December 31, 2001, in which currency accounts may be opened and financial statements may be drawn in Euros, and local currencies and Euro will coexist;
(ii) from January 1, 2002 to June 30, 2002, in which local currencies will be exchanged for Euros; and (iii) from July 1, 2002 in which local currencies will disappear. Although there can be no assurance that a single European currency will be adopted or, if adopted, on what time schedule and with what success, substantial transitional costs could result as we redesign our software systems to reflect the adoption of the new currency. In addition, no assurance can be given as to effect of the adoption of the Euro on our commercial agreements in currencies to be replaced by the Euro.

                                    BUSINESS
                                DECRANE HOLDINGS

    DeCrane Holdings is a holding company and has no material operations or assets other than its ownership of the capital stock of DeCrane Aircraft. DeCrane Holdings currently owns 100% of the stock of DeCrane Aircraft.

                                DECRANE AIRCRAFT

    We manufacture avionics and related components, and provide systems integration services, for niche markets within the commercial, regional, corporate and military aircraft industries. We believe that we are a leading provider of components within each niche market we serve. Since DeCrane Aircraft was founded in 1989, our strategy has been to combine complementary businesses with leading positions in cabin and flight deck systems. We generated revenues of $168.9 million for the twelve months ended September 30, 1998, and Adjusted EBITDA of $35.0 million for the same period, on a pro forma basis.

    We seek to maximize our sales by emphasizing the complementary nature of our products and services. We manufacture:

    - electrical contacts;

    - connectors (which often include our contacts);

    - wire harness assemblies (which often include our connectors);

    - structural supports for avionic connectors and harnesses (often packaged with other products of ours and sold as "installation kits");

    - dichroic liquid crystal display ("LCD") devices, which are often used with flight deck avionics;

    - cockpit audio and communications, lighting, and power and control devices for commercial aircraft; and

    - stereo systems, video monitors, passenger switches, cabin lighting, seating and climate controls for the high-end corporate aircraft market.

    Our systems integration services include design and engineering of avionics systems, supplemental type certifications on behalf of the Federal Aviation Administration, the assembly of installation kits for systems to be installed ("kitting"), and installation services. Smoke detection, fire suppression and in-flight entertainment systems for jet aircraft are among the systems for which we supply design, certification, assembly and/or installation services. We manufacture many of the components required to complete a systems integration project. We believe that our combination of these component manufacturing and integration capabilities gives us a critical competitive advantage, which would be difficult for competitors to duplicate.

    By successfully combining and growing complementary businesses, we have achieved strong revenue growth. From 1993 to 1997, our revenues increased from $48.2 million to $108.9 million on a historical basis. That increase resulted in a compound annual growth rate of 22.6%. During the same period, DeCrane Aircraft's EBITDA increased from $6.0 million to $16.9 million on a historical basis, representing a combined annual growth rate of 29.5%. We have acheived this growth primarily by:

    - obtaining new customers and additional business from existing customers;

    - selectively acquiring complementary avionics businesses, generally with high margins;

    - taking advantage of favorable trends in the aerospace industry (discussed below);

    - initiating cost reduction programs and productivity improvements; and

    - increasing the revenues of acquired businesses, by refocusing or diversifying their strategies and products.

Since 1990, we have completed eleven acquisitions, most recently Avtech Corporation and Dettmers Industries, Inc. in June 1998.

INDUSTRY OVERVIEW AND TRENDS

    We sell to the commercial, regional, corporate and military aircraft markets. Within these markets, our customers include original equipment manufacturers ("OEMs") of aircraft and avionics equipment, aircraft repair and modification centers, and airlines. The 1998 CURRENT MARKET OUTLOOK released by Boeing in early 1998 (the "1998 Boeing Report") projects that expenditures for new commercial jet aircraft production will total about $520 billion from 1997 through 2007, and worldwide air travel will average 4.9% annual growth over the next two decades. The aircraft component retrofit market (the integration of new systems into existing aircraft) and the aircraft component aftermarket (the manufacture and sale of replacement products for existing aircraft) are served by a highly fragmented group of companies, including many of the OEMs. The aviation industry has been consolidating at an increasing pace in recent years, and we expect that consolidation will continue for the foreseeable future.

    The Boeing Company and Airbus Industrie are the primary OEMs of commercial aircraft designed to carry 100 or more passengers. There is a slightly larger group of leading principal OEMs of regional and corporate aircraft (fewer than 100 passengers), including Bombardier, Dassault and Gulfstream. The major systems installed on new aircraft, such as flight deck avionics systems, are produced by a limited number of OEMs, including AlliedSignal, Rockwell Collins, General Electric, Honeywell, Raytheon and Sextant Avionique. Components for new aircraft, and sub-systems for major systems, are provided by a much more fragmented group of smaller, specialized companies like our operating subsidiaries. We market our commercial aircraft products directly to the aircraft OEMs as well as to the major systems OEMs. In some cases, we sell our products to competing manufacturers--so our competitors ultimately may sell some of our products.

    We believe that there are many barriers to entry which limit access to the aircraft industry, including:

    - the reluctance of OEMs to add new companies as approved vendors on the engineering drawings of the OEMs (a favored status called "print position");

    - the general FAA certification requirements necessary to perform aircraft modifications or maintenance;

    - the required compliance with FAA aircraft manufacturing and aircraft modification design and installation standards;

    - the required compliance with military specifications for some products sold to military and commercial markets;

    - the required compliance with qualification and approval standards imposed by aircraft and avionics systems OEMs; and

    - the significant initial capital investment and tooling requirements necessary for the manufacture of some aircraft components and systems.

    We believe the following trends are affecting the commercial, regional and corporate aircraft industry:

    INCREASED DEMAND FOR NEW COMMERCIAL AIRCRAFT. The 1998 Boeing Report projects that the world jetliner fleet will grow from 12,300 aircraft at the end of 1997 to nearly 17,700 aircraft in 2007 and to 26,200 aircraft by 2017. The report also estimates that, over the next 20 years, the industry will require 17,650 new aircraft, both to support the projected world fleet expansion and to replace capacity lost as aircraft are removed from commercial airline service. We believe that every commercial aircraft model currently produced by Boeing and Airbus contains components manufactured by us. The 1998 BOEING REPORT notes that the pent-up demand for replacement aircraft, and upcoming deadlines for noise abatement, may take some older aircraft out of service, and will require carriers to add capacity to keep pace with traffic growth. Boeing has, however, recently announced production cutbacks in several of its lines for 1999 and 2000 in response to continuing instability in its Asian markets. See "Risk Factors--Instability of Asian Market."

    INCREASED DEMAND FOR NEW REGIONAL AIRCRAFT. The U.S. Regional Airline Association forecasts that the total commercial regional aircraft fleet will grow about 58% over the next ten years, with about 50% of the fleet being replaced with new aircraft over the same period. The forecast indicates that about two-thirds of the new aircraft will be jet aircraft (such as the Canadair Regional Jet) with the remainder being turboprop aircraft. These trends should be driven in part by continuing increases in worldwide revenue passenger kilometers (called "RPKs") flown. The 1998 Boeing Report projects that worldwide RPKs will increase at a compound annual growth rate of 5.0% over the next ten years. We believe that the increase in new regional aircraft production is driven by:

    - the introduction of new regional aircraft with state-of-the-art cockpits and the same safety equipment as larger commercial aircraft;

    - continued integration of the services of regional carriers with major carriers;

    - newer longer-range turboprop and jet aircraft that allow regional carriers to consider new point-to-point routes, which would permit passengers to bypass hubs; and

    - upgraded airport facilities for regional passengers.

    INCREASED DEMAND FOR NEW CORPORATE AIRCRAFT. The ALLIEDSIGNAL ANNUAL BUSINESS AVIATION OUTLOOK projects that 2,300 new corporate aircraft will be delivered from 1997 through 2001. This would be a 61% increase over the previous five-year period. We believe that the increase in new corporate aircraft production is driven by:

    - the introduction of new, larger and more efficient aircraft;

    - the growing popularity of fractional aircraft ownership;

    - the minimal availability of used aircraft;

    - the need for long range flights to expanding international markets; and

    - the increased demand for more expedient travel.

    INCREASED DEMAND FOR CABIN AND FLIGHT DECK SYSTEMS. In recent years, demand for cabin systems has increased. These systems include in-flight passenger telecommunications systems and in-flight entertainment systems, such as video, video-on-demand and other interactive systems. We believe that demand for avionics systems on the flight deck, as well as in the passenger cabin, is increasing, as a result of:

    - a desire by airlines for additional revenue-producing services;

    - longer flights combined with a demand by airline passengers for more sophisticated forms of in-flight services; and

    - the advent of new technologies and FAA mandates related to aircraft safety and navigation.

    INDUSTRY CONSOLIDATION-REDUCTION IN NUMBER OF APPROVED SUPPLIERS AND VENDORS. To reduce purchasing costs and have greater control over quality, OEMs and aircraft operators have been reducing the number of vendors and suppliers from whom they purchase. Suppliers and vendors must now possess the size and production and distribution capabilities required to provide a broader range of products and services to airlines and OEMs.

    NEW SAFETY REQUIREMENTS. New technologies and FAA mandates are driving a proliferation of new safety systems for airplanes. The world's airlines, aircraft and avionics OEMs have cooperated with regulatory agencies in the development of industry standards, regulations and system requirements for future air navigation systems (the "FANS" initiative). We expect that this initiative will drive a complete modernization of both airborne and ground-based air traffic management systems. As navigation technology becomes more accurate, new navigation systems such as Global Positioning Systems ("GPS"), may become federally required. Other new technologies which have already been mandated include Traffic Collision Avoidance Systems ("TCAS"), cargo hold fire detection and suppression systems, and windshear detection systems. In anticipation of new FAA recommendations and mandates, many airlines have already begun to install enhanced ground proximity warning systems, predictive windshear detection systems and enhanced digital flight data recorders. Each of these systems presents aircraft avionics retrofit opportunities for us.

    DOWNSIZING AND OUTSOURCING. Airlines have come under increasing pressure to reduce the operating and capital costs associated with providing services. In response, airlines have increased purchases of some components from third parties and have outsourced some repair, overhaul and retrofit functions. Similarly, aircraft and avionics OEMs increasingly are reducing their level of vertical integration by outsourcing more manufacturing, repair and retrofit functions to third parties. We believe that these trends are creating increased demand for low-cost, high-quality component manufacturers and systems integrators.

ACQUISITION HISTORY

    DeCrane Aircraft was formed in 1989 to capitalize on emerging trends in the aircraft market through acquisitions. Since its formation, we have completed eleven acquisitions, summarized as follows:

   YEAR OF                                                                 PRINCIPAL PRODUCTS AND SERVICES
 COMPLETION                ACQUIRED ENTITY OR ASSET                        AT THE TIME OF THE TRANSACTION
-------------  -------------------------------------------------  -------------------------------------------------
       1990    Hollingsead International                          Avionics support structures
       1991    Tri-Star Electronics International                 Contacts and connectors
       1991    Tri-Star Europe, S.A.                              Contact blanks
       1991    Tri-Star Technologies                              Wire marking equipment
       1991    Cory Components                                    Connectors & harness assemblies
       1996    Aerospace Display Systems                          Dichroic LCD devices
       1996    Elsinore Engineering                               Engineering services
       1996    AMP manufacturing facility                         Contact blanks
       1997    Audio International                                Cabin management & entertainment products
       1998    Avtech Corporation                                 Cockpit audio, lighting, power & control
       1998    Dettmers Industries                                Corporate aircraft seats

COMPETITIVE STRENGTHS

    We believe that we are well-positioned to take advantage of the foregoing trends and expected growth, as a result of the following competitive strengths:

    LEADING POSITIONS IN NICHE MARKETS. We have established strong positions in several specialized niches within the commercial aircraft industry. We believe that we are:

    - the largest supplier of bulk contacts to commercial aircraft original equipment manufacturers ("OEMs");

    - the largest supplier of dichroic LCD devices for use by commercial aircraft OEMs;

    - the largest provider of aircraft entertainment and cabin management products and systems for the high-end corporate aircraft market;

    - a major supplier of wire harness assemblies for use in in-flight entertainment systems; and

    - a leading supplier of cockpit audio controls.

    We have used our strong market positions to compete more effectively as well as to capitalize on industry consolidation trends.

    DIVERSIFIED REVENUE BASE. We sell to the commercial, regional, corporate and military aircraft markets. Within these markets, our customers include OEMs of aircraft and avionics equipment, aircraft repair and modification centers, and airlines. Each of these markets typically experience different production cycles. We believe that our involvement in multiple markets, reduces our exposure to cyclical product demand in the aircraft industry. Additionally, as a primary supplier of products and services to manufacturers of cabin and flight deck systems, we believe we have opportunities for growth that are independent of the aircraft OEM market. Such systems typically are installed on a retrofit basis by purchasers and operators of existing aircraft, rather than by aircraft OEMs.

    COMPLEMENTARY AND STRATEGICALLY INTEGRATED BUSINESS LINES. Since DeCrane Aircraft was formed in 1989, we have completed eleven acquisitions of businesses and assets. We have successfully executed our strategy of acquiring complementary businesses in the cabin and flight deck markets. Our acquisitions complement each other, and create a core of avionics products and services which increases our cross-selling opportunities. For example, our acquisitions of Dettmers, a corporate aircraft seat manufacturer, and Audio, which makes custom aircraft entertainment and cabin management products, will enable us to offer a more integrated set of products and services to the high-end corporate aircraft market.

    STRONG CUSTOMER RELATIONSHIPS. We seek to establish and maintain long-term relationships with leaders in our primary markets. For example, we have entered into requirements contracts to supply bulk contacts and specific connectors to Boeing, which is the largest commercial aircraft OEM. Through these agreements, we believe that we are:

    - the supplier of a substantial majority of the bulk contacts for all aircraft currently manufactured by Boeing;

    - the sole source supplier of certain connectors for in-flight entertainment systems installed by Boeing on its 777 aircraft; and

    - the primary supplier of cockpit audio control systems to Boeing.

We are also a preferred supplier of wire harness assemblies to Matsushita for its in-flight entertainment systems.

    LOW-COST, HIGH-QUALITY OPERATIONS. We believe that we have established low-cost operations through cost reduction programs, technological development and, where appropriate, the use of vertical integration. Our low-cost operations are demonstrated, for example, by the growth of programs under which we supply contacts to many of our competitors.

    We use sophisticated processes to ensure that our products meet or exceed industry and customer quality requirements. Many customers formally have recognized the effectiveness of our quality programs by issuing quality approval letters, awarding quality compliance certificates and authorizing our inspection personnel to act as their authorized quality certification representatives. For example, four of our facilities have received Boeing's D1-9000 Advanced Quality System award, and nine of our facilities are currently ISO-9001 or ISO-9002 certified.

    REGULATORY CERTIFICATIONS. We employ FAA-certified airframe and power-plant mechanics who are authorized to perform specified aircraft modification functions. This level of expertise enables us to respond rapidly and effectively to our customers' technical requirements. As of January 6, 1999, our subsidiaries:

    - include one of only 31 currently active Designated Air Stations worldwide which are authorized by the FAA to provide approval and certification of the design of specific aircraft modifications on behalf of the FAA;

    - hold numerous Parts Manufacturer Approval authorizations from the FAA, permitting them to manufacture and sell various parts in many different types of aircraft; and

    - hold seven FAA domestic repair station certificates, authorizing them to perform specific aircraft modifications.

GROWTH STRATEGY

    Our principal strategy is to establish and expand leading positions in high-margin, niche markets within the commercial, regional, corporate and military aircraft markets. We focus on the manufacture of avionics components and the integration of avionics systems. We also seek to maintain a balance of revenues among the OEM market, the retrofit market and the aftermarket. We believe that such a strategy will position us to grow by:

    CAPITALIZING ON GROWTH IN AIRCRAFT PRODUCTION AND INCREASED DEMAND FOR CABIN AND FLIGHT DECK SYSTEMS. Our strong market positions, and alignment with many of the leading participants in the industry, should permit us to take advantage of the projected increases in the production of aircraft discussed above. For example, in-flight entertainment systems have become more sophisticated in recent years with the inclusion of such products as video-on-demand and in-seat VCRs. Increasingly, airlines view sophisticated in-flight entertainment systems as a required service on airlines long-haul flights, particularly in first class. Such systems are also increasingly being installed in business and coach class and on planes serving shorter routes. We believe that the trend toward jets instead of turboprops in the corporate and regional markets will further increase our dollar content per aircraft, as well as the demand for our products and services in that market. We believe that this increased demand creates a significant retrofit and aftermarket opportunity for cabin avionics systems, as well as the components and systems integration services necessary to such systems. We work closely with OEMs and modification centers to meet their delivery and scheduling requirements, and, in some cases, to provide total, turnkey solutions to adding avionics systems new aircraft.

    EXPANDING AND DIVERSIFYING SYSTEMS INTEGRATION SERVICES. Our systems integration services began in the in-flight passenger telecommunications market. Beginning in 1995, we diversified by expanding our systems integration expertise and sales efforts to include navigation and satellite communication, safety, and in-flight entertainment systems. We believe that we are one of the few companies having in-house capabilities in each of the four elements of systems integration (design, certification, kitting and system installation). We have contracted to provide systems integration services for GPS (for KLM Royal Dutch Airlines through Canadian Marconi and Smiths Industries plc), for smoke detection and fire suppression safety systems (for Southwest Airlines through Securaplane and Northwest Airlines through Kidde Safety), for TCAS (for Federal Express) and for in-flight entertainment systems (for Swissair through Interactive Flight Technologies, Inc.).

    EMPHASIZING INTEGRATED PRODUCT SYSTEMS AND COMPLEMENTARY SERVICES. Over the past several years, we increasingly have combined our manufactured components to create higher value-added products. This activity has created additional opportunities to cross-sell and vertically integrate our products. For example, our contact business provides components to our connector business, which supplies components to our wire harness business. Our harness assemblies often are packaged with its avionics support structures to form the foundation as the installation kits which we then sell to our systems integration customers. We believe that these complementary products and services provide opportunities to increase our sales to existing customers and compete more effectively for new customers.

    COMPLETING ADDITIONAL STRATEGIC ACQUISITIONS. We operate in a fragmented market, which we estimate to include over 100 companies with revenues of less than $100 million in 1997. We target for acquisition aircraft component manufacturers and systems integration providers that are complementary to our existing businesses, and have a leading market share in their own niches. We seek to leverage our existing strengths, and add new expertise, through acquisitions that offer strategic value and cross-selling opportunities. We regard economies of scale, product line extensions, new customer relationships, increased manufacturing capacity and opportunities for increased cost reductions as particularly important in our analysis of a potential acquisition's strategic value. We are continually engaged in discussions with potential acquisition candidates. However, acquisitions involve many uncertainties, and our attempts to identify appropriate acquisitions, and complete and finance any particular acquisition, may not be successful.

PRODUCTS AND SERVICES

    We believe that our products are used in each of the commercial aircraft models currently produced by Boeing (including McDonnell Douglas models) and Airbus, the two largest commercial aircraft OEMs. Our six principal classes of products and services are:

                                          SHARE OF 1997 SALES
                                            ON A PRO FORMA
           CLASS                                 BASIS
           -----------------------------  -------------------
        -  electrical contacts                 About 23%
        -  cockpit audio,                      About 22%
           communications, lighting and
           power and control devices
        -  connectors and harness              About 17%
           assemblies
        -  integration of cabin and            About 11%
           flight deck systems
        -  dichroic LCD devices                About 9%
        -  entertainment and cabin             About 9%
           management products

    No other product or service accounted for more than 10% of our pro forma revenues in 1997.

    ELECTRICAL CONTACTS. Contacts conduct electronic signals or electricity and are installed at the terminus of a wire or an electronic or electrical device. We supply precision-machined contacts for use in connectors found in virtually every electronic and electrical system on a commercial aircraft. We sell contacts directly to aircraft and avionics OEMs and, through our private labeling programs, to several major connector manufacturers who sell connectors to the same markets under their brand name. We believe that we are the supplier of a substantial majority of the bulk contact requirements for all aircraft currently manufactured by Boeing, and the largest supplier of bulk contacts to the commercial aircraft OEMs.

    COCKPIT AUDIO, COMMUNICATION, LIGHTING AND POWER AND CONTROL DEVICES. We are a leading manufacturer of cockpit audio, lighting and power and control devices used in commercial, regional and corporate aircraft. We believe we are the primary supplier of cockpit audio control systems to Boeing, and a leading supplier of power conversion and fluorescent lamp ballast devices and dimmers to corporate aircraft OEMs. We also manufacture commercial aircraft safety system components, including warning tone generators, temperature and de-icing monitoring systems, steep approach monitors and low voltage power supplies for TCAS.

    CONNECTORS AND HARNESS ASSEMBLIES. Electronic and electrical connectors link wires and devices in avionics systems, and permit their assembly, installation, repair and removal. Our connectors are specially manufactured to meet the critical performance requirements demanded by OEMs and required in the harsh environment of an operating aircraft. We produce connectors that are used in aircraft galleys, flight decks and control panels in the passenger cabin. We are the sole-source supplier of several specific connectors for in-flight entertainment systems installed by Boeing on its 777 aircraft.

    We also produce wire harness assemblies for use in cabin avionics systems, from wire, connectors, contacts and hardware. We typically sell our harness assemblies to avionics OEMs. In addition, we incorporate and sell our harness assemblies as part of our systems integration services. We are a primary supplier of harness assemblies to Matsushita, one of the largest manufacturers of in-flight entertainment systems.

    INTEGRATION OF CABIN AND FLIGHT DECK SYSTEMS. We have designed, patented and produced a wide range of avionics support structures. These structures are used to support and environmentally cool avionics equipment, including navigation, communication and flight control equipment. Our avionics support structures are sold under the Box-Mount-TM- name, which we believe is highly respected in the marketplace. We sell these support structures to aircraft and avionics OEMs, airlines and major modification centers. In addition, these products are essential components of the installation kits used in our systems integration operations. We also perform all of the functions, including design, engineering, certification, manufacturing & installation, necessary to retrofit an aircraft with a new or upgraded avionics system.

    DICHROIC LCD DEVICES. We believe we are a leading manufacturer of dichroic LCDs and modules used in commercial and military aircraft. (Modules are LCDs packaged with a backlight source and direct-drive electronics.) We believe we are a primary supplier of these devices to aircraft and avionics OEMs and the U.S. military. Our products are used in a variety of flight deck applications, such as flight control systems, fuel quantity indicators, airborne communications and safety systems. Dichroic LCD products are widely used in the aircraft industry because they are easily adapted to custom design, and they possess high performance characteristics, which include high readability in sunlight and darkness, readability from extreme viewing angles, and the ability to withstand wide temperature fluctuations. We also manufacture electronic clocks which use our dichroic LCD devices. We believe that we are the only clock manufacturer which has designed a line of clocks capable of serving all types of aircraft.

    ENTERTAINMENT AND CABIN MANAGEMENT. We are a leading supplier of aircraft entertainment and cabin management products and systems to the high-end corporate aircraft market. We supply switching and control modules, audio and video components, stereo systems, video monitors, amplifiers, chimes and paging devices, headphone systems, passenger switches, and cabin lighting and climate controls. We also offer systems integration services for cabin management electronics to corporate aircraft OEMs and major modification centers.

INDUSTRY REGULATION

    The aviation industry is highly regulated in the U.S. by the FAA, and in other countries by similar agencies to ensure that aviation products and services meet stringent safety and performance standards. We and our customers are subject to these regulations. In addition, many customers impose their own compliance and quality requirements on their suppliers. The FAA prescribes standards and licensing requirements for aircraft components, issues Designated Air Station ("DAS") authorizations, and licenses private repair stations. Our subsidiaries hold various FAA approvals, which may only be used by the subsidiary obtaining such approval.

    The FAA can authorize or deny authorization of many of the services and products we provide. Any such denial would preclude our ability to provide the pertinent service or product. If we failed to comply with applicable FAA standards or regulations, the FAA could exercise a wide range of remedies, including a warning letter, a civil penalty action, and suspension or revocation of a certificate or approval.

    In July of 1997, the FAA notified us that our FAA-approved repair station which holds DAS authorization did not fully comply with some of the requirements for some of the FAA ratings that it held. The FAA granted us until September 10, 1997 to bring the facility into full compliance, and curtailed several operations of the repair station (including prohibiting initiation of new DAS projects) until it achieved full compliance. On August 28, 1997 the FAA inspected the repair station and determined that it was in full compliance with all FAA requirements applicable to Class III and Class IV Airframe ratings. The FAA issued a revised Air Agency Certificate including those ratings, and removed the operating restrictions, as of September 5, 1997.

    The FAA also has the power to issue cease and desist orders and orders of compliance and to initiate court action for injunctive relief. In most (nonemergency) cases, we would be permitted to continue making the products and delivering the goods pending any available appeals, but would be required to stop if the FAA eventually prevailed on appeal. If the FAA were to suspend or revoke our certificates or approvals on an emergency basis, we would be obliged to stop the manufacturing of products and delivering of services that require such certificate or approval. If the FAA determines that noncompliance with its standards creates a safety hazard, it can also order that the pertinent component or aircraft immediately cease to be operated until the condition is corrected. This could require that customers ground aircraft, or remove affected components from aircraft currently in service, both of which are expensive actions.

    Each type of aircraft operated by airlines in the United States must receive an FAA type certificate ("TC"), generally held by the OEM, indicating that the type design meets applicable airworthiness standards. When someone else develops a major modification to an aircraft already type-certificated, that person must obtain an FAA-issued Supplemental Type Certificate ("STC") for the modification. Historically, we have obtained well over 100 STCs, most of which we obtained on behalf of our customers as part of our systems integration services. Some of the STCs we obtain are or will eventually be transferred to our customers. As of January 6, 1999, we own and/or manage 96 STCs. Many of these are multi-aircraft certificates which apply to all of the aircraft of a single type. We foresee the need to obtain additional STCs so that we can expand the services we provide and the customers we serve.

    STCs can be issued to proposed aircraft modifications, directly by the FAA, or on behalf of the FAA by one of the 31 holders of currently active DAS authorizations (as of January 6, 1999). The FAA designates what types of STC can be issued by each DAS holder. Our subsidiary Elsinore, as one of the 31, can directly issue many of the STCs we and our customers require for our systems integration operations. In many cases, this has increased the speed with which we can obtain STCs and help bring our customers' systems to market.

    After obtaining an STC, a manufacturer must apply for a Parts Manufacturer Approval ("PMA") from the FAA, or a supplement to an existing PMA, which permits the holder to manufacture and sell installation kits according to the approved design and data package. We have six PMAs, and multiple supplements to each of our PMAs. In general, each initial PMA is an approval of a manufacturing or modification facility's production quality control system. Each supplement authorizes the manufacture of a particular part in accordance with the requirements of the corresponding STC. We routinely apply for and receive PMA supplements. In order to perform the actual installations of a modification, we are also required to have FAA approval. This authority either is specified in our PMAs and supplements, or in our repair station certificates. In order for a company to perform most kinds of repair, engineering, installation or other services on aircraft, its facility must be designated as an FAA-authorized repair station. As of January 6, 1999, we had seven authorized repair stations.

    In addition to its approval of design, production, and installation, the FAA certifies personnel. Several of our engineering personnel have been certified by the FAA to perform specific tasks related to the design, production, and performance of aircraft modifications. Such certified personnel include mechanics and repairmen. The FAA also delegates some of its oversight responsibilities, such as testing and inspection responsibilities, to FAA-certified Designated Engineering Representatives ("DERs"). We employ several DERs who evaluate engineering design data packages, ensure compliance with applicable FAA regulations, oversee product testing to ensure airworthiness, and work with the FAA to obtain approvals of those data packages.

    U. S. military specification ("mil-spec") standards are frequently used by both military and commercial customers in the aircraft industry to define and control characteristics of a product. Through the use of a government Qualified Parts List ("QPL") and Qualified Vendor's List ("QVL"), a customer may be assured that a product or service has met all of the requirements set forth in the mil-specs. Parts listed with a QPL allow others to reliably design parts to interface with such parts as a result of the mil-spec standards used. We believe that we hold more QPLs for our contact product line than any other manufacturer.

SALES AND MARKETING

    Product line managers and our product engineering staff provide technical sales support for our direct sales personnel and agents. We may also assign responsibility for marketing, sales and/or services for certain key customers to one of our senior executives. We have nine authorized distributors who purchase, stock and resell several of our product lines.

    Our systems integration services are sold by sales managers on our staff who are assigned to geographic territories. Because of the significant amount of technical engineering work required in the sales process, our sales managers are generally assisted by a support team of program management, installation and engineering personnel. Each support team specializes in safety systems, in-flight entertainment, or navigation systems. These support teams continue to manage the project throughout the entire integration process.

CUSTOMERS

    In 1997, we sold our products and services to about 1,300 customers. Our primary customers include aircraft and avionics OEMs, airlines, aircraft component manufacturers and distributors, and aircraft repair and modification companies. In fiscal 1997, on a pro forma basis, our two largest customers were Boeing (including McDonnell Douglas) and Matsushita. Boeing accounted for about 22.1%, and Matsushita for about 7.6%, of our 1997 consolidated pro forma revenues. In addition, a significant portion of our sales of components also are sold to Boeing indirectly through our sales to suppliers of Boeing.

    Historically, our systems integration operations have been affected by the timing and magnitude of program awards, at times resulting in quarterly and yearly fluctuations in revenue and earnings. We believe that we have reduced our exposure to such fluctuations by developing capabilities in multiple specialties such as safety systems, in-flight entertainment systems and navigation systems. We have secured orders for integration services in each of these targeted areas. The timing and magnitude of program awards for systems integration services may make other customers significant sources of nonrecurring income in a single year. However, we believe that we will continue to be able to significantly offset such year-to-year fluctuations with new contracts.

    Most of our sales to Boeing are pursuant to contracts which may be terminated by Boeing at any time, and include various terms favorable to the buyer. For example, one provides that we must extend to Boeing any reductions in prices or lead times that we provide to other customers; and that we must match other suppliers' price reductions of more than five percent, or else delete the affected products from the contract. Another contract relieves Boeing from any obligation to order products covered by the contract if Boeing's customers request an alternate supplier, or our product is not technologically competitive in Boeing's judgment, or Boeing changes the design of an aircraft so that our products are no longer needed, or Boeing reasonably determines that we cannot meet its requirements in the amounts and within the schedules it requires. Our contracts with Boeing also generally grant Boeing an irrevocable non-exclusive worldwide license to use our intellectual property rights (such as designs, trade secrets and tooling) related to products sold to Boeing, if we default, or suffer a bankruptcy filing, or transfer our manufacturing rights to a third party.

    We generally sell components and services to Matsushita pursuant to purchase orders. However, we do have one supply agreement with Matsushita for connectors, through September 1999.

MANUFACTURING AND QUALITY CONTROL

    Many of our product lines use process-specific equipment and procedures that have been custom-designed or fabricated to provide high-quality products at relatively low cost. Some of our key product lines are vertically integrated, which we believe improves our product performance, customer service and competitive pricing.

    We have conducted programs to reduce costs including overhead expenses. In some cases these programs have involved the use of proprietary equipment or processes which have enabled us to reduce costs without reducing quality levels.

    Several of our key customers have developed their own design, product performance, manufacturing process and quality system standards and require us (and other suppliers) to comply with such standards. As a result, we have developed and conducted comprehensive quality policies and procedures which meet or exceed our customers' requirements. Many of our customers have recognized formally the effectiveness of our quality programs by issuing quality approval letters and awarding quality compliance certificates. In addition, some of our customers have authorized our inspection personnel also to act as their authorized quality representatives. That authorization enables us to ship directly into the inventory stockrooms of these customers, eliminating the need for inspection at the receiving end.

    We use sophisticated equipment and procedures to ensure the quality of our products and to comply with mil-specs and FAA certification requirements. We perform a variety of testing procedures, including environmental testing under different temperature, humidity and altitude levels, shock and vibration testing and X-ray fluorescent measurement. These procedures, together with other customer approved techniques for document, process and quality control, are used throughout our manufacturing facilities.

RAW MATERIALS AND COMPONENT PARTS

    The components we manufacture require the use of various raw materials including gold, aluminum, copper, rhodium, plating chemicals and plastics. The availability and prices of these materials may fluctuate. Their price is a significant component in, and part of, the sales price of many of our products. Although some of our contracts have prices tied to raw materials prices, we cannot always recover increases in raw materials prices in our product sale prices. We also purchase a variety of manufactured component parts from various suppliers. Raw materials and component parts are generally available from multiple suppliers at competitive prices. However, any delay in our ability to obtain necessary raw materials and component parts may affect our ability to meet customer production needs.

INTELLECTUAL PROPERTY AND PROPRIETARY INFORMATION

    We have various trade secrets, proprietary information, trademarks, trade names, patents, copyrights and other intellectual property rights which we believe are important to our business in the aggregate (but not individually).

COMPETITION

    We compete with a number of established companies that have significantly greater financial, technological, manufacturing and marketing resources than ours. We believe that our ability to compete depends on high product performance, short lead-time and timely delivery, competitive price, and superior customer service and support.

    The niche markets within the aircraft industry that we serve are relatively fragmented, with several competitors for each of the products and services we provide. Due to the global nature of the aircraft industry, competition in these categories comes from both U.S. and foreign companies. However, we know of no single competitor that offers the same range of products and services as those we provide.

    Our principal competitors in contacts and connectors are large and diversified corporations which produce a broad range of products. In other areas we generally face a group of smaller companies and enterprises.

                 CLASS OF PRODUCT                                   PRINCIPAL COMPETITORS
---------------------------------------------------  ---------------------------------------------------
 - electrical contacts                               - Amphenol Corporation
                                                     - Deutsch Engineered Connecting Devices (a division
                                                       of Deutsch Co.)
                                                     - ITT Cannon (a division of ITT Industries, Inc.)

 - cockpit audio,                                    - Becker Avionics, Inc.
   communications, lighting and power                - Crane ELDEC Corp.
   and control devices                               - Diehl GmbH & Co.
                                                     - Gables Engineering Inc.
                                                     - Page Aerospace, Inc.

 - connectors                                        - AMP, Inc.
                                                     - ITT Cannon
                                                     - Radiall S.A.

 - integration of cabin and flight deck avionics     - Electronic Cable Specialists ("ECS")
   systems into different aircraft models            - Engineering departments of airlines
                                                     - Numerous independent airframe maintenance and
                                                       modification companies

 - dichroic LCD devices                              - Cristalloid, Inc.

 - entertainment and cabin management products       - Aerospace Lighting Corporation
                                                     - Baker Electronics
                                                     - DPI Labs
                                                     - Grimes Aerospace Company
                                                     - Nellcor Puritan Bennett Inc.
                                                     - Pacific Systems Corporation

BACKLOG

    As of September 30, 1998, we had an aggregate sales order backlog of $84.6 million compared to $75.5 million as of December 31, 1997, all on a pro forma basis. Orders are generally subject to cancellation by the customer prior to shipment. The level of unfilled orders at any given date will be materially affected by when we receive orders and how fast we fill them. Period-to-period comparisons of backlog figures may not be meaningful. For that reason, our backlogs do not necessarily accurately predict actual shipments or sales for any future period.

EMPLOYEES

    As of September 30, 1998, we had 1,444 employees (including 53 temporary employees), of whom 197 were in engineering (including 3 temporary employees), 72 were in sales, 1,055 were in manufacturing operations (including 45 temporary employees) and 120 were in finance and administration (including 5 temporary employees). None of our employees are subject to a collective bargaining agreement, and we have not experienced any material business interruption as a result of labor disputes since DeCrane Aircraft was formed. We believe that we have a good relationship with our employees.

FACILITIES

    We lease most of our principal facilities, as described in the following table.

                                                                                               APPROX.     LEASE
LOCATION                                                         DESCRIPTION                   SQ. FT.   EXPIRATION
-----------------------------------------------  -------------------------------------------  ---------  ----------
El Segundo, CA.................................    Manufacturing and engineering facility        81,300     2000
Garden Grove, CA...............................    Manufacturing and engineering facility        58,300     2004
Stuart, FL.....................................      Manufacturing facility and offices          29,700     2008
Lugano, Switzerland............................            Manufacturing facility                28,000     2003
Hatfield, PA...................................    Manufacturing and engineering facility        27,500     1999
Lugano, Switzerland............................            Manufacturing facility                21,000     2001
Irvine, CA.....................................            Manufacturing facility                16,400     1999
Seattle, WA....................................               Storage facility                   10,000     2001
Stuart, FL.....................................            Manufacturing facility                 9,000     1999
Wiltshire, United Kingdom......................            Manufacturing facility                 5,700     2013
El Segundo, CA.................................               Executive offices                   5,000     2004
Santa Barbara, CA..............................             Engineering facility                  3,500     2000
Seattle, WA....................................             Engineering facility                  3,200     1999
Santa Ana, CA..................................             Engineering facility                  1,300     1999

    Additionally, we have a leased manufacturing facility of approximately 52,000 square feet in Santa Fe Springs, CA, which expires in 2000, and that we have leased in part to several subtenants. Also, we own a manufacturing and engineering facility comprised of six buildings having an aggregate of 87,382 square feet in Seattle, Washington (and additional leased rental office and vacant space nearby, comprising another 34,229 square feet), and an 18,000 square foot manufacturing and engineering facility in North Little Rock, Arkansas. We believe that our properties are in good condition and are adequate to support our operations for the foreseeable future.

ENVIRONMENTAL MATTERS

    Our facilities and operations are subject to various federal, state, local, and foreign environmental requirements, including those relating to discharges to air, water, and land, the handling and disposal of solid and hazardous waste, and the cleanup of properties affected by hazardous substances. In addition, some environmental laws, such as the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), similar state laws, impose strict liability upon persons responsible for releases or potential releases of hazardous substances. That liability generally is retroactive, and may be separately asserted (as "joint and several" liability) against multiple parties who have some relationship to a site or a source of waste. We have sent waste to treatment, storage, or disposal facilities that have been designated as National Priority List sites under CERCLA or equivalent listings under state laws. We have received CERCLA requests for information or allegations of potential responsibility from the Environmental Protection Agency regarding our use of several of those sites. In addition, some of our operations are located on properties which are contaminated to varying degrees.

    We have not incurred, nor do we expect to incur liabilities in any significant amount as a result of the foregoing matters, because in these cases other entities have been held primarily responsible, the levels of contamination are sufficiently low so as not to require remediation, or we are indemnified against such costs. In most cases, we do not believe that we have any material liability for past waste disposal. However, in a few cases, we do not have sufficient information to assess our potential liability, if any. It is possible, given the retroactive nature of CERCLA liability, that we will from time to time receive additional notices of potential liability, relating to current or former activities.

    Some of our manufacturing processes create wastewater which requires chemical treatment, and one of our facilities has been cited for failure to adequately treat that water. The costs associated with remedying that failure have been immaterial. See "--Legal Proceedings." We have been and are in substantial compliance with environmental requirements. We believe that we have no liabilities under environmental requirements, except for liabilities which would we do not expect would likely have a material adverse effect on our business, results of operations or financial condition. However, some risk of environmental liability is inherent in the nature of our business, and we might in the future incur material costs to meet current or more stringent compliance, cleanup, or other obligations pursuant to environmental requirements. See "Risk Factors--Environmental Risks and Regulations" and "Business--Legal Proceedings."

LEGAL PROCEEDINGS

    Our manufacturing facility in El Segundo, California, has received several notices of violation related to its wastewater discharge permit, most recently on June 18, 1998. We have taken various corrective measures. However, we continue to experience difficulty in meeting the wastewater flow limitations contained in its discharge permit and we are evaluating additional measures, including seeking modification to our permit. We have installed new treatment equipment. The cost for such installation, plus the anticipated cost of any additional installations and/or outsourcing of the plating processes that create the discharge, is not expected to be material. We do not believe that the notices will result in any material sanctions. See "Risk Factors--Environmental Risks and Regulations" and "Business--Environmental Matters."

    As part of its investigation of the crash off the Canadian coast on September 2, 1998 of Swissair Flight 111, the Canadian Transportation Safety Board ("TSB") notified us that they recovered burned wire which was attached to the in-flight entertainment system installed on some of Swissair's aircraft by one of our subsidiaries. Attorneys for families of persons who died aboard the flight requested that we put our insurance carrier on notice of a potential claim by those families, and we did so. The TSB has advised us that it has no evidence that the system we installed malfunctioned or failed during the flight. We are fully cooperating with the TSB investigation.

    We are a party to a license agreement with McDonnell Douglas (now a part of Boeing) pursuant to which we may request specified data in order to design and market modifications to aircraft manufactured by McDonnell Douglas. Under the agreement, we are to pay McDonnell Douglas a royalty of five percent of the net sales price of all modifications sold by us, for which we have requested data from McDonnell Douglas. We have requested data for a single modification, which we believe is exempt from the agreement's provision requiring royalties. In 1996, McDonnell Douglas made a demand for $650,000 for royalties. We do not believe that we are obligated to McDonnell Douglas in any amount. However, if the claim is asserted, and if we are unsuccessful in defending it, we may be required to pay royalties to McDonnell Douglas.

    Three of our subsidiaries are defendants in an action filed in federal court by American International Airways, Inc., relating to the conversion and modification of two Boeing 747 aircraft from passenger to freighter configuration. No specific amount of damages is sought. The events in question occurred prior to our purchase of the relevant businesses from their prior owner. DeCrane Aircraft and two of the subsidiaries are indemnified for any such liability and for the further cost of defense of the action. The third defendant subsidiary is being defended with a reservation of rights by its insurance carrier, and we intend to deny any liability.

    On July 21, 1998, plaintiffs seeking to represent a purported class of our stockholders filed in Delaware Chancery Court an action entitled TAAM Associates, Inc. v. DeCrane, et al. against DeCrane Aircraft, our directors, DLJ, Inc. and one of its affiliates. The compliant alleged, among other things, that our directors had breached their fiduciary duties by entering into the merger agreement with the DLJ affiliate (see "Recent Developments--The DLJ Acquisition") without engaging in an auction or "active market check" and, therefore, agreed to terms that were unfair and inadequate from the standpoint of our stockholders. On July 24, 1998, the plaintiffs amended the complaint to add allegations that the Schedule 14D-9 we filed with the SEC as part of the tender offer and merger transaction contained various material misstatements or omissions; that the termination fees to the affiliate of DLJ were unreasonable; and that the directors who approved the DLJ acquisition had conflicts of interest. The complaint sought among other things an injunction barring the transaction, or damages plus attorneys' fees and litigation expenses. Without admitting any wrongdoing in the action, in order to avoid the burden and expense of further litigation, the defendants reached an agreement in principle with the plaintiffs which contemplates settlement of the action. The foregoing defendants and the plaintiffs entered into a memorandum of understanding under which the parties, subject to selected facts being confirmed through discovery which has not been completed, would enter into a settlement agreement subject to approval by the Court of Chancery. That memorandum of understanding required that we make several additional disclosures by filing an amendment to our Schedule 14D-9, which we did, and for a complete release and settlement of all claims arising out of the facts set forth in the complaint. The memorandum also contemplates that plaintiffs' counsel will apply to the Court of Chancery for an award of attorney's fees and litigation expenses in an amount not exceeding $375,000, which application the defendants agreed not to oppose.

    In August 1998, DeCrane Aircraft and R. Jack DeCrane, its chief executive officer, were served in an action filed in state court in California by Robert
A. Rankin, claiming that he was due additional compensation in the form of stock options, and claiming fraud, negligent misrepresentation and breach of contract in connection therewith, fraudulent misrepresentation in violation of certain provisions of the California Labor Code (for which doubled damages are sought), promissory estoppel, and wrongful discharge in violation of public policy (as a result of his allegations of improprieties in connection with the DLJ acquisition transactions). The action seeks not less than $1.5 million plus punitive damages and costs. The action is in its early stage of development and discovery has not been completed. We intend to vigorously defend against the claim. Mr. Rankin's employment with DeCrane Aircraft has been terminated.

    We are party to other litigation incident to the normal course of business. We do not believe that the outcome of any of such other matters in which we are currently involved will have a material adverse effect on our financial condition or results of operations.

                                   MANAGEMENT

    The following table sets forth certain information concerning each person who is currently a director or executive officer of DeCrane Aircraft. Each director also serves as a director of DeCrane Holdings.

NAME                                           AGE                                POSITION
------------------------------------------     ---     ---------------------------------------------------------------
R. Jack DeCrane...........................         52  Director and Chief Executive Officer
Charles H. Becker.........................         52  President and Chief Operating Officer
John R. Hinson............................         36  Chief Financial Officer, Secretary and Treasurer
Thompson Dean.............................         40  Director
John F. Fort, III.........................         57  Director
Dr. Robert J. Hermann.....................         65  Director
Dr. Paul G. Kaminski......................         56  Director
Susan C. Schnabel.........................         37  Director
Timothy J. White..........................         37  Director

    R. JACK DECRANE is the founder of DeCrane Aircraft. Mr. DeCrane served as President since it was founded in December 1989, until April 1993 when he was elected to the newly-created office of Chief Executive Officer. Prior to founding our company, Mr. DeCrane held various positions at the aerospace division of B.F. Goodrich. Mr. DeCrane was a Group Vice President at the aerospace division of B.F. Goodrich with management responsibility for three business units from 1986 to 1989.

    CHARLES H. BECKER has been President and Chief Operating Officer of DeCrane Aircraft since April 1998. Mr. Becker previously served as Group Vice President of Components of the Company from December 1996 to April 1998, and President of Tri-Star from December 1994 to April 1998. Prior to joining us, Mr. Becker was President of the Interconnect Systems Division of Microdot, Inc. from 1984 to 1994.

    JOHN R. HINSON has been the Chief Financial Officer, Secretary and Treasurer for DeCrane Aircraft since September 1998. From April 1998 to August 1998, he served as Vice President, Planning & Business Development. From March 1995 to March 1998, Mr. Hinson was Vice President, Finance and Chief Financial Officer for the Tri-Star Companies. From October 1991 to March 1995 he held various positions, including Director of Finance and Director of Operations, at MiniMed, Inc. Prior to that, Mr. Hinson was employed in financial positions by Hewlett-Packard Company and Bankers Trust Company.

    THOMPSON DEAN has been the Managing Partner of DLJ Merchant Banking, Inc. ("DLJMB Inc."), since November 1996. Previously, Mr. Dean was a Managing Director of DLJMB Inc. (and its predecessor). Mr. Dean serves as a director of Commvault Inc., Von Hoffman Press, Inc., Manufacturer's Services Limited, Phase Metrics, Inc., AKI Holding Corp. and Insilco Holding Corporation.

    JOHN F. FORT, III served as Chairman of the Board of Directors of Tyco International, Inc. from 1982 to December 1992, and as Chief Executive Officer from 1982 to June 1992. Mr. Fort serves as a director of Tyco International, Inc., Dover Corporation and Roper Industries.

    DR. ROBERT J. HERMANN is a Senior Partner of Global Technology Partners. Dr. Hermann most recently served as Senior Vice President for Science and Technology at United Technologies Corporation and served in various other capacities at United Technologies Corporation since 1982. Prior to joining United Technologies Corporation, Dr. Hermann spent twenty years with the National Security Agency. In 1977 he was appointed Principal Deputy Assistant Secretary of Defense for Communications, Command, Control and Intelligence, and in 1979 was named Assistant Secretary of the Air Force for Research, Development and Logistics and Director of the National Reconnaissance Office.

    DR. PAUL G. KAMINSKI is a Senior Partner of Global Technology Partners. Dr. Kaminski currently serves as Chief Executive Officer of Technovation, Inc., a consulting firm focusing on business strategy and advanced technology. Dr. Kaminski served as U.S. Undersecretary of Defense for Acquisition and Technology from October 1994 to 1997. Prior to that time, he served as Chairman and Chief Executive Officer of Technology Strategies and Alliances. Dr. Kaminski is a former Chairman of the Defense Science Board and is currently a member of the Senate Select Committee on Intelligence-Technical Advisory Group, the NRO Advisory Council and the National Academy of Engineering. Dr. Kaminski is a director of General Dynamics Corporation, Dyncorp, Eagle-Picher Technologies and several privately held information technology companies.

    SUSAN C. SCHNABEL has been a Managing Director of DLJMB Inc. since January 1998. In 1997, she served as Chief Financial Officer of PETsMART, a high growth specialty retailer of pet products and supplies. From 1990 to 1996, Ms. Schnabel was with Donaldson, Lufkin & Jenrette Securities Corporation, where she became a Managing Director in 1996. Ms. Schnabel serves as a director of Dick's Clothing and Sporting Goods, Environmental Systems Products and Wavetek Corporation.

    TIMOTHY J. WHITE has been a Vice President of DLJMB Inc. since June 1998. From October 1994 to May 1998, Mr. White was an Associate and Vice President at Donaldson, Lufkin & Jenrette Securities Corporation. From May 1994 to October 1994, Mr. White was an Associate Counsel in the Office of the Independent Counsel, United States Department of Justice. Prior to that time, Mr. White was an attorney with Davis Polk & Wardwell.

SUMMARY COMPENSATION TABLE

    The following table describes all annual compensation awarded to, earned by or paid to our Chief Executive Officer and the four-most highly compensated executive officers other than the Chief Executive Officer for the years ended December 31, 1997, 1996 and 1995.

                                      ANNUAL COMPENSATION                             LONG TERM COMPENSATION
                         ----------------------------------------------  ------------------------------------------------
                                                                                      SECURITIES
                                                          OTHER ANNUAL   RESTRICTED   UNDERLYING               ALL OTHER
                                                          COMPENSATION      STOCK      OPTIONS/      LTIP     COMPENSATION
                           YEAR      SALARY      BONUS         (1)         AWARDS       SAR(2)      PAYOUT        (3)
                         ---------  ---------  ---------  -------------  -----------  -----------  ---------  -----------
R. Jack DeCrane........       1997  $ 244,744  $ 220,000       --                         50,000               $  29,411
Chief Executive Officer       1996    206,600    146,000        7,813                     34,028                  --
and Director(4)               1995    180,000     55,000       --                         --                      --

R.G. MacDonald(5)......       1997    184,859    102,000       10,536                      4,000                  --
                              1996    177,437     82,000       13,200                     --                      --
                              1995    173,607     35,000        8,292                     --                      --

Charles H. Becker......       1997    174,492    102,000        6,168                     15,000                  18,000
President and Chief           1996    148,750     65,000        9,103                     19,850                  30,586
Operating Officer(6)          1995    137,515     16,000        1,610                     14,179                  --

Roger L. Keller(7).....       1997    163,866     30,000        1,682                     10,000                  --
                              1996    150,000     --            2,083                     19,850                  --
                              1995    121,250      7,500       --                         14,179                  17,405

Robert A. Rankin(8)....       1997    149,309    103,000        7,158                     15,000                  --
                              1996    139,375     65,000       12,838                     19,850                  --
                              1995    135,000     20,000        6,628                     --                      80,357

------------------------

(1) Amounts paid by us for premiums on health, life and long-term disability insurance and automobile leases provided by us for the benefit of the named executive officer.

(2) Number of shares of common stock issuable upon exercise of options granted during the last fiscal year.

(3) Relocation costs.

(4) Mr. DeCrane also served as Chairman of the Board of Directors through August 1998.

(5) Mr. MacDonald served as President through December 1996 and Vice Chairman of the Board of Directors through August 1998.

(6) Mr. Becker served as Group Vice President of Components and President of Tri-Star through April 1998. Mr. Becker became President and Chief Operating Officer in April 1998.

(7) Mr. Keller served as Group Vice President of Systems from December 1996 until January 1999, President of Hollingsead from December 1995 until January 1999, and Vice President for Engineering, Sales and Program Management of Hollingsead from May 1994 through November 1995.

(8) Mr. Rankin served as Chief Financial Officer, Secretary and Treasurer until August 1998.

STOCK OPTION/SARS GRANTS IN LAST FISCAL YEAR

    The following table sets forth individual grants of stock options granted to the executive officers named below during the fiscal year ended December 31, 1997, pursuant to the share incentive plan then in place. (See "Employment Agreements and Compensation Arrangements--Former Share Incentive Plan.").

                                                                                                           POTENTIAL REALIZABLE
                                               NUMBER OF                                                     VALUE AT ASSUMED
                                              SECURITIES                                                  ANNUAL RATES OF STOCK
                                              UNDERLYING         % OF        EXERCISE OR                  PRICE APPRECIATION(1)
                                               OPTIONS/       OPTIONS/SAR    BASE PRICE    EXPIRATION    ------------------------
NAME                                          SAR GRANTED       GRANTED       PER SHARE       DATE           5%          10%
-------------------------------------------  -------------  ---------------  -----------  -------------  ----------  ------------

R. Jack DeCrane............................       50,000            30.6%     $   16.75          2007    $  526,699  $  1,334,759

R.G. MacDonald.............................        4,000             2.4%         16.75          2007        42,136       106,781

Charles H. Becker..........................       15,000             9.2%         16.75          2007       158,010       400,428

Roger L. Keller............................       10,000             6.1%         16.75          2007       105,340       266,952

Robert A. Rankin...........................       15,000             9.2%         16.75          2007       158,010       400,428

------------------------

(1) The potential realizable value assumes a rate of annual compound stock price appreciation of 5% and 10% from the date the option was granted over the full option term. These assumed annual compound rates of stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of future prices of the common stock.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

    The following table sets forth information about the stock options exercised by the executive officers named below during the fiscal year ended December 31, 1997.

                                                                          NUMBER OF        VALUE OF
                                                                         SECURITIES       UNEXERCISED
                                              SHARES                     UNDERLYING      IN-THE-MONEY
                                             ACQUIRED         VALUE      UNEXERCISED      OPTIONS/SAR
NAME                                        ON EXERCISE     REALIZED     OPTIONS/SAR     AT FY-END(1)
----------------------------------------  ---------------  -----------  -------------  -----------------

                                                                        EXERCISABLE/     EXERCISABLE/
                                                                        UNEXERCISABLE    UNEXERCISABLE
                                                                        -------------  -----------------

R. Jack DeCrane.........................        --             --       $80,819/95,370 $1,329,172/655,294

R.G. MacDonald..........................            --             --   45,372/15,342    747,324/187,814

Charles H. Becker.......................        --             --       14,180/34,849    229,559/287,686

Roger L. Keller.........................        --             --       13,047/30,982    210,897/305,098

Robert A. Rankin........................        --             --       16,448/32,581    269,315/247,930

------------------------

(1) Based on the common stock share price of $16.75 per share as of December 31, 1997, the measuring date.

    In August 1998, on the effective date of the mergers conducted as a part of the DLJ acquisition, all outstanding options for the common stock of DeCrane Aircraft were canceled. See "Recent Developments--The DLJ Acquisition". The holders of all vested and unvested options received a cash payment determined, for each option, as follows:

($23.00 per share--exercise price of      X          maximum number of shares holder could
option)                                              have purchased (if all options were
                                                     fully vested) by exercising option just
                                                     before the effective date.

EMPLOYMENT AGREEMENTS AND COMPENSATION ARRANGEMENTS

    On July 17, 1998, the Compensation Committee of our Board of Directors approved an employment agreement between the Company and R. Jack DeCrane replacing his prior employment agreement that was to expire on September 1, 1998. Mr. DeCrane's employment agreement provides for various benefits, including:

    - an initial salary of $310,000, which is subject to annual review and increase, but not decrease;

    - an annual bonus ranging from 0% to 100% of Mr. DeCrane's annual base salary depending on the degree to which we achieve certain performance goals;

    - a $500,000 bonus in recognition of our then-recent acquisition of Avtech Corporation;

    - a $250,000 signing bonus;

    - options to purchase 50,000 shares of common stock of DeCrane Aircraft at a price equal to the fair market value of the shares as of July 16, 1998 (one-half of which were immediately exercisable; the rest became exercisable upon the completion of the DLJ acquisition);

    - a $150,000 cash continuation bonus payable on January 2, 1999, if employed by us on January 1, 1999.

    Mr. DeCrane's immediately exercisable options were cancelled in August 1998 and he received a cash payout in lieu of the options, calculated according to the formula noted above, under "Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values."

    The employment agreement also provides that if certain change-of-control events occur, and Mr. DeCrane's employment is terminated by us for any reason (other than for cause (as defined in the agreement) or as a result of his death or disability), or by Mr. DeCrane for good reason (as defined in the agreement), then we will pay Mr. DeCrane a lump sum in cash within fifteen days. The amount of that payment will be $1.00 less than three times the sum of Mr. DeCrane's average base salary plus bonus for the five calendar years preceding his termination date.

    FORMER SHARE INCENTIVE PLAN

    We adopted a Share Incentive Plan in 1993 which permitted us to grant to our eligible employees options to purchase shares of our common stock, shares of common stock with conditional vesting based upon performance criteria, and options to receive payments based on the appreciation of common stock, commonly known as Share Appreciation Rights (or "SARs"). That plan permitted such grants to be made to key employees of DeCrane Aircraft designated by a compensation committee of the Board of Directors. As described above, all options to purchase common stock outstanding were terminated when the DLJ acquisition transactions were completed, and the holders received cash payments in exchange for those options.

    DeCrane Holdings has indicated to us that it intends to give certain key members of our management the opportunity to purchase an equity participation in DeCrane Holdings pursuant to customary arrangements. However, these parties have not entered into any agreement regarding such equity participation.

    1996 INCENTIVE PLAN

    In 1996 we introduced an incentive plan (the "1996 Incentive Plan") for our management personnel tied to DeCrane Aircraft's and each operating unit's annual budget as approved each year by the Compensation Committee of the Board of Directors. The 1996 Incentive Plan matrix provides for an annual bonus of up to 70% of participating employees' base salary if the relevant operating unit achieves 110% of budget. Fifty percent of the bonus is payable solely based on performance of the relevant operating unit and the remainder is payable upon the achievement by the employee of his or her individual objectives in the discretion of our Chief Executive Officer or the president of the relevant operating unit.

    401(K) RETIREMENT PLAN

    Effective April 1992, we adopted the Lincoln National Life Insurance Company Non-Standardized 401(k) Salary Reduction Plan and Trust Prototype Plan. The 401(k) allows employees as participants to defer, on a pre-tax basis, a portion of their salary and accumulate tax deferred earnings, plus interest, as a retirement fund. Effective October 1, 1997, we matched 25% of the employee contribution up to 6% of the employee's salary for the fourth quarter of 1997 and each quarter of 1998. Effective January 1, 1999, we plan to match 50% of the employee contribution for up to 6% of the employee's salary. The full amount vested in a participant's account will be distributed to a participant following termination of employment, normal retirement or in the event of disability or death.

DIRECTORS' COMPENSATION

    The directors of DeCrane Aircraft generally do not receive annual fees or fees for attending meetings of the Board of Directors or committees thereof. However, John F. Fort, III, an independent director not affiliated with any investor in DeCrane Holdings, receives a director's fee of $5,000 for each meeting attended. Also, all directors are reimbursed for out-of-pocket expenses. We expect to continue those policies. DeCrane Holdings does not compensate or intend to compensate its directors.

                    WARRANTHOLDERS AND SELLING SHAREHOLDERS

    The offered securities are being registered to permit public secondary trading of the offered securities, and the holders may offer the offered securities for resale from time to time. See "Plan of Distribution."

    The Company has filed with the SEC a registration statement on Form S-1, of which this Prospectus forms a part, regarding the resale of the offered securities from time to time, pursuant to Rule 415 under the Securities Act. These resales may occur in the over-the-counter market, in privately-negotiated transactions, in underwritten offerings or by a combination of such methods of sale. We have agreed to use our best efforts to keep this registration statement effective for two years or, if later, the first date on which all of the warrants have expired or been exercised.

NAME OF BENEFICIAL OWNER (1)
------------------------------------------------------------

------------------------

(1)

    DeCrane Holdings is authorized to issue an aggregate of 3,500,000 shares of DeCrane Holdings Common Stock, par value $.01 per share, of which 2,846,185 are outstanding (excluding 310,000 reserved for issuance for outstanding warrants). DeCrane Holdings is authorized to issue up to 2,500,000 shares of Preferred Stock, par value $.01 per share, in one or more series, of which 342,417 are outstanding. For a full description of DeCrane Holdings' capital stock, please review DeCrane

Holdings' Certificate of Incorporation and Certificate of Designation for its 14% Senior Redeemable Exchangeable Preferred Stock due 2008. You can obtain a copy from us or from the exhibits to the registration statement of which this prospectus is a part. See "Where You Can Obtain More Information" in the Summary.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

    THE MERGER AGREEMENT. The Merger Agreement entered into in connection with the DLJ acquisition entitled a holding company controlled by DLJMB to designate a number of directors proportionally commensurate with its stock ownership of DeCrane Aircraft. DeCrane Holdings selected all of the current members of the Board of Directors of DeCrane Aircraft. DLJMB or its designate selected all of the members of the Board of Directors of DeCrane Holdings.

    THE DLJ ACQUISITION. DLJ Capital Funding, Inc., an affiliate of DLJMB, received customary fees and reimbursement of expenses in connection with the arrangement and syndication of the bank credit facility and as a lender thereunder. DLJ Bridge Finance, Inc., an affiliate of DLJMB, received customary fees in connection with its commitment to purchase and its purchase of the bridge notes. Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC"), which is also an affiliate of DLJMB, acted as financial advisor and dealer manager in connection with the tender offer, as arranger of the bank credit facility and received customary fees for those services, DLJSC also acted as the initial purchaser of the old notes. The aggregate amount of all fees payable to the DLJ entities in connection with the DLJ acquisition is approximately $12.0 million. DeCrane Aircraft is also obligated to reimburse DLJSC for certain reasonable out-of-pocket expenses incurred in connection with the tender offer (including the fees and disbursements of outside counsel) and to indemnify DLJSC against certain liabilities, including certain liabilities under the federal securities laws. In addition, DeCrane Aircraft is obligated to pay DLJSC an annual advisory fee of $300,000 beginning on the consummation of the tender offer for a period of five years. We may from time to time enter into other investment banking relationships with DLJSC or one of its affiliates pursuant to which DLJSC or its affiliate will receive customary fees and will be entitled to reimbursement for all reasonable disbursements and out-of-pocket expenses incurred in connection therewith. We expect that any such arrangement will include provisions for the indemnification of DLJSC against certain liabilities, including liabilities under the federal securities laws.

    THE INVESTORS AGREEMENT. In connection with the DLJ acquisition, an Investors' Agreement dated as of August 28, 1998 (the "Investors' Agreement") was entered into among DeCrane Holdings and the DLJMB Funds. It provides that any person acquiring shares of common stock or preferred stock of DeCrane Holdings who is required by the terms of the Investors' Agreement or any employment agreement or stock purchase, option, stock option or other compensation plan of DeCrane Holdings to become a party thereto shall execute an agreement to become bound by the Investors' Agreement and thereafter shall be bound by it. The terms of the Investors' Agreement restrict transfers of the shares of DeCrane Holdings common stock and preferred stock by the stockholders party to the agreement. The agreement permits those shareholders to participate in certain sales of shares of DeCrane Holdings' common stock by the DLJMB Funds and permits the DLJMB Funds to require the other shareholders who are party to the Investors Agreement to sell shares of DeCrane Holdings' common stock in certain circumstances should the DLJMB Funds choose to sell any such shares owned by them. The DLJMB Funds are entitled, pursuant to the agreement, to request six demand registrations with respect to the DLJMB warrants for DeCrane Holdings common stock, the common stock and preferred stock held by the funds, which are immediately exercisable subject to customary deferral and cutback provisions. In addition, the shareholders will also be entitled to unlimited piggyback registration rights (other than in the case of a registration of shares issuable in connection with any employee benefit plan or in connection with an acquisition), subject to customary cutback provisions. The agreement provides that DeCrane Holdings will indemnify the shareholders against certain liabilities and expenses, including liabilities under the Securities Act. The Investors' Agreement also provides that the DLJMB Funds have the right to appoint all of the members of the Boards of Directors of DeCrane Holdings and DeCrane Aircraft, and that at least one of such directors on each board will be an independent director. Messrs. Hermann, Kaminski and Fort are independent directors.

    Each warrant for DeCrane Holdings common stock held by the DLJMB funds entitles the holder thereof to purchase one share of common stock at an exercise price of not less than $0.01 per share subject to customary antidilution provisions and other customary terms. These warrants are exercisable at any time prior to 5:00 p.m. New York City time on August 28, 2009, subject to applicable federal and state securities laws.

    In connection with the DLJ acquisition, Global Technology Partners, LLC ("GTP") will have options to purchase up to 1.25% of DeCrane Holdings common stock. The options will vest over a three-year period, subject to acceleration if the DLJMB Funds sell any of their shares of common stock. Those options will be exercisable at an exercise price equal to the price paid for DeCrane Holdings' common stock by the DLJMB Funds. In addition, in December 1998 six members of GTP, including Messrs. Hermann and Kaminski, purchased approximately $704,000 of shares of newly issued common and preferred stock of DeCrane Holdings. DeCrane Aircraft loaned half of the purchase price for such shares to those members at an interest rate equal to the interest rate on the longest maturity senior bank debt of DeCrane Aircraft in effect from time to time, plus 1.0%. The loans are repayable out of the proceeds from the sale of such stock and are secured by such stock. DeCrane Holdings has indemnified GTP against certain claims and liabilities, including liabilities under the Securities Act.

    PRIOR SHAREHOLDERS AGREEMENT. Pursuant to the Fifth Amended and Restated Shareholders Agreement dated January 10, 1997 among the Company, Nassau Capital Partners, L.P., Brantley Venture Partners II, L.P., DSV Partners, IV, Electra Investment Trust P.L.C., Electra Associates, Inc. and certain other parties, and subject to election by the Company's stockholders, Nassau, Brantley and DSV each had the right to nominate a representative to serve as a director so long as the relevant stockholder owns at least five percent of the common stock. The Shareholders Agreement also provided that Mr. DeCrane may nominate a director for election by DeCrane Aircraft's stockholders for so long as he was the Chief Executive Officer of DeCrane Aircraft. The Shareholders Agreement ceased to be in effect upon consummation of the DLJ acquisition.

    WAIVERS AND EXCHANGES OF SECURITIES. Effective immediately prior to our initial public offering ("IPO"), certain of the Company's then-existing shareholders, including Nassau, Brantley, DSV and the Electra entities, and holders of warrants for common stock, agreed to waive a number of rights under the agreements by which such shareholders and warrant holders acquired such rights from DeCrane Aircraft, releasing DeCrane Aircraft from certain dividend payment requirements, voting requirements and certain other rights, as well as eliminating certain negative and affirmative covenants contained therein.

    The foregoing agreement provided for: (i) the conversion of all 6,847,705 shares of issued and outstanding cumulative convertible preferred stock into 1,941,804 shares of common stock; (ii) the cashless exercise and conversion of all 52,784 and 9,355 issued and outstanding of such preferred stock warrants and common stock warrants, respectively, into a total of 16,585 shares of common stock; (iii) the cashless exercise of 508,497 mandatorily redeemable common stock warrants (the "Redeemable Warrants") into a total of 507,708 shares of common stock; and (iv) the cancellation of 95,368 Redeemable Warrants. In December 1997, the Company issued an additional 16,918 shares of common stock to the Electra entities and 33,825 shares to Nassau to resolve a disputed calculation regarding the number of shares that should have been issued as part of the conversions described above.

    Redeemable Warrants exercisable into 208,968 common shares remained after the foregoing conversions. Of this amount, 138,075 Redeemable Warrants were cancelled upon the consummation of the IPO and repayment of DeCrane Aircraft's senior subordinated debt and convertible notes in accordance with the terms of the respective warrant agreements. Redeemable Warrants exercisable into 70,893 common shares remained after the foregoing conversions, the IPO and application of the net proceeds therefrom. Concurrent with the consummation of the IPO, the mandatory redemption feature of these warrants was terminated and, as a result, the value ascribed thereto was reclassified to stockholders' equity as additional paid-in capital.

    Upon consummation of the IPO and as part of the foregoing conversions, R.G. MacDonald, Charles H. Becker, Robert A. Rankin and John R. Hinson exchanged an aggregate of 75,000 shares of preferred stock of the Company for 21,268 shares of common stock.

    FORMER INDEPENDENT DIRECTOR. In June 1997, the Company extended its Share Incentive Plan for employees to independent non-management directors of the Company who are not appointed to the Board pursuant to the Existing Shareholders Agreement, and issued 6,000 options to Mitchell I. Quain, the only director presently qualifying for such plan. Such options were cancelled and Mr. Quain received a cash payment therefor in connection with the consummation of the tender offer. See "Recent Developments--The DLJ Acquisition."

                DESCRIPTION OF CAPITAL STOCK OF DECRANE HOLDINGS

GENERAL

    DeCrane Holdings is authorized to issue an aggregate of 3,500,000 shares of Holdings Common Stock, par value $.01 per share, of which 2,846,185 are outstanding (excluding 310,000 reserved for issuance for outstanding warrants, including the Warrants). DeCrane Holdings is authorized to issue up to 2,500,000 shares of Preferred Stock, par value $.01 per share, in one or more series, of which 342,417 are outstanding. See "--Preferred Stock." The following is a summary of certain of the rights and privileges pertaining to DeCrane Holdings common stock and Preferred Stock. For a full description of DeCrane Holdings' capital stock, reference is made to DeCrane Holdings' Certificate of Incorporation currently in effect, a copy of which is available from DeCrane Holdings.

COMMON STOCK

    VOTING RIGHTS

    The holders of DeCrane Holdings common stock are entitled to one vote per share on all matters submitted for action by the shareholders. There is no provision for cumulative voting with respect to the election of directors. Accordingly, the holders of more than 50% of the shares of DeCrane Holdings common stock can, if they choose to do so, elect the Board of Directors of DeCrane Holdings and determine most matters on which stockholders are entitled to vote. Pursuant to the Investors' Agreement, the shareholders who are party to such agreement have agreed to vote their shares to cause the DLJMB Funds to select all of DeCrane Holdings' directors. See "Certain Relationships and Transactions--The Acquisition."

    DIVIDEND RIGHTS

    Holders of DeCrane Holdings common stock are entitled to share equally, share for share, if dividends are declared on DeCrane Holdings common stock, whether payable in cash, property or securities of DeCrane Holdings.

    LIQUIDATION RIGHTS

    In the event of any voluntary or involuntary liquidation, dissolution or winding up of DeCrane Holdings, after payment has been made from the funds available therefore to the holders of Preferred Stock, if any, for the full amount to which they are entitled, the holders of the shares of DeCrane Holdings common stock are entitled to share equally, share for share, in the assets available for distribution. Holders of DeCrane Holdings common stock have no conversion, redemption or preemptive rights.

PREFERRED STOCK

    The board of directors of DeCrane Holdings has authorized the designation of 1,360,000 shares of 14% Senior Exchangeable Redeemable Preferred Stock due 2009, par value $0.01 per share ("DeCrane Holdings Preferred"), of which 340,000 shares have been issued to the DLJMB Funds and are outstanding. Holders of the DeCrane Holdings Preferred are entitled to receive, when, as and if declared by the board of directors, dividends at a rate equal to 14% per annum, subject to increases of 0.25% for each quarter that no dividend is paid (up to a maximum of an additional 5%). Prior to September 30, 2003, dividends are not paid in cash but instead accrete in liquidation value. Shares have a liquidation preference of $100 (subject to increase through accretion) plus accrued and unpaid cash dividends. The DeCrane Holdings Preferred is mandatorily redeemable on August 28, 2009 and is redeemable at DeCrane Holdings' option:

    - prior to September 30, 2001 with the net cash proceeds of public equity offerings at a redemption price equal to 114% of liquidation value plus accrued and unpaid cash dividends,

    - on or after September 30, 2003 at a redemption price equal to the 107% of liquidation value, on or after September 30, 2004 at a redemption price of 104.667% of liquidation value, on or after September 30, 2005 at a redemption price of 102.333% of liquidation value and on or after September 30, 2006 at a redemption price of 100.000% of liquidation value plus in each case accrued and unpaid cash dividends, or

    - in the event of a change of control (as defined) at a redemption price equal to the present value of all remaining dividends, premium and liquidation value payments that would become due on the DeCrane Holdings Preferred as if the DeCrane Holdings Preferred was to remain outstanding and be redeemed on September 30, 2003, computed using a discount rate equal to the Treasury Rate plus 50 basis points. Upon the occurrence of a change of control, each holder will have the right to require DeCrane Holdings to repurchase all or any part of such holder's DeCrane Holdings Preferred at an offer price equal to 101% of the liquidation preference thereof plus accrued and unpaid cash dividends. Holders of the DeCrane Holdings Preferred are not entitled to voting rights; PROVIDED that DeCrane Holdings has agreed that it will not amend or modify its charter so as to adversely affect the holders of the Holdings Preferred or create, authorize or issue securities prior to or on a par with the Holdings Preferred without the consent of the holders thereof. In addition, if and whenever

    - four consecutive or any six quarterly dividend payments are not made,

    - DeCrane Holdings fails to fulfill its obligations to redeem the DeCrane Holdings Preferred on August 28, 2009 or in the event of a change of control,

    - DeCrane Holdings makes any payments on the Common Stock or other security ranking junior to or on parity with the DeCrane Holdings Preferred in violation of the Certificate of Designations, or

    - DeCrane Holdings amends its charter or creates parity or prior securities in violation of the Certificate of Designations, the number of directors will be increased by two and the holders of the DeCrane Holdings Preferred will be entitled to elect the additional directors until such violation is remedied.

    DeCrane Holdings may, at its option, at any time on any dividend payment date so long as no shares are held by any DLJMB Fund or its affiliates, exchange the shares of DeCrane Holdings Preferred for 14% senior subordinated exchange debentures due September 30, 2009 (the "Exchange Debentures"). The Exchange Debentures will be subordinated to all senior debt of DeCrane Holdings and will contain customary covenants and events of default, including covenants that limit the ability of DeCrane Holdings and its subsidiaries to incur debt, pay dividends and make certain investments.

    In addition, DeCrane Holdings may issue additional shares of Preferred Stock from time to time in one or more series and with such designations and preferences for each series as shall be stated in the resolutions providing for the designation and issue of each such series adopted by the board of directors of DeCrane Holdings. The board of directors is authorized by DeCrane Holdings' Certificate of Incorporation to determine the voting, dividend, redemption and liquidation preferences and limitations pertaining to such series. The board of directors, without shareholder approval, may issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of the common stock and could have certain antitakeover effects. DeCrane Holdings has no present plans to issue any additional shares of Preferred Stock. The ability of the board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change in control of DeCrane Holdings or the removal of existing management.

SECTION 203 OF DELAWARE GENERAL CORPORATION LAW

    DeCrane Holdings is a Delaware corporation and subject to Section 203 of the Delaware General Corporation Law. Section 203 prevents an "interested stockholder" (defined generally as a person owning 15% or more of a corporation's outstanding voting stock) from engaging in a "business combination" (as defined) with a Delaware corporation for three years following the date such person became an interested stockholder, subject to certain exceptions such as transactions done with the approval of the board of directors and of the holders of at least two-thirds of the outstanding shares of voting stock not owned by the interested stockholder. The existence of this provision would be expected to have an anti-takeover effect, including possibly discouraging takeover attempts that might result in a premium over the market price for the shares of DeCrane Holdings common stock.

DLJMB WARRANTS

    Each DLJMB warrant will entitle the holder thereof to purchase one share of DeCrane Holdings common stock at an exercise price of not less than $0.01 per share subject to customary antidilution provisions (which differ in certain respects than those contained in the Warrants) and other customary terms. The DLJMB warrants will be exercisable at any time prior to 5:00 p.m., New York City time, on August 28, 2009. The exercise of the DLJMB warrants also will be subject to applicable federal and state securities laws.

    The DLJMB Funds will be entitled to request six demand registrations with respect to the DLJMB warrants (together with all or any portion of any preferred stock and the DeCrane Holdings common stock owned by them), which demand registration rights will be immediately exercisable subject to customary deferral and cutback provisions. In addition, the holders of the DLJMB warrants will also be entitled to unlimited piggyback registration rights with respect to such warrants subject to customary cutback provisions.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for the DeCrane Holdings common stock will be the Corporate Secretary of DeCrane Holdings.

                            DESCRIPTION OF WARRANTS

    The warrants have been issued pursuant to the Warrant Agreement dated
September   , 1998 between Holdings and State Street Bank and Trust Company, as
Warrant Agent (the "Warrant Agent"). The following summary of certain provisions of the Warrant Agreement is not complete.

GENERAL

    Each warrant, when exercised, will entitle its holder to receive 1.55 fully paid and non-assessable shares of DeCrane Holdings Common Stock (the "Warrant Shares"), at an exercise price of $23.00 per share, subject to adjustment. The exercise price and the number of warrant shares are both subject to adjustment in certain cases referred to below. The holders of the warrants would be entitled, in the aggregate, to purchase shares of DeCrane Holdings common stock representing approximately 5% of DeCrane Holdings common stock on a fully diluted basis on the date of this Offering Memorandum (assuming exercise of all outstanding warrants, including the DLJMB warrants). The Warrants will be exercisable at any time on or after the separation date. Unless exercised, the warrants will automatically expire on September 30, 2008.

    The warrants may be exercised by surrendering to DeCrane Holdings the warrant certificates evidencing the warrants to be exercised with the accompanying form of election to purchase properly completed and executed, together with payment of the exercise price. Payment of the exercise price may be made at the holder's election (i) by tendering notes having an aggregate principal amount at maturity, plus accrued and unpaid interest, if any, thereon, to the date of exercise equal to the exercise price and (ii) in cash in United States dollars by wire transfer or by certified or official bank check to the order of DeCrane Holdings. Upon surrender of the warrant certificate and payment of the exercise price, DeCrane Holdings will deliver or cause to be delivered, to or upon the written order of such holder, stock certificates representing the number of whole warrant shares to which the holder is entitled. If less than all of the warrants evidenced by a warrant certificate are to be exercised, a new warrant certificate will be issued for the remaining number of warrants. Holders of warrants will be able to exercise their warrants only if a registration statement relating to the warrant shares underlying the warrants is then in effect, or the exercise of such warrants is exempt from the registration requirements of the Securities Act, and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants or other persons to whom it is proposed that warrant shares be issued on exercise of the warrants reside.

    No fractional warrant shares will be issued upon exercise of the warrants. DeCrane Holdings will pay to the holder of the warrant at the time of exercise an amount in cash equal to the current market value of any such fractional warrant shares less a corresponding fraction of the exercise price.

    The holders of the warrants will have no right to vote on matters submitted to the stockholders of DeCrane Holdings and will have no right to receive dividends. The holders of the warrants will not be entitled to share in the assets of DeCrane Holdings in the event of liquidation, dissolution or the winding up of DeCrane Holdings. In the event a bankruptcy or reorganization is commenced by or against DeCrane Holdings, a bankruptcy court may hold that unexercised warrants are executory contracts which may be subject to rejection by DeCrane Holdings with approval of the bankruptcy court, and the holders of the warrants may, even if sufficient funds are available, receive nothing or a lesser amount as a result of any such bankruptcy case than they would be entitled to if they had exercised their warrants prior to the commencement of any such case.

    In the event of a taxable distribution to holders of DeCrane Holdings common stock that results in an adjustment to the number of warrant shares or other consideration for which a warrant may be exercised, the holders of the warrants may, in certain circumstances, be deemed to have received a distribution subject to United States federal income tax as a dividend. See "Certain Federal Income Tax Considerations."

ADJUSTMENTS

    The number of warrant shares purchasable upon exercise of warrants and the exercise price will be subject to adjustment in certain events including: (i) the payment by DeCrane Holdings of dividends and other distributions on the DeCrane Holdings common stock in DeCrane Holdings common stock, (ii) subdivisions, combinations and reclassifications of the DeCrane Holdings common stock, (iii) the issuance to all holders of DeCrane Holdings common stock of rights, options or warrants entitling them to subscribe for DeCrane Holdings common stock or securities convertible into, or exchangeable or exercisable for, DeCrane Holdings common stock at a price which is less than the Fair Market Value per share (as defined) of DeCrane Holdings common stock, (iv) certain distributions to all holders of DeCrane Holdings common stock of any of DeCrane Holdings' assets or debt securities or any rights or warrants to purchase any such securities (excluding those rights and warrants referred to in clause (iii) above), (v) the issuance of shares of DeCrane Holdings common stock for consideration per share less than the then Fair Market Value per share of DeCrane Holdings common stock (excluding securities issued in transactions referred to in clauses (i) through (iv) above or (vi) below and subject to certain exceptions), (vi) the issuance of securities convertible into or exchangeable for DeCrane Holdings common stock for a conversion or exchange price plus consideration received upon issuance less than the then Fair Market Value per share of DeCrane Holdings common stock at the time of issuance of such convertible or exchangeable security (excluding securities issued in transactions referred to in clauses (i) through (iv) above), and (vii) certain other events that could have the effect of depriving holders of the warrants of the benefit of all or a portion of the purchase rights evidenced by the warrants. Adjustments to the exercise price will be calculated to the nearest cent. No adjustment need be made for any of the foregoing transactions if warrant holders are to participate in the transaction on a basis and with notice that the board of directors determines to be fair and appropriate in light of the basis and notice and on which other holders of DeCrane Holdings common stock participate in the transaction.

    "DISINTERESTED DIRECTOR" means, in connection with any issuance of securities that gives rise to a determination of the Fair Market Value thereof, each member of the Board of Directors of DeCrane Holdings who is not an officer, employee, director or other affiliate of the party to whom DeCrane Holdings is proposing to issue the securities giving rise to such determination.

    "FAIR MARKET VALUE" per security at any date of determination shall be (1) in connection with a sale to a party that is not an affiliate of DeCrane Holdings in an arm's-length transaction (a "Non-Affiliate Sale"), the price per security at which such security is sold and (2) in connection with any sale to an affiliate of DeCrane Holdings, (a) the last price per security at which such security was sold in a Non-Affiliate Sale within the three-month period preceding such date of determination or (b) if clause (a) is not applicable, the fair market value of such security determined in good faith by (i) a majority of the Board of Directors of DeCrane Holdings, including a majority of the Disinterested Directors, and approved in a board resolution delivered to the Warrant Agent or (ii) a nationally recognized investment banking, appraisal or valuation firm, which is not an affiliate of DeCrane Holdings, in each case, taking into account, among all other factors deemed relevant by the Board of Directors or such investment banking, appraisal or valuation firm, the trading price and volume of such security on any national securities exchange or automated quotation system on which such security is traded.

    No adjustment in the Exercise Price will be required unless such adjustment would require an increase or decrease of at least one percent (1.0%) in the Exercise Price; PROVIDED, HOWEVER, that any adjustment that is not made will be carried forward and taken into account in any subsequent adjustment. In the case of certain consolidations or mergers of DeCrane Holdings, or the sale of all or substantially all of the assets of DeCrane Holdings to another corporation, (i) each warrant will thereafter be exercisable for the right to receive the kind and amount of shares of stock or other securities or property to which such holder would have been entitled as a result of such consolidation, merger or sale had the warrants been exercised immediately prior thereto and (ii) the person formed by or surviving any such consolidation or merger (if other than DeCrane Aircraft) or to which such sale shall have been made will assume the obligations of DeCrane Holdings under the Warrant Agreement.

RESERVATION OF SHARES

    DeCrane Holdings has authorized and reserved for issuance and will at all times reserve and keep available such number of shares of DeCrane Holdings common stock as will be issuable upon the exercise of all outstanding warrants. Such shares of DeCrane Holdings common stock, when paid for and issued, will be duly and validly issued, fully paid and non-assessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof.

AMENDMENT

    From time to time, DeCrane Holdings and the Warrant Agent, without the consent of the holders of the warrants, may amend or supplement the Warrant Agreement for certain purposes, including curing defects or inconsistencies or making any change that does not adversely affect the legal rights of any holder. Any amendment or supplement to the Warrant Agreement that adversely affects the legal rights of the holders of the warrants will require the written consent of the holders of a majority of the then outstanding warrants (excluding warrants held by DeCrane Holdings or any of its affiliates). The consent of each holder of the warrants affected will be required for any amendment pursuant to which the exercise price would be increased or the number of warrant shares purchasable upon exercise of warrants would be decreased (other than pursuant to adjustments provided in the Warrant Agreement).

REGISTRATION RIGHTS

    Pursuant to the Warrant Agreement and the Warrant Registration Rights Agreement, DeCrane Holdings has agreed to file the shelf registration statement of which this Prospectus is a part covering the resale of the warrants, the issuance of DeCrane Holdings common stock upon the exercise the warrants resold pursuant to such registration statement and the resale of the shares of DeCrane Holdings common stock issuable upon exercise of the warrants by the holder thereof, and to use its reasonable best efforts to cause such registration statement to be declared effective, subject to certain exceptions, on or before 180 days after the issuance of the warrants and (subject to certain "black-out" periods not to exceed 60 days in any calendar year subject to extension for 30 days in certain circumstances) to remain effective, subject to certain exceptions, until the later of (i) two years following the effective date of the registration statement and (ii) the earlier of (A) the expiration of the warrants and (B) the first date as of which all warrants had been exercised.

    Holders of warrants will be required to deliver certain information to be used in connection with the shelf registration statement within the time periods set forth in the Warrant Registration Rights Agreement in order to have their warrants or warrant shares included in the shelf registration statement.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    This section is a summary of certain federal income tax considerations relevant to the offered securities. It is not a complete analysis of all potential tax effects. We have not considered foreign or state taxes, gift taxes or gift taxes (among other things), and your individual tax liabilities and consequences also depend on your own circumstances. We based this summary on U.S. federal tax law, regulations, pronouncements and judicial decisions now in effect. All of the laws and rules may change, and changes can be made retroactively as well.

    YOU SHOULD CONSULT YOUR OWN TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES TO YOU OF PARTICIPATING IN THIS EXCHANGE OFFER.

                              PLAN OF DISTRIBUTION

    The Company will receive no proceeds from this offering, other than in connection with the exercise of warrants by exercising warrantholders. The offered securities offered hereby may be sold by the warrantholders from time to time in transactions in the over-the-counter market, in negotiated transactions, in underwritten offerings, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. the warrantholders may effect such transactions by selling the offered securities to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commission from the warrantholders or the purchasers of the offered securities for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

    In order comply with the securities laws of certain states, if applicable, the offered securities will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the offered securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

    The Warrantholders and any broker-dealers or agents that participate with the warrantholders in the distribution of the offered securities may be deemed to be "underwriters" with the meaning of the Securities Act, and any commission received by them and any profit on the resale of the offered securities purchased by them may be deemed to be underwriting commission or discounts under the Securities Act.

    Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the offered securities may not simultaneously engage in market making activities with respect to the common stock of DeCrane Holdings for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each warrantholder will be subject to applicable provisions of the exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of shares of DeCrane Holdings' common stock by the warrantholders.

                                 LEGAL MATTERS

    The validity of the securities offered hereby will be passed upon for DeCrane Aircraft by Spolin & Silverman LLP, Santa Monica, California.

                                    EXPERTS

    The consolidated balance sheets as of December 31, 1996 and 1997 and the consolidated statements of operations, of stockholders' equity (deficit) and of cash flows for each of the three years in the period ended December 31, 1997 of DeCrane Aircraft Holdings, Inc., the balance sheet as of August 27, 1998 of DeCrane Holdings Co. and the balance sheets as of September 30, 1996 and 1997 and the statements of income, of stockholder's equity and of cash flows for each of the three years in the period ended September 30, 1997 of Avtech Corporation included in this Prospectus have been so included in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    The consolidated financial statements of Audio International, Inc. and subsidiary as of December 31, 1996 and 1995 and for each of the two years in the period ended December 31, 1996 included in this Prospectus have been so included in reliance on the report of Thomas & Thomas, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                             ---------
DECRANE AIRCRAFT HOLDINGS, INC. AND SUBSIDIARIES

  Report of Independent Accountants........................................................................        F-2

  Consolidated Balance Sheets as of December 31, 1996 and 1997 and
    September 30, 1998 (unaudited).........................................................................        F-3

  Consolidated Statements of Operations for the years ended December 31, 1995, 1996 and 1997 and the nine months ended September 30, 1997, eight months ended August 31, 1998 and the one month ended September
    30, 1998 (unaudited)...................................................................................        F-4

  Consolidated Statements of Stockholders' Equity (Deficit) for the years ended December 31, 1995, 1996 and
    1997, and the eight months ended August 31, 1998 and the one month ended September 30, 1998
    (unaudited)............................................................................................        F-5

  Consolidated Statements of Cash Flows for the years ended December 31, 1995, 1996 and 1997 and the nine months ended September 30, 1997, eight months ended August 31, 1998 and the one month ended September
    30, 1998 (unaudited)...................................................................................        F-7

  Notes to Consolidated Financial Statements...............................................................        F-8

DECRANE HOLDINGS CO.

  Report of Independent Accountants........................................................................       F-51

  Balance Sheet as of August 27, 1998......................................................................       F-52

  Notes to Balance Sheet...................................................................................       F-53

AVTECH CORPORATION

  Report of Independent Accountants........................................................................       F-54

  Balance Sheets as of September 30, 1996 and 1997 and June 25, 1998 (unaudited)...........................       F-55

  Statements of Income for the years ended September 30, 1995, 1996 and 1997 and the nine months ended June
    30, 1997 and June 25, 1998 (unaudited).................................................................       F-56

  Statements of Stockholders' Equity for the years ended September 30, 1995, 1996 and 1997 and the nine
    months ended June 25, 1998 (unaudited).................................................................       F-57

  Statements of Cash Flows for the years ended September 30, 1995, 1996 and 1997 and the nine months ended
    June 30, 1997 and June 25, 1998 (unaudited)............................................................       F-58

  Notes to Financial Statements............................................................................       F-59

AUDIO INTERNATIONAL, INC. AND SUBSIDIARY

  Report of Independent Accountants........................................................................       F-66

  Consolidated Balance Sheets as of December 31, 1995 and 1996 and September 30, 1997 (unaudited)..........       F-67

  Consolidated Statements of Income for the years ended December 31, 1995 and 1996 and the nine months
    ended September 30, 1996 and 1997 (unaudited)..........................................................       F-68

  Consolidated Statements of Stockholders' Equity for the years ended December 31, 1995 and 1996 and the
    nine months ended September 30, 1997 (unaudited).......................................................       F-69

  Consolidated Statements of Cash Flows for the years ended December 31, 1995 and 1996 and the nine months
    ended September 30, 1996 and 1997 (unaudited)..........................................................       F-70

  Notes to Consolidated Financial Statements...............................................................       F-71

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
and Stockholders of
DeCrane Aircraft Holdings, Inc.

    In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of stockholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of DeCrane Aircraft Holdings, Inc. and its subsidiaries at December 31, 1996 and 1997 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICEWATERHOUSECOOPERS LLP
Los Angeles, California
February 24, 1998

                DECRANE AIRCRAFT HOLDINGS, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                          DECEMBER 31,       SEPTEMBER
                                                                      --------------------    30, 1998
                                                                        1996       1997     (SUCCESSOR)
                                                                         (PREDECESSOR)
                                                                      ---------  ---------  ------------
                                                                                            (UNAUDITED)
ASSETS
Current assets
  Cash and cash equivalents.........................................  $     320  $     206   $    4,267
  Accounts receivable, net..........................................     13,185     18,152       28,617
  Inventories.......................................................     19,573     25,976       37,343
  Income taxes refundable...........................................     --         --            3,000
  Prepaid expenses and other current assets.........................        812        782        1,472
                                                                      ---------  ---------  ------------
    Total current assets............................................     33,890     45,116       74,699
Property and equipment, net.........................................     12,187     14,054       28,215
Other assets, principally intangibles, net..........................     23,189     39,967      230,386
                                                                      ---------  ---------  ------------
      Total assets..................................................  $  69,266  $  99,137   $  333,300
                                                                      ---------  ---------  ------------
                                                                      ---------  ---------  ------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Short-term borrowings.............................................  $   1,974  $     568   $       80
  Current portion of long-term obligations to unaffiliated
    lenders.........................................................      3,004        858        1,267
  Convertible subordinated notes payable to related parties.........      2,922     --           --
  Accounts payable..................................................      7,420      8,032        9,801
  Accrued expenses..................................................      7,241      6,911       15,258
  Income taxes payable..............................................        843      3,975        1,610
                                                                      ---------  ---------  ------------
    Total current liabilities.......................................     23,404     20,344       28,016
                                                                      ---------  ---------  ------------
Long-term liabilities
  Long-term obligations
    Unaffiliated lenders............................................     28,323     37,412      183,546
    Related parties.................................................      6,027     --           --
  Other long-term liabilities.......................................         85         96          532
  Deferred income taxes.............................................      3,312      1,758       22,844
                                                                      ---------  ---------  ------------
    Total long-term liabilities.....................................     37,747     39,266      206,922
                                                                      ---------  ---------  ------------
Commitments and contingencies (Notes 17 and 23).....................     --         --           --
Mandatorily redeemable common stock warrants........................      6,879     --           --
                                                                      ---------  ---------  ------------
Stockholders' equity
  Cumulative convertible preferred stock, $.01 par value (no par value prior to February 19, 1997), 8,314,018 shares authorized;
    6,847,705 shares issued and outstanding as of December 31, 1996
    (none as of December 31, 1997 and September 30, 1998)...........     13,850     --           --
  Undesignated preferred stock, $.01 par value, 10,000,000 shares initially authorized as of February 19, 1997; none issued and
    outstanding.....................................................     --         --           --
  Common stock, no par value, 4,253,550 shares authorized; 85,593
    shares issued and outstanding prior to February 19, 1997........        216     --           --
  Common stock, $.01 par value, 9,924,950 shares authorized as of
    February 19, 1997; 5,318,563 and 100 shares issued and
    outstanding as of December 31, 1997 and September 30, 1998,
    respectively (none as of December 31, 1996).....................     --             53       --
  Additional paid-in capital........................................     --         51,057       99,000
  Accumulated deficit...............................................    (12,951)   (11,444)        (776)
  Accumulated other comprehensive income (loss).....................        121       (139)         138
                                                                      ---------  ---------  ------------
    Total stockholders' equity......................................      1,236     39,527       98,362
                                                                      ---------  ---------  ------------
      Total liabilities and stockholders' equity....................  $  69,266  $  99,137   $  333,300
                                                                      ---------  ---------  ------------
                                                                      ---------  ---------  ------------

   The accompanying notes are an integral part of the consolidated financial statements.

                DECRANE AIRCRAFT HOLDINGS, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                                                    ONE MONTH
                                                                     NINE MONTHS   EIGHT MONTHS       ENDED
                                       YEAR ENDED DECEMBER 31,          ENDED          ENDED      SEPTEMBER 30,
                                   -------------------------------  SEPTEMBER 30,   AUGUST 31,        1998
                                     1995       1996       1997         1997           1998        (SUCCESSOR)
                                            (PREDECESSOR)                  (PREDECESSOR)
                                   ---------  ---------  ---------  -------------  -------------  -------------
                                                                            (UNAUDITED)
                                                                                                   (UNAUDITED)
Revenues.........................  $  55,839  $  65,099  $ 108,903    $  80,887      $  90,077      $  16,012
Cost of sales....................     43,463     49,392     80,247       60,664         60,101         11,080
                                   ---------  ---------  ---------  -------------  -------------  -------------
      Gross profit...............     12,376     15,707     28,656       20,223         29,976          4,932
                                   ---------  ---------  ---------  -------------  -------------  -------------
Operating expenses
  Selling, general and
    administrative expenses......      9,426     10,747     15,756       11,012         15,719          3,170
  Nonrecurring charges...........     --         --         --           --              3,632         --
  Amortization of intangible
    assets.......................      1,115        709        905          616          1,347            802
                                   ---------  ---------  ---------  -------------  -------------  -------------
    Total operating expenses.....     10,541     11,456     16,661       11,628         20,698          3,972
                                   ---------  ---------  ---------  -------------  -------------  -------------
Income from operations...........      1,835      4,251     11,995        8,595          9,278            960

Other expenses (income)
  Interest expense
    Unaffiliated lenders.........      2,628      2,807      2,520        1,964          2,350          1,765
    Related parties..............      1,193      1,441        634          634         --             --
  Terminated debt offering
    expenses.....................     --         --         --           --                600         --
  Other expenses (income)........        297        (85)       131          161            199            175
  Minority interests.............         85        193        112           81             48              6
                                   ---------  ---------  ---------  -------------  -------------  -------------
Income (loss) before provision
  for income taxes and
  extraordinary item.............     (2,368)      (105)     8,598        5,755          6,081           (986)
Provision (benefit) for income
  taxes..........................      1,078        712      3,344        2,191          2,892           (506)
                                   ---------  ---------  ---------  -------------  -------------  -------------
Income (loss) before
  extraordinary item.............     (3,446)      (817)     5,254        3,564          3,189           (480)

Extraordinary loss from debt
  refinancing, net of income tax
  benefit........................     --         --          2,078        2,078         --                296
                                   ---------  ---------  ---------  -------------  -------------  -------------
Net income (loss)................  $  (3,446) $    (817) $   3,176    $   1,486      $   3,189      $    (776)
                                   ---------  ---------  ---------  -------------  -------------  -------------
                                   ---------  ---------  ---------  -------------  -------------  -------------

   The accompanying notes are an integral part of the consolidated financial statements.

                DECRANE AIRCRAFT HOLDINGS, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                         COMMON STOCK
                                              -----------------------------------
                                                                                                           ACCUMULATED
                                               NO PAR VALUE      $.01 PAR VALUE                               OTHER
                                CUMULATIVE    ---------------   -----------------                            COMPRE-
                                CONVERTIBLE   NUMBER             NUMBER             ADDITIONAL    ACCUM-     HENSIVE
                                 PREFERRED      OF                 OF                PAID-IN      ULATED     INCOME
PREDECESSOR:                       STOCK      SHARES   AMOUNT    SHARES    AMOUNT    CAPITAL     DEFICIT     (LOSS)       TOTAL
------------------------------  -----------   -------  ------   ---------  ------   ----------   --------  -----------   -------
  Balance, December 31,
    1994......................   $  5,549     85,593   $  58       --       $--      $ --        $ (5,057)    $ 216      $   766
                                                                                                                         -------
  Comprehensive loss
    Net loss..................     --           --      --         --       --         --          (3,446)    --          (3,446)
    Translation adjustment....     --           --      --         --       --         --           --          287          287
                                                                                                                         -------
                                                                                                                          (3,159)
  Adjustment to estimated
    redemption value of
    mandatorily redeemable
    common stock warrants.....     --           --      --         --       --         --             696     --             696
                                -----------   -------  ------   ---------  ------   ----------   --------  -----------   -------
  Balance, December 31,
    1995......................      5,549     85,593      58       --       --         --          (7,807)      503       (1,697)
                                                                                                                         -------
  Comprehensive loss
    Net loss..................     --           --      --         --       --         --            (817)    --            (817)
    Translation adjustment....     --           --      --         --       --         --           --         (382)        (382)
                                                                                                                         -------
                                                                                                                          (1,199)
  Adjustment to estimated
    redemption value of
    mandatorily redeemable
    common stock warrants.....     --           --      --         --       --         --          (4,320)    --          (4,320)
  Issuance of cumulative
    convertible preferred
    stock, net................      8,301       --      --         --       --         --           --        --           8,301
  Mandatorily redeemable
    common stock warrants
    issued pursuant to
    anti-dilution
    provisions................     --           --      --         --       --         --              (7)    --              (7)
  Stock option compensation
    expense...................     --           --       158       --       --         --           --        --             158
                                -----------   -------  ------   ---------  ------   ----------   --------  -----------   -------
  Balance, December 31,
    1996......................     13,850     85,593     216       --       --         --         (12,951)      121        1,236
                                                                                                                         -------
  Comprehensive income
    Net income................     --           --      --         --       --         --           3,176     --           3,176
    Translation adjustment....     --           --      --         --       --         --           --         (260)        (260)
                                                                                                                         -------
                                                                                                                           2,916

  Delaware reorganization and
    reverse stock split.......     --         (85,593)  (216)      85,593     1           215       --        --           --
  Adjustment to estimated
    redemption value of
    mandatorily redeemable
    common stock warrants.....     --           --      --         --       --         --          (2,203)    --          (2,203)

   The accompanying notes are an integral part of the consolidated financial statements.

                DECRANE AIRCRAFT HOLDINGS, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                 (IN THOUSANDS, EXCEPT SHARE DATA) (CONTINUED)

                                                         COMMON STOCK
                                              -----------------------------------
                                                                                                           ACCUMULATED
                                               NO PAR VALUE      $.01 PAR VALUE                               OTHER
                                CUMULATIVE    ---------------   -----------------                            COMPRE-
                                CONVERTIBLE   NUMBER             NUMBER             ADDITIONAL    ACCUM-     HENSIVE
                                 PREFERRED      OF                 OF                PAID-IN      ULATED     INCOME
                                   STOCK      SHARES   AMOUNT    SHARES    AMOUNT    CAPITAL     DEFICIT     (LOSS)       TOTAL
                                -----------   -------  ------   ---------  ------   ----------   --------  -----------   -------
  Recapitalization
    Conversion of preferred
      stock into common
      stock...................    (13,850)      --      --      1,941,804    19        13,831       --        --           --
    Cashless exercise and
      conversion of
      warrants................     --           --      --        524,293     6         6,097       --        --           6,103
    Cancellation of
      mandatorily redeemable
      common stock warrants...     --           --      --         --       --         --           1,143     --           1,143
  Initial Public Offering
    Proceeds from the
      offering, net...........     --           --      --      2,700,000    27        28,229       --        --          28,256
    Cancellation of
      mandatorily redeemable
      common stock warrants
      upon debt repayment and
      reclassification of
      warrants no longer
      redeemable..............     --           --      --         --       --          1,836       --        --           1,836
    Common shares issued
      pursuant to
      anti-dilution
      provisions..............     --           --      --         50,743   --            609        (609)    --           --
  Cashless exercise of common
    stock warrants............     --           --      --         16,130   --         --           --        --           --
  Stock option compensation
    expense...................     --           --      --         --       --            240       --        --             240
                                -----------   -------  ------   ---------  ------   ----------   --------  -----------   -------
  Balance, December 31,
    1997......................     --           --      --      5,318,563    53        51,057     (11,444)     (139)      39,527
                                                                                                                         -------
  Comprehensive income
    Net income (Unaudited)....     --           --      --         --       --         --           3,189     --           3,189
    Translation adjustment
      (Unaudited).............     --           --      --         --       --         --           --           94           94
                                                                                                                         -------
                                                                                                                           3,283

  Exercise of stock options
    (Unaudited)...............     --           --      --        575,692     6         8,206       --        --           8,212
  Sale of common stock
    (Unaudited)...............     --           --      --      2,206,177    22        34,793       --        --          34,815
                                -----------   -------  ------   ---------  ------   ----------   --------  -----------   -------

  Balance, August 31, 1998
    (Unaudited)...............   $ --           --     $--      8,100,432   $81      $ 94,056    $ (8,255)    $ (45)     $85,837
                                -----------   -------  ------   ---------  ------   ----------   --------  -----------   -------
                                -----------   -------  ------   ---------  ------   ----------   --------  -----------   -------

--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
SUCCESSOR:
------------------------------
  Sale of common stock
    (Unaudited)...............   $ --           --     $--            100   --       $ 99,000    $  --        $--        $99,000
                                                                                                                         -------
  Comprehensive income
    Net loss (Unaudited)......     --           --      --         --       --         --            (776)    --            (776)
    Translation adjustment
      (Unaudited).............     --           --      --         --       --         --           --          138          138
                                -----------   -------  ------   ---------  ------   ----------   --------  -----------   -------
                                                                                                                            (638)
                                                                                                                         -------
  Balance, September 30, 1998
    (Unaudited)...............   $ --           --     $--            100   --       $ 99,000    $   (776)    $ 138      $98,362
                                -----------   -------  ------   ---------  ------   ----------   --------  -----------   -------
                                -----------   -------  ------   ---------  ------   ----------   --------  -----------   -------

   The accompanying notes are an integral part of the consolidated financial statements.

                DECRANE AIRCRAFT HOLDINGS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                                                  ONE MONTH
                                                      YEAR ENDED DECEMBER 31,     NINE MONTHS                       ENDED
                                                                                     ENDED       EIGHT MONTHS   SEPTEMBER 30,
                                                    ---------------------------  SEPTEMBER 30,   ENDED AUGUST       1998
                                                     1995      1996      1997        1997          31, 1998      (SUCCESSOR)
                                                           (PREDECESSOR)                (PREDECESSOR)
                                                    -------  --------  --------  -------------   ------------   -------------
                                                                                                                 (UNAUDITED)
                                                                                         (UNAUDITED)
Cash flows from operating activities
  Net income (loss)...............................  $(3,446) $   (817) $  3,176     $ 1,486        $ 3,189        $    (776)
  Adjustments to reconcile net income (loss) to
    net cash provided by (used for) operating
    activities
      Depreciation and amortization...............    4,542     4,343     5,372       3,856          4,454            1,252
      Extraordinary loss from debt refinancing....    --        --        2,078       2,078         --                  296
      Deferred income taxes.......................      867        88    (1,281)        532         (1,247)            (747)
      Other, net..................................       70       188       654         122           (360)             (61)
      Changes in assets and liabilities
           Accounts receivable....................    2,256    (3,069)   (3,159)     (2,409)        (3,621)            (975)
           Inventories............................   (2,962)   (2,665)   (4,956)     (2,418)        (2,017)           1,492
           Prepaid expenses and other assets......      274        (3)     (136)      1,179            (58)            (650)
           Accounts payable.......................   (1,004)    1,891      (361)        881         (1,127)           1,514
           Accrued expenses.......................      682     2,477    (1,041)     (1,443)         3,519           (1,525)
           Income taxes payable...................      178       525     4,295          86            282           (1,326)
                                                    -------  --------  --------  -------------   ------------   -------------
               Net cash provided by (used for)
                  operating activities............    1,457     2,958     4,641       3,950          3,014           (1,506)
                                                    -------  --------  --------  -------------   ------------   -------------
Cash flows from investing activities
  Purchase of stock of Avtech Corporation, net of
    cash acquired.................................    --        --        --         --            (83,599)         --
  Purchase of net assets of Dettmers Industries
    Inc., net of cash acquired....................    --        --        --         --             (2,209)         --
  Purchase of stock of Audio International, Inc.,
    net of cash acquired..........................    --        --      (23,597)     --             --              --
  Purchase of net assets of Aerospace Display
    Systems.......................................    --      (11,693)    --         --             --              --
  Purchase of minority stockholder's interest.....    --       (5,207)    --         --             --              --
  Purchase of net assets and stock of Elsinore
    Engineering Services and Elsinore Aerospace
    Services, Inc., respectively..................    --       (1,300)    --         --             --              --
  Capital expenditures............................   (1,203)   (5,821)   (3,842)     (2,842)        (1,745)            (307)
  Other, net......................................     (259)        5      (370)     --                175          --
                                                    -------  --------  --------  -------------   ------------   -------------
               Net cash used for investing
                  activities......................   (1,462)  (24,016)  (27,809)     (2,842)       (87,378)            (307)
                                                    -------  --------  --------  -------------   ------------   -------------
Cash flows from financing activities
  Acquisition of Predecessor
    Proceeds from senior credit facility and
      bridge notes................................    --        --        --         --             --              185,400
    Proceeds from sale of common stock............    --        --        --         --             --               99,000
    Proceeds from stock options exercised.........    --        --        --         --             --                4,314
    Purchase of shares outstanding................    --        --        --         --             --             (186,310)
    Repayment of existing senior credit
      facility....................................    --        --        --         --             --              (93,000)
    Transaction fees and expenses.................    --        --        --         --             --               (7,398)
  Common stock offerings and application of the
    net proceeds
    Proceeds from sale of common stock in the
      initial public offering, net of $3,467 for
      underwriting discounts, commissions and
      expenses paid in 1997.......................    --        --       28,933      28,770         --              --
    Proceeds from the sale of common stock in the
      follow-on equity offering, net..............    --        --        --         --             34,815          --
    Borrowings under new credit facility, net of
      deferred financing costs of $463............    --        --       12,312    12,775           --              --
    Repayment of debt.............................    --        --      (42,160)    (42,160)       (34,815)         --
  Financing of acquisitions
    Revolving line of credit borrowings...........    --        6,399    23,597      --             85,808          --
    Proceeds from issuance of cumulative
      convertible preferred stock and mandatorily
      redeemable common stock warrants, net.......    --        8,805     --         --             --              --
    Senior term loan borrowings...................    --        5,000     --         --             --              --
    Convertible subordinated note borrowings from
      related parties.............................    --        3,000     --         --             --              --
    Promissory note principal payments............    --        --       (1,095)     (1,095)        --              --
  Net borrowings under revolving line of credit
    agreements....................................    1,972     1,191     2,906       2,387          5,453           (1,519)
  Principal payments on capitalized lease and
    other long-term obligations...................   (1,665)   (2,001)   (1,675)     (1,356)        (1,317)            (129)
  Proceeds from issuance of cumulative convertible
    preferred stock, net..........................    --          112     --         --             --              --
  Payment of deferred financing costs and stock
    offering......................................    --         (851)    --         --             --              --
  Other, net......................................     (266)     (604)      139        (367)           (73)         --
                                                    -------  --------  --------  -------------   ------------   -------------
               Net cash provided by (used for)
                  financing activities............       41    21,051    22,957      (1,046)        89,871              358
                                                    -------  --------  --------  -------------   ------------   -------------
Effect of foreign currency translation on cash....       33        22        97         (43)            26              (17)
                                                    -------  --------  --------  -------------   ------------   -------------
Net increase (decrease) in cash and cash
 equivalents......................................       69        15      (114)         19          5,533           (1,472)
Cash and cash equivalents at beginning of
 period...........................................      236       305       320         320            206            5,739
                                                    -------  --------  --------  -------------   ------------   -------------
Cash and cash equivalents at end of period........  $   305  $    320  $    206     $   339        $ 5,739        $   4,267
                                                    -------  --------  --------  -------------   ------------   -------------
                                                    -------  --------  --------  -------------   ------------   -------------

   The accompanying notes are an integral part of the consolidated financial statements.

                DECRANE AIRCRAFT HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE NINE MONTHS ENDED
       SEPTEMBER 30, 1997, THE EIGHT MONTHS ENDED AUGUST 31, 1998 AND THE
                ONE MONTH ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

    DeCrane Aircraft Holdings, Inc. and subsidiaries (the "Company") manufactures avionics components and provides avionics systems integration services in certain niche markets of the commercial, regional and high-end corporate jet aircraft industries.

BASIS OF PRESENTATION

    The consolidated financial statements include the accounts of the Company and all majority-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated. Certain reclassifications have been made to prior years' financial statements to conform to the 1997 presentation.

    Preparation of these consolidated financial statements in conformity with generally accepted accounting principles requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

INTERIM FINANCIAL STATEMENTS

    The consolidated financial information as of September 30, 1998 and for the nine months ended September 30, 1997, the eight months ended August 31, 1998 and the one month ended September 30, 1998 is unaudited. In the opinion of the Company, the unaudited financial information is presented on a basis consistent with the audited financial statements and contains all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for such interim periods. The results of operations for interim periods are not necessarily indicative of results of operations for the full year.

REORGANIZATION AND REVERSE STOCK SPLIT

    On February 19, 1997, the Company reorganized as a Delaware corporation. In conjunction with the reorganization, the Company established a $.01 par value for its cumulative convertible preferred stock and common stock and increased the number of common shares and preferred shares authorized to 9,924,950 and 18,314,018 shares (which includes 10,000,000 shares of a newly designated series of preferred stock), respectively.

    Effective March 25, 1997, the Company effected a 3.53-for-1 reverse stock split. All common share information set forth in the consolidated financial statements and notes thereto has been restated to reflect the reverse stock split.

THE DLJ ACQUISITION (UNAUDITED)

    In July 1998, DeCrane Holdings Co. ("Holdings") and two other holding companies were organized by DLJ Merchant Banking Partners II, L.P. ("DLJMB") and affiliated funds and entities (the "DLJMB Funds") to carry out a tender offer for all the shares of the Company's common stock (including options to

                DECRANE AIRCRAFT HOLDINGS, INC. AND SUBSIDIARIES

      (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE NINE MONTHS ENDED
       SEPTEMBER 30, 1997, THE EIGHT MONTHS ENDED AUGUST 31, 1998 AND THE
                ONE MONTH ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) purchase shares) for $23.00 per share (the "DLJ Acquisition"). At the completion of the tender offer in August 1998, the two other holding companies merged with the Company. All of the Company's old outstanding shares were cancelled, non-tendering shareholders were paid out, and as a result the Company became a wholly-owned subsidiary of Holdings. This transaction resulted in a predecessor entity and a successor entity for purposes of reporting the financial results included in the accompanying financial statements.

    As a result of the tender offer, the Company terminated a debt offering which was in process at that time and recorded a $600,000 pre-tax charge as of June 30, 1998 for the estimated costs incurred. The gross purchase price for the Company's shares and options was $186.3 million. The excess of the purchase price over the historical value of the net assets acquired was $127.9 million and was allocated as follows: (i) $4.7 million to inventory; (ii) $3.0 million to fixed assets; (iii) $50.0 million to certain identifiable intangible assets; and (iv) $70.2 million to goodwill. The inventory step-up will be expensed completely during the remainder of 1998. The intangible assets, other than goodwill, will be amortized on a straight-line basis over periods between five and fifteen years. Goodwill will be amortized on a straight-line basis over a period of thirty years.

    At the completion of the tender offer, the Company was required to repay all of its borrowings under its previous Senior Credit Facility (Note 11). In order to fund the purchase of the shares in the tender offer, repay the Senior Credit Facility and pay expenses incurred in connection therewith, the Company: (i) issued $100.0 million of senior subordinated increasing rate notes (the "Bridge Notes") which were subsequently replaced by $100.0 million of 12% Senior Subordinated Notes due 2008 (the "Notes") from the Company's "Units" offering (Note 24), (ii) entered into a syndicated senior secured loan facility (the "New Credit Facility"), and (iii) received a $99.0 million equity contribution from Holdings.

    The Bridge Notes were purchased by an affiliate of DLJ and accrued interest at 10%. The terms of the issue called for floating rate increases to the prime rates plus 2.5% after six months, and increases 0.5% every three months subject to a 17.0% maximum, as long as the Bridge Notes remained outstanding. The Bridge Notes were to mature on August 28, 1999, but were refinanced in October 1998 (Note 24).

    The New Credit Facility provides for term loan borrowings in the aggregate principal amount of $80.0 million and revolving loan borrowings up to an aggregate principal amount of $50.0 million. Principal payments under the term loan borrowings are due in increasing amounts over the next seven years and all borrowings under the revolving loan facility must be repaid within six years. Loans under the New Credit Facility generally bear interest based on a margin over, at the Company's option, the prime rate or the Euro-Dollar rate. Currently, the applicable margins are 1.00%-1.25% for prime rate borrowings and 2.25%-2.50% for Euro-Dollar borrowings. The Company is subject to certain commitment fees under the facility as well as the maintenance of certain financial ratios and cash flow results.

    The equity contribution from Holdings represents the net proceeds from Holdings selling all of the shares of its common stock for $65.0 million and shares of its senior redeemable exchangeable preferred stock due 2009 for $34.0 million to the DLJMB Funds. Preferred stock dividends are payable quarterly at a rate of 14% per annum. Prior to September 30, 2003, dividends are not paid in cash but instead accrete in liquidation value which, in turn, increases the redemption obligation. On or after September 30, 2003,

                DECRANE AIRCRAFT HOLDINGS, INC. AND SUBSIDIARIES

      (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE NINE MONTHS ENDED
       SEPTEMBER 30, 1997, THE EIGHT MONTHS ENDED AUGUST 31, 1998 AND THE
                ONE MONTH ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) preferred stock dividends are paid in cash. Since the Company is Holdings' only operating subsidiary and source of cash, the Company may be required to fund Holdings' preferred stock dividend and redemption requirements in the future.

    The Company incurred non-recurring charges totaling approximately $3.6 million (pre-tax) during the eight months ended August 31, 1998 in conjunction with the tender offer and acquisition.

INVENTORIES

    Inventories are stated at the lower of cost, as determined under the first-in, first-out ("FIFO") method, or market. Costs include materials, labor and manufacturing overhead.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost and are depreciated using the straight-line method over their estimated useful lives, ranging from two to twenty years. Building and building improvements are depreciated using the straight-line method over their estimated useful lives of forty years. Leasehold improvements are amortized using the straight-line method over their estimated useful lives or remaining lease term, whichever is less. Expenditures for maintenance and repairs are expensed as incurred. The costs for improvements are capitalized. Upon retirement or disposal, the cost and accumulated depreciation of property and equipment are reduced and any gain or loss is recorded in income or expense.

OTHER ASSETS

    Goodwill is amortized on a straight-line basis over periods ranging from fifteen to thirty years. Other intangibles are amortized on a straight-line basis over their estimated useful lives, ranging from ten to twenty years. Revolving credit agreement deferred financing costs are amortized on a straight-line basis over the term of the agreement. Term debt deferred financing costs are amortized using the interest method over the terms of their respective agreements.

ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS

    The Company reviews long-lived assets and certain intangible assets for impairment when events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. In the event the sum of the expected undiscounted future cash flows resulting from the use of the asset is less than the carrying amount of the asset, an impairment loss equal to the excess of the asset's carrying value over its fair value is recorded. The Company has recognized no such losses.

DERIVATIVES

    Market value gains and losses on forward foreign exchange contracts are recognized currently in the consolidated statements of operations.

                DECRANE AIRCRAFT HOLDINGS, INC. AND SUBSIDIARIES

      (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE NINE MONTHS ENDED
       SEPTEMBER 30, 1997, THE EIGHT MONTHS ENDED AUGUST 31, 1998 AND THE
                ONE MONTH ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
INCOME TAXES

    Deferred income taxes are determined using the liability method. A deferred tax asset or liability is determined based on the difference between the financial statement and tax basis of assets and liabilities as measured by the enacted tax rates which will be in effect when these differences reverse. Deferred tax expense is the result of changes in the asset and/or liability for deferred taxes.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    All financial instruments are held for purposes other than trading. The estimated fair values of all nonderivative financial instruments approximate their carrying amounts at December 31, 1996 and 1997. The estimated fair value of foreign currency forward exchange contracts is based on quotes obtained from various financial institutions that deal in this type of instrument.

FOREIGN CURRENCY TRANSLATION

    The financial statements of the Company's U.K. and Swiss subsidiaries have been translated into U.S. dollars from their functional currencies, pounds sterling and Swiss francs, respectively, in the consolidated financial statements. Assets and liabilities have been translated at the exchange rate on the balance sheet date and income statement amounts have been translated at average exchange rates in effect during the period. The net translation adjustment is reflected as a component of stockholders' equity (deficit).

    Realized foreign currency exchange gains (losses) included in other expenses (income) in the consolidated statements of operations were $(314,000), $71,000 and $(72,000) for the years ended December 31, 1995, 1996 and 1997, respectively.

STOCK OPTION PLAN

    As permitted under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), the Company measures compensation expense related to the employee stock option plan utilizing the intrinsic value method as prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Refer to Note 16 for information concerning the pro forma effect on results of operations assuming the fair value method of measuring compensation expense was utilized.

REVENUE RECOGNITION

    Revenues from the sale of manufactured products, except for products manufactured under long-term contracts, are recorded when products are shipped. Revenues on long-term contracts are recognized using the percentage-of-completion method based on costs incurred to date compared with total estimated costs at completion. Unbilled accounts receivable were $465,000 and $654,000 at December 31, 1996 and 1997, respectively. Unbilled accounts receivable are expected to be billed during the succeeding twelve-month period.

                DECRANE AIRCRAFT HOLDINGS, INC. AND SUBSIDIARIES

      (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE NINE MONTHS ENDED
       SEPTEMBER 30, 1997, THE EIGHT MONTHS ENDED AUGUST 31, 1998 AND THE
                ONE MONTH ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
STATEMENTS OF CASH FLOWS

    For purposes of the statements of cash flows, cash equivalents include short-term, highly liquid investments with original maturities of three months or less.

COMPREHENSIVE INCOME

    In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"). Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. For the Company, comprehensive income consists of its reported net income or loss and the change in the foreign currency translation adjustment during a period. The Company adopted SFAS 130 for the year ending December 31, 1998 and has reclassified earlier periods to reflect application of the statement.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

    In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosures About Segments of an Enterprise and Related Information." This statement establishes standards for reporting financial and descriptive information about operating segments. Under SFAS No. 131, information pertaining to the Company's operating segments will be reported on the basis that is used internally for evaluating segment performance and making resource allocation determinations. Management is currently studying the potential effects of adoption of this statement, which is required for the fiscal year ending December 31, 1998.

    In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair value. It also requires that gains or losses resulting from changes in the values of those derivatives be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. Adoption of SFAS No. 133 is required for the fiscal year beginning January 1, 2000. Management believes the adoption of SFAS No. 133 will not have a material impact on our consolidated financial position or results of operations.

NOTE 2 - RECAPITALIZATION, CONSUMMATION OF INITIAL PUBLIC OFFERING AND FOLLOW-ON EQUITY OFFERING

RECAPITALIZATION AND CONSUMMATION OF INITIAL PUBLIC OFFERING

    In January and March 1997, the holders of certain securities agreed to a plan for the recapitalization of the Company (the "Recapitalization"). Completion of the Recapitalization was a condition to the consummation of the Company's initial public offering (the "IPO") and, was effective concurrent therewith. The IPO was consummated on April 16, 1997.

    The Recapitalization provided for: (i) the conversion of all 6,847,705 shares of issued and outstanding cumulative convertible preferred stock ("Preferred Stock") into 1,941,804 shares of common stock; (ii) the

                DECRANE AIRCRAFT HOLDINGS, INC. AND SUBSIDIARIES

      (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE NINE MONTHS ENDED
       SEPTEMBER 30, 1997, THE EIGHT MONTHS ENDED AUGUST 31, 1998 AND THE
                ONE MONTH ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

NOTE 2 - RECAPITALIZATION, CONSUMMATION OF INITIAL PUBLIC OFFERING AND FOLLOW-ON EQUITY OFFERING (CONTINUED)
cashless exercise and conversion of all 52,784 and 9,355 issued and outstanding Preferred Stock warrants and common stock warrants, respectively, into a total of 16,585 shares of common stock; (iii) the cashless exercise of 508,497 mandatorily redeemable common stock warrants (the "Redeemable Warrants") into a total of 507,708 shares of common stock; and (iv) the cancellation of 95,368 Redeemable Warrants.

    Redeemable Warrants exercisable into 208,968 common shares remained after the Recapitalization. Of this amount, 138,075 Redeemable Warrants were cancelled upon the consummation of the IPO and repayment of the Company's senior subordinated debt and convertible notes in accordance with the terms of the respective warrant agreements. Redeemable Warrants exercisable into 70,893 common shares remained after the Recapitalization and the IPO and application of the net proceeds therefrom. Concurrent with the consummation of the IPO, the mandatory redemption feature of these warrants was terminated and, as a result, the value ascribed thereto was reclassified to stockholders' equity as additional paid-in capital.

    On April 16, 1997, the Company completed the IPO and sold 2,700,000 shares of common stock for $12.00 per share. Proceeds from the IPO of $30,132,000, net of $2,268,000 for underwriting discounts and commissions, together with approximately $12,775,000 of proceeds from borrowings under a new credit facility were used to repay amounts due under the Company's senior revolving line of credit, senior term notes, senior subordinated notes and convertible notes.

FOLLOW-ON EQUITY OFFERING (UNAUDITED)

    In April 1998, the Company sold 2,206,177 shares of common stock for $17.00 per share ("Follow-On Equity Offering"). Net proceeds from the offering of $34,815,000 were used to partially repay borrowings outstanding under the Company's senior credit facility.

NOTE 3 - ACQUISITIONS

AUDIO INTERNATIONAL

    On November 14, 1997, the Company purchased all of the outstanding stock of Audio International, Inc. ("Audio International"). Audio International provides premium, customized aircraft entertainment and cabin management products and systems for the high-end corporate jet market.

    The total purchase price was $24,726,000 in cash at closing, including $726,000 in acquisition related costs, plus contingent consideration Aggregating a maximum of $6,000,000 payable over two years based on future attainment of defined performance criteria. The acquisition was funded with borrowings under the Company's revolving line of credit facility.

    The acquisition was accounted for as a purchase and the $20,110,000 difference between the purchase price, excluding the contingent consideration, and the fair value of the net assets acquired was recorded as goodwill and is being amortized over 30 years. The amount of contingent consideration paid in the future, if any, will increase goodwill and will be amortized prospectively over the remaining period of the initial 30-year term.

                DECRANE AIRCRAFT HOLDINGS, INC. AND SUBSIDIARIES

      (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE NINE MONTHS ENDED
       SEPTEMBER 30, 1997, THE EIGHT MONTHS ENDED AUGUST 31, 1998 AND THE
                ONE MONTH ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

NOTE 3 - ACQUISITIONS (CONTINUED)
    The consolidated results of operations for the year ended December 31, 1997 include the operating results of Audio International subsequent to November 13, 1997.

MINORITY STOCKHOLDER'S 25% INTEREST

    On February 20, 1996, the Company purchased the remaining 25% of a subsidiary's stock it did not already own from the subsidiary's minority stockholder (the "Minority Stockholder") for a total purchase price of $5,748,000, including $334,000 of acquisition related costs and expenses (the "Minority Interest Acquisition"). The purchase price consisted of $4,873,000 paid in cash at closing and a $600,000 non-interest bearing obligation payable to the Minority Stockholder. The cash portion of the purchase price was funded with the proceeds from the sale of Preferred Stock and Redeemable Warrants.

    The acquisition was accounted for as a purchase and the $5,498,000 difference between the purchase price and 25% of the fair value of the net assets acquired was recorded as goodwill and is being amortized over 26 years, representing the remaining useful life of the goodwill recorded upon the initial 75% acquisition in October 1991.

    The consolidated results of operations for the year ended December 31, 1996 include 100% of the operating results of the subsidiary subsequent to February 20, 1996. For the periods prior to February 20, 1996, the consolidated results of operations include a charge for the Minority Stockholder's 25% ownership interest.

    For the periods prior to February 20, 1996, the Minority Stockholder, who is also President of the subsidiary, was compensated pursuant to an employment agreement. The employment agreement was cancelled as of February 20, 1996. For the years ended December 31, 1995 and 1996, the Minority Stockholder earned compensation of $851,000 and $22,000, respectively.

AEROSPACE DISPLAY SYSTEMS

    On September 18, 1996, the Company purchased for cash substantially all of the assets, subject to certain liabilities assumed, of the Aerospace Display Systems division ("ADS") of Allard Industries, Inc. ("Allard"). The total purchase price was $13,395,000, including $402,000 in acquisition related costs. ADS develops and manufactures dichroic liquid crystal displays and modules for commercial and military avionics systems.

    The acquisition was funded with the proceeds from the sale of Preferred Stock, convertible subordinated notes and Redeemable Warrants, borrowings under the Company's revolving line of credit and a $2,000,000 non-interest bearing obligation payable to certain Allard stockholders.

    The acquisition was accounted for as a purchase and the $7,425,000 difference between the purchase price and the fair value of the net assets acquired was recorded as goodwill and is being amortized over 30 years.

    The consolidated results of operations for the year ended December 31, 1996 include the operating results of ADS subsequent to September 18, 1996.

                DECRANE AIRCRAFT HOLDINGS, INC. AND SUBSIDIARIES

      (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE NINE MONTHS ENDED
       SEPTEMBER 30, 1997, THE EIGHT MONTHS ENDED AUGUST 31, 1998 AND THE
                ONE MONTH ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

NOTE 3 - ACQUISITIONS (CONTINUED)
ELSINORE

    On December 5, 1996, the Company acquired Elsinore Aerospace Services, Inc. and the Elsinore Engineering Services Division of Elsinore, L.P. (collectively, "Elsinore"). Elsinore provides engineering services to the commercial aircraft industry. The total purchase price was $2,443,000, including $300,000 of acquisition related costs. The purchase price consisted of $1,000,000 paid in cash at closing and a $1,250,000 15% promissory note payable to the sellers.

    The purchase agreement provided for an adjustment of the purchase price should the amount of working capital decline as of the closing date. The purchase price was allocated to the assets acquired and liabilities assumed using estimated fair values and $2,585,000 was assigned to goodwill, subject to final determination of the purchase price. During 1997, the Company and the sellers agreed to reduce the purchase price by $155,000 to reflect the decline in working capital as of the closing date and, as a result, goodwill was decreased by a corresponding amount during 1997.

PRO FORMA RESULTS OF OPERATIONS FOR ACQUISITIONS, RECAPITALIZATION AND IPO

    Unaudited pro forma consolidated results of operations are presented in the table below for each of the two years in the period ended December 31, 1997 and are pro forma for the Recapitalization, the IPO and the application of the net proceeds therefrom (Note 2). For 1996, the results are also pro forma as if the Audio International, Minority Interest and ADS acquisitions were consummated on January 1, 1996; the pro forma effect of the Elsinore acquisition is not material and, accordingly, is not reflected. For 1997, the results are pro forma as if the Audio International acquisition was consummated on January 1, 1997.

                                                                                            PRO FORMA FOR THE
                                                                                           YEAR ENDED DECEMBER
                                                                                                   31,
                                                                                          ---------------------
                                                                                            1996        1997
                                                                                          ---------  ----------
Revenues................................................................................  $  82,939  $  121,334
Income before extraordinary item........................................................      2,284       5,252

    The above information reflects adjustments for depreciation, amortization, general and administrative expenses, minority interest and interest expense based on the new cost basis and debt structure of the Company. In 1997, income excludes the effect of a $2,078,000 extraordinary loss incurred in connection with the Company's debt refinancing (Note 11).

RECENT ACQUISITIONS (UNAUDITED)

AVTECH

    On June 26, 1998, the Company purchased substantially all of the common stock of Avtech Corporation ("Avtech"). Avtech is a manufacturer of avionics components and an avionics systems integrator for the commercial and high-end corporate jet aircraft industries.

    The total purchase price was $84,693,000 in cash at closing, including an estimated $1,250,000 of acquisition related costs. The acquisition was financed with borrowings under the Company's senior credit facility. The acquisition was accounted for as a purchase and the $57,911,000 difference between the

                DECRANE AIRCRAFT HOLDINGS, INC. AND SUBSIDIARIES

      (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE NINE MONTHS ENDED
       SEPTEMBER 30, 1997, THE EIGHT MONTHS ENDED AUGUST 31, 1998 AND THE
                ONE MONTH ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

NOTE 3 - ACQUISITIONS (CONTINUED)
purchase price and the fair value of the net assets acquired was recorded as goodwill and is being amortized on a straight-line basis over 30 years.

    The consolidated balance sheet as of September 30, 1998 reflects the Avtech assets and liabilities acquired and the consolidated results of operations include the operating results of Avtech subsequent to June 25, 1998.

DETTMERS

    On June 30, 1998, the Company purchased certain assets, subject to certain liabilities assumed, of Dettmers Industries Inc. ("Dettmers"). Dettmers is a manufacturer of seats for high-end corporate jet aircraft.

    The total purchase price was $2,314,000 in cash at closing, including an estimated $141,000 of acquisition related costs, plus contingent consideration aggregating a maximum of $2,000,000 payable over four years based on future attainment of defined performance criteria during each of the years in the four-year period ending December 31, 2002. The acquisition was financed with borrowings under the Company's senior credit facility. The acquisition was accounted for as a purchase and the $2,068,000 difference between the purchase price, excluding the contingent consideration, and the fair value of the net assets acquired was recorded as goodwill and is being amortized on a straight-line basis over 30 years. The amount of contingent consideration paid in the future, if any, will increase goodwill and will be amortized prospectively over the remaining period of the initial 30-year term.

    The consolidated balance sheet as of September 30, 1998 reflects the Dettmers assets and liabilities acquired and the consolidated results of operations include the operating results of Dettmers subsequent to June 29, 1998.

PRO FORMA RESULTS OF OPERATIONS FOR ACQUISITIONS, RECAPITALIZATION, IPO,
  FOLLOW-ON EQUITY OFFERING AND DLJ ACQUISITION

    Unaudited pro forma consolidated results of operations are presented in the table below for the year ended December 31, 1997 and the nine months ended September 30, 1997 and 1998. For all periods presented, the results of operations are pro forma for the Recapitalization, the IPO, the Follow-On Equity Offering, the DLJ Acquisition and the application of the net proceeds therefrom (Notes 1 and 2). For the year ended December 31, 1997 and nine months ended September 30, 1997, the results are also pro forma as if the Audio International, Avtech and Dettmers acquisitions were consummated on January 1, 1997. For the nine months ended September 30, 1998, the results are pro forma as if the Avtech and Dettmers acquisitions were consummated on January 1, 1997.

                DECRANE AIRCRAFT HOLDINGS, INC. AND SUBSIDIARIES

      (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE NINE MONTHS ENDED
       SEPTEMBER 30, 1997, THE EIGHT MONTHS ENDED AUGUST 31, 1998 AND THE
                ONE MONTH ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

NOTE 3 - ACQUISITIONS (CONTINUED)

                                                                                          PRO FORMA
                                                                             ------------------------------------
                                                                                 YEAR        NINE MONTHS ENDED
                                                                                ENDED          SEPTEMBER 30,
                                                                             DECEMBER 31,  ----------------------
                                                                                 1997         1997        1998
                                                                             ------------  ----------  ----------
Revenues...................................................................   $  160,054   $  120,103  $  128,953
Loss before extraordinary item.............................................      (10,000)      (5,800)     (1,456)

    The above information reflects adjustments for inventory step-up, depreciation, amortization, general and administrative expenses and interest expense based on the new cost basis and debt structure of the Company. In 1997 and 1998, income excludes the effect of a $2,078,000 and $296,000 extraordinary loss, respectively, incurred in connection with the Company's debt refinancing (Note 11).

NOTE 4 - ACCOUNTS RECEIVABLE AND SIGNIFICANT CUSTOMERS

ACCOUNTS RECEIVABLE

    Accounts receivable is net of an allowance for doubtful accounts of $379,000 and $487,000 at December 31, 1996 and 1997, respectively.

    The Company is potentially subject to concentrations of credit risk as the Company relies heavily on customers operating in the domestic and foreign commercial and high-end corporate jet aircraft industries. Generally, the Company does not require collateral or other security to support accounts receivable subject to credit risk. Under certain circumstances, deposits or cash on delivery terms are required. The Company maintains reserves for potential credit losses and generally, such losses have been within management's expectations.

SIGNIFICANT CUSTOMERS

    Three customers each accounted for more than 10% of the Company's consolidated revenues, as follows:

                                                                                           YEAR ENDED DECEMBER 31,
                                                                                       -------------------------------
                                                                                         1995       1996       1997
                                                                                       ---------  ---------  ---------
Customer A...........................................................................        8.9%      15.8%      19.0%
Customer B...........................................................................       25.4%       7.7%       1.1%
Customer C...........................................................................        8.7%       7.2%      11.2%

    Complete loss of either Customer A or C could have a significant adverse impact on the results of operations expected in future periods. During the year ended December 31, 1997, Customer A acquired another customer of the Company. The above amounts for Customer A include the Company's revenue from the acquired customer after its acquisition. For the year ended December 31, 1997, revenue from Customer A would have been 20.9% had the acquisition been consummated on January 1, 1997.

                DECRANE AIRCRAFT HOLDINGS, INC. AND SUBSIDIARIES

      (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE NINE MONTHS ENDED
       SEPTEMBER 30, 1997, THE EIGHT MONTHS ENDED AUGUST 31, 1998 AND THE
                ONE MONTH ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

NOTE 5 - INVENTORIES

    Inventories are comprised of the following (amounts in thousands):


                                                                    DECEMBER 31,       SEPTEMBER
                                                                --------------------   30, 1998
                                                                  1996       1997     (SUCCESSOR)
                                                                                      -----------
                                                                   (PREDECESSOR)
                                                                                      (UNAUDITED)
Raw material..................................................  $  12,350  $  14,224   $  19,691
Work-in process...............................................      2,717      4,655      10,622
Finished goods................................................      4,506      7,097       7,030
                                                                ---------  ---------  -----------
  Total inventories...........................................  $  19,573  $  25,976   $  37,343
                                                                ---------  ---------  -----------
                                                                ---------  ---------  -----------

    Included above are costs relating to long-term contracts recognized on the percentage of completion method of $1,378,000 and $125,000 at December 31, 1996 and 1997, respectively.

NOTE 6 - PROPERTY AND EQUIPMENT

    Property and equipment includes the following (amounts in thousands):

                                                                                                 DECEMBER 31,
                                                                                            ----------------------
                                                                                               1996        1997
                                                                                            ----------  ----------
Machinery and equipment...................................................................  $   16,637  $   18,151
Tooling...................................................................................       2,944       3,133
Computer equipment, furniture and fixtures................................................       2,462       3,660
Land, buildings and leasehold improvements................................................       1,676       3,580
                                                                                            ----------  ----------
  Total cost..............................................................................      23,719      28,524
  Accumulated depreciation and amortization...............................................     (11,532)    (14,470)
                                                                                            ----------  ----------
    Net property and equipment............................................................  $   12,187  $   14,054
                                                                                            ----------  ----------
                                                                                            ----------  ----------

    Property and equipment under capital leases included above consists of the following (amounts in thousands):

                                                                                                 DECEMBER 31,
                                                                                            ----------------------
                                                                                               1996        1997
                                                                                            ----------  ----------
Machinery and equipment...................................................................  $      920  $    1,160
Computer equipment, furniture and fixtures................................................         306         455
                                                                                            ----------  ----------
  Total cost..............................................................................       1,226       1,615
Accumulated depreciation and amortization.................................................        (347)       (523)
                                                                                            ----------  ----------
    Net property and equipment............................................................  $      879  $    1,092
                                                                                            ----------  ----------
                                                                                            ----------  ----------

    Depreciation of machinery and equipment under capital leases is included in cost of sales in the consolidated financial statements.

                DECRANE AIRCRAFT HOLDINGS, INC. AND SUBSIDIARIES

      (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE NINE MONTHS ENDED
       SEPTEMBER 30, 1997, THE EIGHT MONTHS ENDED AUGUST 31, 1998 AND THE
                ONE MONTH ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

NOTE 6 - PROPERTY AND EQUIPMENT (CONTINUED)
    On December 12, 1996, the Company purchased all of the manufacturing assets and inventory relating to the cold-heading manufacturing facility of the Qualitronix Division of AMP, Inc. (the "AMP Facility"). The purchase price of $6,802,000 (including $2,433,000 of inventory purchased) consisted of $5,399,000 paid in cash at closing with the balance paid in January 1997. The $2,213,000 difference between the purchase price and the fair value of the individual assets acquired was recorded as an intangible asset and is being amortized over 15 years.

NOTE 7 - OTHER ASSETS

    Other assets includes the following and is net of accumulated amortization for the respective periods as parenthetically noted (amounts in thousands):

                                                                                                 DECEMBER 31,
                                                                                            ----------------------
                                                                                               1996        1997
                                                                                            ----------  ----------
Goodwill (net of $808 and $1,682).........................................................  $   19,756  $   38,592
Deferred financing costs (net of $1,368 and $64) (Note 11)................................       2,296         399
Other intangibles (net of $164 and $194)..................................................         274         596
Other non-amortizable assets..............................................................         863         380
                                                                                            ----------  ----------
  Other assets, net.......................................................................  $   23,189  $   39,967
                                                                                            ----------  ----------
                                                                                            ----------  ----------

NOTE 8 - ACCRUED EXPENSES

    Accrued expenses are comprised of the following (amounts in thousands):

                                                                                                 DECEMBER 31,
                                                                                            ----------------------
                                                                                               1996        1997
                                                                                            ----------  ----------
Salaries, wages, compensated absences and payroll related taxes...........................  $    2,842  $    3,410
Other accrued expenses....................................................................       4,399       3,501
                                                                                            ----------  ----------
  Total accrued expenses..................................................................  $    7,241  $    6,911
                                                                                            ----------  ----------
                                                                                            ----------  ----------

NOTE 9 - SHORT-TERM BORROWINGS

    Short-term borrowings outstanding as of December 31, 1996 and 1997 includes the following (amounts in thousands):

                                                                                                 DECEMBER 31,
                                                                                            ----------------------
                                                                                               1996        1997
                                                                                            ----------  ----------
Promissory note, 15% interest and principal payable as described below....................  $    1,250  $   --
Short-term revolving line of credit.......................................................         724         568
                                                                                            ----------  ----------
  Total short-term borrowings.............................................................  $    1,974  $      568
                                                                                            ----------  ----------
                                                                                            ----------  ----------

                DECRANE AIRCRAFT HOLDINGS, INC. AND SUBSIDIARIES

      (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE NINE MONTHS ENDED
       SEPTEMBER 30, 1997, THE EIGHT MONTHS ENDED AUGUST 31, 1998 AND THE
                ONE MONTH ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

NOTE 9 - SHORT-TERM BORROWINGS (CONTINUED)
    The promissory note was issued on December 5, 1996 in conjunction with the Elsinore acquisition and was payable to the former owners. The promissory note, as adjusted (Note 3), was repaid during 1997.

    The Company's Swiss subsidiary has a short-term revolving line of credit with a Swiss bank under which Swiss franc denominated borrowings of $724,000 and $568,000 were outstanding at December 31, 1996 and 1997, respectively. Interest on the line accrues at the bank's prime rate (5.25% at December 31, 1997) plus 0.25%. The line of credit is guaranteed by the Company.

NOTE 10 - CONVERTIBLE SUBORDINATED NOTES PAYABLE TO RELATED PARTIES

    In conjunction with the ADS acquisition, the Company sold 15% convertible subordinated notes ("Convertible Notes") and Redeemable Warrants to a group of investors, who are also related parties (Note 21). As described in Note 14, $124,000 of the aggregate $3,000,000 proceeds was allocated to Redeemable Warrants in the consolidated financial statements. The corresponding reduction in the recorded principal amount of the notes was treated as debt discount and amortized as interest expense over the life of the notes. The principal balance of the notes, plus accrued interest, was paid with a portion of the IPO proceeds.

                DECRANE AIRCRAFT HOLDINGS, INC. AND SUBSIDIARIES

      (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE NINE MONTHS ENDED
       SEPTEMBER 30, 1997, THE EIGHT MONTHS ENDED AUGUST 31, 1998 AND THE
                ONE MONTH ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

NOTE 11 - LONG-TERM OBLIGATIONS

    Long-term obligations outstanding includes the following (amounts in thousands):


                                                                    DECEMBER 31,       SEPTEMBER
                                                                --------------------   30, 1998
                                                                  1996       1997     (SUCCESSOR)
                                                                                      -----------
                                                                   (PREDECESSOR)
                                                                                      (UNAUDITED)
Senior Credit Facility (Note 1)...............................  $  --      $  36,000   $  83,800
12% Senior Subordinated Notes due 2008, with interest payable semi-annually commencing on March 30, 1999 (Notes 1 and
  24).........................................................     --         --         100,000
Note payable to Arkansas Development Finance Authority,
  principal and interest at rates ranging from 5.25% to 6.0%,
  secured by land, building and equipment.....................     --            712      --
Capital lease obligations and equipment term financing, with
  interest at 4.34 % to 18.08%, secured by equipment..........        662        547         430
Acquisition financing payable to sellers
  Payable to Allard stockholders (for the ADS acquisition),
    due in monthly installments of $56,000 through August 18,
    1999......................................................      1,531      1,011         583
  Payable to Minority Stockholder (for the Minority Interest
    acquisition), due in monthly installments of $33,000
    through December 15, 1997.................................        383     --          --
Debt repaid with IPO proceeds
  Senior revolving line of credit.............................     11,982     --          --
  Senior term notes...........................................     16,769     --          --
  Senior subordinated debt payable to related parties (Note
    21).......................................................      6,027     --          --
                                                                ---------  ---------  -----------
    Total long-term obligations...............................     37,354     38,270     184,813
    Less current portion......................................     (3,004)      (858)     (1,267)
                                                                ---------  ---------  -----------
      Long-term obligations, less current portion.............  $  34,350  $  37,412   $ 183,546
                                                                ---------  ---------  -----------
                                                                ---------  ---------  -----------

DEBT REPAID WITH IPO PROCEEDS

    In April 1997, the Company used the net proceeds from the IPO (Note 2), together with approximately $12,775,000 of proceeds from borrowings under a new credit facility, to repay the following: (i) senior revolving line of credit borrowings of $15,356,000; (ii) senior term notes aggregating $16,531,000; (iii) senior subordinated notes payable to related parties aggregating $7,000,000; and
(iv) Convertible Notes payable to related parties aggregating $3,000,000. In conjunction with the debt repayment, the Company incurred a $3,436,000 extraordinary charge, before an income tax benefit of $1,358,000, which is comprised of: (i) a $1,943,000 write-off of deferred financing costs; (ii) a $1,149,000 write-off of unamortized original issued discounts; and (iii) a $344,000 charge for a prepayment penalty and other related expenses.

SENIOR CREDIT FACILITY

    Concurrent with the completion of the IPO, the Company obtained a new credit agreement with a group of banks for a $40 million senior revolving line of credit, expiring in April 2002 (the "Senior Credit

                DECRANE AIRCRAFT HOLDINGS, INC. AND SUBSIDIARIES

      (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE NINE MONTHS ENDED
       SEPTEMBER 30, 1997, THE EIGHT MONTHS ENDED AUGUST 31, 1998 AND THE
                ONE MONTH ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

NOTE 11 - LONG-TERM OBLIGATIONS (CONTINUED)
Facility"). The Senior Credit Facility was amended in November 1997 in conjunction with the Audio International acquisition to provide a $60 million revolving line of credit. Borrowings under the Senior Credit Facility are secured by assets totaling $96,122,000 as of December 31, 1997. At December 31, 1997, additional borrowings of $24,000,000 were available under the Senior Credit Facility. In February 1998, the Senior Credit Facility was further amended to provide for a $75 million revolving line of credit.

    The Company, at its option, may elect to pay interest on Senior Credit Facility borrowings based on either the prime rate or interbank offered rate ("IBOR") plus defined margins. The Company is required to pay a commitment fee, up to a maximum 0.375%, on the unused portion of the Senior Credit Facility. The weighted-average interest rate on borrowings outstanding was 7.03% as of December 31, 1997. Interest rate margins and commitment fee rates are reset quarterly, based upon a defined leverage ratio. The maximum interest rate margins are 0.75% above the prime rate or 2.00% above the IBOR rate.

    The Senior Credit Facility contains certain restrictive covenants which require the Company to: (i) maintain certain defined financial ratios such as interest coverage, leverage and working capital, and minimum levels of net worth; and (ii) limit capital expenditures, including capital lease obligations, and additional indebtedness which may be incurred. The Senior Credit Facility also prohibits the Company from paying any cash dividends on its common stock.

SENIOR CREDIT FACILITY AMENDMENT (UNAUDITED)

    In May 1998, the Senior Credit Facility was amended to provide for a $105 million revolving line of credit. The revolving line of credit is subject to automatic reductions of up to $45 million upon the incurrence of additional indebtedness permitted under the loan plus $500,000 per month from October 31, 1998 through May 31, 1999 and $1 million per month thereafter. The maximum interest rate margins were increased 0.25% to 1.00% above the prime rate or 2.25% above the IBOR rate and the maximum commitment fee was increased to 0.425% on the unused portion of the Senior Credit Facility. In connection with the completion of the DLJ Acquisition, the Company was required to repay all of its borrowings under the Senior Credit Facility and entered into the New Credit Facility (Note 1).

ARKANSAS DEVELOPMENT FINANCE AUTHORITY

    The note was assumed in conjunction with the Audio International acquisition and is guaranteed by its former stockholders. The acquisition agreement provides that the Company must obtain a release of the former stockholders' guarantees. The Company is evaluating various alternatives including repayment of the note by borrowing under the Senior Credit Facility. The note is classified as a long-term obligation as of December 31, 1997.

REPAYMENT AND RELEASE OF GUARANTEES (UNAUDITED)

    On April 28, 1998, the Company repaid the note with borrowings under the Senior Credit Facility and the former stockholders were released from their guarantees.

                DECRANE AIRCRAFT HOLDINGS, INC. AND SUBSIDIARIES

      (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE NINE MONTHS ENDED
       SEPTEMBER 30, 1997, THE EIGHT MONTHS ENDED AUGUST 31, 1998 AND THE
                ONE MONTH ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

NOTE 11 - LONG-TERM OBLIGATIONS (CONTINUED)
ACQUISITION FINANCING PAYABLE TO SELLERS

    In conjunction with the Minority Interest Acquisition and the ADS acquisition, the sellers provided financing that is payable in monthly installments over an eighteen-month and a three-year period, respectively. The Minority Stockholder and ADS payment obligations are non-interest bearing; original issue discounts of 9.75% and 11.5%, respectively, are being amortized over the payment obligation terms. Unamortized debt discounts were $264,000 and $100,000 as of December 31, 1996 and December 31, 1997, respectively.

AGGREGATE MATURITIES

    The aggregate maturities of long-term obligations are as follows as of December 31, 1997 (amounts in thousands):

YEAR ENDING DECEMBER 31,
  1998.................................................................................................  $     942
  1999.................................................................................................        633
  2000.................................................................................................         46
  2001.................................................................................................         17
  2002.................................................................................................     36,728
  Thereafter...........................................................................................          4
                                                                                                         ---------
    Total aggregate maturities.........................................................................     38,370
    Less unamortized debt discount.....................................................................       (100)
                                                                                                         ---------
      Total long-term obligations......................................................................  $  38,270
                                                                                                         ---------
                                                                                                         ---------

NOTE 12 - INCOME TAXES

    Income (loss) before income taxes and extraordinary item was taxed under the following jurisdictions (amounts in thousands):

                                                                                          YEAR ENDED DECEMBER 31,
                                                                                      -------------------------------
                                                                                        1995       1996       1997
                                                                                      ---------  ---------  ---------
Domestic............................................................................  $  (2,534) $    (855) $   7,509
Foreign.............................................................................        166        750      1,089
                                                                                      ---------  ---------  ---------
  Total.............................................................................  $  (2,368) $    (105) $   8,598
                                                                                      ---------  ---------  ---------
                                                                                      ---------  ---------  ---------

                DECRANE AIRCRAFT HOLDINGS, INC. AND SUBSIDIARIES

      (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE NINE MONTHS ENDED
       SEPTEMBER 30, 1997, THE EIGHT MONTHS ENDED AUGUST 31, 1998 AND THE
                ONE MONTH ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

NOTE 12 - INCOME TAXES (CONTINUED)
    The provisions for income taxes are as follows (amounts in thousands):

                                                                                     YEAR ENDED DECEMBER 31,
                                                                                ----------------------------------
                                                                                   1995        1996        1997
                                                                                ----------  ----------  ----------
Current
  U.S. federal................................................................  $       60  $      269  $    3,231
  State and local.............................................................          24         194         968
  Foreign.....................................................................         127         161         426
                                                                                ----------  ----------  ----------
    Total current.............................................................         211         624       4,625
                                                                                ----------  ----------  ----------
Deferred
  U.S. federal................................................................         751          70      (1,021)
  State and local.............................................................         226          21        (279)
  Foreign.....................................................................        (110)         (3)         19
                                                                                ----------  ----------  ----------
    Total deferred............................................................         867          88      (1,281)
                                                                                ----------  ----------  ----------
Total provision
  U.S. federal................................................................         811         339       2,210
  State and local.............................................................         250         215         689
  Foreign.....................................................................          17         158         445
                                                                                ----------  ----------  ----------
    Total provision...........................................................  $    1,078  $      712  $    3,344
                                                                                ----------  ----------  ----------
                                                                                ----------  ----------  ----------

    Deferred tax liabilities (assets) are comprised of the following (amounts in thousands):

                                                                                     YEAR ENDED DECEMBER 31,
                                                                                ----------------------------------
                                                                                   1995        1996        1997
                                                                                ----------  ----------  ----------
Gross deferred tax liabilities
  Tax effect on earnings of subsidiary not consolidated for tax purposes......  $    2,431  $    2,688  $    2,688
  Depreciable and amortizable assets..........................................         781         991         996
  Other.......................................................................         367         279         409
                                                                                ----------  ----------  ----------
    Gross deferred tax liabilities............................................       3,579       3,958       4,093
                                                                                ----------  ----------  ----------
Gross deferred tax (assets)
  Inventory...................................................................      (1,376)     (1,798)     (2,811)
  Loss carryforwards..........................................................      (1,391)     (1,238)       (865)
  Accrued expenses............................................................        (220)       (605)       (697)
  State income taxes..........................................................      --          --            (194)
  Allowance for doubtful accounts.............................................         (41)        (68)       (159)
  Other.......................................................................        (122)     --            (184)
                                                                                ----------  ----------  ----------
    Gross deferred tax (assets)...............................................      (3,150)     (3,709)     (4,910)
                                                                                ----------  ----------  ----------
Deferred tax assets valuation allowance.......................................       2,681       3,063       2,575
                                                                                ----------  ----------  ----------
  Net deferred tax liability..................................................  $    3,110  $    3,312  $    1,758
                                                                                ----------  ----------  ----------
                                                                                ----------  ----------  ----------

                DECRANE AIRCRAFT HOLDINGS, INC. AND SUBSIDIARIES

      (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE NINE MONTHS ENDED
       SEPTEMBER 30, 1997, THE EIGHT MONTHS ENDED AUGUST 31, 1998 AND THE
                ONE MONTH ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

NOTE 12 - INCOME TAXES (CONTINUED)
    The provision for income taxes differs from the amount of income tax determined by applying the applicable U.S. statutory federal rate to the income
(loss) before income taxes and extraordinary item as a result of the following differences (amounts in thousands):

                                                                                     YEAR ENDED DECEMBER 31,
                                                                                ----------------------------------
                                                                                   1995        1996        1997
                                                                                ----------  ----------  ----------
Income tax (benefit) at U.S. statutory rates..................................  $     (805) $      (36) $    2,923
Increase (decrease) resulting from
  Tax on earnings of subsidiary not consolidated for tax purposes.............         977          92      --
  Book benefit not provided (provided) for net operating loss carryforwards...         773         172        (488)
  Amortization of assets and other expenses not deductible for income tax
    purposes..................................................................          68         137         441
  State income taxes, net of federal benefit..................................          16         157         482
  Lower tax rates on earnings of foreign subsidiaries.........................         (11)        (65)       (116)
  Other, net..................................................................          60         255         102
                                                                                ----------  ----------  ----------
    Income tax at effective rates.............................................  $    1,078  $      712  $    3,344
                                                                                ----------  ----------  ----------
                                                                                ----------  ----------  ----------

    Approximately $2,543,000 of the Company's loss carryforwards remained at December 31, 1997 for federal income tax purposes. The carryforwards expire in varying amounts through 2012. No benefit for the remaining loss carryforwards has been recognized in the consolidated financial statements. The amount of loss carryforwards that may be utilized in the future are subject to limitations because of the occurrence of a change in control of the Company, as defined in the Internal Revenue Code. A change in control occurred during 1996 as a result of certain equity transactions and upon completion of the IPO. The amount of loss carryforwards that may be used in the future is limited to approximately $800,000 in each year for federal income tax purposes until fully utilized. The deferred tax asset valuation allowance was reduced in 1997 by $488,000 to reflect the amount of federal and state tax loss carryforwards that has been utilized to reduce 1997 current income taxes.

    Undistributed earnings of foreign subsidiaries are not material to the consolidated financial statements. As such, foreign taxes that may be due, net of U.S. foreign tax credits, have not been provided.

EIGHT MONTHS ENDED AUGUST 31, 1998 AND ONE MONTH ENDED SEPTEMBER 30, 1998
  (UNAUDITED)

    For the eight months ended August 31, 1998 and the one month ended September 30, 1998, the difference between the actual tax provision and the amount obtained by applying the U.S. statutory rates is primarily attributable to the effect of nondeductible expense relating to goodwill. In addition, during the eight months ended August 31, 1998 and one month ended September 30, 1998, the Company reduced its deferred tax asset valuation allowance by $182,000 and $63,000, respectively, to reflect the book benefit of federal net operating loss carryforwards not previously recognized. Approximately $1,823,000 of the Company's loss carryforwards remained at September 30, 1998 for federal income tax purposes. No benefit for the remaining loss carryforwards has been recognized in the consolidated financial statements.

                DECRANE AIRCRAFT HOLDINGS, INC. AND SUBSIDIARIES

      (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE NINE MONTHS ENDED
       SEPTEMBER 30, 1997, THE EIGHT MONTHS ENDED AUGUST 31, 1998 AND THE
                ONE MONTH ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

NOTE 12 - INCOME TAXES (CONTINUED)
    The amount of loss carryforwards that may be utilized in the future are subject to limitations due to the occurrence of a change in control of the Company, as defined in the Internal Revenue Code. A change in control occurred as a result of certain equity transactions that occurred during 1996, the Offering and the DLJ Acquisition. The amount of loss carryforwards that may be utilized is limited to approximately $800,000 per year for both federal and state income tax purposes.

NOTE 13 - DERIVATIVE FINANCIAL INSTRUMENTS

    The Company does not use derivative financial instruments for trading purposes but only to manage well-defined foreign exchange rate risks.

    The Company enters into Swiss franc ("CHF") forward exchange contracts to purchase Swiss francs as a general economic hedge against foreign inventory procurement and manufacturing costs. Market value gains and losses on forward foreign exchange contracts are recognized in the consolidated statements of operations and aggregated a realized net loss of $316,000 and $487,000 for the years ended December 31, 1996 and 1997, respectively (none in the year ended December 31, 1995).

    At December 31, 1997, the Company has twelve open forward exchange contracts with one of its senior lenders to purchase a total of CHF 9,836,000 for $7,200,000 at rates ranging between 1.341 and 1.391 CHF per U.S. dollar. Settlement of the contracts is to occur in twelve equal monthly amounts of $600,000 from January 15, 1998 through December 15, 1998. As of December 31, 1997, the Company has recognized in cost of sales an unrealized market value loss of $469,000 on the open contracts.

    The Company believes exposure to derivative credit losses is minimal in the event of nonperformance by the senior lender because any amounts due, but not paid, to the Company by the senior lender could be offset against the Company's principal and interest payments to the lender.

                DECRANE AIRCRAFT HOLDINGS, INC. AND SUBSIDIARIES

      (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE NINE MONTHS ENDED
       SEPTEMBER 30, 1997, THE EIGHT MONTHS ENDED AUGUST 31, 1998 AND THE
                ONE MONTH ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

NOTE 14 - MANDATORILY REDEEMABLE COMMON STOCK WARRANTS

    Mandatorily redeemable common stock warrants (the "Redeemable Warrants") were issued in conjunction with various debt and equity transactions. During 1997, all Redeemable Warrants were either exercised or cancelled in conjunction with the Recapitalization and IPO (Note 2). The table below summarizes the transactions during the three-year period ended December 31, 1997 (amounts in thousands, except share data).

                                                                                              REDEEMABLE WARRANTS
                                                                                             ----------------------
                                                                                                         NUMBER OF
                                                                                                          COMMON
                                                                                              AMOUNT      SHARES
                                                                                             ---------  -----------
Balance, December 31, 1994.................................................................  $   2,329     446,296
Adjustment to estimated redemption value...................................................       (696)     --
                                                                                             ---------  -----------
Balance, December 31, 1995.................................................................      1,633     446,296
Issued in conjunction with sale of Preferred Stock to finance Minority Interest
  acquisition..............................................................................        492     194,618
Issued in conjunction with sale of Convertible Notes and Preferred Stock to finance ADS
  acquisition..............................................................................        248      98,158
Issued pursuant to anti-dilution provisions upon the sale of Preferred Stock...............          7       2,868
Issued in conjunction with debt agreement amendment........................................        179      70,893
Adjustment to estimated redemption value...................................................      4,320      --
                                                                                             ---------  -----------
Balance, December 31, 1996.................................................................      6,879     812,833
Adjustment to redemption value to reflect the IPO per share price..........................      2,203      --
Cashless exercise and conversion pursuant to the Recapitalization..........................     (6,103)   (508,497)
Cancelled pursuant to the Recapitalization.................................................     (1,143)    (95,368)
Cancelled upon debt repayment with IPO proceeds............................................     (1,657)   (138,075)
Reclassification of warrants no longer mandatorily redeemable to additional paid-in
  capital..................................................................................       (179)    (70,893)
                                                                                             ---------  -----------
Balance, December 31, 1997.................................................................  $  --          --
                                                                                             ---------  -----------
                                                                                             ---------  -----------

    Prior to the IPO, the warrant holders had the right, after various dates and contingent upon certain events, to require the Company to redeem the warrants and, in certain instances, to purchase the common stock issued upon exercise of the warrants. In all instances, the redemption or purchase price, was equal to the greater of either fair market value, book value, or a value based upon a defined formula which included, in part, an earnings multiple. During the years ended December 31, 1995 and 1996, the Company increased (decreased) by $(696,000) and $4,320,000, respectively, the amount ascribed to the Redeemable Warrants to reflect estimated redemption value. Concurrent with the consummation of the Recapitalization and IPO, the Company increased the redemption value by $2,203,000 to reflect the $12.00 per share IPO price. The adjustments to redemption value were charged (credited) to accumulated deficit.

                DECRANE AIRCRAFT HOLDINGS, INC. AND SUBSIDIARIES

      (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE NINE MONTHS ENDED
       SEPTEMBER 30, 1997, THE EIGHT MONTHS ENDED AUGUST 31, 1998 AND THE
                ONE MONTH ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

NOTE 15 - CUMULATIVE CONVERTIBLE PREFERRED STOCK

    As of December 31, 1996, the number of cumulative convertible preferred shares authorized to be issued consisted of 8,314,018 shares in various series ("Preferred Stock"). All Preferred Stock was without par value. As of December 31, 1994, 1995 and 1996, there were 4,022,705, 4,022,705 and 6,847,705 shares outstanding, respectively. At December 31, 1996, the Company also had Preferred Stock warrants outstanding to purchase a total of 52,784 preferred shares at an exercise price of $1.263 per share.

    On February 19, 1997, the Company reorganized as a Delaware corporation. In conjunction with the reorganization, the Company established a $.01 par value for its Preferred Stock and increased the number of preferred shares authorized to 18,314,018 shares, which includes 10,000,000 shares of a newly designated series of preferred stock. As part of the Recapitalization, which occurred concurrent with the IPO, all issued and outstanding shares of Preferred Stock were converted into .28357 of a share of common stock. The Recapitalization also provided for the cashless exercise and conversion of all Preferred Stock warrants into 10,206 common shares. There were no shares of Preferred Stock or warrants to purchase Preferred Stock outstanding as of December 31, 1997.

    On February 9, 1996, certain members of Company management purchased for $112,000 an aggregate of 75,000 preferred shares. On February 20, 1996, the Company sold 2,000,000 preferred shares at $3.25 per share and issued Redeemable Warrants to purchase 194,618 common shares to a related party (Note 21). Proceeds from the sale aggregating $492,000 were ascribed to the Redeemable Warrants to reflect their estimated fair market value on the issuance date. The proceeds from the sale, net of issuance costs of $558,000, were used to fund the Minority Interest Acquisition.

    On September 18, 1996, the Company sold 750,000 preferred shares at $4.00 per share and issued Redeemable Warrants to purchase 49,079 common shares to related parties (Note 22). Proceeds from the sale aggregating $124,000 were ascribed to the Redeemable warrants to reflect their estimated fair market value on the issuance date. The proceeds from the sale, net of issuance costs of $137,000, were used to fund the ADS acquisition.

NOTE 16 - COMMON STOCK

    At December 31, 1996 the Company was authorized to issue 4,253,550 common shares, without par value and, in addition to the Redeemable Warrants, had issued non-redeemable warrants to purchase a total of 9,355 common shares at an exercise price of $4.454 per share. On February 19, 1997, in conjunction with reorganizing as a Delaware corporation, the Company established a $.01 par value for its common stock and increased to 9,924,950 the number of common shares authorized. As of December 31, 1997, a total of 527,156 common shares were reserved for issuance upon exercise of stock options outstanding under the Company's stock option plan.

    As part of the Recapitalization, the holders of the non-redeemable warrants agreed to the cashless exercise and conversion of all warrants outstanding into 6,379 common shares. As described in Note 2, Redeemable Warrants to purchase 70,893 common shares at an exercise price of $14.11 per share remained after the Recapitalization. Concurrent with the consummation of the IPO, the mandatory redemption feature of these warrants was terminated and, consequently, became non-redeemable warrants. In December 1997, the holders of these warrants elected to exercise all of the warrants on a cashless

                DECRANE AIRCRAFT HOLDINGS, INC. AND SUBSIDIARIES

      (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE NINE MONTHS ENDED
       SEPTEMBER 30, 1997, THE EIGHT MONTHS ENDED AUGUST 31, 1998 AND THE
                ONE MONTH ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

NOTE 16 - COMMON STOCK (CONTINUED)
basis and convert the warrants into 16,130 common shares. No non-redeemable warrants were outstanding as of December 31, 1997.

    The Company has a qualified stock option plan for key employees under which options to purchase common shares may be granted. The plan permits the granting of incentive stock options, as defined by Section 422 of the Internal Revenue Code, non-qualified stock options, restricted stock options and stock appreciation rights. The plan expires in 2003. Options generally vest in equal installments over five years from the date of grant and remain exercisable until December 31, 2002.

    The following table summarizes the status of the Company's stock option plan at December 31, 1995, 1996, and 1997 and the activity for the three years ended December 31, 1997:

                                                         1995                    1996                    1997
                                                ----------------------  ----------------------  ----------------------
                                                            WEIGHTED-               WEIGHTED-               WEIGHTED-
                                                             AVERAGE                 AVERAGE                 AVERAGE
                                                            EXERCISE                EXERCISE                EXERCISE
                                                 SHARES       PRICE      SHARES       PRICE      SHARES       PRICE
                                                ---------  -----------  ---------  -----------  ---------  -----------
Options outstanding at beginning of
 year.........................................    185,029   $   0.529     208,423   $   0.529     355,001   $   1.724
Granted.......................................     37,573       0.529     147,031       3.413     163,662      15.574
Cancelled.....................................    (14,179)      0.529        (453)      0.529     (17,403)      6.228
                                                ---------               ---------               ---------
Options outstanding at end of year............    208,423       0.529     355,001       1.724     501,260       6.089
                                                ---------               ---------               ---------
                                                ---------               ---------               ---------
Options exercisable at end of year............     85,581       0.529     141,845       0.633     200,444       0.921
                                                ---------               ---------               ---------
                                                ---------               ---------               ---------

    The following table summarizes information about stock options outstanding and stock options exercisable at December 31, 1997:

                                  OPTIONS OUTSTANDING                     OPTIONS EXERCISABLE
                    -----------------------------------------------  -----------------------------
                        NUMBER      WEIGHTED-AVERAGE    WEIGHTED-        NUMBER        WEIGHTED-
                    OUTSTANDING AT     REMAINING         AVERAGE     EXERCISABLE AT     AVERAGE
     RANGE OF        DECEMBER 31,     CONTRACTUAL       EXERCISE      DECEMBER 31,     EXERCISE
 EXERCISE PRICES         1997             LIFE            PRICE           1997           PRICE
------------------  --------------  ----------------  -------------  --------------  -------------
 $0.529 - $1.234         303,998         7.0 years      $   0.724         194,556      $   0.622
  7.053 - 16.75          197,262         9.7 years         14.357           5,888         10.802
                         -------                                          -------
                         501,260         8.1 years          6.089         200,444          0.921
                         -------                                          -------
                         -------                                          -------

    The Company believes the per share exercise price of options granted through February 1996 and subsequent to January 1997 approximated the fair market value of the underlying common stock on the grant date. The exercise price of certain options granted from February 1996 to January 1997 were deemed to be below the fair market value of the underlying common stock on the grant date and such difference is being recognized as additional compensation expense in the consolidated financial statements on a straight line basis over the vesting period of the underlying options. Compensation expense recognized was $158,000 and $240,000 for the years ended December 31, 1996 and 1997, respectively.

                DECRANE AIRCRAFT HOLDINGS, INC. AND SUBSIDIARIES

      (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE NINE MONTHS ENDED
       SEPTEMBER 30, 1997, THE EIGHT MONTHS ENDED AUGUST 31, 1998 AND THE
                ONE MONTH ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

NOTE 16 - COMMON STOCK (CONTINUED)
    The Company measures compensation expense related to its employee stock option plan using the intrinsic value method as prescribed by APB Opinion No.
25. Had compensation cost for the Company's stock option plan been determined based on the fair value of the options at the grant dates consistent with the method of SFAS 123, the Company's net income (loss) would have been as follows (amounts in thousands):

                                                                                         YEAR ENDED DECEMBER 31,
                                                                                     -------------------------------
                                                                                       1995       1996       1997
                                                                                     ---------  ---------  ---------
Net income (loss)
  As reported......................................................................  $  (3,446) $    (817) $   3,176
  Pro forma........................................................................     (3,446)      (822)     3,129
Weighted-average fair value of options granted
  Compensatory stock options.......................................................     --           5.91       5.70
  Non-compensatory stock options...................................................       0.10       0.10       5.08

    For purposes of the pro forma presentation, the fair value for options granted subsequent to the IPO (April 16, 1997) was estimated on the dates of grant using a Black-Scholes option pricing model with the following weighted-average assumptions: risk-free interest rate of 5.8%; expected dividend yield of 0%; expected life of 2.5 years; and expected stock price volatility of 39.9%. The fair value for options granted prior to the IPO was estimated on the dates of grant using a minimum value method, assuming a risk-free interest rate of 5.5% to 5.7% with no projected dividend yields. Unlike other permitted option pricing models, the minimum value method excludes stock price volatility, which could not be reasonably estimated for the Company prior to the IPO.

    The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models, as well as the minimum value method, do not necessarily provide a reliable single measure of its employee stock options.

    For purposes of pro forma disclosures, the estimated fair value of options granted in fiscal years after December 31, 1994 is amortized to expense over the options' vesting period. The effects of applying SFAS 123 in providing the pro forma disclosures are not likely to be representative of the effects on the reported consolidated financial statements in future years.

NOTE 17 - COMMITMENTS AND CONTINGENCIES

LITIGATION

    The Company is a party to a license agreement with McDonnell Douglas Corporation (now part of The Boeing Company) pursuant to which the Company may request certain data in order to design and market modifications to aircraft manufactured by McDonnell Douglas. The agreement provides that the Company will pay McDonnell Douglas a royalty of five percent of the net sales price of all modifications

                DECRANE AIRCRAFT HOLDINGS, INC. AND SUBSIDIARIES

      (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE NINE MONTHS ENDED
       SEPTEMBER 30, 1997, THE EIGHT MONTHS ENDED AUGUST 31, 1998 AND THE
                ONE MONTH ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

NOTE 17 - COMMITMENTS AND CONTINGENCIES (CONTINUED) sold by the Company for which the Company has requested data from McDonnell Douglas. The Company has requested data for a single modification, which modification the Company believes is exempt from the obligation to pay royalties under the agreement. In 1996, McDonnell Douglas made a demand for $650,000 for royalties. The Company does not believe that it is obligated to McDonnell Douglas in any amount. However, there can be no assurance that the Company will not be required to pay royalties to McDonnell Douglas.

    Certain subsidiaries of the Company have recently been served in an action filed in federal court by American International Airways, Inc., relating to the conversion and modification of two Boeing 747 aircraft from passenger to freighter configuration. No specific amount of damages is sought. The events in question occurred prior to the Company's purchase of the relevant businesses from its prior owner; the Company intends to deny any liability, and further believes that it is indemnified with respect to any such liabilities.

    The Company and its subsidiaries are also involved in other routine legal and administrative proceedings incident to the normal conduct of business. Management believes the ultimate disposition of these matters, as well as the matters discussed in the preceding paragraphs, will not have a material adverse effect on the Company's consolidated financial position, results of operations or cash flows.

LEASE COMMITMENTS

    The Company leases certain facilities and equipment under various capital and operating leases. Certain leases require payment of property taxes and include escalation clauses. Future minimum capital and operating lease commitments under non-cancelable leases are as follows as of December 31, 1997 (amounts in thousands):

                                                                                                 CAPITAL     OPERATING
                                                                                                 LEASES       LEASES
                                                                                               -----------  -----------
Year ending December 31,
  1998.......................................................................................   $     318    $   2,909
  1999.......................................................................................         203        2,732
  2000.......................................................................................          50        2,274
  2001.......................................................................................          21        1,855
  2002.......................................................................................          17        1,771
  2003 and thereafter........................................................................           9        5,547
                                                                                                    -----   -----------
  Total minimum payments required............................................................         618    $  17,088
                                                                                                            -----------
                                                                                                            -----------
  Less amount representing future interest cost..............................................         (71)
                                                                                                    -----
    Recorded obligation under capital leases.................................................   $     547
                                                                                                    -----
                                                                                                    -----

    Total rental expense charged to operations for the years ended December 31, 1995, 1996 and 1997 was $1,531,000, $1,614,000 and $2,065,000, respectively.

                DECRANE AIRCRAFT HOLDINGS, INC. AND SUBSIDIARIES

      (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE NINE MONTHS ENDED
       SEPTEMBER 30, 1997, THE EIGHT MONTHS ENDED AUGUST 31, 1998 AND THE
                ONE MONTH ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

NOTE 18 - CONSOLIDATED STATEMENTS OF CASH FLOWS

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS INFORMATION

    During the three years ended December 31, 1997, the Company paid the following amounts in cash (amounts in thousands):

                                                                                           YEAR ENDED DECEMBER 31,
                                                                                       -------------------------------
                                                                                         1995       1996       1997
                                                                                       ---------  ---------  ---------
Interest.............................................................................  $   3,275  $   2,983  $   2,842
Income taxes.........................................................................         33        132        300

INFORMATION ON NONCASH INVESTING AND FINANCING ACTIVITIES

    Certain noncash investing and financing transactions occurred during the three years ended December 31, 1997, as follows (amounts in thousands):

                                                                                           YEAR ENDED DECEMBER 31,
                                                                                       -------------------------------
                                                                                         1995       1996       1997
                                                                                       ---------  ---------  ---------
Debt incurred for the acquisition of machinery and equipment.........................  $      33  $     414  $     182
Financing provided by sellers in connection with acquisitions........................     --          3,492     --
Liabilities assumed in connection with acquisitions..................................     --          2,687      2,581

    The Recapitalization and IPO described in Note 2 included a series of noncash transactions.

                DECRANE AIRCRAFT HOLDINGS, INC. AND SUBSIDIARIES

      (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE NINE MONTHS ENDED
       SEPTEMBER 30, 1997, THE EIGHT MONTHS ENDED AUGUST 31, 1998 AND THE
                ONE MONTH ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

NOTE 19 - FOREIGN OPERATIONS AND EXPORT REVENUES

FOREIGN OPERATIONS

    The Company operates in one business segment - avionics components manufacturing and integration services. Domestic and foreign operations consist of (amounts in thousands):

                                                                                    YEAR ENDED DECEMBER 31,
                                                                               ----------------------------------
                                                                                  1995        1996        1997
                                                                               ----------  ----------  ----------
Revenues
  Gross revenues
    United States............................................................  $   54,394  $   64,383  $  109,490
    Western Europe...........................................................       9,388      10,882      12,240
                                                                               ----------  ----------  ----------
      Total gross revenues...................................................      63,782      75,265     121,730
                                                                               ----------  ----------  ----------
  Less interarea transfers
    United States............................................................        (814)     (1,496)     (2,448)
    Western Europe...........................................................      (7,129)     (8,670)    (10,379)
                                                                               ----------  ----------  ----------
      Total interarea transfers..............................................      (7,943)    (10,166)    (12,827)
  Net revenues
    United States............................................................      53,580      62,887     107,042
    Western Europe...........................................................       2,259       2,212       1,861
                                                                               ----------  ----------  ----------
      Total net revenues.....................................................  $   55,839  $   65,099  $  108,903
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
Income from operations
  United States..............................................................  $    1,354  $    3,727  $   10,833
  Western Europe.............................................................         501         746       1,572
  Interarea eliminations.....................................................         (20)       (222)       (410)
                                                                               ----------  ----------  ----------
    Total income from operations.............................................  $    1,835  $    4,251  $   11,995
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
Consolidated assets
  United States..............................................................  $   34,425  $   67,889  $   98,076
  Western Europe.............................................................       6,490       6,015       6,421
  Interarea eliminations.....................................................      (4,586)     (4,638)     (5,360)
                                                                               ----------  ----------  ----------
    Total consolidated assets................................................  $   36,329  $   69,266  $   99,137
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------

    Interarea sales are accounted for at prices that the Company believes would be equivalent to unaffiliated customer sales. Interarea transfers and eliminations reflect the shipment of raw component parts between areas. Operating income excludes net interest expense, other income (expense) and minority interests that are directly attributable to the related operations. Corporate assets are included with United States assets.

                DECRANE AIRCRAFT HOLDINGS, INC. AND SUBSIDIARIES

      (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE NINE MONTHS ENDED
       SEPTEMBER 30, 1997, THE EIGHT MONTHS ENDED AUGUST 31, 1998 AND THE
                ONE MONTH ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

NOTE 19 - FOREIGN OPERATIONS AND EXPORT REVENUES (CONTINUED)
EXPORT REVENUES

    Consolidated revenues include export revenues of $5,161,000, $6,484,000 and $12,430,000 for the years ended December 31, 1995, 1996 and 1997, respectively. Export revenues are primarily derived from sales to customers located in Western Europe, the Far East and Canada.

NOTE 20 - EMPLOYEE BENEFIT PLANS

    The Company's Swiss subsidiary sponsors a defined contribution pension plan covering substantially all of its employees as required by Swiss law. Contributions and costs, which are shared equally by the Company and the employees, are determined as a percentage of each covered employees' salary. Company contributions and costs associated with the plan were $148,000, $151,000 and $157,000 for the years ended December 31, 1995, 1996 and 1997, respectively.

    Substantially all of the Company's domestic employees are eligible to participate in a 401(k) defined contribution plan (the "Plan"). Participation in the Plan is at the discretion of each individual employee who is eligible to participate. Each participating employee is permitted to contribute up to a maximum amount defined in the Plan. The Company and its subsidiaries may make periodic discretionary matching contributions to the Plan. The Company made matching contributions of $41,000 during the year ended December 31, 1997. No matching contributions were made to the plan during the years ended December 31, 1995 and 1996. The costs associated with administering the plan were not significant for any period presented.

                DECRANE AIRCRAFT HOLDINGS, INC. AND SUBSIDIARIES

      (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE NINE MONTHS ENDED
       SEPTEMBER 30, 1997, THE EIGHT MONTHS ENDED AUGUST 31, 1998 AND THE
                ONE MONTH ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

NOTE 21 - RELATED PARTY TRANSACTIONS

    The Company's transactions with related parties included in the consolidated financial statements are summarized in the table below (amounts in thousands):

                                                                                                DECEMBER 31,
                                                                                       -------------------------------
                                                                                         1995       1996       1997
                                                                                       ---------  ---------  ---------
Senior Subordinated Lenders
  Interest and advisory fees
    Earned during the period.........................................................  $     912  $     983  $     358
    Accrued and payable as of year end...............................................     --             43     --
  Purchase of Convertible Notes, Preferred Stock and Redeemable Warrants in
    conjunction with ADS acquisition.................................................     --          2,000     --
  Fees and expenses earned...........................................................     --             36     --
  Debt repaid with IPO proceeds
    Senior subordinated debt.........................................................     --         --          7,000
    Convertible Notes................................................................     --         --          1,000
Investors
  Purchases of debt and equity securities
    Preferred Stock and Redeemable Warrants in conjunction with Minority Interest
      acquisition....................................................................     --          6,500     --
    Convertible Notes, Preferred Stock and Redeemable Warrants in conjunction with
      ADS acquisition................................................................     --          4,000     --
  Fees and expenses earned...........................................................     --             74     --
  Convertible Notes
    Interest earned during the period................................................     --             86         98
    Interest accrued and payable as of year end......................................     --             86     --
    Repaid with IPO proceeds.........................................................     --         --          2,000

    Each related party is described below:

    Senior Subordinated Lenders - Own 8.9% of the Company's issued and outstanding common stock at December 31, 1997, were represented on the Company's Board of Directors in 1995 and 1996, and provided a portion of the Company's Convertible Notes financing and the Subordinated Debt (Notes 10, 11, 14, 15 and
16). The ownership percentage reflects the cashless exercise and conversion of all Preferred Stock, Preferred Stock warrants, common stock warrants and Redeemable Warrants into 451,370 common shares in conjunction with the Recapitalization (Note 2).

    Investors - Own 16.4% of the Company's issued and outstanding common stock at December 31, 1997, are represented on the Company's Board of Directors, and provided a portion of the Company's Convertible Notes and Preferred Stock financing (Notes 10, 14, 15 and 16). The ownership percentage reflects the cashless exercise and conversion of all Preferred Stock and Redeemable Warrants into 840,808 common shares in conjunction with the Recapitalization (Note 2).

                DECRANE AIRCRAFT HOLDINGS, INC. AND SUBSIDIARIES

      (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE NINE MONTHS ENDED
       SEPTEMBER 30, 1997, THE EIGHT MONTHS ENDED AUGUST 31, 1998 AND THE
                ONE MONTH ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

NOTE 21 - RELATED PARTY TRANSACTIONS (CONTINUED)
DLJ ACQUISITION (UNAUDITED)

    In connection with the DLJ Acquisition, the Company and its affiliates incurred fees payable to DLJ related entities of approximately $12.0 million. In addition, subsequent to the DLJ Acquisition, the majority of the Company's interest expense has been payable to DLJ related entities.

NOTE 22 - SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (UNAUDITED)

    In conjunction with the Notes, Bridge Notes and New Credit Facility described in Note 1, the following summarized condensed consolidating financial information is presented for the Company, segregating guarantor subsidiaries and non-guarantor subsidiaries. The accompanying financial information in the "Guarantor Subsidiaries" column reflects the financial position, results of operations and cash flows for those subsidiaries which will guarantee the Notes, Bridge Notes and New Credit Facility. The guarantor subsidiaries are wholly-owned subsidiaries of the Company and the guarantees will be full, unconditional, and joint and several. Separate financial statements of the guarantor subsidiaries are not presented because management believes that such financial statements would not be material to investors.

    Investments in subsidiaries in the following condensed consolidating financial information are accounted for under the equity method of accounting. Consolidating adjustments include the following:

        (1) Elimination of investments in subsidiaries.

        (2) Elimination of intercompany accounts.

        (3) Elimination of intercompany sales between guarantor and non-guarantor subsidiaries.

        (4) Elimination of equity in earnings of subsidiaries.

                DECRANE AIRCRAFT HOLDINGS, INC. AND SUBSIDIARIES

      (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE NINE MONTHS ENDED
       SEPTEMBER 30, 1997, THE EIGHT MONTHS ENDED AUGUST 31, 1998 AND THE
                ONE MONTH ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

NOTE 22 - SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (UNAUDITED) (CONTINUED)
BALANCE SHEETS (AMOUNTS IN THOUSANDS)

                                                               DECEMBER 31, 1996 (PREDECESSOR)
                                     -----------------------------------------------------------------------------------
                                     DECRANE AIRCRAFT    GUARANTOR     NON-GUARANTOR   CONSOLIDATING        CONSOLIDATED
                                      HOLDINGS, INC.    SUBSIDIARIES   SUBSIDIARIES     ADJUSTMENTS            TOTAL
                                     ----------------   ------------   -------------   --------------       ------------
ASSETS
Current assets
  Cash and cash equivalents........      $    37          $    87         $   196        $ --                 $   320
  Accounts receivable, net.........      --                12,341             844          --                  13,185
  Inventories......................      --                18,434           1,139          --                  19,573
  Other current assets.............          134              556             122          --                     812
                                         -------        ------------   -------------   --------------       ------------
    Total current assets...........          171           31,418           2,301          --                  33,890

Property and equipment, net........          104           10,454           1,629          --                  12,187
Other assets, principally
 intangibles, net..................        3,036           19,906             247          --                  23,189
Investments in subsidiaries........       14,226            2,379          --             (16,605)(1)          --
Intercompany receivables...........       35,664              394           3,109         (39,167)(2)          --
                                         -------        ------------   -------------   --------------       ------------
                                         $53,201          $64,551         $ 7,286        $(55,772)            $69,266
                                         -------        ------------   -------------   --------------       ------------
                                         -------        ------------   -------------   --------------       ------------
LIABILITIES AND STOCKHOLDERS'
 EQUITY
Current liabilities
  Short-term obligations...........      $ 3,102          $ 1,094         $   782        $ --                 $ 4,978
  Convertible subordinated notes...        2,922           --              --              --                   2,922
  Other current liabilities........        3,366           10,225           1,913          --                  15,504
                                         -------        ------------   -------------   --------------       ------------
    Total current liabilities......        9,390           11,319           2,695          --                  23,404
                                         -------        ------------   -------------   --------------       ------------
Long-term liabilities
  Long-term obligations............       32,929            1,349              72          --                  34,350
  Intercompany payables............      --                38,773             394         (39,167)(2)              --
  Other long-term liabilities......        2,888               85             424          --                   3,397
                                         -------        ------------   -------------   --------------       ------------
    Total long-term liabilities....       35,817           40,207             890         (39,167)             37,747
                                         -------        ------------   -------------   --------------       ------------
Mandatorily redeemable common stock
 warrants..........................        6,879           --              --              --                   6,879
                                         -------        ------------   -------------   --------------       ------------
Stockholders' equity
  Paid-in capital..................       14,066           12,622           1,194         (13,816)(1)          14,066
  Retained earnings (deficit)......      (12,951)             403           2,386          (2,789)(1)         (12,951)
  Accumulated comprehensive
    income.........................      --                --                 121          --                     121
                                         -------        ------------   -------------   --------------       ------------
    Total stockholders' equity.....        1,115           13,025           3,701         (16,605)              1,236
                                         -------        ------------   -------------   --------------       ------------
                                         $53,201          $64,551         $ 7,286        $(55,772)            $69,266
                                         -------        ------------   -------------   --------------       ------------
                                         -------        ------------   -------------   --------------       ------------

                DECRANE AIRCRAFT HOLDINGS, INC. AND SUBSIDIARIES

      (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE NINE MONTHS ENDED
       SEPTEMBER 30, 1997, THE EIGHT MONTHS ENDED AUGUST 31, 1998 AND THE
                ONE MONTH ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

NOTE 22 - SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (UNAUDITED) (CONTINUED)
BALANCE SHEETS (CONTINUED)

                                                               DECEMBER 31, 1997 (PREDECESSOR)
                                     -----------------------------------------------------------------------------------
                                     DECRANE AIRCRAFT    GUARANTOR     NON-GUARANTOR   CONSOLIDATING        CONSOLIDATED
                                      HOLDINGS, INC.    SUBSIDIARIES   SUBSIDIARIES     ADJUSTMENTS            TOTAL
                                     ----------------   ------------   -------------   --------------       ------------
ASSETS
Current assets
  Cash and cash equivalents........      $    16          $   109         $    81        $ --                 $   206
  Accounts receivable, net.........      --                17,101           1,051          --                  18,152
  Inventories......................      --                24,399           1,577          --                  25,976
  Other current assets.............           98              505             179          --                     782
                                         -------        ------------   -------------   --------------       ------------
    Total current assets...........          114           42,114           2,888          --                  45,116

Property and equipment, net........          290           12,928             836          --                  14,054
Other assets, principally
 intangibles, net..................          472           39,257             238          --                  39,967
Investments in subsidiaries........       20,414            3,378          --             (23,792)(1)          --
Intercompany receivables...........       60,946              659           4,357         (65,962)(2)          --
                                         -------        ------------   -------------   --------------       ------------
                                         $82,236          $98,336         $ 8,319        $(89,754)            $99,137
                                         -------        ------------   -------------   --------------       ------------
                                         -------        ------------   -------------   --------------       ------------
LIABILITIES AND STOCKHOLDERS'
 EQUITY
Current liabilities
  Short-term obligations...........      $     4          $   801         $   621        $ --                 $ 1,426
  Other current liabilities........        4,333           12,780           1,805          --                  18,918
                                         -------        ------------   -------------   --------------       ------------
    Total current liabilities......        4,337           13,581           2,426          --                  20,344
                                         -------        ------------   -------------   --------------       ------------
Long-term liabilities
  Long-term obligations............       36,027            1,372              13          --                  37,412
  Intercompany payable.............          873           64,430             659         (65,962)(2)          --
  Other long-term liabilities......        1,333               96             425          --                   1,854
                                         -------        ------------   -------------   --------------       ------------
    Total long-term liabilities....       38,233           65,898           1,097         (65,962)             39,266
                                         -------        ------------   -------------   --------------       ------------
Stockholders' equity
  Paid-in capital..................       51,110           12,418           1,194         (13,612)(1)          51,110
  Retained earnings (deficit)......      (11,444)           6,439           3,741         (10,180)(1)         (11,444)
  Accumulated comprehensive income
    (loss).........................      --                --                (139)         --                    (139)
                                         -------        ------------   -------------   --------------       ------------
    Total stockholder's equity.....       39,666           18,857           4,796         (23,792)             39,527
                                         -------        ------------   -------------   --------------       ------------
                                         $82,236          $98,336         $ 8,319        $(89,754)            $99,137
                                         -------        ------------   -------------   --------------       ------------
                                         -------        ------------   -------------   --------------       ------------

                DECRANE AIRCRAFT HOLDINGS, INC. AND SUBSIDIARIES

      (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE NINE MONTHS ENDED
       SEPTEMBER 30, 1997, THE EIGHT MONTHS ENDED AUGUST 31, 1998 AND THE
                ONE MONTH ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

NOTE 22 - SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (UNAUDITED) (CONTINUED)
BALANCE SHEETS (CONTINUED)

                                                                SEPTEMBER 30, 1998 (SUCCESSOR)
                                     ------------------------------------------------------------------------------------
                                     DECRANE AIRCRAFT    GUARANTOR     NON-GUARANTOR    CONSOLIDATING        CONSOLIDATED
                                      HOLDINGS, INC.    SUBSIDIARIES   SUBSIDIARIES      ADJUSTMENTS            TOTAL
                                     ----------------   ------------   -------------   ---------------       ------------
ASSETS
Current assets
  Cash and cash equivalents........      $  3,067         $  1,067        $   133        $ --                  $  4,267
  Accounts receivable, net.........       --                27,208          1,409          --                    28,617
  Inventories......................       --                35,320          2,023          --                    37,343
  Other current assets.............         2,426            1,707            339          --                     4,472
                                         --------       ------------   -------------   ---------------       ------------
    Total current assets...........         5,493           65,302          3,904          --                    74,699

Property and equipment, net........           289           26,394          1,532          --                    28,215
Other assets, principally
 intangibles, net..................         9,524          206,977         13,885          --                   230,386
Investments in subsidiaries........       240,961           18,501         --             (259,462)(1)           --
Intercompany receivables...........        57,407              788          3,422          (61,617)(2)           --
                                         --------       ------------   -------------   ---------------       ------------
                                         $313,674         $317,962        $22,743        $(321,079)            $333,300
                                         --------       ------------   -------------   ---------------       ------------
                                         --------       ------------   -------------   ---------------       ------------
LIABILITIES AND STOCKHOLDERS'
 EQUITY
Current liabilities
  Short-term obligations...........      $    455         $    789        $   103        $ --                  $  1,347
  Other current liabilities........         8,379           17,011          1,279          --                    26,669
                                         --------       ------------   -------------   ---------------       ------------
    Total current liabilities......         8,834           17,800          1,382          --                    28,016
                                         --------       ------------   -------------   ---------------       ------------
Long-term liabilities
  Long-term obligations............       183,373              173         --              --                   183,546
  Intercompany payables............           873           59,956            788          (61,617)(2)           --
  Other long-term liabilities......        22,370              532            474          --                    23,376
                                         --------       ------------   -------------   ---------------       ------------
    Total long-term liabilities....       206,616           60,661          1,262          (61,617)             206,922
                                         --------       ------------   -------------   ---------------       ------------
Stockholders' equity
  Paid-in capital..................        99,000          213,335         15,890         (229,225)(1)           99,000
  Retained earnings (deficit)......          (776)          26,166          4,071          (30,237)(1)             (776)
  Accumulated comprehensive income
    (loss).........................       --                --                138          --                       138
                                         --------       ------------   -------------   ---------------       ------------
    Total stockholders' equity.....        98,224          239,501         20,099         (259,462)              98,362
                                         --------       ------------   -------------   ---------------       ------------
                                         $313,674         $317,962        $22,743        $(321,079)            $333,300
                                         --------       ------------   -------------   ---------------       ------------
                                         --------       ------------   -------------   ---------------       ------------

                DECRANE AIRCRAFT HOLDINGS, INC. AND SUBSIDIARIES

      (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE NINE MONTHS ENDED
       SEPTEMBER 30, 1997, THE EIGHT MONTHS ENDED AUGUST 31, 1998 AND THE
                ONE MONTH ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

NOTE 22 - SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (UNAUDITED) (CONTINUED)
STATEMENTS OF OPERATIONS (AMOUNTS IN THOUSANDS)

                                                     TWELVE MONTHS ENDED DECEMBER 31, 1995 (PREDECESSOR)
                                     ------------------------------------------------------------------------------------
                                     DECRANE AIRCRAFT    GUARANTOR     NON-GUARANTOR   CONSOLIDATING        CONSOLIDATED
                                      HOLDINGS, INC.    SUBSIDIARIES   SUBSIDIARIES     ADJUSTMENTS             TOTAL
                                     ----------------   ------------   -------------   --------------       -------------
Revenues...........................      $--              $52,685         $10,283         $(7,129)(3)          $55,839
Cost of sales......................      --                42,284           8,308          (7,129)(3)           43,463
                                         -------        ------------   -------------      -------           -------------
  Gross profit.....................      --                10,401           1,975          --                   12,376

Selling, general and administrative
 expenses..........................        1,431            7,083             912          --                    9,426
Amortization of intangible
 assets............................      --                 1,101              14          --                    1,115
Interest expense...................        3,659               31             131          --                    3,821
Intercompany charges...............         (783)             583             200          --                   --
Equity in earnings of
 subsidiaries......................       (1,347)            (149)         --               1,496(4)            --
Other expenses.....................            1              176             205          --                      382
Provision for income taxes.........          485              576              17          --                    1,078
                                         -------        ------------   -------------      -------           -------------
Net income (loss)..................      $(3,446)         $ 1,000         $   496         $(1,496)             $(3,446)
                                         -------        ------------   -------------      -------           -------------
                                         -------        ------------   -------------      -------           -------------

                                                     TWELVE MONTHS ENDED DECEMBER 31, 1996 (PREDECESSOR)
                                     -----------------------------------------------------------------------------------
                                     DECRANE AIRCRAFT    GUARANTOR     NON-GUARANTOR   CONSOLIDATING        CONSOLIDATED
                                      HOLDINGS, INC.    SUBSIDIARIES   SUBSIDIARIES     ADJUSTMENTS            TOTAL
                                     ----------------   ------------   -------------   --------------       ------------
Revenues...........................      $--              $61,835         $11,934        $ (8,670)(3)         $65,099
Cost of sales......................      --                48,542           9,520          (8,670)(3)          49,392
                                         -------        ------------   -------------   --------------       ------------
  Gross profit.....................      --                13,293           2,414          --                  15,707

Selling, general and administrative
 expenses..........................        2,461            7,240           1,046          --                  10,747
Amortization of intangible
 assets............................      --                   695              14          --                     709
Interest expense...................        4,032              129              87          --                   4,248
Intercompany charges...............       (2,182)           2,002             180          --                  --
Equity in earnings of
 subsidiaries......................       (2,820)            (594)         --               3,414(4)           --
Other expenses (income)............           (3)             204             (93)         --                     108
Provisions for income taxes........         (671)           1,225             158          --                     712
                                         -------        ------------   -------------   --------------       ------------
Net income (loss)..................      $  (817)         $ 2,392         $ 1,022        $ (3,414)            $  (817)
                                         -------        ------------   -------------   --------------       ------------
                                         -------        ------------   -------------   --------------       ------------

                DECRANE AIRCRAFT HOLDINGS, INC. AND SUBSIDIARIES

      (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE NINE MONTHS ENDED
       SEPTEMBER 30, 1997, THE EIGHT MONTHS ENDED AUGUST 31, 1998 AND THE
                ONE MONTH ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

NOTE 22 - SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (UNAUDITED) (CONTINUED)
STATEMENTS OF OPERATIONS (CONTINUED)

                                                     TWELVE MONTHS ENDED DECEMBER 31, 1997 (PREDECESSOR)
                                     ------------------------------------------------------------------------------------
                                     DECRANE AIRCRAFT    GUARANTOR     NON-GUARANTOR   CONSOLIDATING        CONSOLIDATED
                                      HOLDINGS, INC.    SUBSIDIARIES   SUBSIDIARIES     ADJUSTMENTS             TOTAL
                                     ----------------   ------------   -------------   --------------       -------------
Revenues...........................      $--              $106,154        $13,128        $(10,379)(3)         $108,903
Cost of sales......................      --                 81,115          9,511         (10,379)(3)           80,247
                                         -------        ------------   -------------   --------------       -------------
  Gross profit.....................      --                 25,039          3,617          --                   28,656

Selling, general and administrative
 expenses..........................        3,646            10,720          1,390          --                   15,756
Amortization of intangible
 assets............................      --                    892             13          --                      905
Interest expense...................        2,888               220             46          --                    3,154
Intercompany charges...............       (4,617)            4,432            185          --                   --
Equity in earnings of
 subsidiaries......................       (6,392)             (999)        --               7,391(4)            --
Other expenses.....................      --                    161             82          --                      243
Provision (benefit) for income
 taxes.............................         (779)            3,678            445          --                    3,344
Extraordinary charge, net of tax...        2,078            --             --              --                    2,078
                                         -------        ------------   -------------   --------------       -------------
Net income.........................      $ 3,176          $  5,935        $ 1,456        $ (7,391)            $  3,176
                                         -------        ------------   -------------   --------------       -------------
                                         -------        ------------   -------------   --------------       -------------

                                                      NINE MONTHS ENDED SEPTEMBER 30, 1997 (PREDECESSOR)
                                     ------------------------------------------------------------------------------------
                                     DECRANE AIRCRAFT     GUARANTOR     NON-GUARANTOR   CONSOLIDATING        CONSOLIDATED
                                      HOLDINGS, INC.    SUBSIDIARIES    SUBSIDIARIES     ADJUSTMENTS            TOTAL
                                     ----------------   -------------   -------------   --------------       ------------
Revenues...........................      $--               $78,916         $9,366          $(7,395)(3)         $80,887
Cost of sales......................      --                 61,290          6,769           (7,395)(3)          60,664
                                         -------        -------------      ------          -------           ------------
  Gross profit.....................      --                 17,626          2,597           --                  20,223

Selling, general and administrative
 expenses..........................        2,625             7,383          1,004           --                  11,012
Amortization of intangible
 assets............................      --                    608              8           --                     616
Interest expense...................        2,389               167             42           --                   2,598
Intercompany charges...............       (3,246)            3,102            144           --                  --
Equity in earnings of
 subsidiaries......................       (4,319)             (932)        --                5,251(4)           --
Other expenses (income)............          100                77             65           --                     242
Provision (benefit) for income
 taxes.............................       (1,113)            2,902            402           --                   2,191
Extraordinary charge, net of tax...        2,078            --             --               --                   2,078
                                         -------        -------------      ------          -------           ------------
Net income.........................      $ 1,486           $ 4,319         $  932          $(5,251)            $ 1,486
                                         -------        -------------      ------          -------           ------------
                                         -------        -------------      ------          -------           ------------

                DECRANE AIRCRAFT HOLDINGS, INC. AND SUBSIDIARIES

      (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE NINE MONTHS ENDED
       SEPTEMBER 30, 1997, THE EIGHT MONTHS ENDED AUGUST 31, 1998 AND THE
                ONE MONTH ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

NOTE 22 - SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (UNAUDITED) (CONTINUED)
STATEMENTS OF OPERATIONS (CONTINUED)

                                                       EIGHT MONTHS ENDED AUGUST 31, 1998 (PREDECESSOR)
                                     ------------------------------------------------------------------------------------
                                     DECRANE AIRCRAFT    GUARANTOR     NON-GUARANTOR   CONSOLIDATING        CONSOLIDATED
                                      HOLDINGS, INC.    SUBSIDIARIES   SUBSIDIARIES     ADJUSTMENTS             TOTAL
                                     ----------------   ------------   -------------   --------------       -------------
Revenues...........................      $--              $87,312         $ 8,503         $(5,738)(3)          $90,077
Cost of sales......................      --                59,252           6,587          (5,738)(3)           60,101
                                         -------        ------------   -------------      -------           -------------
  Gross profit.....................      --                28,060           1,916          --                   29,976

Selling, general and administrative
 expenses..........................        3,949           11,041             729          --                   15,719
Nonrecurring charges...............        3,632           --              --              --                    3,632
Amortization of intangible
 assets............................      --                 1,337              10          --                    1,347
Interest expense (income)..........        2,343                7          --              --                    2,350
Intercompany charges...............       (4,357)           4,229             128          --                   --
Equity in earnings of
 subsidiaries......................       (6,824)            (489)         --               7,313(4)            --
Other expenses (income)............          600             (164)            411          --                      847
Provision (benefit) for income
 taxes.............................       (2,532)           5,275             149          --                    2,892
                                         -------        ------------   -------------      -------           -------------
Net income.........................      $ 3,189          $ 6,824         $   489         $(7,313)             $ 3,189
                                         -------        ------------   -------------      -------           -------------
                                         -------        ------------   -------------      -------           -------------

                                                        ONE MONTH ENDED SEPTEMBER 30, 1998 (SUCCESSOR)
                                     ------------------------------------------------------------------------------------
                                     DECRANE AIRCRAFT    GUARANTOR     NON-GUARANTOR   CONSOLIDATING        CONSOLIDATED
                                      HOLDINGS, INC.    SUBSIDIARIES   SUBSIDIARIES     ADJUSTMENTS             TOTAL
                                     ----------------   ------------   -------------   --------------       -------------
Revenues...........................      $--              $15,659         $ 1,096         $  (743)(3)          $16,012
Cost of sales......................      --                10,975             848            (743)(3)           11,080
                                         -------        ------------   -------------      -------           -------------
Gross profit.......................      --                 4,684             248          --                    4,932
Selling, general and administrative
 expenses..........................          359            2,714              97          --                    3,170
Nonrecurring charges...............      --                --              --              --                   --
Amortization of intangible
 assets............................            9              749              44          --                      802
Interest expense (income)..........        1,701               64          --              --                    1,765
Intercompany charges...............         (576)             559              17          --                   --
Equity in earnings of
 subsidiaries......................           (2)              62          --                 (60)(4)           --
Other expenses (income)............      --                    (7)            188          --                      181
Provision for income taxes
 (benefit).........................       (1,011)             541             (36)         --                     (506)
Extraordinary charge, net of tax...          296           --              --              --                      296
                                         -------        ------------   -------------      -------           -------------
Net income (loss)..................      $  (776)         $     2         $   (62)        $    60              $  (776)
                                         -------        ------------   -------------      -------           -------------
                                         -------        ------------   -------------      -------           -------------

                DECRANE AIRCRAFT HOLDINGS, INC. AND SUBSIDIARIES

      (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE NINE MONTHS ENDED
       SEPTEMBER 30, 1997, THE EIGHT MONTHS ENDED AUGUST 31, 1998 AND THE
                ONE MONTH ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

NOTE 22 - SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (UNAUDITED) (CONTINUED)

STATEMENTS OF CASH FLOWS (AMOUNTS IN THOUSANDS)

                                            TWELVE MONTHS ENDED DECEMBER 31, 1995 (PREDECESSOR)
                                   ---------------------------------------------------------------------
                                      DECRANE
                                     AIRCRAFT
                                     HOLDINGS,     GUARANTOR    NON-GUARANTOR   CONSOLIDATING CONSOLIDATED
                                       INC.       SUBSIDIARIES  SUBSIDIARIES    ADJUSTMENTS     TOTAL
                                   -------------  -----------  ---------------  -----------  -----------
Cash flows from operating
  activities
  Net income (loss)..............    $  (3,446)    $   1,000      $     496      $  (1,496)   $  (3,446)
  Adjustments to net income
    (loss)
    Non-cash adjustments to net
      income (loss)..............        1,891         2,766            822         --            5,479
    Equity in earnings of
      subsidiaries...............       (1,347)         (149)        --              1,496(4)     --
    Changes in working capital...        2,860        (2,650)          (786)        --             (576)
                                   -------------  -----------         -----     -----------  -----------
      Net cash provided by (used
        for) operating
        activities...............          (42)          967            532         --            1,457
                                   -------------  -----------         -----     -----------  -----------
Cash flows from investing
  activities
  Capital expenditures and
    other........................         (309)         (786)          (367)        --           (1,462)
                                   -------------  -----------         -----     -----------  -----------
      Net cash used for investing
        activities...............         (309)         (786)          (367)        --           (1,462)
                                   -------------  -----------         -----     -----------  -----------
Cash flows from financing
  activities
  Principal payments on long-term
    debt and leases..............       (1,500)         (105)           (60)        --           (1,665)
  Line of credit borrowings
    (repayments).................        2,022        --                (50)        --            1,972
  Other, net.....................         (199)          (67)        --             --             (266)
                                   -------------  -----------         -----     -----------  -----------
      Net cash provided by (used
        for) financing
        activities...............          323          (172)          (110)        --               41
                                   -------------  -----------         -----     -----------  -----------
Effect of foreign currency
  translation on cash............       --            --                 33         --               33
                                   -------------  -----------         -----     -----------  -----------
Net increase (decrease) in cash
  and equivalents................          (28)            9             88         --               69
Cash and equivalents at beginning
  of period......................           44             8            184         --              236
                                   -------------  -----------         -----     -----------  -----------
Cash and equivalents at end of
  period.........................    $      16     $      17      $     272      $  --        $     305
                                   -------------  -----------         -----     -----------  -----------
                                   -------------  -----------         -----     -----------  -----------

                DECRANE AIRCRAFT HOLDINGS, INC. AND SUBSIDIARIES

      (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE NINE MONTHS ENDED
       SEPTEMBER 30, 1997, THE EIGHT MONTHS ENDED AUGUST 31, 1998 AND THE
                ONE MONTH ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

NOTE 22 - SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (UNAUDITED) (CONTINUED)
STATEMENTS OF CASH FLOWS (CONTINUED)

                                           TWELVE MONTHS ENDED DECEMBER 31, 1996 (PREDECESSOR)
                                   -------------------------------------------------------------------
                                      DECRANE
                                     AIRCRAFT
                                     HOLDINGS,     GUARANTOR   NON-GUARANTOR  CONSOLIDATING CONSOLIDATED
                                       INC.       SUBSIDIARIES SUBSIDIARIES   ADJUSTMENTS     TOTAL
                                   -------------  -----------  -------------  -----------  -----------
Cash flows from operating
  activities
  Net income (loss)..............    $    (817)    $   2,392     $   1,022     $  (3,414)   $    (817)
  Adjustments to net income
    (loss)
    Non-cash adjustments to net
      income (loss)..............        1,093         2,623           903        --            4,619
    Equity in earnings of
      subsidiaries...............       (2,820)         (594)       --             3,414(4)     --
    Changes in working capital...         (864)        1,525        (1,505)       --             (844)
                                   -------------  -----------  -------------  -----------  -----------
      Net cash provided by (used
        for) operating
        activities...............       (3,408)        5,946           420        --            2,958
                                   -------------  -----------  -------------  -----------  -----------
Cash flows from investing
  activities
  Acquisition of companies, net
    of cash acquired.............      (18,200)       --            --            --          (18,200)
  Capital expenditures and
    other........................          (97)       (5,353)         (366)       --           (5,816)
                                   -------------  -----------  -------------  -----------  -----------
      Net cash used for investing
        activities...............      (18,297)       (5,353)         (366)       --          (24,016)
                                   -------------  -----------  -------------  -----------  -----------
Cash flows from financing
  activities
  Net proceeds from sale of
    equity.......................        8,240        --            --            --            8,240
  Debt financing for
    acquisitions.................       13,548        --            --            --           13,548
  Principal payments on long-term
    debt and leases..............       (1,500)         (438)          (63)       --           (2,001)
  Line of credit borrowings
    (repayments).................        1,280        --               (89)       --            1,191
  Other, net.....................          158           (85)       --            --               73
                                   -------------  -----------  -------------  -----------  -----------
      Net cash provided by (used
        for) financing
        activities...............       21,726          (523)         (152)       --           21,051
                                   -------------  -----------  -------------  -----------  -----------
Effect of foreign currency
  translation on cash............       --            --                22        --               22
                                   -------------  -----------  -------------  -----------  -----------
Net increase (decrease) in cash
  and equivalents................           21            70           (76)       --               15
Cash and equivalents at beginning
  of period......................           16            17           272        --              305
                                   -------------  -----------  -------------  -----------  -----------
Cash and equivalents at end of
  period.........................    $      37     $      87     $     196     $  --        $     320
                                   -------------  -----------  -------------  -----------  -----------
                                   -------------  -----------  -------------  -----------  -----------

                DECRANE AIRCRAFT HOLDINGS, INC. AND SUBSIDIARIES

      (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE NINE MONTHS ENDED
       SEPTEMBER 30, 1997, THE EIGHT MONTHS ENDED AUGUST 31, 1998 AND THE
                ONE MONTH ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

NOTE 22 - SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (UNAUDITED) (CONTINUED)
STATEMENTS OF CASH FLOWS (CONTINUED)

                                           TWELVE MONTHS ENDED DECEMBER 31, 1997 (PREDECESSOR)
                                   -------------------------------------------------------------------
                                      DECRANE
                                     AIRCRAFT
                                     HOLDINGS,     GUARANTOR   NON-GUARANTOR  CONSOLIDATING CONSOLIDATED
                                       INC.       SUBSIDIARIES SUBSIDIARIES   ADJUSTMENTS     TOTAL
                                   -------------  -----------  -------------  -----------  -----------
Cash flows from operating
  activities
  Net income.....................    $   3,176     $   5,935     $   1,456     $  (7,391)   $   3,176
  Adjustments to net income
    Non-cash adjustments to net
      income.....................        1,307         4,687           829        --            6,823
    Equity in earnings of
      subsidiaries...............       (6,392)         (999)       --             7,391(4)     --
    Changes in working capital...        1,374        (4,530)       (2,202)       --           (5,358)
                                   -------------  -----------  -------------  -----------  -----------
      Net cash provided by (used
        for) operating
        activities...............         (535)        5,093            83        --            4,641
                                   -------------  -----------  -------------  -----------  -----------
Cash flows from investing
  activities
  Acquisition of companies, net
    of cash acquired.............      (23,597)       --            --            --          (23,597)
  Capital expenditures and
    other........................         (244)       (3,823)         (145)       --           (4,212)
                                   -------------  -----------  -------------  -----------  -----------
      Net cash used for investing
        activities...............      (23,841)       (3,823)         (145)       --          (27,809)
                                   -------------  -----------  -------------  -----------  -----------
Cash flows from financing
  activities
  Net proceeds from sale of
    equity.......................       28,933        --            --            --           28,933
  Net debt repaid with equity
    offering proceeds............      (29,848)       --            --            --          (29,848)
  Debt financing for
    acquisitions.................       23,597        --            --            --           23,597
  Principal payments on long-term
    debt and leases..............         (474)       (1,147)          (54)       --           (1,675)
  Line of credit borrowings
    (repayments).................        1,907        --               (96)       --            1,811
  Other, net.....................          240          (101)       --            --              139
                                   -------------  -----------  -------------  -----------  -----------
      Net cash provided by (used
        for) financing
        activities...............       24,355        (1,248)         (150)       --           22,957
                                   -------------  -----------  -------------  -----------  -----------
Effect of foreign currency
  translation on cash............       --            --                97        --               97
                                   -------------  -----------  -------------  -----------  -----------
Net increase (decrease) in cash
  and equivalents................          (21)           22          (115)       --             (114)
Cash and equivalents at beginning
  of period......................           37            87           196        --              320
                                   -------------  -----------  -------------  -----------  -----------
Cash and equivalents at end of
  period.........................    $      16     $     109     $      81     $  --        $     206
                                   -------------  -----------  -------------  -----------  -----------
                                   -------------  -----------  -------------  -----------  -----------

                DECRANE AIRCRAFT HOLDINGS, INC. AND SUBSIDIARIES

      (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE NINE MONTHS ENDED
       SEPTEMBER 30, 1997, THE EIGHT MONTHS ENDED AUGUST 31, 1998 AND THE
                ONE MONTH ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

NOTE 22 - SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (UNAUDITED) (CONTINUED)
STATEMENTS OF CASH FLOWS (CONTINUED)

                                           NINE MONTHS ENDED SEPTEMBER 30, 1997 (PREDECESSOR)
                                   -------------------------------------------------------------------
                                      DECRANE
                                     AIRCRAFT
                                     HOLDINGS,     GUARANTOR   NON-GUARANTOR  CONSOLIDATING CONSOLIDATED
                                       INC.       SUBSIDIARIES SUBSIDIARIES   ADJUSTMENTS     TOTAL
                                   -------------  -----------  -------------  -----------  -----------
Cash flows from operating
  activities
  Net income.....................    $   1,486     $   4,319     $     932     $  (5,251)   $   1,486
  Adjustments to net income
    Non-cash adjustments to net
      income.....................        3,094         2,890           604        --            6,588
    Equity in earnings of
      subsidiaries...............       (4,319)         (932)       --             5,251(4)     --
    Changes in working capital...           82        (2,744)       (1,462)       --           (4,124)
                                   -------------  -----------  -------------  -----------  -----------
      Net cash provided by
        operating activities.....          343         3,533            74        --            3,950
                                   -------------  -----------  -------------  -----------  -----------
Cash flows from investing
  activities
  Capital expenditures and
    other........................         (224)       (2,551)          (67)       --           (2,842)
                                   -------------  -----------  -------------  -----------  -----------
      Net cash used for investing
        activities...............         (224)       (2,551)          (67)       --           (2,842)
                                   -------------  -----------  -------------  -----------  -----------
Cash flows from financing
  activities
  Net proceeds from sale of
    equity.......................       28,770        --            --            --           28,770
  Net debt repaid with equity
    offering proceeds............      (29,385)       --            --            --          (29,385)
  Principal payments on long-term
    debt and leases..............         (474)         (842)          (40)       --           (1,356)
  Line of credit borrowings......        1,254        --                38        --            1,292
  Other, net.....................         (266)         (101)       --            --             (367)
                                   -------------  -----------  -------------  -----------  -----------
      Net cash used for financing
        activities...............         (101)         (943)           (2)       --           (1,046)
                                   -------------  -----------  -------------  -----------  -----------
Effect of foreign currency
  translation on cash............       --            --               (43)       --              (43)
                                   -------------  -----------  -------------  -----------  -----------
Net increase (decrease) in cash
  and equivalents................           18            39           (38)       --               19
Cash and equivalents at beginning
  of period......................           37            87           196        --              320
                                   -------------  -----------  -------------  -----------  -----------
Cash and equivalents at end of
  period.........................    $      55     $     126     $     158     $  --        $     339
                                   -------------  -----------  -------------  -----------  -----------
                                   -------------  -----------  -------------  -----------  -----------

                DECRANE AIRCRAFT HOLDINGS, INC. AND SUBSIDIARIES

      (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE NINE MONTHS ENDED
       SEPTEMBER 30, 1997, THE EIGHT MONTHS ENDED AUGUST 31, 1998 AND THE
                ONE MONTH ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

NOTE 22 - SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (UNAUDITED) (CONTINUED)
STATEMENTS OF CASH FLOWS (CONTINUED)

                                             EIGHT MONTHS ENDED AUGUST 31, 1998 (PREDECESSOR)
                                   ---------------------------------------------------------------------
                                      DECRANE
                                     AIRCRAFT
                                     HOLDINGS,     GUARANTOR    NON-GUARANTOR   CONSOLIDATING CONSOLIDATED
                                       INC.       SUBSIDIARIES  SUBSIDIARIES    ADJUSTMENTS     TOTAL
                                   -------------  -----------  ---------------  -----------  -----------
Cash flows from operating
  activities
  Net income.....................    $   3,189     $   6,824      $     489      $  (7,313)   $   3,189
  Adjustments to net income
    Non-cash adjustments to net
      income.....................       (1,130)        3,420            557         --            2,847
    Equity in earnings of
      subsidiaries...............       (6,824)         (489)        --              7,313(4)     --
    Changes in working capital...        4,400        (7,393)           (29)        --           (3,022)
                                   -------------  -----------         -----     -----------  -----------
      Net cash provided by (used
        for) operating
        activities...............         (365)        2,362          1,017         --            3,014
                                   -------------  -----------         -----     -----------  -----------
Cash flows from investing
  activities
  Acquisition of companies, net
    of cash acquired.............      (87,071)        1,263         --             --          (85,808)
  Capital expenditures and
    other........................          (44)       (1,306)          (220)        --           (1,570)
                                   -------------  -----------         -----     -----------  -----------
      Net cash used for investing
        activities...............      (87,115)          (43)          (220)        --          (87,378)
                                   -------------  -----------         -----     -----------  -----------
Cash flows from financing
  activities
  Net proceeds from sale of
    equity.......................       34,815        --             --             --           34,815
  Net debt repaid with equity
    offering proceeds............      (34,815)       --             --             --          (34,815)
  Debt financing for
    acquisitions.................       85,808        --             --             --           85,808
  Principal payments on long-term
    debt and leases..............           (3)       (1,280)           (34)        --           (1,317)
  Line of credit borrowings
    (repayments).................        6,007        --               (554)        --            5,453
  Other, net.....................           23           (96)        --             --              (73)
                                   -------------  -----------         -----     -----------  -----------
      Net cash provided by (used
        for) financing
        activities...............       91,835        (1,376)          (588)        --           89,871
                                   -------------  -----------         -----     -----------  -----------
Effect of foreign currency
  translation on cash............       --            --                 26         --               26
                                   -------------  -----------         -----     -----------  -----------
Net increase in cash and
  equivalents....................        4,355           943            235         --            5,533
Cash and equivalents at beginning
  of period......................           16           109             81         --              206
                                   -------------  -----------         -----     -----------  -----------
Cash and equivalents at end of
  period.........................        4,371     $   1,052      $     316      $  --        $   5,739
                                   -------------  -----------         -----     -----------  -----------
                                   -------------  -----------         -----     -----------  -----------

                DECRANE AIRCRAFT HOLDINGS, INC. AND SUBSIDIARIES

      (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE NINE MONTHS ENDED
       SEPTEMBER 30, 1997, THE EIGHT MONTHS ENDED AUGUST 31, 1998 AND THE
                ONE MONTH ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

NOTE 22 - SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (UNAUDITED) (CONTINUED)

                                               ONE MONTH ENDED SEPTEMBER 30, 1998 (SUCCESSOR)
                                   -----------------------------------------------------------------------
                                      DECRANE
                                     AIRCRAFT
                                     HOLDINGS,     GUARANTOR    NON-GUARANTOR   CONSOLIDATING  CONSOLIDATED
                                       INC.       SUBSIDIARIES  SUBSIDIARIES     ADJUSTMENTS      TOTAL
                                   -------------  -----------  ---------------  -------------  -----------
Cash flows from operating
  activities
  Net income.....................    $    (776)    $       2      $     (62)      $      60     $    (776)
  Adjustments to net income
    Non-cash adjustments to net
      income.....................         (342)        1,020             62          --               740
    Equity in earnings of
      subsidiaries...............           (2)           62         --                 (60)(4)     --
    Changes in working capital...         (589)         (711)          (170)         --            (1,470)
                                   -------------  -----------         -----           -----    -----------
      Net cash provided by (used
        for) operating
        activities...............       (1,709)          373           (170)         --            (1,506)
                                   -------------  -----------         -----           -----    -----------
Cash flows from investing
  activities
  Capital expenditures and
    other........................       --              (240)           (67)         --              (307)
                                   -------------  -----------         -----           -----    -----------
      Net cash used for investing
        activities...............       --              (240)           (67)         --              (307)
                                   -------------  -----------         -----           -----    -----------
Cash flows from financing
  activities
  Acquisition of Predecessor,
    net..........................        2,006        --             --              --             2,006
  Principal payments on long-term
    debt and leases..............           (1)         (118)           (10)         --              (129)
  Line of credit borrowings
    (repayments).................       (1,600)       --                 81          --            (1,519)
                                   -------------  -----------         -----           -----    -----------
      Net cash provided by (used
        for) financing
        activities...............          405          (118)            71          --               358
                                   -------------  -----------         -----           -----    -----------
Effect of foreign currency
  translation on cash............       --            --                (17)         --               (17)
                                   -------------  -----------         -----           -----    -----------
Net increase (decrease) in cash
  and equivalents................       (1,304)           15           (183)         --            (1,472)
Cash and equivalents at beginning
  of period......................        4,371         1,052            316          --             5,739
                                   -------------  -----------         -----           -----    -----------
Cash and equivalents at end of
  period.........................    $   3,067     $   1,067      $     133       $  --         $   4,267
                                   -------------  -----------         -----           -----    -----------
                                   -------------  -----------         -----           -----    -----------

NOTE 23 - LITIGATION (UNAUDITED)

    On July 21, 1998, TAAM Associates, Inc. commenced an action in Delaware Chancery Court on behalf of a purported class of stockholders of the Company against the Company, its directors, Donaldson, Lufkin & Jenrette, Inc. and certain of its affiliates ("DLJ"), alleging, among other things, that the directors had breached their fiduciary duties by entering into the merger agreement related to the DLJ Acquisition without engaging in an auction or "active market check" and, therefore, agreed to terms that were unfair

                DECRANE AIRCRAFT HOLDINGS, INC. AND SUBSIDIARIES

      (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE NINE MONTHS ENDED
       SEPTEMBER 30, 1997, THE EIGHT MONTHS ENDED AUGUST 31, 1998 AND THE
                ONE MONTH ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

NOTE 23 - LITIGATION (UNAUDITED) (CONTINUED) and inadequate from the standpoint of the Company's stockholders. On July 24, 1998, the plaintiffs amended the complaint by repeating the allegations in the initial complaint and adding allegations that: (i) the Company's Solicitation/Recommendation Statement on Schedule 14D-9 (the "14D-9") contained material misstatements or omissions; (ii) the termination fees were unreasonable; and (iii) the directors who approved the DLJ Acquisition had conflicts of interest. The complaint sought a preliminary and permanent injunction barring defendants from proceeding with the transaction or, if the transaction is consummated, an order rescinding it or awarding damages, together with interest, and an award of attorneys' fees and litigation expenses. Without admitting any wrongdoing in the action, in order to avoid the burden and expense of further litigation, the Company, DLJ, and the individual defendants reached an agreement in principle with the plaintiffs which contemplates settlement of the action. The Company, DLJ and the individual defendants and the plaintiffs entered into a memorandum of understanding (the "Memorandum of Understanding"), pursuant to which the parties would, subject to certain facts being confirmed through discovery which has not been completed, enter into a settlement agreement which would be subject to approval by the Court of Chancery. The Memorandum of Understanding required the Company to provide additional disclosures in an amendment to the 14D-9 which has occurred, and for a complete release and settlement of all claims, whether asserted directly, derivatively or otherwise, against defendants, or any of their affiliates, directors, officers, employees or agents arising out of the facts set forth in the complaint. The Memorandum of Understanding contemplates that, in connection with the benefit conferred, plaintiffs' counsel will apply to the Court of Chancery for an award of attorney's fees and litigation expenses in an amount not exceeding $375,000, which application, the defendants have agreed not to oppose.

    On August 5, 1998, the Company and its chief executive officer were served in an action filed in state court in California by the Company's chief financial officer and secretary claiming that he is due additional compensation in the form of stock options, and claiming fraud, negligent misrepresentation and breach of contract in connection therewith. On September 22, 1998, the plaintiff amended the compliant by repeating the allegations in the initial compliant and adding allegations of fraudulent misrepresentation in violation of certain provisions of the California Labor Code (for which doubled damages are sought), promissory estoppel, and wrongful discharge as a violation of public policy (as a result of allegations made by the plaintiff of improprieties in connection with the fairness opinion with respect to the DLJ Acquisition). The action seeks not less than $1.5 million plus punitive damages and costs. The action is in its early stage of development and discovery has not been completed. The Company intends to vigorously defend against such claim. The plaintiff's employment with the Company has been terminated.

    The Canadian Transportation Safety Board ("TSB") has notified the Company that as part of its investigation of the crash of Swissair Flight 111 on September 2, 1998, the TSB has found burned wire which was attached to the in-flight entertainment system installed on certain Swissair aircraft by a subsidiary of the Company. The TSB has advised the Company that it does not have evidence that the system the Company installed malfunctioned or failed during the flight. The Company has been requested by attorneys for families of persons who died aboard the flight to put its insurance carrier on notice of a potential claim by such families.

                DECRANE AIRCRAFT HOLDINGS, INC. AND SUBSIDIARIES

      (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE NINE MONTHS ENDED
       SEPTEMBER 30, 1997, THE EIGHT MONTHS ENDED AUGUST 31, 1998 AND THE
                ONE MONTH ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

NOTE 23 - LITIGATION (UNAUDITED) (CONTINUED)
    The Company and two of its subsidiaries have confirmed that they are indemnified for any liability in the action filed by American International Airways, Inc. referenced in Note 17; and for the further cost of defense of the action. The third defendant subsidiary is being defended by its insurance carrier and intends to deny any liability.

NOTE 24 - SUBSEQUENT EVENTS (UNAUDITED)

    On October 5, 1998 (subsequent to the DLJ Acquisition and financing), the Bridge Notes were repaid with the net proceeds from the Units offering. Each Unit consists of $1,000 principal amount of the Notes and one warrant (collectively, the "Warrants") to purchase 1.55 shares of Common Stock, par value $0.01 per share ("Holdings Common Stock") of DeCrane Holdings Co. The Notes will mature on September 30, 2008. Interest on the Notes will be payable semi-annually on March 30 and September 30 of each year, commencing on March 30, 1999. The Notes are unsecured general obligations of the Company and will be subordinated in right of payment to all existing and future Senior Indebtedness of the Company, including indebtedness pursuant to the New Credit Facility. Each Warrant entitles the holder thereof, subject to certain conditions, to purchase
1.55 shares of Holdings Common Stock at an exercise price of $23.00 per share of Holdings Common Stock, subject to adjustment under certain circumstances. The Warrants will be exercisable at any time on or after the Separation Date and, unless earlier exercised, will expire on September 30, 2008.

    In December 1998, the Company signed an agreement with certain of the principal shareholders of PATS, Inc. to acquire 100% of its stock for a purchase price of $41.5 million, subject to adjustments for changes to its net working capital, and reserves for certain environmental and other indemnities made by the shareholders. However, our obligation to complete the purchase is subject to the resolution of various conditions, which may or may not be satisfied. PATS is a Maryland-based designer, manufacturer and installer of aircraft and avionics systems. Among other things, PATS is the principal supplier of auxiliary fuel tank systems to the Boeing Business Jet program. The transaction, if completed, will be accounted for as a purchase and the difference between the purchase price and the fair value of the net assets acquired will be recorded as goodwill and amortized on a straight-line basis over thirty years.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
and Stockholders of
DeCrane Holdings Co.

    In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of DeCrane Holdings Co. at August 27, 1998 in conformity with generally accepted accounting principles. This financial statement is the responsibility of the Company's management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PRICEWATERHOUSECOOPERS LLP
Los Angeles, California
December 21, 1998

                              DECRANE HOLDINGS CO.
                                 BALANCE SHEET
                                AUGUST 27, 1998

ASSETS
  Total assets..............................................................................................  $      --
                                                                                                                    ---
                                                                                                                    ---
LIABILITIES AND EQUITY
  Total liabilities.........................................................................................  $      --
  Preferred stock; $.01 par value; 2,500,000 shares authorized, no shares issued............................         --
  Common stock; $.01 par value; 3,500,000 shares authorized, no shares issued...............................         --
                                                                                                                    ---
  Total Liabilities and Equity..............................................................................  $      --
                                                                                                                    ---
                                                                                                                    ---

                          See notes to balance sheet.

                              DECRANE HOLDINGS CO.

                             NOTES TO BALANCE SHEET

NOTE 1--FORMATION

    In July 1998, DeCrane Holdings Co. ("DeCrane Holdings") was incorporated as a Delaware corporation. From inception through August 27, 1998, DeCrane Holdings had no operations or cash flows.

NOTE 2--SUBSEQUENT EVENT--THE DLJ ACQUISITION

    On August 28, 1998, DeCrane Holdings and two other holding companies organized by DLJ Merchant Banking Partners II, L.P. ("DLJMB") and affiliated funds and entities (the "DLJMB Funds") completed a successful tender offer for all shares of DeCrane Aircraft Holdings, Inc. ("DeCrane Aircraft") common stock (including options to purchase shares) for $23.00 per share, net to the seller, for a total price of approximately $186.3 million (the "DLJ Acquisition"). At the completion of the tender offer, the two other holding companies merged with DeCrane Aircraft. As a result, DeCrane Aircraft became a wholly-owned subsidiary of DeCrane Holdings.

    DeCrane Holdings raised a portion of the funds for the tender offer and related expenses by selling all of the shares of its common stock for $65.0 million and shares of its Senior Redeemable Exchangeable Preferred Stock due 2009 ("DeCrane Holdings Preferred") for $34.0 million to the DLJMB Funds. DeCrane Holdings also issued to the DLJMB Funds warrants to acquire an additional 5% of its common stock on a fully diluted basis (assuming exercise of all of the warrants).

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
and Stockholders of
Avtech Corporation

    In our opinion, the accompanying balance sheets and the related statements of income, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Avtech Corporation at September 30, 1996 and 1997 and the results of its operations and its cash flows for each of the three years in the period ended September 30, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICEWATERHOUSECOOPERS LLP
Los Angeles, California
June 12, 1998

                               AVTECH CORPORATION

                                 BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                     SEPTEMBER 30,
                                                    ----------------
                                                     1996     1997    JUNE 25, 1998
                                                    -------  -------  -------------
                                                                       (UNAUDITED)
ASSETS
Current assets
  Cash and cash equivalents.......................  $ 1,052  $ 4,136    $   1,093
  Accounts receivable, net of allowance for
    doubtful accounts of $20, $20 and $20 at
    September 30, 1996 and 1997 and June 25, 1998,
    respectively..................................    7,398    4,928        5,321
  Inventories.....................................    4,233    5,254        5,832
  Prepaid expenses and other assets...............       69      183           57
  Income taxes refundable.........................    --       --           4,368
  Deferred income taxes...........................    --         247        1,613
                                                    -------  -------  -------------
    Total current assets..........................   12,752   14,748       18,284
                                                    -------  -------  -------------
Property, plant and equipment
  Land............................................      431      791          791
  Buildings and improvements......................    2,411    4,685        5,176
  Machinery and equipment.........................    2,764    3,005        3,477
  Furniture, computer and other equipment.........    3,216    3,426        3,555
                                                    -------  -------  -------------
                                                      8,822   11,907       12,999
  Less: Accumulated depreciation..................   (6,523)  (7,050)      (7,380)
                                                    -------  -------  -------------
                                                      2,299    4,857        5,619
Other assets
  Patents, net of amortization....................        5        4            4
  Deferred income taxes...........................    --         629        3,239
                                                    -------  -------  -------------
    Total assets..................................  $15,056  $20,238    $  27,146
                                                    -------  -------  -------------
                                                    -------  -------  -------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable................................  $   768  $ 1,388    $   1,396
  Accrued expenses................................    2,120    4,043        1,955
  Deferred income taxes...........................      389    --         --
                                                    -------  -------  -------------
    Total current liabilities.....................    3,277    5,431        3,351
                                                    -------  -------  -------------
Long-term liabilities
  Deferred compensation...........................    1,229    1,385      --
  Other...........................................      438      472          472
                                                    -------  -------  -------------
                                                      1,667    1,857          472
                                                    -------  -------  -------------
Commitments and contingencies (Note 8)............    --       --         --
                                                    -------  -------  -------------
Stockholders' equity
  Common stock, no par value, 1,500,000 shares
    authorized; 323,541, 318,929 and 468,929
    shares outstanding at September 30, 1996 and
    1997 and June 25, 1998, respectively..........      237      232       10,519
  Retained earnings...............................    9,875   12,718       12,804
                                                    -------  -------  -------------
                                                     10,112   12,950       23,323
                                                    -------  -------  -------------
                                                    $15,056  $20,238    $  27,146
                                                    -------  -------  -------------
                                                    -------  -------  -------------

   The accompanying notes are an integral part of these financial statements.

                               AVTECH CORPORATION

                              STATEMENTS OF INCOME
                             (DOLLARS IN THOUSANDS)

                                                                                               NINE MONTHS ENDED
                                                                YEAR ENDED SEPTEMBER 30,      --------------------
                                                             -------------------------------  JUNE 30,   JUNE 25,
                                                               1995       1996       1997       1997       1998
                                                             ---------  ---------  ---------  ---------  ---------
                                                                                                  (UNAUDITED)
Sales......................................................  $  21,020  $  28,797  $  32,619  $  24,071  $  30,634
Cost of sales..............................................     12,333     15,967     20,422     14,667     19,643
                                                             ---------  ---------  ---------  ---------  ---------
    Gross profit...........................................      8,687     12,830     12,197      9,404     10,991
                                                             ---------  ---------  ---------  ---------  ---------
Operating expenses
  General and administrative...............................      1,991      1,992      2,758      1,915      2,448
  Selling expenses.........................................      1,257      1,559      1,295        880      1,180
  Research, development and engineering....................      2,853      2,697      2,707      2,040      2,013
  Employee stock ownership plan............................      1,200      1,000      1,200        900        600
  Nonrecurring bonus and employment contract termination
    expenses...............................................     --         --         --         --          3,592
                                                             ---------  ---------  ---------  ---------  ---------
                                                                 7,301      7,248      7,960      5,735      9,833
                                                             ---------  ---------  ---------  ---------  ---------
Income from operations.....................................      1,386      5,582      4,237      3,669      1,158
                                                             ---------  ---------  ---------  ---------  ---------
Other income (expense)
  Interest expense.........................................         (8)        (8)        (6)    --         --
  Gain on disposal of equipment............................     --             14     --         --         --
  Interest income..........................................         46         30        269        197        169
  Rental income, net.......................................     --         --             32     --             62
  Stockholder transaction expenses.........................     --         --         --         --         (1,229)
                                                             ---------  ---------  ---------  ---------  ---------
                                                                    38         36        295        197       (998)
                                                             ---------  ---------  ---------  ---------  ---------
Income before provision for federal income tax.............      1,424      5,618      4,532      3,866        160
Provision for federal income tax...........................        493      1,934      1,518      1,352         74
                                                             ---------  ---------  ---------  ---------  ---------
Net income.................................................  $     931  $   3,684  $   3,014  $   2,514  $      86
                                                             ---------  ---------  ---------  ---------  ---------
                                                             ---------  ---------  ---------  ---------  ---------

   The accompanying notes are an integral part of these financial statements.

                               AVTECH CORPORATION

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                             (DOLLARS IN THOUSANDS)

                                                                                               STATED
                                                                                  NUMBER OF   VALUE OF
                                                                                   SHARES      COMMON    RETAINED
                                                                                 OUTSTANDING    STOCK    EARNINGS
                                                                                 -----------  ---------  ---------

Balance at September 30, 1994..................................................     323,541   $     237  $   5,260

Net income.....................................................................      --          --            931
                                                                                 -----------  ---------  ---------

Balance at September 30, 1995..................................................     323,541         237      6,191

Net income.....................................................................      --          --          3,684
                                                                                 -----------  ---------  ---------

Balance at September 30, 1996..................................................     323,541         237      9,875

Stock redemption...............................................................      (4,612)         (5)      (171)

Net income.....................................................................      --          --          3,014
                                                                                 -----------  ---------  ---------

Balance at September 30, 1997..................................................     318,929         232     12,718

Exercise of stock options (Unaudited)..........................................     150,000       2,683     --

Tax benefit of stock options exercised (Unaudited).............................      --           7,604     --

Net income (Unaudited).........................................................      --          --             86
                                                                                 -----------  ---------  ---------

Balance at June 25, 1998 (Unaudited)...........................................     468,929   $  10,519  $  12,804
                                                                                 -----------  ---------  ---------
                                                                                 -----------  ---------  ---------

   The accompanying notes are an integral part of these financial statements.

                               AVTECH CORPORATION

                            STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                                                NINE MONTHS ENDED
                                                                 YEAR ENDED SEPTEMBER 30,      --------------------
                                                              -------------------------------  JUNE 30,   JUNE 25,
                                                                1995       1996       1997       1997       1998
                                                              ---------  ---------  ---------  ---------  ---------
                                                                                                   (UNAUDITED)
Cash flows from operating activities
  Net income................................................  $     931  $   3,684  $   3,014  $   2,514  $      86
  Adjustments to reconcile net income
    to net cash provided by (used in) operating
    activities
    Depreciation and amortization...........................        587        582        528        363        405
    Gain on sale of property and equipment..................     --            (14)    --         --         --
    Deferred income tax provision...........................         54        947     (1,265)    (1,150)       334
    Changes in assets and liabilities:
      Accounts receivable...................................     (1,797)    (2,990)     2,470      2,899       (393)
      Inventories...........................................     (1,504)       198     (1,021)    (1,216)      (578)
      Prepaid and other current assets......................         63        (20)      (114)       (86)       126
      Accounts payable......................................        400       (152)       620        678          8
      Accrued expenses......................................      1,620       (872)     2,153      1,209     (2,977)
                                                              ---------  ---------  ---------  ---------  ---------
    Net cash provided by (used in)
      operating activities..................................        354      1,363      6,385      5,211     (2,989)
                                                              ---------  ---------  ---------  ---------  ---------
Cash flows from investing activities
  Purchases of property and equipment.......................       (735)      (509)    (3,085)      (370)    (1,167)
  Proceeds from sale of assets..............................     --             15     --         --         --
                                                              ---------  ---------  ---------  ---------  ---------
    Net cash used in investing activities...................       (735)      (494)    (3,085)      (370)    (1,167)
                                                              ---------  ---------  ---------  ---------  ---------
Cash flows from financing activities
  Exercise of stock options.................................     --         --         --         --          1,143
  Stock redemption..........................................     --         --           (176)      (176)    --
  Capital lease obligations.................................        (36)       (36)       (40)       (27)       (30)
                                                              ---------  ---------  ---------  ---------  ---------
    Net cash used in
      financing activities..................................        (36)       (36)      (216)      (203)     1,113
                                                              ---------  ---------  ---------  ---------  ---------
Net (decrease) increase in cash and
  equivalents...............................................       (417)       833      3,084      4,638     (3,043)
Cash and equivalents at beginning
  of the period.............................................        636        219      1,052      1,052      4,136
                                                              ---------  ---------  ---------  ---------  ---------
Cash and equivalents at end of
  the period................................................  $     219  $   1,052  $   4,136  $   5,690  $   1,093
                                                              ---------  ---------  ---------  ---------  ---------
                                                              ---------  ---------  ---------  ---------  ---------

   The accompanying notes are an integral part of these financial statements.

                               AVTECH CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF THE COMPANY

    Avtech Corporation (the "Company") is a custom design and manufacturing firm established in 1963 to produce high-quality equipment for the aircraft industry. In 1970, the Company began to produce engineered products and has since focused its engineering and product development efforts on responding to specifications from original equipment aircraft manufacturers (OEMs). The Company's products fall into five main categories:

1. Aircraft communication control equipment (including audio control units, multiplexed audio systems and audio amplifiers).

2.  Aircraft lighting controls (including ballasts, dimmers and flood lighting).

3. Power systems (including transformer rectifier units, power inverters and battery chargers).

4.  Airborne facsimile terminals (AvFax).

5. Special products (including PDX intercoms, liquid-gauging and fill control, and frequency units).

FINANCIAL STATEMENT PRESENTATION

    The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

    At September 30, 1996 and 1997, the Company maintained $549,000 and $119,000, respectively, of its cash and cash equivalents balances at one bank. At September 30, 1996 and 1997, the Company maintained $503,000 and $4,017,000, respectively, in a money market funds and bankers' acceptances.

RECEIVABLES AND CONCENTRATIONS OF CREDIT RISK

    Accounts receivable from trade customers are generally due within thirty days. The Company performs periodic credit evaluations of its customers' financial conditions and generally does not require collateral. All of the Company's sales are to businesses directly associated with the aviation industry (airlines, aircraft manufacturers, etc.). Approximately 70% of the Company's sales are to customers based in the United States.

                               AVTECH CORPORATION

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
PROPERTY AND EQUIPMENT

    The cost of property, plant and equipment is depreciated over the estimated useful lives of the related assets. Depreciation is computed using the straight-line and accelerated methods over the following estimated lives:

                                                                                          YEARS
                                                                                        ---------
Buildings.............................................................................    20-39
Building improvements.................................................................    10-39
Machinery and equipment...............................................................      5
Furniture, computer and other equipment...............................................     5-7

    Maintenance and repairs are charged to operations when incurred. Additions and improvements are capitalized. When property, plant and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

INVENTORIES

    Inventories are stated at the lower of cost (determined by the first-in, first-out method) or market. Costs of manufactured inventories include all direct materials, labor and an allocation of overhead. Market represents the lower of replacement cost or estimated net realizable value.

REVENUE RECOGNITION

    Revenues from the sale of manufactured products are recorded when shipped. Reimbursements for nonrecurring engineering costs, which are expensed as incurred, are included in revenues at the time a negotiated settlement is reached with the customer. The Company's nonrecurring engineering revenues for the years ended September 30, 1995, 1996 and 1997 were $1,257,000, $4,042,000 and $527,000, respectively. Included within accounts receivable at September 30, 1996 are $3,384,000 of unbilled receivables which were collected in fiscal year 1997.

INCOME TAXES

    Deferred income taxes are determined using the liability method. A deferred tax asset or liability is determined based on the difference between the financial statement and tax basis of assets and liabilities as measured by the enacted tax rates which will be in effect when these differences reverse. Deferred tax expense is the result of changes in the asset and/or liability for deferred taxes.

STOCK OPTION PLAN

    As permitted under Statement of Financial Accounting Standards No., 123, "Accounting for Stock-Based Compensation" (SFAS 123), the Company measures compensation expense related to the employee stock option plan utilizing the intrinsic value method as prescribed by Accounting Principles Board No. 25, "Accounting for Stock Issued to Employees".

                               AVTECH CORPORATION

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
ACCRUED WARRANTIES

    The Company sells a majority of its products to customers along with various repair or replacement warranties. The terms of the warranties vary according to the customer and/or the product involved. The most common warranty period is the earlier of:

a.  36 months from the date of delivery to the operator, or;

b.  42 months from the date of manufacture

    Provisions for estimated future warranty costs are made in the period corresponding to the sale of the product. Classification between short and long-term warranty obligations is estimated based on historical trends.

UNAUDITED INTERIM RESULTS

    The financial information as of June 25, 1998 and for the nine months ended June 30, 1997 and June 25, 1998 is unaudited. In the opinion of the Company, the unaudited financial information is presented on a basis consistent with the audited financial statements and contains all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for such interim period. The results of operations for the interim periods are not necessarily indicative of results of operations for the full year.

NOTE 2 - INVENTORIES

    Inventories at September 30, 1996 and 1997 and June 25, 1998 (unaudited) consist of the following (amounts in thousands):

                                                                      SEPTEMBER 30,
                                                                   --------------------   JUNE 25,
                                                                     1996       1997        1998
                                                                   ---------  ---------  -----------
                                                                                         (UNAUDITED)
Raw materials and components.....................................  $   2,488  $   2,617   $   3,218
Work in process..................................................      1,285      2,014       1,912
Finished goods...................................................        460        623         702
                                                                   ---------  ---------  -----------
                                                                   $   4,233  $   5,254   $   5,832
                                                                   ---------  ---------  -----------
                                                                   ---------  ---------  -----------

NOTE 3 - PROPERTY AND EQUIPMENT

    The Company owns property located immediately adjacent to its main facility. The property is not currently used for any rental or productive activity. In 1990, the property was condemned by the local authorities and is considered unsuitable for habitation in its current state. The current carrying value of $62,000 represents the original cost of the land and is lower than its estimated net realizable value.

    In 1997, the Company purchased a 20,275 square foot office building and an adjacent vacant lot for investment purposes. The net book value of the property was $2,134,000 at September 30, 1997. The Company leases the office space to tenants under one to three-year noncancelable operating leases. At

                               AVTECH CORPORATION

NOTE 3 - PROPERTY AND EQUIPMENT (CONTINUED)
March 31, 1998, the building was fully occupied. Minimum future rentals to be received on noncancelable leases are as follows (amounts in thousands):

YEAR ENDING SEPTEMBER 30,
------------------------------------------------------------------
1998..............................................................  $     128
1999..............................................................  $      20

    The Company leases equipment under a five-year lease term. Based on the provisions of Statement No. 13, issued by the Financial Accounting Standards Board, these leases meet the criteria of capital leases and, accordingly, have been recorded as such. These assets are stated on the balance sheet at their capitalized cost of $194,000. Depreciation of $161,000 has been recognized through September 30, 1997.

NOTE 4 - ACCRUED EXPENSES

    Accrued expenses at September 30, 1996 and 1997 consist of the following (amounts in thousands):

                                                                                                    SEPTEMBER 30,
                                                                                                 --------------------
                                                                                                   1996       1997
                                                                                                 ---------  ---------
Employee compensation and related taxes........................................................  $     875  $   2,556
Employee stock option plan contribution........................................................      1,000      1,200
Current portion of warranty reserve............................................................        204        240
Other..........................................................................................         41         47
                                                                                                 ---------  ---------
                                                                                                 $   2,120  $   4,043
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

NOTE 5 - DEFINED CONTRIBUTION PLANS

    The Company sponsors an employee stock ownership plan (ESOP) for the benefit of employees with twelve or more months of continuous service. Contributions are made to the plan at the discretion of the Company's Board of Directors. The Company's contributions for the years ended September 30, 1995, 1996 and 1997 were $1,200,000, $1,000,000 and $1,200,000, respectively.

    The Company also sponsors a cash or deferred compensation (401k) plan for the benefit of eligible employees. Under the plan, employees may elect to defer a portion of their compensation (subject to statutory limitations). Discretionary contributions by the Company may be made when authorized by the Board of Directors. No such contributions were made during the years ended September 30, 1995, 1996 and 1997.

NOTE 6 - FEDERAL INCOME TAXES

    The provision (benefit) for federal income taxes is comprised of the following (amounts in thousands):

                                                                                            YEAR ENDED SEPTEMBER 30,
                                                                                         -------------------------------
                                                                                           1995       1996       1997
                                                                                         ---------  ---------  ---------
Current................................................................................  $     439  $     987  $   2,783
Deferred...............................................................................         54        947     (1,265)
                                                                                         ---------  ---------  ---------
                                                                                         $     493  $   1,934  $   1,518
                                                                                         ---------  ---------  ---------
                                                                                         ---------  ---------  ---------

                               AVTECH CORPORATION

NOTE 6 - FEDERAL INCOME TAXES (CONTINUED)
    The provision for federal income tax expense approximates the federal statutory rate for all periods presented. The Company is not required to pay state income taxes.

    Deferred tax assets and liabilities at September 30, 1996 and 1997 include the following (amounts in thousands):

                                                                                                     SEPTEMBER 30,
                                                                                                  --------------------
                                                                                                    1996       1997
                                                                                                  ---------  ---------
DEFERRED TAX ASSETS
Reserves........................................................................................  $     335  $     393
Compensatory stock options......................................................................        416        471
Capitalized inventories.........................................................................         10         12
                                                                                                  ---------  ---------
                                                                                                        761        876
DEFERRED TAX LIABILITIES
Deferred revenue................................................................................     (1,150)    --
                                                                                                  ---------  ---------
                                                                                                  $    (389) $     876
                                                                                                  ---------  ---------
                                                                                                  ---------  ---------

    The classification in the balance sheet between current and noncurrent deferred tax assets is based on the classification of the related asset that gives rise to the temporary difference. A deferred tax asset that is not related to an asset is classified according to the expected reversal date of the temporary difference.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

PURCHASE COMMITMENTS

    The Company has commitments based on open purchase orders arising out of its normal business operations. As of September 30, 1996 and 1997, these commitments were $5,080,000 and $6,760,000, respectively.

TERMINATION FOR CONVENIENCE CLAUSES

    The Company routinely enters into contractual commitments with customers to design and manufacture parts. These contracts contain "termination for convenience" clauses that permit recovery of costs incurred by the Company if the customer terminates the contract prior to its completion. These recoveries are included in sales when billed.

                               AVTECH CORPORATION

NOTE 7 - COMMITMENTS AND CONTINGENCIES (CONTINUED)
LEASING ARRANGEMENTS

    The Company leases a building under a five-year operating lease. The lease calls for monthly payments of $5,000 plus utilities, taxes and maintenance and expires in April 2001. The lessor has the right to terminate the lease at anytime by giving the Company at least twelve months written notice. The Company subleases a portion of its facilities under an operating lease that expires December 1998. The following is net rental expense under operating leases for the years ended September 30, 1995, 1996 and 1997 (amounts in thousands):

                                                                                               YEAR ENDED SEPTEMBER 30,
                                                                                            -------------------------------
                                                                                              1995       1996       1997
                                                                                            ---------  ---------  ---------
Rent expense..............................................................................  $      60  $      60  $      60
Less: Sublease rentals....................................................................         (7)       (11)       (10)
                                                                                                  ---        ---        ---
                                                                                            $      53  $      49  $      50
                                                                                                  ---        ---        ---
                                                                                                  ---        ---        ---

    The following is a schedule by years of the future minimum rentals under this lease (amounts in thousands):

YEAR ENDING SEPTEMBER 30,                                              LESSEE      SUBLEASE       NET
-------------------------------------------------------------------  -----------  -----------  ---------
    1998...........................................................   $      60    $      10   $      50
    1999...........................................................          60           11          49
    2000...........................................................          60           11          49
    2001...........................................................          60           11          49
                                                                          -----          ---   ---------
                                                                      $     240    $      43   $     197
                                                                          -----          ---   ---------
                                                                          -----          ---   ---------

NOTE 8 - ECONOMIC DEPENDENCE

    A material part of the Company's business is dependent on one customer, the loss of which could have a material effect on the Company. For the years ended September 30, 1995, 1996 and 1997, approximately 29.5%, 24% and 46.9%, respectively, of revenues were attributable to this customer. At September 30, 1996 and 1997, accounts receivable from this customer represented approximately 41.1% and 23.4%, respectively, of total accounts receivable.

NOTE 9 - STOCK OPTION PLANS

    Prior to 1993, the Company implemented a nonqualified compensatory stock option plan with the President. Under this Plan, options to purchase 90,000 shares of the Company's stock were granted at an option price of $2.70 per share. These options are currently exercisable by the President.

    During the year ended September 30, 1994, the Company and three key employees entered into employment contracts which voided all prior compensatory stock option plans other than that of the President's. Under these new contracts, the Company granted 20,000 shares to each of the three employees at an exercise price of $15 per share. Fair market value was $28 per share at the date of the grant. Each employee still employed at September 30, 1998, is entitled to exercise his option to purchase 20,000 fully

                               AVTECH CORPORATION

NOTE 9 - STOCK OPTION PLANS (CONTINUED)
vested shares. Accordingly, the Company has expensed $156,000 during each of the years ended September 30, 1995, 1996 and 1997. These shares, when exercised, cannot be sold until September 30, 2003. The Company has the first right to purchase the shares upon exercise but is not obligated to do so.

    The accumulated expense resulting from the difference between the exercise prices and fair market values at the respective date of grant has been classified as a long-term liability in deferred compensation.

NOTE 10 - ADDITIONAL CASH FLOW INFORMATION

    Supplementary cash flow information for the years ended September 30, 1995, 1996 and 1997 is as follows (amounts in thousands):

                                                       YEAR ENDED SEPTEMBER 30,
                                                    ------------------------------
                                                     1995        1996        1997
                                                    ------      ------      ------
Cash paid during the period for:
  Capital leases..................................  $  36       $   36      $   40
                                                    ------      ------      ------
                                                    ------      ------      ------
  Interest........................................  $  10       $    7      $    5
                                                    ------      ------      ------
                                                    ------      ------      ------
  Income taxes....................................  $--         $1,449      $2,900
                                                    ------      ------      ------
                                                    ------      ------      ------

NOTE 11 - SUBSEQUENT EVENT (UNAUDITED)

    In May 1998, the Company signed a definitive purchase agreement whereby all of the outstanding shares of the Company would be acquired by DeCrane Aircraft Holdings, Inc. The transaction was consummated on June 26, 1998. Prior to closing the transaction, all outstanding stock options were exercised and the income tax benefit resulting from the tax deduction allowed for the difference between the exercise price and the fair market value of the stock was recorded. The $7,604,000 income tax benefit from the stock options exercised is a noncash transaction for purposes of the statement of cash flows for the nine months ended June 25, 1998. Additionally, certain members of management were paid a one-time bonus at closing and the balance due pursuant to their employment contracts that were terminated immediately prior to closing.

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors and Stockholders
Audio International, Inc.
North Little Rock, Arkansas

    We have audited the accompanying consolidated balance sheets of Audio International, Inc. and subsidiary as of December 31, 1995 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits of the consolidated financial statements referred to in the preceding paragraph provide a reasonable basis for our opinion.

    In our previously issued auditors' reports dated April 4, 1996, and February 21, 1997, we did not express an opinion on the consolidated statements of income, stockholders' equity, or cash flows for the year ended December 31, 1995, since we had not audited such statements. In accordance with your subsequent instructions, we have now audited the consolidated statement of income, stockholders' equity, and cash flows for the year ended December 31, 1995, in accordance with generally accepted auditing standards. Accordingly, our present opinion on these financial statements, as presented herein, is different from that expressed in our previous reports.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Audio International, Inc. and subsidiary as of December 31, 1995 and 1996, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

    As discussed in Note 12, the Company prepared its financial statements for years prior to 1995 on the income tax basis of accounting. Effective January 1, 1995, the Company adopted generally accepted accounting principles for the preparation of its financial statements, and accordingly, appropriate adjustments have been made to retained earnings as of January 1, 1995.

THOMAS & THOMAS

Little Rock, Arkansas
February 21, 1997
(Except for paragraph 3 above, as to
which the date is December 17, 1997)

                    AUDIO INTERNATIONAL, INC. AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                      DECEMBER 31,
                                                                  --------------------  SEPTEMBER 30,
                                                                    1995       1996         1997
                                                                  ---------  ---------  -------------
                                                                                         (UNAUDITED)
ASSETS
Current assets
  Cash in financial institutions................................  $       3  $      46    $     311
  Repurchase agreements.........................................        471      1,543          467
  Receivables
    Trade, net..................................................        633      1,207        2,526
    Employees and other.........................................         29         13           10
  Inventories...................................................        831      1,503        1,538
  Prepaid income taxes..........................................         55     --           --
  Deferred income taxes.........................................         30         38          350
                                                                  ---------  ---------       ------
    Total current assets........................................      2,052      4,350        5,202
Property and equipment, net.....................................      1,243      1,299        1,538
Other assets
  Other investments.............................................     --            100          100
  Utility deposits..............................................          1          1            1
                                                                  ---------  ---------       ------
    Total assets................................................  $   3,296  $   5,750    $   6,841
                                                                  ---------  ---------       ------
                                                                  ---------  ---------       ------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Construction contract payable.................................  $     269  $  --        $  --
  Accounts payable, trade.......................................        438        426          272
  Accrued expenses..............................................        154        312          785
  Income taxes payable..........................................     --            817          471
  Current portion of long-term debt.............................         39         44           45
                                                                  ---------  ---------       ------
    Total current liabilities...................................        900      1,599        1,573
                                                                  ---------  ---------       ------
Long-term debt, excluding current portion.......................        579        724          702
Deferred income taxes...........................................         31         23           36
                                                                  ---------  ---------       ------
    Total liabilities...........................................      1,510      2,346        2,311
                                                                  ---------  ---------       ------
Stockholders' equity
  Common stock, $1 par value, 1,000 shares authorized, 129
    shares issued and outstanding...............................     --         --           --
  Additional paid-in capital....................................        601        601          601
  Contributed capital...........................................         90         90           90
  Retained earnings.............................................      1,095      2,713        3,839
                                                                  ---------  ---------       ------
    Total stockholders' equity..................................      1,786      3,404        4,530
                                                                  ---------  ---------       ------
      Total liabilities and stockholders' equity................  $   3,296  $   5,750    $   6,841
                                                                  ---------  ---------       ------
                                                                  ---------  ---------       ------

   The accompanying notes are an integral part of these financial statements.

                    AUDIO INTERNATIONAL, INC. AND SUBSIDIARY
                       CONSOLIDATED STATEMENTS OF INCOME
                                 (IN THOUSANDS)

                                                                          YEAR ENDED DECEMBER    NINE MONTHS ENDED
                                                                                  31,              SEPTEMBER 30,
                                                                          --------------------  --------------------
                                                                            1995       1996       1996       1997
                                                                          ---------  ---------  ---------  ---------
                                                                                                    (UNAUDITED)
Sales and service revenues, net.........................................  $   5,182  $  10,134  $   7,535  $  11,162
Cost of sales and service...............................................      2,710      4,667      3,527      6,180
                                                                          ---------  ---------  ---------  ---------

  Gross profit..........................................................      2,472      5,467      4,008      4,982

Selling, general and administrative expenses............................      2,174      2,926      1,959      3,230
                                                                          ---------  ---------  ---------  ---------

  Operating income......................................................        298      2,541      2,049      1,752

Other income (expense)
  Investment income.....................................................         15         32         18         31
  Interest expense......................................................        (28)       (45)       (34)       (31)
  Gain (loss) on disposal of assets, net................................        (38)        11          5         (2)
  Other.................................................................     --              5          6     --
                                                                          ---------  ---------  ---------  ---------
    Income before income taxes..........................................        247      2,544      2,044      1,750

Provision for income taxes..............................................         66        926        733        624
                                                                          ---------  ---------  ---------  ---------

    Net income..........................................................  $     181  $   1,618  $   1,311  $   1,126
                                                                          ---------  ---------  ---------  ---------
                                                                          ---------  ---------  ---------  ---------

   The accompanying notes are an integral part of these financial statements.

                    AUDIO INTERNATIONAL, INC. AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                     (IN THOUSANDS, EXCEPT FOR SHARE DATA)

                                                 COMMON STOCK
                                               -----------------
                                               NUMBER              ADDITIONAL
                                                 OF                 PAID-IN    CONTRIBUTED   RETAINED
                                               SHARES    AMOUNT     CAPITAL      CAPITAL     EARNINGS   TOTAL
                                               -------   -------   ---------   -----------   --------   ------
Balance, December 31, 1994...................     100      --         $   1        $  90      $  853    $  944

Restatement of beginning balance.............    --        --         --          --              61        61
Issuance of common stock.....................      29      --           600       --           --          600

Net income...................................    --        --         --          --             181       181
                                               -------   -------   ---------         ---     --------   ------

Balance, December 31, 1995...................     129      --           601           90       1,095     1,786

Net income...................................    --        --         --          --           1,618     1,618
                                               -------   -------   ---------         ---     --------   ------

Balance, December 31, 1996...................     129      --           601           90       2,713     3,404
                                               -------   -------   ---------         ---     --------   ------

Net income (Unaudited).......................    --        --         --          --           1,126     1,126
                                               -------   -------   ---------         ---     --------   ------

Balance, September 30, 1997 (Unaudited)......     129      --         $ 601        $  90      $3,839    $4,530
                                               -------   -------   ---------         ---     --------   ------
                                               -------   -------   ---------         ---     --------   ------

   The accompanying notes are an integral part of these financial statements

                    AUDIO INTERNATIONAL, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                                       NINE MONTHS
                                                                             YEAR ENDED DECEMBER          ENDED
                                                                                     31,              SEPTEMBER 30,
                                                                             --------------------  --------------------
                                                                               1995       1996       1996       1997
                                                                             ---------  ---------  ---------  ---------
                                                                                                       (UNAUDITED)
Cash flows from operating activities
  Net income...............................................................  $     181  $   1,618  $   1,311  $   1,126
                                                                             ---------  ---------  ---------  ---------
  Adjustments to reconcile net income to net cash provided by operating activities
    (Gain) loss on disposal of assets, net.................................         38        (11)        (2)         5
    Depreciation...........................................................         94        151         81        104
    (Increase) decrease in operating assets
      Accounts receivable, trade...........................................       (103)      (573)      (763)    (1,319)
      Accounts receivable, employee and other..............................        (22)        16         16          3
      Inventories..........................................................       (472)      (672)      (578)       (35)
      Prepaid income taxes.................................................        (55)        55         55     --
      Deferred income taxes................................................         --         (8)        30       (312)
    Increase (decrease) in operating liabilities
      Accounts payable.....................................................        353        (12)       110       (154)
      Accrued expenses.....................................................         22        158        144        473
      Construction contract payable........................................        269       (269)      (269)    --
      Income taxes payable.................................................       (137)       817        636       (346)
      Deferred income taxes................................................          4         (8)       (30)        13
                                                                             ---------  ---------  ---------  ---------
        Total adjustments, net.............................................         (9)      (356)      (570)    (1,568)
                                                                             ---------  ---------  ---------  ---------
    Net cash provided by (used by) operating activities....................        172      1,262        741       (442)
                                                                             ---------  ---------  ---------  ---------
Cash flows from investing activities
  Payments for purchase of property and equipment, net.....................       (994)      (197)      (125)      (348)
  Other investments........................................................     --           (100)    --         --
  Repayments of stockholder loans..........................................       (240)    --         --         --
  Other assets.............................................................         (1)    --         --         --
                                                                             ---------  ---------  ---------  ---------
    Net cash used by investing activities..................................     (1,235)      (297)      (125)      (348)
                                                                             ---------  ---------  ---------  ---------
Cash flows from financing activities
  Proceeds from common stock issuance......................................        600     --         --         --
  Payments on long-term debt...............................................        (15)       (18)       (14)       (35)
  Proceeds from issuance of long-term debt.................................        597        168        152         14
                                                                             ---------  ---------  ---------  ---------
    Net cash provided by (used by) financing activities....................      1,182        150        138        (21)
                                                                             ---------  ---------  ---------  ---------
    Net increase (decrease) in cash and cash equivalents...................        119      1,115        754       (811)
Cash and cash equivalents, beginning of period.............................        355        474        474      1,589
                                                                             ---------  ---------  ---------  ---------
Cash and cash equivalents, end of period...................................  $     474  $   1,589  $   1,228  $     778
                                                                             ---------  ---------  ---------  ---------
                                                                             ---------  ---------  ---------  ---------

   The accompanying notes are an integral part of these financial statements

                    AUDIO INTERNATIONAL, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS ACTIVITY

    Audio International, Inc. (the "Company"), an Arkansas Corporation, was incorporated January 2, 1987 for the primary purpose of designing, manufacturing and marketing audio and video systems for the aviation industry. On February 16, 1995, the Company formed a new corporation, Audio International Sales, Inc. (a Foreign Sales Corporation), in the Virgin Islands which is a wholly-owned subsidiary of the Company. Foreign sales accounted for approximately 7.2% and 6.9% of total revenues for the years ended December 31, 1995 and 1996, and approximately 6.2% and 13.9% of total revenues for the nine months ended September 30, 1996 and 1997, respectively.

CONSOLIDATION

    The accompanying financial statements present the consolidated accounts of the Company and its wholly-owned subsidiary. Accordingly, the consolidated financial statements include all of the assets, liabilities, income, expenses, and cash flows for these companies. All significant intercompany transactions and balances have been eliminated.

INVENTORIES

    Inventories are stated at the lower of cost (first-in, first-out basis) or market.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

    Bad debts are provided on the allowance method based on historical experience and management's evaluation of outstanding accounts receivable. The balance of the allowance at December 31, 1995 and 1996, was $20,000, and at September 30, 1997 was $174,000.

PROPERTY AND EQUIPMENT

    Property and equipment are carried at cost. Major renewals and betterments are capitalized while replacements, maintenance, and repairs which do not improve or extend the life of an asset are expensed. Property and equipment is depreciated over the estimated useful lives of the various assets using the straight-line method for financial statement purposes.

INCOME TAXES

    Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Current income taxes are based on taxable income for federal and state tax reporting purposes.

CASH AND CASH EQUIVALENTS

    For purposes of the statements of cash flows, management considers all highly liquid debt instruments, including repurchase agreements, with an original maturity of three months or less to be cash equivalents.

                    AUDIO INTERNATIONAL, INC. AND SUBSIDIARY

      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
RESEARCH AND DEVELOPMENT

    Current operations are charged with all research, engineering, and product development expenses which amounted to approximately $376,000 and $640,000 for the years ended December 31, 1995 and 1996, and approximately $428,000 and $742,000 for the nine months ended September 30, 1996 and 1997, respectively.

WARRANTY RESERVE

    The financial statements include product warranty reserves of approximately $25,000 and $62,000 at December 31, 1995 and 1996, and $109,000 at September 30,
1997. The reserve, which is classified as a current liability for financial statement purposes, is based upon estimates of future costs associated with fulfilling warranty obligations.

ADVERTISING EXPENSE

    Advertising expenditures, including production cost related to various units utilized for demonstrations and display, are expensed as incurred.

CONCENTRATION OF CREDIT RISK

    The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash in financial institutions, repurchase agreements, and trade accounts receivable. The Company places its cash and temporary cash investments with high credit quality institutions. At times such deposits may be in excess of insurance limits. The Company routinely assesses the financial strength of its customers and, as a consequence, believes that its trade accounts receivable credit risk exposure is limited.

USE OF ESTIMATES

    In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECLASSIFICATIONS

    Certain amounts for the year ended December 31, 1995, have been reclassified to conform with the presentation of the December 31, 1996 amounts. The reclassifications have no effect on net income for the years ended December 31, 1995 or 1996.

NOTE 2 - REPURCHASE AGREEMENTS

    The Company is party to a contract with a local bank under which all operating funds on deposit with the bank are invested in repurchase agreements on a daily basis. The bank maintains, as collateral for the

                    AUDIO INTERNATIONAL, INC. AND SUBSIDIARY

      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

NOTE 2 - REPURCHASE AGREEMENTS (CONTINUED) benefit of the Company, certain securities in its investment portfolio. The collateral consists of United States government obligations, obligations of United States government agencies, or other obligations guaranteed by the United States government. The securities are held by an agent bank or registered in the agent's name as an owner or pledgee at the Federal Reserve Bank. Interest, at a rate determined by the bank, is paid on a daily basis. The agreements are repurchased by the bank upon presentation of any check or other withdrawal of funds from the Company's operating account.

NOTE 3 - INVENTORIES

    Inventories consist of the following (amounts in thousands):

                                                                                       DECEMBER 31,
                                                                                   --------------------  SEPTEMBER 30,
                                                                                     1995       1996         1997
                                                                                   ---------  ---------  -------------
                                                                                                         (UNAUDITED)
Raw materials                                                                      $     546  $     863    $     879
Work-in-process                                                                          147        403          492
Finished goods                                                                           138        237          167
                                                                                   ---------  ---------       ------
    Total inventories                                                              $     831  $   1,503    $   1,538
                                                                                   ---------  ---------       ------
                                                                                   ---------  ---------       ------

NOTE 4 - PROPERTY AND EQUIPMENT

    During 1995 the City of North Little Rock Industrial Development Corporation conveyed title to certain land to the Company for consideration of $10 and an agreement that the Company would locate its new facility on the property. This land, and the related contribution of capital, was recorded for financial statement purposes at its estimated fair market value of $90,000 at the date of receipt.

    The following is a summary of property and equipment (amounts in thousands):

                                                          DECEMBER 31,
                                           ESTIMATED     --------------  SEPTEMBER 30,
                                          USEFUL LIVES    1995    1996       1997
                                          ------------   ------  ------  -------------
                                                                          (UNAUDITED)
Land, contributed.......................          --     $   90  $   90     $   90
Building and improvements...............    40 years        727     786        915
Machinery and equipment.................   3-7 years        536     658        846
Office furniture and equipment..........   3-7 years         70      96         96
Motor vehicles..........................     5 years        111      95         90
                                                         ------  ------     ------
                                                          1,534   1,725      2,037
  Accumulated depreciation..............                   (291)   (426)      (499)
                                                         ------  ------     ------
    Net property and equipment..........                 $1,243  $1,299     $1,538
                                                         ------  ------     ------
                                                         ------  ------     ------

    The Company substantially completed construction of its new facility, and moved its operations from leased facilities, in December 1995. This change in facilities resulted in losses from abandonment of leasehold improvements of approximately $42,000.

                    AUDIO INTERNATIONAL, INC. AND SUBSIDIARY

      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

NOTE 5 - OTHER INVESTMENTS

    In December 1996, the Company entered into a contract with an unrelated entity, whereby the Company advanced the entity $100,000 to be used to manufacture and develop certain products for the Company. The advance payment will be recovered through annual discounts on Company purchases of products from the entity over the term of the contract.

NOTE 6 - BANK LINE OF CREDIT

    A revolving line of credit, which bears interest at the lender's prime rate, is provided to the Company under the terms of a credit agreement dated June 15, 1996. The terms of the agreement allow the Company to borrow up to $200,000. The line of credit is secured by amounts on deposit with the financial institution. There was no balance outstanding on this line of credit at December 31, 1995 or 1996, or at September 30, 1997.

NOTE 7 - ACCRUED EXPENSES

    Accrued expenses consist of the following (amounts in thousands):

                                                     DECEMBER 31,
                                                    --------------  SEPTEMBER 30,
                                                    1995      1996      1997
                                                    ----      ----  -------------
                                                                    (UNAUDITED)
Payroll...........................................  $ 52      $107      $366
Vacation..........................................    36        54        54
Payroll taxes withheld and accrued................    33        75        65
Reserve for warranties............................    25        61       109
Other.............................................     8        15       191
                                                    ----      ----     -----
  Total accrued expenses..........................  $154      $312      $785
                                                    ----      ----     -----
                                                    ----      ----     -----

NOTE 8 - LONG-TERM DEBT

    Long-term debt consists of the following (amounts in thousands):

                                                     DECEMBER 31,
                                                    --------------  SEPTEMBER 30,
                                                    1995      1996      1997
                                                    ----      ----  -------------
                                                                     (UNAUDITED)
Note payable to Arkansas Development Finance
  Authority; due in annual installments through
  May, 2011, including interest ranging from 5.25%
  to 6.0%, secured by property and equipment......  $597      $750      $724
Notes payable to bank; secured by vehicles;
  payable in monthly installments including
  interest at 7.3%, through February, 2000........    21        18        23
                                                    ----      ----     -----
                                                     618       768       747
Current portion...................................   (39)      (44)      (45)
                                                    ----      ----     -----
  Long-term debt, excluding current portion.......  $579      $724      $702
                                                    ----      ----     -----
                                                    ----      ----     -----

                    AUDIO INTERNATIONAL, INC. AND SUBSIDIARY

      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

NOTE 8 - LONG-TERM DEBT (CONTINUED)
    During the year ended December 31, 1996, the Company obtained permanent financing, which refinanced its interim note on its new facility. Thus, the note has been classified as long-term debt as of December 31, 1995 and 1996, for financial statement purposes. This debt requires a reserve account for monthly deposits to provide for the next installment of debt service. The balance in this account, which totaled $-0- and $43,000 at December 31, 1995 and 1996, respectively, and $43,000 at September 30, 1997, is included in Cash in Financial Institutions. The terms of the note also require the Company to meet certain restrictive debt covenants, which have been met as of December 31, 1995 and 1996 and September 30, 1997.

    Cash payments for interest on all debt amounted to $23,000 and $46,000 for the years ended December 31, 1995 and 1996, and $34,000 and $35,000 for the nine months ended September 30, 1996 and 1997, respectively.

    Maturities of long-term debt, based upon the Company's monthly sinking fund and other debt requirements, is as follows at December 31, 1996 (amounts in thousands):

Year ending December 31,
  1997....................................................................................................  $      44
  1998....................................................................................................         39
  1999....................................................................................................         44
  2000....................................................................................................         41
  2001....................................................................................................         40
  Thereafter..............................................................................................        560
                                                                                                            ---------
    Total.................................................................................................  $     768
                                                                                                            ---------
                                                                                                            ---------

    Maturities of long-term debt based upon the Company's monthly sinking fund and other debt requirements, is as follows at September 30, 1997 (amounts in thousands):

Twelve months ending September 30,
  1998....................................................................................................  $      45
  1999....................................................................................................         44
  2000....................................................................................................         43
  2001....................................................................................................         41
  2002....................................................................................................         40
  Thereafter..............................................................................................        534
                                                                                                            ---------
    Total.................................................................................................  $     747
                                                                                                            ---------
                                                                                                            ---------

                    AUDIO INTERNATIONAL, INC. AND SUBSIDIARY

      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

NOTE 9 - INCOME TAXES

    Income tax expense (benefit) is summarized as follows (amounts in thousands):

                                                      YEAR ENDED
                                                     DECEMBER 31,
                                                    ---------------
                                                    1995       1996
                                                    ----       ----
Current:
  Federal.........................................  $61        $794
  State...........................................    1         149
                                                    ----       ----
    Total current.................................   62         943
                                                    ----       ----
Deferred:
  Federal.........................................    4         (14)
  State...........................................    0          (3)
                                                    ----       ----
    Total deferred................................    4         (17)
                                                    ----       ----
      Total provision for income taxes............  $66        $926
                                                    ----       ----
                                                    ----       ----

    The actual income tax expense differs from "expected" tax expense (computed by applying appropriate U.S. Federal corporate income tax rates to income before income taxes) primarily due to the effects of state income tax, Federal and state tax credits, nondeductible life insurance premiums, Foreign Sales Corporation income exclusions and entertainment expenses.

    Cash payments for income taxes amounted to $259,000 and $88,000 for the years ended December 31, 1995 and 1996, and $55,000 and $1,302,000 for the nine months ended September 30, 1996 and 1997, respectively.

    The Company's deferred tax assets and deferred tax liabilities are as follows (amounts in thousands):

                                                      YEAR ENDED
                                                     DECEMBER 31,
                                                    ---------------
                                                    1995       1996
                                                    ----       ----
Current deferred tax assets, net..................  $30        $38
Noncurrent deferred tax liabilities, net..........   31         23
                                                    ----       ----
  Net deferred tax asset (liability)..............  $(1)       $15
                                                    ----       ----
                                                    ----       ----

    The Company's deferred tax assets and deferred tax liabilities result primarily from the use of accelerated methods of depreciation for tax purposes; bad debt reserves, accrued warranty expense and accrued vacation expense being recorded for financial statement purposes; and different inventory valuations for tax and book purposes.

    In assessing deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax asset will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Based upon the level of historical taxable income, management believes it is more likely than not the Company will realize the benefits of these deductible differences.

                    AUDIO INTERNATIONAL, INC. AND SUBSIDIARY

      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

NOTE 10 - EMPLOYEE BENEFIT PLAN

    The Company has adopted a retirement plan which qualifies under Section 401(k) of the Internal Revenue Code and therefore includes certain salary deferral features for eligible employees. Employees may elect to contribute up to fifteen percent of their gross earnings to the plan. The Company makes matching contributions equal to employee contributions up to 3% of each participating employee's salary. Matching contributions to the plan were approximately $25,000 and $40,000 for the years ended December 31, 1995 and 1996, and $29,000 and $41,000 for the nine months ended September 30, 1996 and 1997, respectively.

NOTE 11 - BUSINESS CONCENTRATIONS

    The majority of the Company's sales and service revenues are generated through customers in the private aviation industry located throughout the United States. At any given time, certain customers may account for significant portions of the Company's business. The Company's largest six customers accounted for approximately 58% and 63% of net sales for the years ended December 31, 1995 and 1996, and 61% and 64% of net sales for the nine months ended September 30, 1996 and 1997, respectively.

NOTE 12 - RESTATEMENT OF BALANCES

    Effective January 1, 1995, the Company adopted generally accepted accounting principles for the preparation of its financial statements. In previous years, the records and financial statements of the Company were prepared on the income tax basis of accounting. Certain adjustments have been applied to the beginning retained earnings in order to restate amounts in accordance with generally accepted accounting principles.

    An analysis of these adjustments, and the restated beginning retained earnings, is as follows (amounts in thousands):

January 1, 1995 balance, as previously reported...........................................................  $     853
Adjustments for expense accruals and reserves.............................................................        (70)
Adjustments for inventory, property and equipment valuations..............................................        131
                                                                                                            ---------
  January 1, 1995 balance, as restated....................................................................  $     914
                                                                                                            ---------
                                                                                                            ---------

NOTE 13 - COMMON STOCK ISSUANCE

    During 1995, the Company and its shareholders entered into an agreement under which twenty-nine shares of the Company's $1 par value capital stock were to be issued to a new shareholder in exchange for consideration of $600,000 deposited with the Company during 1995. In addition, the then existing shareholders of the Company each would sell seven shares of their capital stock to the new shareholder, creating a one-third interest for each of the three shareholders. This agreement was consummated February 20, 1996. For comparative financial statement purposes, certain reclassifications have been made to reflect this transaction as of December 31, 1995. Thus, at December 31, 1995 and 1996, one hundred and twenty-nine of the Company's one thousand authorized shares were considered to be issued and outstanding.

                    AUDIO INTERNATIONAL, INC. AND SUBSIDIARY

      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

NOTE 13 - COMMON STOCK ISSUANCE (CONTINUED)
    The stock acquisition agreement contained additional provisions requiring the employment of each of the three shareholders for a minimum of five years from the date of the agreement and various other provisions related to bonus arrangements and fringe benefits.

NOTE 14 - EVENT (UNAUDITED) SUBSEQUENT TO THE DATE OF THE INDEPENDENT AUDITORS' REPORT

    On November 14, 1997, the Company's stockholders entered into an acquisition agreement, under which all shares of the Company were acquired by DeCrane Aircraft Holdings, Inc.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS.

                            ------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Summary...................................................................     2
Where You Can Get More Information........................................     5
Summary Pro Forma Consolidated Financial Data.............................    10
Risk Factors..............................................................    18
Recent Developments.......................................................    25
Use of Proceeds...........................................................    26
Capitalization............................................................    27
Unaudited Pro Forma Consolidated Financial Data...........................    28
Selected Consolidated Financial Data......................................    46
Management's Discussion and Analysis of Financial Condition and Results of
  Operations..............................................................    48
Business..................................................................    57
Management................................................................    73
Certain Relationships and Transactions....................................    81
Description of Bank Credit Facility.......................................    84
Description of Notes......................................................    86
The Initial Offering......................................................   121
The Exchange Offer........................................................   121
Certain Federal Income Tax Consequences...................................   127
Plan of Distribution......................................................   128
Legal Matters.............................................................   128
Experts...................................................................   128
Index to Financial Statements.............................................   F-1

                              DeCrane Holdings Co.

                         COMMON STOCK, $0.01 PAR VALUE
                       WARRANTS TO PURCHASE COMMON STOCK

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                         , 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following is an itemization of all estimated expenses we have incurred or expect to incur in connection with the exchange offer for and registration of the warrants.

ITEM                                                                            AMOUNT
--------------------------------------------------------------  ---------------------------------------
SEC Registration Fee..........................................
Printing and Engraving Costs..................................
Transfer Agent Fees...........................................
Legal Fees and Expenses.......................................
Accounting Fees and Expenses..................................
Miscellaneous.................................................
  Total.......................................................

    All amounts are estimated except for the SEC registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Certificate of Incorporation of DeCrane Holdings contains a provision eliminating or limiting director liability to the company and its stockholders for monetary damages arising from acts or omissions in the director's capacity as a director. Those provisions may not, however, eliminate or limit the personal liability of a director: (i) for any breach of such director's duty of loyalty to the company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under the Delaware statutory provision making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock purchases or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit. As a result of this provision, the ability of DeCrane Holdings, or a stockholder thereof, to successfully prosecute an action against a director for breach of his duty of care is limited. However, the provision does not affect the availability of equitable remedies such as an injunction or recision based upon a director's breach of his duty of care. The SEC has taken the position that the provision will have no effect on claims arising under the Federal securities laws.

    In addition, the Certificate of Incorporation and Bylaws for DeCrane Holdings provide for mandatory indemnification rights, subject to limited exceptions, to any director or executive officer of the company who (by reason of the fact that he or she is a director or officer) is involved in a legal proceeding of any nature. Such indemnification rights include reimbursement for expenses incurred by such director or officer in advance of the final disposition of such proceeding in accordance with the applicable corporate law.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

(1) As A part of the financing for DLJ acquisition of DeCrane Aircraft, DeCrane Holdings sold all of the shares of its common stock to the DLJMB Funds for $65.0 million in August 1998.

(2) As a part of the financing for the DLJ acquisition of DeCrane Aircraft, DeCrane Holdings sold all of the shares of its Senior Redeemable Exchangeable Preferred Stock due 2009 to the DLJMB Funds for $34.0 million in August 1998.

(3) DeCrane Holdings issued warrants for 155,000 shares of its common stock to the initial purchaser, Donaldson Lufkin & Jenrette Securities Corporation, and issued warrants for another 155,000 shares of its common stock to the DLJMB Funds, in October 1998 as an inducement for the purchase of the

    $100.0 million of old notes by DeCrane Aircraft. The transactions did not generate any proceeds for DeCrane Holdings.

(4) DeCrane Holdings sold 20,098 newly-issued shares of common stock for $462,222 and 2,418 shares of newly-issued Senior Redeemable Exchangeable Preferred Stock due 2009 for $241,778 to Dr. Robert Herman, Dr. Paul Kaminski and four other member of Global Technology Partners, LLC in December, 1998. DeCrane Aircraft loaned half of the aggregate $704,000 purchase price to the six purchasers.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (A) EXHIBITS

  EXHIBIT
  NUMBER                                                  DESCRIPTION
-----------  ------------------------------------------------------------------------------------------------------
     3.1.1   Bylaws of DeCrane Holdings Co. (formerly Delight Holdings Co.)
     3.1.2   Certificate of Incorporation of DeCrane Holdings, Co. (formerly Delight Holdings Co.)
     3.2.1   Certificate of Incorporation of DeCrane Aircraft Holdings, Inc.
     3.2.2   Bylaws of DeCrane Aircraft Holdings, Inc.
     3.3.1   *Certificate of Incorporation of Aerospace Display Systems, Inc. (formerly ADS Acquisition [Inc.])
     3.3.2   Bylaws of Aerospace Display Systems, Inc.
     3.4.1   *Articles of Incorporation of Audio International, Inc.
     3.4.2   Amended & Restated Bylaws of Audio International, Inc.
     3.5.1   *Articles of Incorporation of Avtech Corporation
     3.5.2   Bylaws of Avtech Corporation
     3.6.1   *Articles of Incorporation of Cory Components
     3.6.2   Bylaws of Cory Components, Inc.
     3.7.1   *Certificate of Incorporation of Dettmers Industries, Inc. (formerly DAHX Acquisition, Inc.)
     3.7.2   Bylaws of Dettmers Industries, Inc.
     3.8.1   Restated Articles of Incorporation of Elsinore Aerospace Services, Inc.
     3.8.2   Bylaws of Elsinore Aerospace Services, Inc.
     3.9.1   *Certificate of Incorporation of Elsinore Engineering Inc. (formerly EE Acquisition, Inc.)
     3.9.2   Bylaws of Elsinore Engineering Inc. (formerly EE Acquisition, Inc.)
     3.10.1  *Articles of Incorporation and Agreement and Plan of Merger of Hollingsead International, Inc.
     3.10.2  Bylaws of Hollingsead International, Inc.
     3.11.1  *Articles of Incorporation of Tri-Star Electronics International, Inc. (formerly Tri-Star Electronics
             International, Inc., II)
     3.11.2  Bylaws of Tri-Star Electronics International, Inc.
     4.1     [Reserved]
     4.2     DeCrane Holdings Co., Warrants to Purchase 155,000 Shares of Common Stock
     4.3     [Reserved]

  EXHIBIT
  NUMBER                                                  DESCRIPTION
-----------  ------------------------------------------------------------------------------------------------------
     4.4     Certificate of Designations, Preferences and Rights of 14% Senior Redeemable Exchangeable Preferred
             Stock Due 2008
     5.1     Opinion of Spolin & Silverman (re legality)+
    10.1     [Reserved]
    10.2     Amended & Restated Investors' Agreement dated as of October 2, 1998
    10.3     [Reserved]
    10.4     Warrant Registration Rights Agreement--DeCrane
    10.5     Tax Sharing Agreement dated March 15, 1993 between the Company and TSH and Hollingsead International,
             Inc.
    10.6     Employment Agreement dated July 17, 1998 between the Company and R. Jack DeCrane
    10.7     401(k) Salary Reduction Non-Standardized Adoption Agreement dated April 30, 1992 between the Company and The Lincoln National Life Insurance Company
    10.8     [Reserved]
    10.9     [Reserved]
    10.10    Credit Agreement dated August 28, 1998 by and among DeCrane Aircraft Holdings, Inc. (successor by merger to DeCrane Finance Co.) and DLJ Capital Funding, Inc.
    10.11    [Reserved]
    10.12    Lease dated September 1989 as amended on December 15, 1993 among Continental Development Corporation,
             Tri-Star Electronics, Inc., and Cory Components, Inc. for real property in El Segundo, CA
             (incorporated by reference to the Company's Registration Statement on Form S-1, Registration No.
             333-19939)
    10.13    Lease among Kilroy Realty, L.P., Kilroy Realty Corporation and Hollingsead International for real property in Garden Grove, California+
    10.14    General Terms Agreement dated July 5, 1995 between the Boeing Company and Cory Components, Number
             6-5752-0002 (incorporated by reference to the Company's Registration Statement on Form S-1,
             Registration No. 333-19939)
    10.15    Special Business Provisions dated November 30, 1995 between the Boeing Company and Cory Components,
             Number 6-5752-0004 (incorporated by reference to the Company's Registration Statement on Form S-1,
             Registration No. 333-19939)
    10.16    Purchase Agreement 9423JC4548 between Boeing Defense & Space- Irving Co. and Cory Components, January
             1, 1995 through December 31, 1999 (incorporated by reference to the Company's Registration Statement on Form S-1, Registration No. 333-19939)
   [10.18    Asset Purchase and Sale Agreement by and among Allard Industries, Inc., Gerald R. Allard, Trustee of the Gerald R. Allard Revocable Trust of 1994, The Allard Children's Trust f/b/o John Allard, The
             Allard Children's Trust f/b/o Michael E. Allard, Younes Nazarian and David and Angela Nazarian,
             Trustees of the Nazarian Family Trust, the principal shareholders of Allard, the Company and ADS
             Acquisition, Inc. (incorporated by reference to the Company's Registration Statement on Form S-1,
             Registration No. 333-19939)]
   [10.19    Assets Purchase and Sale Agreement dated December 4, 1996 among the Company, EE Acquisition, Inc.,
             William Lyon, and Elsinore LP (incorporated by reference to the Company's Registration Statement on
             Form S-1, Registration No. 333-19939)]

  EXHIBIT
  NUMBER                                                  DESCRIPTION
-----------  ------------------------------------------------------------------------------------------------------
   [10.20    Asset Purchase and Sale Agreement dated November 25, 1996 among AMP, Incorporated, the Whitaker
             Corporation and DeCrane Aircraft Holdings, Inc. (incorporated by reference to the Company's
             Registration Statement on Form S-1, Registration No. 333-19939)]
   [10.21    Stock Purchase Agreement, dated January 1, 1995 among the Company and Cory Components, Inc.
             (incorporated by reference to the Company's Registration Statement on Form S-1, Registration No.
             333-19939)]
    10.31    Share Purchase Agreement dated February 9, 1996 among the Company, R.G. MacDonald, Charles Becker,
             Robert Rankin (incorporated by reference to the Company's Registration Statement on Form S-1,
             Registration No. 333-19939)
   [10.37    Stock Purchase and Sale Agreement dated as of October 31, 1997 by and among Robert S. Brown, Richard
             Marsh, Wayne Richie, and DeCrane Aircraft Holdings, Inc. (incorporated by reference to Exhibit 2.1 to the Company's Form 8-K/A (Amendment No. 1), filed November 14, 1997)]
    10.??    Stock Purchase and Sale Agreement dated June 26, 1998 by and among the Principal Shareholders of
             Avtech Corporation and DeCrane Aircraft Holdings, Inc.
   [10.??    Stock Purchase and Sale Agreement dated December 22, 1998 by and among PATS, Inc. and DeCrane Aircraft
             Holdings, Inc.]
    10.??
    11.1     Statement regarding computation of per share earnings of the Company[*]
    12.1
    12.2
    21.1     List of Subsidiaries of Registrant
    23.1     Consent of Price Waterhouse LLP
    23.2     Consent of Spolin & Silverman LLP (included in Exhibit 5.1)
    23.3     Consent of Thomas & Thomas
    24.1     Power of Attorney
    27       Financial Data Schedule

------------------------

*   To be filed by Amendment.

    (B) FINANCIAL STATEMENT SCHEDULE:

Schedule II--Valuation and Qualifying Accounts

    All other schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

ITEM 17. UNDERTAKINGS

    (a) [Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities is asserted by such director, officer or controlling person in connection with the securities being registered (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding), the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.]

    (c) The Registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    This Registration Statement, pursuant to the requirements of the Securities Act of 1933, as amended, has been signed on its behalf by the undersigned,
thereunto duly authorized, in the State of New York, on this   day of January,
1999.

                                DECRANE HOLDINGS CO.

                                By:             /s/ TIMOTHY J. WHITE
                                     -----------------------------------------
                                                  Timothy J. White
                                                 VICE PRESIDENT AND
                                                     SECRETARY

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints R. Jack DeCrane and John R. Hinson, and each of them, his true and lawful attorneys-in-fact and agents, with the full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to take such actions in, and file with the appropriate authorities in, whatever states said attorneys-in-fact and agents, and each of them, shall determine, such applications, statements, consents and other documents as may be necessary or expedient to register securities of the Company for sale, granting unto said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the registrant hereby confers like authority on its behalf. This Registration Statement and Power of Attorney, pursuant to the requirement of the Securities Act of 1933, as amended, have been signed below by the following persons in the capacities and on the dates indicated.

          SIGNATURE                      CAPACITY                  DATE
------------------------------  --------------------------  -------------------

                                Chairman of the Board of
                                  Directors, President and
------------------------------    Treasurer (principal       January   , 1999
        Thompson Dean             accounting officer)

------------------------------  Director                     January   , 1999
       R. Jack DeCrane

------------------------------  Director                     January   , 1999
      John F. Fort, III

------------------------------  Director                     January   , 1999
    Dr. Robert J. Hermann

------------------------------  Director                     January   , 1999
      Dr. Paul Kaminski

          SIGNATURE                      CAPACITY                  DATE
------------------------------  --------------------------  -------------------

------------------------------  Director                     January   , 1999
        Susan Schnabel

------------------------------  Vice President, Secretary    January   , 1999
       Timothy J. White           & Director

                                                                     SCHEDULE II

                       VALUATION AND QUALIFYING ACCOUNTS

                                               BALANCE AT    CHARGED TO                                 BALANCE AT
                                              BEGINNING OF    COST AND      CHARGED TO                    END OF
CLASSIFICATION                                   PERIOD       EXPENSES    OTHER ACCOUNTS  DEDUCTIONS      PERIOD
--------------------------------------------  ------------  ------------  --------------  -----------  ------------
YEAR ENDED DECEMBER 31, 1995
Allowance of doubtful accounts..............  $    243,000  $     66,000    $   62,000(A)  $ 112,000   $    259,000
Reserve for excess, slow moving and
  potentially obsolete material.............  $    893,000  $    416,000        --         $ 155,000   $  1,154,000

YEAR ENDED DECEMBER 31, 1996
Allowance for doubtful accounts.............  $    259,000  $     68,000    $   71,000(B)  $  19,000   $    379,000
Reserve for excess, slow moving and
  potentially obsolete material.............  $  1,154,000  $  1,055,000        --         $ 116,000   $  2,093,000

YEAR ENDED DECEMBER 31, 1997
Allowance for doubtful accounts.............  $    379,000  $    111,000    $  174,000(C)  $ 177,000   $    487,000
Reserve for excess, slow moving and
  potentially obsolete material.............  $  2,093,000  $  1,374,000    $   59,000(D)  $ 162,000   $  3,364,000

------------------------

(A)        Comprised of the following:
           Effect of foreign currency translation;                $   3,000
           Recovery of amounts previously written off.               59,000
                                                                  ---------
                                                                  $  62,000
                                                                  ---------
                                                                  ---------

(B)        Comprised of the following:
           Effect of foreign currency translation;                $  (4,000)
           Recovery of amounts previously written off;               20,000
           Attributable to companies acquired.                       55,000
                                                                  ---------
                                                                  $  71,000
                                                                  ---------
                                                                  ---------

(C)        Attributable to company acquired.

(D)        Attributable to companies acquired.

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                                            DESCRIPTION                                            PAGE
---------  -------------------------------------------------------------------------------------------  ---------
   3.1.1   Bylaws of DeCrane Holdings Co. (formerly Delight Holdings Co.)
   3.1.2   Certificate of Incorporation of DeCrane Holdings, Co. (formerly Delight Holdings Co.)
   3.2.1   Certificate of Incorporation of DeCrane Aircraft Holdings, Inc.
   3.2.2   Bylaws of DeCrane Aircraft Holdings, Inc.
   3.3.1   *Certificate of Incorporation of Aerospace Display Systems, Inc. (formerly ADS Acquisition
             [Inc.])
   3.3.2   Bylaws of Aerospace Display Systems, Inc.
   3.4.1   *Articles of Incorporation of Audio International, Inc.
   3.4.2   Amended & Restated Bylaws of Audio International, Inc.
   3.5.1   *Articles of Incorporation of Avtech Corporation
   3.5.2   Bylaws of Avtech Corporation
   3.6.1   *Articles of Incorporation of Cory Components
   3.6.2   Bylaws of Cory Components, Inc.
   3.7.1   *Certificate of Incorporation of Dettmers Industries, Inc. (formerly DAHX Acquisition,
             Inc.)
   3.7.2   Bylaws of Dettmers Industries, Inc.
   3.8.1   Restated Articles of Incorporation of Elsinore Aerospace Services, Inc.
   3.8.2   Bylaws of Elsinore Aerospace Services, Inc.
   3.9.1   *Certificate of Incorporation of Elsinore Engineering Inc. (formerly EE Acquisition, Inc.)
   3.9.2   Bylaws of Elsinore Engineering Inc. (formerly EE Acquisition, Inc.)
   3.10.1  *Articles of Incorporation and Agreement and Plan of Merger of Hollingsead International,
             Inc.
   3.10.2  Bylaws of Hollingsead International, Inc.
   3.11.1  *Articles of Incorporation of Tri-Star Electronics International, Inc. (formerly Tri-Star
             Electronics International, Inc., II)
   3.11.2  Bylaws of Tri-Star Electronics International, Inc.
   4.1     [Reserved]
   4.2     DeCrane Holdings Co., Warrants to Purchase 155,000 Shares of Common Stock
   4.3     [Reserved]
   4.4     Certificate of Designations, Preferences and Rights of 14% Senior Redeemable Exchangeable
             Preferred Stock Due 2008
   5.1     Opinion of Spolin & Silverman (re legality)+
  10.1     [Reserved]
  10.2     Amended & Restated Investors' Agreement dated as of October 2, 1998
  10.3     [Reserved]
  10.4     Warrant Registration Rights Agreement--DeCrane
  10.5     Tax Sharing Agreement dated March 15, 1993 between the Company and TSH and Hollingsead
             International, Inc.
  10.6     Employment Agreement dated July 17, 1998 between the Company and R. Jack DeCrane
  10.7     401(k) Salary Reduction Non-Standardized Adoption Agreement dated April 30, 1992 between the Company and The Lincoln National Life Insurance Company

 EXHIBIT
 NUMBER                                            DESCRIPTION                                            PAGE
---------  -------------------------------------------------------------------------------------------  ---------
  10.8     [Reserved]
  10.9     [Reserved]
  10.10    Credit Agreement dated August 28, 1998 by and among DeCrane Aircraft Holdings, Inc.
             (successor by merger to DeCrane Finance Co.) and DLJ Capital Funding, Inc.
  10.11    [Reserved]
  10.12    Lease dated September 1989 as amended on December 15, 1993 among Continental Development
             Corporation, Tri-Star Electronics, Inc., and Cory Components, Inc. for real property in
             El Segundo, CA (incorporated by reference to the Company's Registration Statement on Form
             S-1, Registration No. 333-19939)
  10.13    Lease among Kilroy Realty, L.P., Kilroy Realty Corporation and Hollingsead International
             for real property in Garden Grove, California+
  10.14    General Terms Agreement dated July 5, 1995 between the Boeing Company and Cory Components,
             Number 6-5752-0002 (incorporated by reference to the Company's Registration Statement on
             Form S-1, Registration No. 333-19939)
  10.15    Special Business Provisions dated November 30, 1995 between the Boeing Company and Cory
             Components, Number 6-5752-0004 (incorporated by reference to the Company's Registration
             Statement on Form S-1, Registration No. 333-19939)
  10.16    Purchase Agreement 9423JC4548 between Boeing Defense & Space- Irving Co. and Cory
             Components, January 1, 1995 through December 31, 1999 (incorporated by reference to the
             Company's Registration Statement on Form S-1, Registration No. 333-19939)
 [10.18    Asset Purchase and Sale Agreement by and among Allard Industries, Inc., Gerald R. Allard,
             Trustee of the Gerald R. Allard Revocable Trust of 1994, The Allard Children's Trust
             f/b/o John Allard, The Allard Children's Trust f/b/o Michael E. Allard, Younes Nazarian
             and David and Angela Nazarian, Trustees of the Nazarian Family Trust, the principal shareholders of Allard, the Company and ADS Acquisition, Inc. (incorporated by reference to the Company's Registration Statement on Form S-1, Registration No. 333-19939)]
 [10.19    Assets Purchase and Sale Agreement dated December 4, 1996 among the Company, EE
             Acquisition, Inc., William Lyon, and Elsinore LP (incorporated by reference to the
             Company's Registration Statement on Form S-1, Registration No. 333-19939)]
 [10.20    Asset Purchase and Sale Agreement dated November 25, 1996 among AMP, Incorporated, the
             Whitaker Corporation and DeCrane Aircraft Holdings, Inc. (incorporated by reference to the Company's Registration Statement on Form S-1, Registration No. 333-19939)]
 [10.21    Stock Purchase Agreement, dated January 1, 1995 among the Company and Cory Components, Inc.
             (incorporated by reference to the Company's Registration Statement on Form S-1,
             Registration No. 333-19939)]
  10.31    Share Purchase Agreement dated February 9, 1996 among the Company, R.G. MacDonald, Charles
             Becker, Robert Rankin (incorporated by reference to the Company's Registration Statement on Form S-1, Registration No. 333-19939)
 [10.37    Stock Purchase and Sale Agreement dated as of October 31, 1997 by and among Robert S.
             Brown, Richard Marsh, Wayne Richie, and DeCrane Aircraft Holdings, Inc. (incorporated by reference to Exhibit 2.1 to the Company's Form 8-K/A (Amendment No. 1), filed November
             14, 1997)]

 EXHIBIT
 NUMBER                                            DESCRIPTION                                            PAGE
---------  -------------------------------------------------------------------------------------------  ---------
  10.??    Stock Purchase and Sale Agreement dated June 26, 1998 by and among the Principal
             Shareholders of Avtech Corporation and DeCrane Aircraft Holdings, Inc.
 [10.??    Stock Purchase and Sale Agreement dated December 22, 1998 by and among PATS, Inc. and
             DeCrane Aircraft Holdings, Inc.]
  10.??
  11.1     Statement regarding computation of per share earnings of the Company[*]
  12.1
  12.2
  21.1     List of Subsidiaries of Registrant
  23.1     Consent of Price Waterhouse LLP
  23.2     Consent of Spolin & Silverman LLP (included in Exhibit 5.1)
  23.3     Consent of Thomas & Thomas
  24.1     Power of Attorney
  27       Financial Data Schedule

------------------------

*   To be filed by Amendment.